As filed with the Securities and Exchange Commission on June 29, 2006

Registration No. 333-134403

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________ AMENDMENT NO.1 to
FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

GREENPOINT MORTGAGE SECURITIES LLC

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

20-0326233

(I.R.S. employer identification number)

GreenPoint Mortgage Securities LLC

100 Wood Hollow Drive, Doorstop #32210

Novato, California 94945

(415) 878-5405

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Irene D. Gilbert

GreenPoint Mortgage Securities LLC

100 Wood Hollow Drive, Doorstop #32210

Novato, California 94945

(415) 878-5405

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin B. Howard, Esq.

Orrick, Herrington & Sutcliffe LLP

777 South Figueroa, Suite 3200

Los Angeles, California 90017

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3) (4)
Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes (Issuable in Series)	$6,134,324,860.00	100%	$6,134,324,860.00	$656,372.76

(1)

The proposed maximum aggregate price per unit is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

$5,575,750,000 of securities previously registered under Registration Statement No. 333-124309 (initially filed on April 25, 2005) remain unissued. A registration fee of $656,265.76 was previously paid by the Registrant for such unissued securities and pursuant to Rule 457(p) will be offset against the total registration fee for this Registration Statement.

(4)	$107.00 of the registration fee for this Registration Statement was paid in connection with the initial filing of this Registration Statement on May 23, 2006.

___________________

EXPLANATORY NOTE

This Registration Statement includes (i) a basic prospectus relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of closed-end home equity loans and second lien fixed rate home loans.

Subject to Completion Dated May 23, 2006

Prospectus

Mortgage Asset-Backed Pass-Through Certificates and

Asset -Backed Notes

GreenPoint Mortgage Securities LLC

Sponsor and Depositor

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

The depositor may periodically form separate trusts, or other forms of issuing entities, to issue securities in series, secured by or payable from assets of that trust.

Offered Securities                    The securities in a series will consist of certificates representing interests in a trust or notes issued by a trust and will be paid only from the assets of that trust. The securities will not represent interests in or obligations of GreenPoint Mortgage Securities LLC or any of its affiliates. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

Trust Assets	The assets of each trust will consist primarily of:
• mortgage loans secured by first or junior liens on one- to four-family residential properties;
• mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units;
• mortgage loans secured by first or junior liens on mixed-use properties;
• home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties, including partial balances of those lines of credit;
• home improvement installment sales contracts and installment loan agreements, either unsecured or secured;
• mortgage loans secured by unimproved land;
• manufactured housing installment sales contracts and installment loan agreements; or
• mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[___________] [__], 2006

Important notice about information presented in this

prospectus and the accompanying prospectus supplement

We provide information to you about the securities in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of securities; and
•	the accompanying prospectus supplement, which describes the specific terms of your series of securities.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See “Additional Information,” “Description of the Securities—Reports to Securityholders” and “Incorporation of Certain Information by Reference.” You can request information incorporated by reference from GreenPoint Mortgage Securities LLC by calling us at (415) 878-5405 or writing to us at 100 Wood Hollow Drive, Novato, California, 94945. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

Page

INTRODUCTION	2
THE ISSUING ENTITIES	2
General	2
Characteristics of Loans	5
Revolving Credit Loans	15
The Contracts	18
The Mortgaged Properties	19
The Agency Securities	21
Private Securities	23
TRUST ASSET PROGRAM	23
Underwriting Standards	23
Qualifications of Sellers	25
Assignment of Loans	25
Certain Insolvency and Bankruptcy Issues	27
Assignment of Agency or Private Securities	28
Excess Spread and Excluded Spread	28
Payments on Loans	29
Withdrawals From the Custodial Account	32
Representations by Sellers; Repurchases	34
Servicing and Administration of Loans	35
DESCRIPTION OF THE SECURITIES	43
General	43
Indices	47
Form of Securities	48
Distributions of Principal and Interest on the Securities	51
Advances	53
Prepayment Interest Shortfalls	54
Funding Account	54
Reports to Securityholders	55
DESCRIPTION OF CREDIT ENHANCEMENT	57
General	57
Letters of Credit	59
Subordination	59
Overcollateralization and Excess Cash Flow	61
Mortgage Pool Insurance Policies and Mortgage Insurance Policies	61
Special Hazard Insurance Policies	63
Bankruptcy Bonds	64
Reserve Funds	64
Financial Guaranty Insurance Policies; Surety Bonds	65
Maintenance of Credit Enhancement	65
Reduction or Substitution of Credit Enhancement	66
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES	67
Swaps and Yield Supplement Agreements	67
Purchase Obligations	67
INSURANCE POLICIES ON LOANS	68
Primary Insurance Policies	68
Standard Hazard Insurance on Mortgaged Properties	70
Standard Hazard Insurance on Manufactured Homes	72
THE SPONSOR AND THE DEPOSITOR	72
GREENPOINT MORTGAGE FUNDING, INC.	73
THE AGREEMENTS	73
Events of Default; Rights Upon Event of Default	73
Amendment	76
Termination; Retirement of Securities	78
The Trustee	79
The Owner Trustee	80

The Indenture Trustee	80
YIELD CONSIDERATIONS	80
MATURITY AND PREPAYMENT CONSIDERATIONS	85
CERTAIN LEGAL ASPECTS OF THE LOANS	91
The Mortgage Loans	91
The Manufactured Housing Contracts	104
The Home Improvement Contracts	106
Enforceability of Certain Provisions	107
Consumer Protection Laws	109
Applicability of Usury Laws	109
Environmental Legislation	110
Servicemembers Civil Relief Act	111
Default Interest and Limitations on Prepayments	112
Forfeitures in Drug and RICO Proceedings	112
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	113
General	113
Opinions	114
Taxation of Owners of REMIC Regular Securities	116
Taxation of Owners of REMIC Residual Securities	122
Backup Withholding with Respect to Securities	134
Foreign Investors in REMIC Regular Securities	134
Non-REMIC Notes	135
STATE AND OTHER TAX CONSEQUENCES	136
ERISA CONSIDERATIONS	136
LEGAL INVESTMENT MATTERS	146
USE OF PROCEEDS	149
METHODS OF DISTRIBUTION	149
LEGAL MATTERS	150
FINANCIAL INFORMATION	150
ADDITIONAL INFORMATION	150
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	151
GLOSSARY	152

INTRODUCTION

The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial interest in, and each series of notes in the aggregate will represent indebtedness of, a trust owning primarily the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless otherwise specified, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be owned by a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The beneficial ownership of the trust assets relating to each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

THE ISSUING ENTITIES

General

As specified in the accompanying prospectus supplement, the issuing entity will generally be a trust. The trust for a series of securities will own primarily a segregated pool of assets. The trust assets will primarily include any combination of the following:

•	one- to four-family first or junior lien mortgage loans, including closed-end home equity loans, Home Loans and Cooperative Loans;
•	one- to four-family first or junior lien home equity revolving lines of credit, which are referred to in this prospectus as revolving credit loans;
•

home improvement installment sales contracts and installment loan agreements, which are referred to in this prospectus as home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

•

manufactured housing installment sales contracts and installment loan agreements, which are referred to in this prospectus as manufactured housing contracts, secured by security interests in manufactured homes;

•	multifamily first lien mortgage loans;
•	mortgage loans secured by unimproved land;
•	partial balances of, or partial interests in, any of the assets described above;

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•	Agency Securities and Private Securities;
•

all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

•

property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure, and portions of proceeds from the disposition of any related Additional Collateral or Pledged Assets;

•	hazard insurance policies and primary insurance policies, if any; and
•

any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other similar types of credit enhancement as described under “Description of Credit Enhancement.”

As used in this prospectus, mortgage loans includes:

•	mortgage loans or closed-end home equity loans secured by first or junior liens on one- to four- family residential properties;
•	Home Loans;
•	Cooperative Loans;
•	mortgage loans secured by first liens on multifamily property;
•	mortgage loans secured by first or junior liens on Mixed-Use Properties; and
•	mortgage loans secured by unimproved land.

Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

•	manufactured housing contracts; and
•	home improvement contracts.

The mortgage loans, revolving credit loans and, if applicable, the contracts will be evidenced by mortgage notes secured by mortgages, deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, unimproved land, multifamily property or Mixed-Use Property. Unless the context indicates otherwise, mortgage notes includes Cooperative Notes; mortgages include security agreements for Cooperative Notes; and mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes. In addition, if specified in

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the accompanying prospectus supplement relating to a series of securities, a trust may own Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

The mortgage loans, revolving credit loans and the contracts are referred to in this prospectus collectively as the loans. In connection with a trust owning revolving credit loans, if the accompanying prospectus supplement indicates that the trust owns only certain balances of the revolving credit loans, then the term “revolving credit loans” in this prospectus refers only to those balances.

If specified in the accompanying prospectus supplement, the trust may own Agency Securities or Private Securities. For any trust owning Agency Securities or Private Securities, the entity that administers the Private Securities or Agency Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The Private Securities owned by the trust may have been issued previously by the depositor or an affiliate, an unaffiliated financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and selling loans to trusts, and selling beneficial interests in those trusts. As specified in the accompanying prospectus supplement, the Agency Securities or Private Securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for both the Private Securities and the related securities will be the same pool of mortgage loans. Payments on the Agency Securities or Private Securities will be passed through to holders of the related securities. As to any series of securities, the accompanying prospectus supplement will include a description of any Agency Securities or Private Securities along with any related credit enhancement, and the trust assets underlying those Private Securities will be described together with any other assets owned by the trust relating to that series.

In addition, Private Securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of specified assets and any related assets and the issuance of ownership interests in such assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement.

Each trust asset will be selected by the depositor for sale to the trust from among those purchased by the depositor from any of the following sources:

•	directly or through its affiliates, including GreenPoint Mortgage Funding, Inc.; or
•

savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban

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Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other regulated and unregulated mortgage loan originators or sellers, including brokers and correspondent lenders, not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The sellers may include state or local government housing finance agencies. If so described in the accompanying prospectus supplement, the depositor may sell one or more classes of securities to a seller as consideration for the purchase of the trust assets relating to such series of securities. If a trust owns assets acquired by the depositor directly from sellers other than GreenPoint Mortgage Funding, Inc., the accompanying prospectus supplement will specify the extent of trust assets so acquired.

Any seller, including GreenPoint Mortgage Funding, Inc. may retain or acquire any Excluded Balances for any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

The depositor will cause the trust assets to be sold without recourse to the trust. The servicer, which may be an affiliate of the depositor, named in the accompanying prospectus supplement will service the loans, either directly or through subservicers or a Special Servicer, under a servicing agreement and will receive a fee for its services. See “The Issuing Entities” and “Description of the Securities.” As to those loans serviced by a servicer through a subservicer, the servicer, will remain liable for its servicing obligations under the related servicing agreement as if the servicer alone were servicing the trust assets. With respect to those mortgage loans serviced by a Special Servicer, the Special Servicer will be required to service the related mortgage loans in accordance with a servicing agreement between the servicer and the Special Servicer, and will receive the fee specified in that agreement; however, the servicer will remain liable for its servicing obligations under the related servicing agreement as if the servicer alone were servicing the related trust assets. In addition to or in place of the servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the servicer and any discussions of the servicing and administration functions of the servicer will also apply to the Administrator to the extent applicable. The servicer’s obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of the Special Servicer or seller, as described in this prospectus under “Trust Asset Program—Representations by Sellers; Repurchases” and “—Assignment of Loans” or under the terms of any Private Securities.

Characteristics of Loans

The loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

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The proceeds of the loans, other than the loans made to finance the purchase of the mortgaged properties, may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

As described in the accompanying prospectus supplement, the loans may include loans insured by the Federal Housing Administration, known as FHA, a division of HUD, loans partially guaranteed by the Veterans Administration, known as VA, and loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the loans may be of one or more of the following types, and may include one or more of the following characteristics:

•	adjustable rate loans, known as ARM loans;
•	negatively amortizing ARM loans;
•	Balloon Loans;
•	Convertible Mortgage Loans;
•	Buy-Down Loans;
•	Additional Collateral Loans;
•	Pledged Asset Mortgage Loans;
•	simple interest loans;
•	actuarial loans;
•	delinquent loans;
•	re-performing loans;
•	Cooperative Loans;
•	Homeownership Act Loans;
•	GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;
•	GEM Loans;
•	fixed rate loans;
•	modified loans;

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•	loans that provide for payment on a bi-weekly or other non-monthly basis during the term of the loan; and
•	loans that provide for the reduction of the interest rate based on the payment performance of the loans.

The accompanying prospectus supplement will provide information concerning the types and characteristics of the loans and other assets owned by the related trust. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis.

The information in the accompanying prospectus supplement may include, if applicable:

•	the aggregate principal balance of the trust assets;
•	the type of property securing the loans and related lien priority, if any;
•	the original or modified and/or remaining terms to maturity of the loans;
•	the range of principal balances of the loans at origination or modification;
•	the aggregate credit limits and the range of credit limits of the related credit line agreements in the case of revolving credit loans;
•	the range of the years of origination of the loans;
•	the earliest origination or modification date and latest maturity date of the loans;
•	the loan-to-value ratios, known as LTV ratios, or the combined LTV ratios, known as CLTV ratios, of the loans, as applicable;
•	the weighted average loan rate and range of loan rates borne by the loans;
•	the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;
•	the geographic distribution of the mortgaged properties;
•	the number and percentage of home improvement contracts that are partially insured by the FHA under Title I;
•	the weighted average junior ratio and Credit Utilization Rate;
•	the weighted average and range of debt-to-income ratios;
•	the weighted average and range of debt service coverage ratios, in the case of multifamily residential rental properties;

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•	the distribution of loan purposes; and
•	the range of Credit Scores.

A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. The composition and characteristics of a trust owning revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are sold to or repurchased from the trust after the date of the accompanying prospectus supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K.

Some of the loans may be “equity refinance” loans, as to which a portion of the proceeds are used to refinance an existing loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the loans may be “rate and term refinance” loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing loan. All of these types of loans are nevertheless secured by mortgaged properties.

The loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If a loan is a modified loan, references to origination typically shall refer to the date of modification.

Prepayment on the Loans

In some cases, loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. In addition, the borrower under a revolving credit loan has the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The servicer or another entity described in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states’ laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. See “Certain Legal Aspects of the Loans—Default Interest and Limitations on Prepayments.”

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ARM Loans

Generally, ARM loans will have an original or modified term to maturity of not more than 30 years. The loan rate for ARM loans usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the loan, and at any time is equal to the sum of a fixed percentage described in the related mortgage note, known as the gross margin, and an index, subject to the maximum rate specified in the mortgage note and permitted by applicable law. The accompanying prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin for the ARM loans in the related pool. The accompanying prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable loan rate to a fixed rate at specified times during the term of the ARM loan. The index or indices for loans owned by a particular trust will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;
•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;
•	the daily bank prime loan rate as quoted by financial industry news sources;
•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;
•

the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the accompanying prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate loans. Adjustable loan rates can cause payment increases that may exceed some borrowers’ capacity to cover those payments. Some ARM loans, may be teaser loans, with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin, subject to any rate caps applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest,

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or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

Option ARM Loans

Some ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

Negatively Amortizing ARM Loans

Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization results if the accrued monthly interest exceeds the scheduled payment. Negative amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

Negatively amortizing ARM loans in most cases do not provide for the extension of their original stated maturity to accommodate changes in their loan rate. Investors should be aware that a loan secured by a junior lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related mortgaged property may cause the sum of the outstanding principal balance of the senior loan and the outstanding principal balance of the junior loan to exceed the sum of the principal balances at the time of origination of the junior loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage, if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

Balloon Loans

As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a predetermined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, is expected to be a substantial amount and will typically depend on the mortgagor’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, the level of available mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the

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terms of any related first lien mortgage loan. Neither the depositor, the servicer, the trustee, the trust, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Convertible Mortgage Loans

On any conversion of a Convertible Mortgage Loan, the depositor, the servicer or a third party may be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, the servicer or another party may agree to act as remarketing agent for the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted mortgage loan or the unwillingness of the remarketing agent to exercise any election to purchase any converted mortgage loan for its own account, the trust will thereafter own both fixed rate and adjustable rate mortgage loans. If specified in the accompanying prospectus supplement, neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will continue to be owned by the trust.

Buy-Down Loans

In the case of Buy-Down Loans, the monthly payments made by the borrower during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

•	Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;
•	if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or
•	additional buy-down funds to be contributed over time by the borrower’s employer or another source.

All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See “Trust Asset Program—Payments on Loans—Buy-Down Loans.”

Additional Collateral Loans

If stated in the accompanying prospectus supplement, a trust may own Additional Collateral Loans. The Additional Collateral Requirement will in most cases terminate when the LTV ratio of the mortgage loan is reduced to a predetermined level, which in most cases shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the borrower under the mortgage loan or an increase in the appraised value of the related mortgaged property.

The servicer of the Additional Collateral Loan will be required, in accordance with the servicer’s servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to

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receive proceeds from the realization of Additional Collateral on any liquidation will be assigned to the related trust. No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional Collateral and thereafter remitted to the trust.

The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. In general, this surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each Rating Agency that rated the applicable series of securities. For additional considerations concerning the Additional Collateral Loans, see “Certain Legal Aspects of Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.”

Pledged Asset Mortgage Loans

If stated in the accompanying prospectus supplement, a trust may own Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trust and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the borrower or the owner of the Pledged Assets will be required to pay the amount of that loss, up to the pledged amount for that mortgage loan. At the borrower’s request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the borrower or the owner of the Pledged Assets if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

Actuarial Loans

Actuarial loans are mortgage loans that provide that monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Simple Interest Loans

If specified in the accompanying prospectus supplement, a portion of the loans owned by a trust may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the

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date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Delinquent Loans

A trust may own loans that are one or more months delinquent with regard to payment of principal or interest at the time of their sale to the trust. The accompanying prospectus supplement will set forth the percentage of loans that are so delinquent. Delinquent loans are more likely to result in losses than loans that have a current payment status.

Re-Performing Loans

The term “re-performing loans” includes (i) repayment plan loans and bankruptcy plan loans that had arrearages when the repayment plan was entered into, and (ii) trial modification loans. These loans may be acquired by a seller, including affiliates of the sponsor, from a wide variety of sources through bulk or periodic sales. The re-performing loans were originally either:

•	acquired by a seller as a performing loan; or
•	acquired by a seller as a delinquent loan with a view toward establishing a repayment plan.

Generally, for loans that are acquired by a seller as delinquent loans with a view toward establishing a repayment plan, no determination is made as to whether the loans complied with the underwriting criteria of any specific origination program. In each case, however, at the time of purchase, every loan is evaluated by the seller. Usually, this will include obtaining an evaluation of the related property value, a review of the credit and collateral files, and a review of the servicing history on the loan. The information is used to assess both the borrower’s willingness and capacity to pay, and the underlying collateral value. The rate of default on re-performing loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

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Repayment Plan Loans and Bankruptcy Plan Loans. Some of the loans may be loans where the borrower in the past has failed to pay one or more required scheduled monthly payments or tax and insurance payments, and the borrower has entered into either a repayment plan, or a confirmed bankruptcy plan in a case under the United States Bankruptcy Code, under which the borrower has agreed to repay these arrearages in installments under a schedule, in exchange for the related lender agreeing not to foreclose on the related mortgaged property or other security. For each loan subject to a repayment plan, or a confirmed bankruptcy plan, the borrower shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

The right to receive all arrearages payable under the repayment plan will not be sold to the trust and, accordingly, payments made on these arrearages will not be payable to the securityholders. The borrowers under any confirmed bankruptcy plan will make separate payments for their scheduled monthly payments and for their arrearages. The borrowers under any repayment plan will make a single payment, which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, servicer may immediately commence foreclosure if, in the case of a bankruptcy plan, both payments are not received and the bankruptcy court has authorized that action or, in the case of a repayment plan, the payment is insufficient to cover both the monthly payment and the arrearage.

Trial Modification Loans. Some of the loans may be loans where the borrower in the past has failed to pay scheduled monthly payments, and the borrower has entered into a trial modification agreement. Generally, under this arrangement:

•	the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;
•

if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be modified to reflect terms stated in the trial modification agreement. The modifications may include a reduced interest rate, the forgiveness of some arrearages, the capitalization of some arrearages, an extension of the maturity, or a provision for a balloon payment at maturity;

•

if the borrower makes all required payments during the trial period, the monthly payment amount will continue to be the monthly payment in effect during the trial period, with no additional repayment of arrearages; and

•

if the borrower fails to make any of the required payments during the trial period, the modified terms will not take effect, and a foreclosure action may be commenced immediately. None of the depositor, the seller or the servicer will have any obligation to repurchase the related loan under those circumstances unless that repurchase obligation is described in the related prospectus supplement.

Modified Loans

The trust may own loans that have been modified by the servicer or a subservicer prior to the related cut-off date. Generally, the types of modifications that modified loans have are (a) a reduction in the interest rate, (b) a change in the bi-weekly, monthly, or other non-monthly

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payment, (c) a re-amortization of the principal balance, (d) reduction of interest rate, or (e) a modification agreed to by the borrower that is similar to the modifications described in clauses (a) through (d) above.

Revolving Credit Loans

General

The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date, however in some cases a billing cycle will include days from the two months preceding the due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of (a) the index on the day specified in the accompanying prospectus supplement, and (b) the gross margin specified in the related mortgage note, which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin. The index or indices will be specified in the related prospectus supplement and may include one of the indices mentioned in this prospectus under “The Issuing Entities—Characteristics of Loans.”

Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. Prior to the Repayment Period, or prior to the date of maturity for loans without Repayment Periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a Repayment Period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw.

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Draws will be funded by the seller or other entity specified in the accompanying prospectus supplement.

Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

•

the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day’s principal balance;

•

the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

•	the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related Draws outstanding.

The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related Draw or portion thereof, if any, that is not sold to the trust, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or portion of Draw not sold to the trust. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool.

In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made for the revolving credit loan, however, the borrower may be charged a fee if the revolving credit loan is terminated. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary “due-on-sale” clause.

As to each revolving credit loan, the borrower’s rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower’s financial circumstances;

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•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or
•	a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower’s ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

•	the borrower’s failure to make any payment as required;
•	any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or
•	any fraud or material misrepresentation by a borrower in connection with the loan.

The servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances described in the related agreement.

Allocation of Revolving Credit Loan Balances

For any trust owning revolving credit loans, the trust may own either (i) the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either on a pro rata basis, or first to the Trust Balance until reduced to zero, then to the Excluded Balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

Even where a trust initially owns the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust may not acquire balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

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The Contracts

Home Improvement Contracts

The trust for a series may own interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract.

Manufactured Housing Contracts

The trust for a series may own interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

The manufactured homes securing the manufactured housing contracts will consist of “manufactured homes” within the meaning of 42 U.S.C. § 5402(6), which are treated as “single family residences” for the purposes of Sections 860A through 860G of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured

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housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

The Mortgaged Properties

The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned-unit developments, two- to four-family dwellings, multifamily residential rental property, unimproved land and Mixed-Use Properties. A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property. Each mortgaged property, other than a Cooperative dwelling, condominium or condotel, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwellings on non-contiguous properties or multiple dwellings on one property. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See “Certain Legal Aspects of the Loans.”

Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

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Mixed-Use Properties

Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. Similarly, mortgage loans secured by multifamily residential rental property will consist of mortgage loans secured by first mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in multifamily residential rental property consisting of five or more dwelling units. The mixed-use mortgage loans and multifamily mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the borrower defaults, the right of the borrower terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

Mixed-use and multifamily real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use and multifamily real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower’s ability to repay the loan may be impaired. Mixed-use and multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties, multifamily residential rental properties and unimproved land in the aggregate will not exceed 10% by aggregate principal balance of the mortgage loans owned by the trust as of the cut-off date specified in the accompanying prospectus supplement.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

•	the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence;

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•	a representation by the originator of the loan, which may be based solely on the above clause; or
•	the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings and multifamily residential rental properties, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

A mortgaged property securing a loan may be subject to the senior liens securing one or more mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans owned by the trust will likely not be owned by the trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

The Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

In most cases, each Ginnie Mae security owned by a trust, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities owned by the trust for a series of securities will be described in the accompanying prospectus supplement.

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Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

In most cases, each Freddie Mac security owned by a trust will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multifamily residential rental properties. The characteristics of any Freddie Mac securities owned by the trust for a series of securities will be set forth in the accompanying prospectus supplement.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.). It is the nation’s largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See “Additional Information” for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

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Fannie Mae Securities

In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Those mortgage loans may be secured by either one- to four-family or multifamily residential rental properties. The characteristics of any Fannie Mae securities owned by the trust for a series of securities will be set forth in the accompanying prospectus supplement.

Private Securities

As specified in the related prospectus supplement, the Private Securities will primarily be similar to securities offered hereunder in their collateral and their cash flows. The primary collateral for the Private Securities will be a pool of loans. Payments on the Private Securities will be passed through to holders of the related securities.

In addition, as to any trust owning by Private Securities, the Private Securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of specified assets and the issuance of ownership interests in the assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under “Description of Credit Enhancement” may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

TRUST ASSET PROGRAM

Underwriting Standards

Each seller will represent and warrant that all loans sold by it to the sponsor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to

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provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy or other significant public records. When appropriate, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

•

to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

•	to meet other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low CLTVs or other favorable credit aspects exist.

If specified in the prospectus supplement, a portion of the loans owned by the trust may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

Certain of the types of loans that may be owned by a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten

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on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase. These types of loans may also be underwritten primarily upon the basis of CLTVs or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type owned by the trust in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac.

Assignment of Loans

At the time of issuance of a series of securities, the depositor will cause the loans and any other assets to be sold to the trust with recourse, including, all principal and interest received on the trust assets after the last day of the month of the cut-off date, but not including principal and interest due on or before such date or any Excluded Spread. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of loans will include, among other things, information as to the principal balance of each loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS®, assignments of mortgages for any trust asset owned by the trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. For trust assets registered through the MERS® System, MERS® shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trust and shall not have any interest in any of those trust assets.

In addition, except as provided below for some series of securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee, the legal documents relating to each loan that are in possession of the depositor. Depending on the type of trust asset, the legal documents may include the following, as applicable:

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the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trust or the trustee or owner trustee or a nominee or a lost note affidavit together with a copy of the related mortgage note;

•

the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements;

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•

an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS®, or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan and multifamily mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed reassignment of the assignment of leases, rents and profits;

•	if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement; and
•

if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the related contract.

Assignments of the loans, including contracts secured by liens on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages registered with MERS® or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trust’s interests in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or where failure to record assignments will not adversely affect the rating of the securities by any Rating Agency. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the loans were purchased.

In the case of contracts, the depositor will cause a financing statement to be filed identifying the trustee as the secured party and identifying all contracts as collateral. However, the accompanying prospectus supplement will specify whether the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See “Certain Legal Aspects of the Loans—The Manufactured Housing Contracts” and “—The Home Improvement Contracts.”

Any mortgage for a loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of an assignment of the mortgage would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee or the custodian.

If, for any loan including any contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon

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concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the trustee or the custodian a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer.

In most cases, the trustee or the custodian will review the legal documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the servicer and the depositor, and the servicer or the trustee shall notify the seller. The related prospectus supplement or the related transaction documents will specify the period in which a seller has to cure a defect. Generally, if the seller cannot cure the defect within 60 days after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related loan or any property acquired in respect of it from the trust or, if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. The accompanying prospectus supplement will specify whether the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. There can be no assurance that the applicable seller will fulfill its obligation to purchase or substitute any loan as described above. In most cases only the seller, and not the depositor or the servicer, will be obligated to repurchase a loan for a material defect in a constituent document. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholder, the trust or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall continue to be owned by trust.

For any trust owning Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, for the Trust Balances thereof, and on behalf of any other applicable entity for any Excluded Balance thereof, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and such review covered all documentation for any Trust Balance.

Certain Insolvency and Bankruptcy Issues

The depositor and each seller will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result.

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In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee’s interest in such mortgage notes could be defeated.

If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance owned by the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor’s business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors, although such restrictions may not be enforceable.

Assignment of Agency or Private Securities

The depositor will transfer, convey and assign to the trust, all right, title and interest of the depositor in the Agency Securities or Private Securities and other property to be owned by the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or Private Securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the Agency Securities or Private Securities to be registered in the name of the trust, the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. The trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or Private Security. Each Agency Security or Private Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or Private Security information regarding the original principal amount and outstanding principal balance of each Agency Security or Private Security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or Private Security conveyed to the trust.

Excess Spread and Excluded Spread

The depositor, the servicer, the seller, or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due for the related trust assets, which will be an uncertificated interest in such trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive for the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread. The interest portion of a Realized Loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

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Payments on Loans

Collection of Payments on Loans

The servicer will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, will include the following:

•	all payments on account of principal of the loans owned by the trust;
•

all payments on account of interest on the loans owned by a trust, net of the portion of each payment thereof retained by the servicer, if any, as Excess or Excluded Spread, and its servicing compensation;

•	Liquidation Proceeds;
•

all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, and all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the servicer's normal servicing procedures;

•

all subsequent recoveries of amounts related to a mortgage loan as to which the servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

•	any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;
•

all proceeds of any loan owned by the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, any seller or any other person under the terms of the related agreement as described under “Trust Asset Program—Representations by Sellers; Repurchases”

•	any amount required to be deposited by the servicer in connection with losses realized on investments of funds held in the Custodial Account; and
•	any amounts required to be transferred from the Payment Account to the Custodial Account.

In addition to the Custodial Account, the servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

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maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

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•

an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•

in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Payment Account, a trust account or accounts maintained with the trustee; or
•	any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to certain Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under “Trust Asset Program—Payments on Loans.” The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other loans and assets serviced by the servicer that have been deposited into the Custodial Account.

Generally, not later than the business day preceding each distribution date the servicer will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

•	the amount of any Advances made by the servicer as described in this prospectus under “Description of the Securities—Advances;”
•

any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under “Description of Credit Enhancement”

•

any amounts required to be paid by the servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the servicer to cover hazard losses on the loans as described under “Insurance Policies on Loans” below;

•	any distributions received on any Agency Securities or Private Securities owned by the trust; and
•	any other amounts as described in the related agreement.

The portion of any payment received by the servicer relating to a trust asset that is allocable to Excess Spread or Excluded Spread will typically be deposited into the Custodial Account, but

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any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

Any payments or other amounts collected by a Special Servicer with respect to any specially serviced mortgage loans will be deposited by the related Special Servicer as described in the accompanying prospectus supplement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Generally, all income and gain realized from any investment will be for the account of the servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer out of its own funds at the time of the realization of the loss.

Buy-Down Loans

For each Buy-Down Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus for a Subservicing Account. The accompanying prospectus supplement will specify whether the terms of all Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon will support the scheduled level of payments due under the Buy-Down Loan.

Neither the servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the borrower or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Loan, the subservicer will withdraw from the Buy-Down Account and remit to the servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

If the borrower on a Buy-Down Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the borrower or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a borrower during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so

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remitted to the servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related borrower or any other designated party under the buy-down agreement. If the borrower defaults during the Buy-Down Period for a Buy-Down Loan and the property securing that Buy-Down Loan is sold in liquidation by the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the servicer or the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the servicer or, if instructed by the servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Collection of Payments on Agency Securities or Private Securities

The trustee will deposit in the Payment Account all payments on the Agency Securities or Private Securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or Private Security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or Private Security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

Withdrawals From the Custodial Account

The servicer may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:

•	to make deposits to the Payment Account as described above under “—Payments on Loans;”

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•

to reimburse itself or any subservicer or Special Servicer for any Advances, or for any Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Loan or collections on the loan for which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections on each loan;
•

to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

•

to pay to itself, a subservicer, the depositor or the seller all amounts received for each loan purchased, repurchased or substituted for under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

•

to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each loan, including any loan as to which title to the underlying mortgaged property was acquired;

•

to reimburse itself or any subservicer or Special Servicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the related agreement;

•

to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;
•	to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;
•	to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;
•	to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

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•

to clear the Custodial Account of amounts relating to the corresponding loans in connection with the termination of the trust under the related agreement, as described in “The Agreements—Termination; Retirement of Securities.”

Representations by Sellers; Repurchases

Each seller will have made representations and warranties in respect of the loans sold by such seller. Such representations and warranties may include, among other things:

•

that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the sponsor;

•

that the seller had good title to each such loan and such loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•

that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the transaction documents for the related series of securities) and that the property was free from damage and was in acceptable condition;

•	that there were no delinquent tax or assessment liens against the property;
•	that no required payment on a loan was delinquent more than the number of days specified in the prospectus supplement; and
•

that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects, subject to exceptions for bankruptcy and similar laws and general principles of equity.

The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Generally, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller will be obligated either:

•

to repurchase such loan from the trust at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) or

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•	to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

If a REMIC election is to be made with respect to a trust, the seller or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that any such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

Neither the sponsor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

Servicing and Administration of Loans

General

The servicer that is a party to a pooling and servicing agreement or servicing agreement,will be required to perform the services and duties specified in the related agreement. The servicer may be an affiliate of the depositor. As to any series of securities secured by Agency Securities or Private Securities the requirements for servicing the underlying assets will be described in the accompanying prospectus supplement. The duties to be performed by the servicer will include the customary functions of a servicer, including but not limited to:

•	collection of payments from borrowers and remittance of those collections to the servicer in the case of a subservicer;
•	maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;
•

processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;
•	supervising foreclosures;
•	collections on Additional Collateral;
•	inspection and management of mortgaged properties under various circumstances; and
•	maintaining accounting records relating to the trust assets.

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Under each servicing agreement, the servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer relating to the servicing and administration of the loans owned by the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer’s servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer alone were servicing such loans.

Collection and Other Servicing Procedures

The servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The servicer may also waive or modify any term of a loan so long as the servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action.

Under some circumstances, as to any series of securities, the servicer may have the option to purchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional purchase provisions will be described in the accompanying prospectus supplement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the related securityholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. Any modified loan continue to be owned by the trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the

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security for, and the timely and full collectability of, the related loan. Any fee collected by the servicer for processing that request will be retained by the servicer as additional servicing compensation.

In connection with any significant partial prepayment of a loan, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

The servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged property, the borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The servicer will be responsible for the administration of each such escrow account and will be obligated, under certain circumstances to make advances to the escrow accounts when a deficiency exists therein. The servicer will be entitled to reimbursement for any advances as described in this prospectus under “Trust Asset Program—Withdrawals From the Custodial Account.”

Other duties and responsibilities of the servicer are described above under “Trust Asset Program—Payments on Loans.”

Special Servicing

The related agreement or servicing agreement for a series of securities may name a Special Servicer, which may be an affiliate of the depositor. The Special Servicer will be responsible for the servicing of certain delinquent loans including multifamily mortgage loans and mortgage loans secured by Mixed-Use Properties, as described in the prospectus supplement. A special servicer for any series of securities may be an affiliate of the depositor and may hold, or be affiliated with the holder of, subordinate securities of the series. The Special Servicer may have certain discretion to extend relief to borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the servicer. Other types of forbearance typically will require the approval of the servicer. The Special Servicer may also institute foreclosure proceedings with respect to the delinquent mortgage loans.

In addition, the servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent loans:

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•

instruct the servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the servicer acted under its normal servicing procedures;

•

instruct the servicer to purchase the loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the loans to the holder at such purchase price, in which case any subsequent loss on the loans will not be allocated to the securityholders; or

•

become, or designate a third party to become, a subservicer for the loans so long as (i) the servicer has the right to transfer the subservicing rights and obligations of the loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the loans according to the servicer’s servicing guidelines.

In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of “Due-on-Sale” Clauses

When any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower, the servicer directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, generally will be obligated to exercise the trust’s rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See “Certain Legal Aspects of the Loans—Enforceability of Certain Provisions.”

If the servicer is prevented from enforcing a due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a loan if the servicer shall have determined in good faith that such release will not adversely affect the collectability of the loan or if otherwise required by law or the terms of the loan documents. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

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Realization Upon Defaulted Loans

If a loan, including a contract secured by a lien on a mortgaged property, is in default, the servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, capitalization of arrearages or modification as described above, or taking an unsecured note. Realization on other contracts may be accomplished through repossession and subsequent resale of the underlying home improvement. In connection with that decision, the servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, unless foreclosure proceeds for that loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that that loan will be written off as bad debt with no foreclosure proceeding. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trust, the trustee or its nominee.

Any acquisition of title and cancellation of any REO Loan will be considered for most purposes to be an outstanding loan held in the trust until it is converted into a Liquidated Loan.

For purposes of calculations of amounts distributable to securityholders relating to an REO Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Loan is continued to be owned by the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

For a loan in default, the servicer may pursue foreclosure or similar remedies subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under “Certain Legal Aspects of the Loans” concurrently with pursuing any remedy for a breach of a representation and warranty. However, the servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan or a Pledged Asset Mortgage Loan, the servicer may proceed against the related mortgaged property or the related Additional Collateral or Pledged Assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral or Pledged Assets are held, including any third-party guarantee.

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If a loan is foreclosed upon, brokers may be engaged to sell the related property and other third party expenses may be incurred. Any fees and expenses incurred by the servicer in pursuing foreclosure and liquidation of a loan will be reimbursed, resulting in a reduction of Liquidation Proceeds. The servicer may engage affiliates or may itself perform certain services that might otherwise be performed by third parties, and may receive fees that it believes in good faith to be reasonable and consistent with its general servicing activities.

The servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. In some cases, the servicer will treat a loan that is 180 days or more delinquent as having been finally liquidated. Any additional liquidation expenses relating to the loan incurred after the initial liquidation will be reimbursable to the servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any Subsequent Recovery related to the loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be conveyed by the trust prior to its final liquidation. In addition, the servicer or the holder of the most subordinate class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a defaulted loan or REO Loan is not conveyed by the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

The accompanying prospectus supplement will specify whether a Subsequent Recovery shall be distributed to the securityholders in the same manner as repurchase proceeds or liquidation proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of securities, if a final liquidation of a loan resulted in a Realized Loss and thereafter the servicer receives such Subsequent Recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise. In addition, if so specified in the accompanying prospectus supplement, the principal balance of the class of subordinate securities with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such Subsequent Recoveries are distributed as principal to any classes of securities. However, the principal balance of that class of subordinate securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities. The amount of any remaining Subsequent Recoveries will be applied to increase the principal balance of the class of securities with the next lower payment priority; however the

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principal balance of that class of securities will not be increased by more than the amount of Realized Losses previously applied to reduce the principal balance of that class of securities, and so on. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of subordinate securities was previously reduced to zero. Accordingly, each class of subordinate securities will be considered to remain outstanding until the termination of the related trust.

In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a loan and a draw under the related credit enhancement, Subsequent Recoveries are received. For a description of the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the loans, see “Description of Credit Enhancement” and “Insurance Policies on Loans.”

The market value of any Mixed-Use Property or multifamily property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units and, in the case of Mixed-Use Property, the commercial units. Since a default on a mortgage loan secured by Mixed-Use Property or multifamily property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the securityholders.

For a discussion of legal rights and limitations associated with the foreclosure of a loan, see “Certain Legal Aspects of the Loans.”

The servicer will deal with any defaulted Private Securities in the manner set forth in the accompanying prospectus supplement.

Servicing Compensation and Payment of Expenses

The servicer’s primary compensation for its activities as servicer will come from the payment to it of the amount specified in the accompanying prospectus supplement. Servicing compensation to the servicer will decrease as the loans amortize. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, generally, the servicer or subservicer will retain all prepayment charges, assumption fees, subordination fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Collection Account.

The servicer will pay or cause to be paid certain ongoing expenses incurred by it in connection with its responsibilities under the related transaction document, including, without

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limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain circumstances.

Evidence as to Compliance

Each pooling and servicing agreement or servicing agreement will require the servicer, for each series of securities, to deliver to the trustee, on or before the date in each year specified in the agreement, and, if required, file with the Commission as part of a Report on 10-K filed on behalf of each issuing entity, the following documents:

•

a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:
•	A review of the servicer’s activities during the reporting period and of its performance under the applicable related agreement has been made under such officer’s supervision; and
•

To the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation, in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before March 31 in each year. In addition, each subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

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Furthermore, if any trust owns mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

The servicer may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each Rating Agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then-current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related pooling and servicing agreement.

Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer nor any director, officer, employee or agent of the servicer, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

The servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the related servicing agreement.

If the servicer subcontracts the servicing of mortgaged loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related prospectus supplement, pooling and servicing agreement or servicing agreement.

The servicer may have other business relationships with the depositor, any seller or their affiliates.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by Private Securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus

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forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under “The Agreements” below) describe all material terms and provisions relating to the securities common to each agreement. All references to an “agreement” and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of securities:

Accretion Directed

A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

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Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.
Interest Only	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.
Lockout

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates issued by the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual

A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

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Planned Principal or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a super senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of security may be identified as a sequential pay class.

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Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “senior support class” until the class certificate balance of the support class is reduced to zero.

Targeted Principal or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.
Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the mortgage loans owned by the trust).

Credit support for each series of securities may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, any uncertificated interest in the trust assets, overcollateralization, financial guaranty insurance policy, derivative products, surety bond or other credit enhancement as described under “Description of Credit Enhancement,” or by the subordination of one or more classes of securities as described under “Description of Credit Enhancement—Subordination” or by any combination of the foregoing.

Indices

The accompanying prospectus supplement will identify the index (or indices, as applicable) used to calculate the interest rates for the mortgage loans owned by the related trust. Generally, the interest rates on the mortgage loans will be based on One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR, Twelve-Month MTA, One-Year Treasury, Three- or Five-Year Treasury or Prime Rate.

One-Month LIBOR

One-Month LIBOR is the rate for one-month U.S. dollar denominated deposits offered in the London interbank market as published by The Wall Street Journal, or some other source generally accepted in the residential mortgage loan origination business, including Fannie Mae, and most recently available as of the first business day of the month immediately preceding the month of the adjustment date. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

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Six-Month LIBOR

Six-Month LIBOR is the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as published by The Wall Street Journal, or some other source generally accepted in the residential mortgage loan origination business, including Fannie Mae, and most recently available as of the first business day of the month immediately preceding the month of the adjustment date. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

One-Year LIBOR

One-Year LIBOR is the rate for one-year U.S. dollar denominated deposits offered in the London interbank market as published in The Wall Street Journal and most recently available as of the first business day of the month immediately preceding the month of the applicable adjustment date. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Twelve-Month MTA

Twelve Month MTA is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) and most recently available as of the date 45 days before the adjustment date. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

One-Year Treasury

One-Year Treasury is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in The Wall Street Journal. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Three- or Five-Year Treasury

Three- or Five-Year Treasury is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of three or five years, as made available by the Federal Reserve Board, published in The Wall Street Journal. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

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Prime Rate

Prime Rate is the prime rate published in The Wall Street Journal. In the event such index is no longer available, the servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Form of Securities

As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar or note registrar, as applicable, appointed under the related pooling and servicing agreement or indenture to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for all purposes.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other

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institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

No beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry securities agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered securities as indicated on the records of DTC of the availability of definitive securities for their DTC registered securities. Upon surrender by DTC of the definitive securities representing the DTC registered securities and upon receipt of instructions from DTC for re-registration, the trust will reissue the DTC registered securities as definitive securities issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trust, the trustee and the servicer will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement or indenture, as applicable.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

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Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the servicer, the depositor, the trust, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Distributions of Principal and Interest on the Securities

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee or the servicer acting on behalf of the trustee or a paying agent. The

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distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the servicer or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. The final distribution in retirement of the securities of any class, other than a subordinate class, will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder’s percentage interest in a particular class.

The accompanying prospectus supplement will specify whether, as a result of the provisions described in this prospectus under “Trust Asset Program—Servicing and Administration of Loans—Realization Upon Defaulted Loans,” under which the principal balance of a subordinate class of securities can be increased in certain circumstances after it was previously reduced to zero, each security of a subordinate class of securities will be considered to remain outstanding until the termination of the related trust, even if the principal balance thereof has been reduced to zero.

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. The accompanying prospectus supplement will specify whether interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. The accompanying prospectus supplement will specify whether interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

On each distribution date for a series of securities, the trustee or the servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions

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among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. The distributions on any class of securities will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

On the day of the month specified in the accompanying prospectus supplement as the determination date, the servicer will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the servicer will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Advances

If specified in the accompanying prospectus supplement or servicer will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date, but only to the extent that the Advances would, in the judgment of the servicer be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Generally, Advances will not be made in connection with revolving credit loans, Home Loans, home improvement contracts, closed-end home equity loans or negative amortization loans. As specified in the accompanying prospectus supplement for any trust which owns Private Securities, the servicer’s advancing obligations may differ from the provisions relating to Advances described in this prospectus. Generally, the servicer will not make any advance with respect to principal on any simple interest loan.

The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under “Trust Asset Program—Servicing and Administration of Loans,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the servicer to guarantee or insure against losses. If Advances have been made by the servicer from cash being

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held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any loans purchased by the depositor, a subservicer or a seller.

Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. In addition, Advances will be reimbursable from cash otherwise distributable to securityholders if they have been capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under “Trust Asset Program—Servicing and Administration of Loans.” The servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the servicer in the same manner as Advances are reimbursed.

In the case of revolving credit loans, the servicer may be required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

The servicer’s obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a Rating Agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

Prepayment Interest Shortfalls

When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid in full during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date. Compensating

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Interest is not generally paid with respect to closed-end home equity loans, Home Loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See “Yield Considerations.”

Funding Account

If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the sale by the sellers of additional loans to the related trust after the closing date for the related securities. Any additional loans will be required to conform to the requirements set forth in the related agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in such account to be released as additional loans are transferred. The accompanying prospectus supplement will specify whether a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments. The amount to be deposited into the Funding Account will not exceed 50% of the proceeds of the related offering and at no time will the amount held in the Funding Account exceed 25% of the aggregate outstanding principal balance of the securities. The accompanying prospectus supplement will specify whether the related agreement providing for the sale of additional loans will provide that all sales must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement. The duration of the period during which the trust can purchase additional loans with amounts on deposit in the Funding Account, also referred to in this prospectus as the prefunding period, will not extend for more than one year from the date of issuance of the related securities.

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To the extent applicable, the accompanying prospectus supplement will specify the following with respect to the Funding Account:

•	the duration prefunding period;
•	the amount of proceeds to be deposited in the Funding Account;
•	the percentage of the trust assets and any class of securities represented by the Funding Account;
•	events that would trigger limits on or terminate the prefunding period (and the effect of such events);
•	when and how the additional loans can be purchased by or from the trust;
•	the underwriting criteria that will be used for the additional loans;
•

the identity of the entity that can sell additional loans to or purchase additional loans from the trust (and whether or not there will be independent verification of such entity’s exercise of authority or determinations);

•	any requirements to sell additional loans to or purchase additional loans from the trust (and the effect of not meeting these requirements);
•	the circumstances under which the amounts on deposit in the Funding Account will be returned to securityholders (or otherwise disposed of); and
•	a statement of whether, and if so, how securityholders will be notified of changes to the trust assets.

Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•

the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of the distribution made on that payment date that is allocable to interest;
•	the amount of any advance made during the related due period;
•

the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

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•	the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;
•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the related payment date;
•	the percentage of principal prepayments on the loans, if any, which each such class will be entitled to receive on the related payment date;
•

the amount of the servicing compensation retained or withdrawn from the Collection Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

•	the number and aggregate principal balances of loans which are:
•

not in foreclosure but are delinquent (A) 1 to 30 days, (B) 31 to 60 days, (C) 61 to 90 days and (D) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

•

in foreclosure and are delinquent (A) 1 to 30 days, (B) 31 to 60 days, (C) 61 to 90 days and (D) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;
•	the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;
•	if applicable, the amount remaining in any reserve account at the close of business on that payment date;
•	the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding payment date; and
•	any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

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In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report of information as may be deemed necessary for securityholders to prepare their tax returns

DESCRIPTION OF CREDIT ENHANCEMENT

General

As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

•	a letter of credit;
•	subordination provided by any class of subordinated securities for the related series;
•	overcollateralization and excess cash flow;
•

a mortgage repurchase bond, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

•	a reserve fund; or
•	a financial guaranty insurance policy or surety bond.

If specified in the accompanying prospectus supplement, the loans or home improvement contracts may be partially insured by the FHA under Title I.

Credit support for each series of securities may be comprised of one or more of the above components. Each component will have a dollar limit and may provide coverage for Realized Losses that are:

•	Defaulted Mortgage Losses;
•	Special Hazard Losses;
•	Bankruptcy Losses; and
•	Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the

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extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

For any trust owning Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See “The Issuing Entities—Revolving Credit Loans.”

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided for a series;
•	any conditions to payment not otherwise described in this prospectus;
•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and
•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.”

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

Letters of Credit

If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required

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to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

If so provided in the related agreement, the servicer may be permitted, under certain circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such loan will be passed through to the then-outstanding securityholders of the related series in the same manner as Realized Losses on loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See “Trust Asset Program—Servicing and Administration of Loans—Special Servicing” above.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities. In general, such losses will be allocated among all outstanding classes of securities of the related

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series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected.

In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement—Reserve Funds” and in the accompanying prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate securities to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

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The exact terms and provisions of the subordination of any subordinate security will be described in the accompanying prospectus supplement.

Overcollateralization and Excess Cash Flow

If stated in the accompanying prospectus supplement, interest collections on the loans may exceed interest payments on the securities and other fees and expenses of the trust for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the aggregate outstanding balance of the loans, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement. Additionally, some of this excess cash flow may be used to protect the securities against some Realized Losses by making an additional payment of principal on the securities up to the amount of the Realized Loss.

Mortgage Pool Insurance Policies and Mortgage Insurance Policies

Protection against losses on all or a portion of the loans in a loan pool may be obtained in the form of a mortgage pool insurance policy or a mortgage insurance policy. A mortgage pool insurance policy covers specified losses on loans to the extent that the primary insurance policy, if required, is not sufficient to cover the loss. Generally, the insurer’s payment obligations under a mortgage pool insurance policy are limited to a certain amount, which will be stated in the prospectus supplement. As used in this prospectus, a mortgage insurance policy is a policy that provides primary mortgage insurance on all of the loans that are subject to the policy. The insurer’s payment obligations will be limited to the amount stated in the prospectus supplement, if applicable. Each mortgage pool insurance policy or mortgage insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses on loans in an amount specified in the prospectus supplement. As described under “—Maintenance of Credit Enhancement,” the servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy or mortgage insurance policy and to present claims to the insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies and mortgage insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent. The servicer, however, will not be obligated to make any nonrecoverable advances Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason.

As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy or mortgage insurance policy will provide for conditions under which claims may be presented and covered under the policy. On satisfaction of these conditions, the insurer will have the option either (a) to purchase the property securing the defaulted loan at a price described in the prospectus supplement, or (b) to pay the portion of the loss specified in the prospectus supplement. In the case of a mortgage pool insurance policy, payments (i) may be reduced because of an aggregate payment limitation on the policy and (ii) may be net of some amounts paid or assumed to have been paid under any related primary insurance policy.

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Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy or a mortgage insurance policy because the insurer may not be required to remit unpaid interest through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses on the related securities in connection with payments made under a mortgage pool insurance policy or mortgage insurance policy to the extent that the servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy or mortgage insurance policy, as those amounts may not be covered by payments under the applicable policy and may be reimbursable to the servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy or mortgage insurance policy, the servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

Some mortgage pool insurance policies, mortgage insurance policies and primary insurance policies will not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the seller or other persons involved in the origination of the loan, failure to construct a mortgaged property in accordance with plans and specifications, or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy or mortgage insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of a representation made by a seller may also have occurred. If the breach of that representation materially and adversely affects the interests of securityholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of a seller, as described under “Trust Asset Program—Representations by Sellers; Repurchases.”

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans, in most cases to the date of payment of the claim or to the date that the claim is submitted to the insurer. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the servicer would not be obligated to make an Advance respecting any delinquency. See “Description of the Securities—Advances.” If specified in the prospectus supplement, a mortgage insurance policy may have a similar limit on the aggregate amount of coverage for losses.

Since each mortgage pool insurance policy and mortgage insurance policy generally will require that the property subject to a defaulted mortgage loan be restored to its original condition

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prior to claiming against the insurer, those policies will not provide coverage against hazard losses. As described under “Insurance Policies on Loans—Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the mortgaged property. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See “—Special Hazard Insurance Policies” below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies and mortgage insurance policies described above.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained by a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the servicer. The servicer, however, will not be obligated to make any nonrecoverable advances.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the servicer for the related property.

If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented for the defaulted loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a loan under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy

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or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

Bankruptcy Bonds

In the event of a bankruptcy of a mortgagor a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a proceeding resulting in a Deficient Valuation.

In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.” Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

If stated in the accompanying prospectus supplement, the depositor or the trust will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. Instead of or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific loans. A reserve fund may provide coverage to more than one series of securities, if described in the accompanying prospectus supplement.

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Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer or any other person named in the accompanying prospectus supplement.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor or the trust may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the Rating Agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of securities, the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” The servicer, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement. The servicer, however, will not be required to make non-recoverable advances.

The trust will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then-outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the trust, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the securityholders.

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If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy or any related primary insurance policy, the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, mortgage insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, on the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected and with the consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, the accompanying prospectus supplement will specify whether the servicer will be obligated to attempt obtain replacement credit support in order to restore the rating of the securities. The servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

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OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Swaps and Yield Supplement Agreements

The trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of loans and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation for loans may apply to the loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. The accompanying prospectus supplement will specify whether each purchase obligation for loans will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

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INSURANCE POLICIES ON LOANS

The mortgaged property related to each loan (other than a Cooperative Loan) will be required to be covered by a hazard insurance policy (as described under “—Standard Hazard Insurance on Mortgaged Properties,” below). In addition, some loans will be required to be covered by a primary insurance policy. If there are any FHA loans and VA loans in the mortgage pool, those loans will be covered by the government mortgage insurance programs described in the accompanying prospectus supplement. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

If specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the servicer will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property usually will not be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan. Mortgage loans secured by multifamily properties will not be covered by a primary insurance policy, regardless of the related LTV ratio.

A primary insurance policy is generally obtained with respect to an individual mortgage loan. It may be required to be obtained and paid for by the borrower, or may be paid for by the servicer, the seller or a third party.

Under a federal statute, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The borrower’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate

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when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan’s amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required on their origination, regardless that subsequent negative amortization may cause that mortgage loan’s LTV ratio based on the then-current balance, to subsequently exceed the limits that would have required coverage on their origination.

While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;
•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or
•

at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;
•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

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•	amounts expended but not approved by the primary insurer;
•	claim payments previously made on the mortgage loan; and
•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

•

advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any securities offered under this prospectus, the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the servicer had knowledge of such primary insurance policy. The servicer, however, will not be required to make any nonrecoverable advance.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, and, in the case of loans secured by junior liens on the related mortgaged property, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The servicer, however, will not be required to make any nonrecoverable advance. If that blanket policy contains a deductible clause, the servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause. The servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its

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being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the servicer by borrowers or subservicers. If loans secured by junior liens on the related mortgaged property are owned by a trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under “Certain Legal Aspects of the Loans—The Mortgage Loans—Junior Mortgages; Rights of Senior Mortgagees.”

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Subordination” above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

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With respect to mixed-use mortgage loans and multifamily mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement or servicing agreement may require the servicer to maintain that insurance with respect to any mortgaged properties relating to REO Loans.

Standard Hazard Insurance on Manufactured Homes

The terms of the related agreement will require the servicer to cause to be maintained for each manufactured housing contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the borrower on the related manufactured housing contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the manufactured housing contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home’s location was, at the time of origination of the related manufactured housing contract, within a federally designated flood area, the servicer also will be required to maintain flood insurance. The servicer, however, will not be required to make any nonrecoverable advance.

If the servicer repossesses a manufactured home on behalf of the trustee, the servicer will either maintain at its expense hazard insurance for the manufactured home.

THE SPONSOR AND THE DEPOSITOR

GreenPoint Mortgage Securities LLC, referred to in this prospectus supplement as the sponsor or the depositor, is a Delaware limited liability company organized on September 26, 2003 for the limited purpose of acquiring, owning and transferring assets to trusts and selling interests therein or bonds secured thereby. The sponsor is a subsidiary of GreenPoint Mortgage Funding, Inc., an indirect, wholly-owned subsidiary of North Fork Bancorporation, Inc. On March 12, 2006, North Fork Bancorporation, Inc. and Capital One Financial Corporation announced that they signed a definitive agreement in which Capital One Financial Corporation will acquire North Fork Bancorporation, Inc. The transaction is subject to all required regulatory approvals, approval by the shareholders of both companies and other customary conditions.

The sponsor maintains its principal office at 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945. Its telephone number is (415) 878-5405.

Neither the sponsor nor any of the sponsor’s affiliates will insure or guarantee distributions on the securities of any series.

GREENPOINT MORTGAGE FUNDING, INC.

If specified in the accompanying prospectus supplement, GreenPoint Mortgage Funding, Inc., a New York corporation and affiliate of the sponsor, will act as the servicer for the related series of securities.

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THE AGREEMENTS

As described in this prospectus under “Introduction” and “Description of the Securities—General,” each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement

Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

•

any failure by the servicer to make a required deposit to the Custodial Account or the Payment Account or, if the servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the servicer by the trustee, or to the servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, 33% in the case of a trust including Private Securities or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

•	some events of insolvency, bankruptcy or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations.

A default under the terms of any Private Securities owned by any trust will not constitute an event of default under the related agreement.

So long as an event of default remains unremedied, the trustee may, and, in the case of an event of default under a pooling and servicing agreement or servicing agreement, as applicable, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the servicer and to the depositor,

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terminate all of the rights and obligations of the servicer under the related agreement. The trustee or its designee will succeed to all responsibilities, duties and liabilities of the servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement. If the trustee would be obligated to succeed the servicer but is unwilling to do so, it may appoint or if it is unable to act as servicer, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the related agreement, unless otherwise described in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the servicer under the related agreement. The servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expenses as may arise from the trustee’s negligence or bad faith.

No securityholder will have any right under a pooling and servicing agreement or servicing agreement, as applicable, to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee under the pooling and servicing agreement or servicing agreement, as applicable, and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or servicing agreement, as applicable, or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement or servicing agreement, as applicable, at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement or servicing agreement, as applicable, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Indenture

An event of default under the indenture for each series of notes, in most cases, will include:

•	default for five days or more in the distribution of any principal of or interest on any note of the series;
•

failure to perform any other covenant of the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

•	any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting

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the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

•	certain bankruptcy, insolvency, or similar events relating to trust; and
•	any other event of default provided for securities of that series.

If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

•	the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,
•

the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

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If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

•	the holder previously has given to the trustee written notice of default and the continuance of that default,
•

the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and
•	no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class.

If a series of securities includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the securityholders, if so specified in the applicable prospectus supplement.

However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the securityholders, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power. The servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the indenture, except any such expenses as may arise from the indenture trustee’s negligence or bad faith.

Amendment

In most cases, each agreement may be amended by the parties to the agreement, without the consent of the related securityholders:

•	to cure any ambiguity;
•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;
•

to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution

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date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable Rating Agency;

•

if an election to treat the related trust as a “real estate mortgage investment conduit,” or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or (b) to modify the provisions regarding the transferability of the REMIC Residual Securities, provided that the depositor or the servicer has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Securities to a non-permitted transferee;

•

to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

•	to amend any provision that is not material to holders of any class of related securities.

In most cases, each agreement may also be amended by the parties to the agreement with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the agreements.

Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing

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agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Securities

The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the entity specified in the accompanying prospectus supplement and required to be paid to the securityholders following the earlier of:

•

the final payment or other liquidation or disposition or any related Advance of the last trust asset subject to that agreement and all property acquired on foreclosure or deed in lieu of foreclosure of any loan, and

•

the purchase by the entity specified in the accompanying prospectus supplement from the trust, or from the special purpose entity, if applicable for that series, of all remaining loans and all property acquired relating to the loans.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to 10% of the initial aggregate Stated Principal Balance of the trust assets or such other time as may be specified in the accompanying prospectus supplement. If the holder of a class of securities may terminate the trust and cause the outstanding securities to be redeemed when 25% or more of the initial principal balance of the securities is still outstanding, the term “callable” will be included in the title of the related securities. In addition to the foregoing, the entity specified in the accompanying prospectus supplement may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. Following the purchase of such securities, the entity specified in the accompanying prospectus supplement will effect a retirement of the securities and the termination of the trust. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the accompanying prospectus supplement. Such entity shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a Party in Interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a Plan Investor. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, set forth in the

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accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property owned by the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of all of the assets of the trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the securityholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the securityholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to securityholders.

The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

The Trustee

The trustee under each pooling and servicing agreement or trust agreement under which a series of securities is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including GreenPoint Mortgage Funding, Inc.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement, to the extent permitted by law, or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Owner Trustee

The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have

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normal banking relationships with the depositor and/or its affiliates, including GreenPoint Mortgage Funding, Inc.

The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or, to the extent permitted by law, if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

The Indenture Trustee

The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including GreenPoint Mortgage Funding, Inc.

The indenture trustee may resign at any time, in which case the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, to the extent permitted by law, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

YIELD CONSIDERATIONS

The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws in the case of revolving credit loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may own loans that are one month or more delinquent at the time of

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offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. The rate of default on mortgage loans secured by unimproved land may be greater than that of mortgage loans secured by residential properties and the amount of the loss may be greater because the market for unimproved land may be limited. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the servicer or any of their affiliates as described in this prospectus under “Trust Asset Program—Servicing and Administration of Loans,” in connection with a loan that is in default, or if a default is reasonably foreseeable.

The risk of loss on loans made on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See “Certain Legal Aspects of the Loans.”

To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the trustee. See “Trust Asset Program—Assignment of Loans.”

The amount of interest payments on trust assets distributed or accrued in the case of deferred interest on accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under “Description of the Securities—Distributions of Principal and Interest on the Securities.” Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust owning Private Securities, such other day that is specified in the accompanying prospectus supplement.

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A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Loan Rates of the related loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of securities, and the yield to maturity on that class, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Loan Rates on the ARM loans. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of loans following borrower defaults, optional repurchases and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the servicer and others, or conversions of ARM loans to a fixed interest rate. See “Trust Asset Program—Representations by Sellers; Repurchases.”

In most cases, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed at the time of purchase. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Loan Rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

The outstanding principal balances of revolving credit loans, closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

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The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In most cases, the earlier a prepayment of principal on the loans or a repurchase of loans, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien loans.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full or final liquidations of loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See “Description of the Securities—Prepayment Interest Shortfalls.” A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan, other than a revolving credit loan, as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan, other than a revolving credit loan, will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See “Description of the Securities—Prepayment Interest Shortfalls.” Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See “Maturity and Prepayment Considerations.”

For some loans, including revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loans secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance may also affect the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s

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circumstances. Furthermore, unless stated in the accompanying prospectus supplement, under the applicable agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower’s circumstances or result in a prepayment or default under the corresponding loan.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the sponsor, the depositor or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loan rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may

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become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate. The accompanying prospectus supplement will specify whether revolving credit loans will be subject to negative amortization.

The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

If stated in the accompanying prospectus supplement, a trust may own GPM Loans, GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Issuing Entities,” the original terms to maturity of the loans owned by a trust will vary depending on the type of loans owned by the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

If the related agreement for a series of securities provides for a Funding Account or other means of funding the sale of additional loans to the related trust, as described under “Description of the Securities—Funding Account,” and the trust is unable to acquire any additional loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

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Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;
•	economic conditions;
•	changes in borrowers’ housing needs;
•	job transfers;
•	unemployment;
•	borrowers’ equity in the properties securing the mortgages;
•	servicing decisions;
•	enforceability of due-on-sale clauses;
•	mortgage market interest rates;
•	mortgage recording taxes;
•	solicitations and the availability of mortgage funds; and
•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans. The depositor is not aware of any historical prepayment experience for loans secured by properties located in Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as secured by properties located in other areas.

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There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts, but in most cases expects that prepayments on home improvement contracts will be higher than other loans due to the possibility of increased property value resulting from the home improvement and greater refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. Home equity loans are not always viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for revolving credit loans may be much more volatile than for typical first lien mortgage loans.

The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. For any trust owning revolving credit loans, provisions governing whether future Draws on the revolving credit loans that will be owned by the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

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As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans owned by a trust may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

The accompanying prospectus supplement will specify whether mortgage loans (other than ARM loans) and revolving credit loans will, and closed-end home equity loans and home improvement contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See “Trust Asset Program—Servicing and Administration of Loans—Enforcement of ‘Due-on-Sale’ Clauses” and “Certain Legal Aspects of the Loans—Enforceability of Certain Provisions” for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of loans.

While most manufactured housing contracts will contain “due-on-sale” provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the servicer may permit proposed assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the manufactured housing contract.

In addition, some Private Securities owned by a trust may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

Some types of loans included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates selling to trusts “limited documentation” and “no documentation” mortgage loans, loans secured by mortgaged properties located in Puerto Rico and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to borrowers with imperfect

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credit histories and prior bankruptcies. Likewise, a trust may own loans that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such loans may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

The mortgage loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The servicer may allow the refinancing of loans owned by any trust by accepting prepayments and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be owned by the related trust, so the refinancing would have the same effect as a prepayment in full of the related loan. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of preapproved applications, reduced origination fees or closing costs, reduced or no documentation or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the servicer’s judgment as to the likelihood of refinancing. In addition, servicers may encourage assumption of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans. As a result of these programs, for the loans owned by any trust:

•	the rate of Principal Prepayments of the loans owned by the trust may be higher than would otherwise be the case;
•	in some cases, the average credit or collateral quality of the loans owned by the trust may decline; and
•	the weighted average interest rate on the loans that are owned by the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

•	as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;
•	not increase the loan rates over a fixed percentage amount during the life of any revolving credit loan or ARM loan; and

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•

be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable rate loans.

As a result, the loan rates on the revolving credit loans or ARM loans owned by a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancing. There can be no certainty as to the rate of prepayments or Draws, if applicable, on the loans during any period or over the life of any series of securities.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying loans, there are a number of factors that affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

Mortgage loans made with respect to multifamily residential rental properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Prepayments of such mortgage loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of multifamily property and Mixed-Use Property.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties owned by a trust become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See “Certain Legal Aspects of the Loans.”

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans owned by a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized

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Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity. See “Yield Considerations.”

Under some circumstances, the servicer or another entity may have the option to purchase the loans owned by a trust. See “The Agreements—Termination; Retirement of Securities.” Any repurchase will shorten the weighted average lives of the related securities. Furthermore, as described under “The Agreements—Termination; Retirement of Securities,” a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the servicer become exercisable. Any such termination will shorten the weighted average lives of the related securities.

CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries of some legal aspects of the loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in the accompanying prospectus supplement regarding home improvement contracts partially insured by the FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

The Mortgage Loans

General

The loans, other than Cooperative Loans, and contracts, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of

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trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust and the mortgagee’s or grantee’s authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Cooperative Loans

If specified in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges, nor is it prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

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An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender’s interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of

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certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules. A court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

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Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See “Description of Credit Enhancement.”

In addition, if proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy the loan in the aggregate and any senior liens, the trust as the holder of the loan and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a

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percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties to the foreclosure action in order for their equity of redemption to be barred.

Foreclosure on Junior Mortgage Loans

If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss the junior mortgagee must either pay the entire amount due on the senior mortgage to the senior mortgagee prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a “due-on-sale” clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to the senior mortgagee, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender’s title will be subject to all senior liens and claims and certain governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See “Trust Asset Program—Servicing and Administration of Loans—Realization Upon Defaulted Loans.”

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary “civil action” filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales

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of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the

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dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, in most cases provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains

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unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

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In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Article 9 may prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a bankruptcy court may permit a debtor to cure a monetary default relating to a mortgage loan or revolving credit loan by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some bankruptcy courts have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

The terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified in bankruptcy. Bankruptcy courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, if the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, then under certain circumstances, the court can authorize the reduction of the secured indebtedness to the value of the mortgaged property, rendering the lender a general unsecured creditor for the difference.

In the case of income-producing properties, bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. In particular, the lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans. In particular, an originator’s failure to comply with

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certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors’ rescinding the mortgage loans against either the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans or revolving credit loans, referred to herein as Homeownership Act Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any Homeownership Act Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the Homeownership Act Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

The accompanying prospectus supplement will specify whether a seller will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the sellers will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the securityholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of Homeownership Act Loans for violations of federal and state law allegedly committed by the

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originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Alternative Mortgage Instruments

Alternative mortgage instruments, including ARM loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state. These differences were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

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state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions, and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (which has been succeeded by the OTS), for origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans or revolving credit loans owned by the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In many states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to

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be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since many senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless of whether the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed

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the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Manufactured Housing Contracts

General

A manufactured housing contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the manufactured housing contracts are described below.

Security Interests in Manufactured Homes

Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC. Those financing statements and must be renewed from time to time. The certificate of title laws adopted by many states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The lender or the servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, the securityholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home. If, however, a manufactured home is permanently

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attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor, thereby possibly resulting in losses to securityholders.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trust. See “Trust Asset Program—Assignment of Loans.” The accompanying prospectus supplement will specify whether the depositor or the trustee will amend the certificates of title to identify the trust as the new secured party if a manufactured home is governed by the applicable motor vehicle laws of the relevant state. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement may continue to be named as the secured party on the certificates of title relating to the manufactured homes. In the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the entity named as secured party, thereby resulting in losses for the securityholder.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trust’s security interest in the state, the security interest in the manufactured home will cease to be perfected. While the trustee may have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, or the servicer on behalf of the trustee, may be required to surrender possession of the certificate of title or may receive notice as a result of its lien noted thereon and accordingly may have an opportunity to require satisfaction of the related lien before release of the lien.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the manufactured housing contracts. The accompanying prospectus supplement will specify whether the manufactured housing contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. If a subsequent creditor, assignee or purchaser were able to take physical possession of the manufactured housing contracts without knowledge of

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the assignment, the trust’s interest in the manufactured housing contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See “—The Mortgage Loans” above.

Enforcement of Security Interests in Manufactured Homes

The servicer, to the extent required by the related agreement, may take action to enforce the trust’s security interest with respect to manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the debtor a number of days’ notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor’s manufactured housing contract. However, many states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment. For a discussion of bankruptcy laws and deficiency judgments, see “—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” above.

The Home Improvement Contracts

General

The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are “chattel paper” and include “purchase money security interests” each as defined in the UCC. Those home improvement contracts are referred to in this section as “contracts.” Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trust’s ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser, assignee, or

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creditor were able to take physical possession of the contracts without knowledge of the assignment, the trustee’s interest in the contracts could be defeated.

The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement in most cases is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must in most cases be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, “self-help” repossession that is “peaceful,” that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Enforceability of Certain Provisions

Unless the accompanying prospectus supplement indicates otherwise, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the loans.

Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, as implemented by Regulation Z, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act, the Uniform Consumer Credit Code and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce the related loan. In particular, the originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees. In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that are applicable to Homeownership Act Loans as discussed under “—The Mortgage Loans—Homeownership Act and Similar State Laws.”

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. At least fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Usury limits apply to junior mortgage loans in many states.

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In most cases, each seller of a loan will have represented that the loan was originated in compliance with then-applicable state laws, including usury laws, in all material respects.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trust in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

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Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Except as otherwise specified in the applicable prospectus supplement, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower’s loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans owned by a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, if the Relief Act or similar legislation or regulations apply to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

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Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. The regulations of the OTS prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans and/or contracts having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is

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based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses (1) REMIC Securities representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs and (2) Non-REMIC Notes. The prospectus supplement for each series of securities will indicate whether a REMIC election will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder” or a “holder” are to the beneficial owner of a security.

Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the securities offered hereunder in respect of their treatment of the securities for tax purposes, the summary of tax considerations contained herein and the opinions stated herein may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax

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advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

Opinions

Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the REMIC Securities will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Material Federal Income Tax Consequences,” if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

Orrick, Herrington & Sutcliffe LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Securities—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has “excess inclusion income,” which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

Orrick, Herrington & Sutcliffe LLP has not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the securities. See “State and Other Tax Consequences.”

Classification of REMICs

Upon the issuance of each series of REMIC Securities, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related agreement, (ii) certain representations set forth in the related agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax

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purposes, the related trust, or each applicable group of assets held by the related trust, will qualify as a REMIC and the certificates offered by the REMIC will be considered to evidence ownership of REMIC “regular interests,” or REMIC “residual interests,” in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC will include provisions designed to maintain the trust’s status as a REMIC. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

In general, the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the securities would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Securities and income allocated to the class of REMIC Residual Securities will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those securities are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC Regular Securities will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The servicer or the REMIC administrator, as applicable, will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not

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be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General

In general, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income for REMIC Regular Securities under an accrual method.

Original Issue Discount

Some REMIC Regular Securities may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC Regular Securities issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC Regular Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a REMIC Regular Security must be the same as that used in pricing the initial offering of

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the REMIC Regular Security. The prepayment assumption used by the servicer or the REMIC administrator in reporting original issue discount for each series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC administrator or the servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Securities is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that security other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that in most cases does not operate in a manner that accelerates or defers interest payments on a REMIC Regular Security.

In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC Regular Securities. If the original issue discount rules apply to the securities, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the servicer or REMIC administrator for those certificates in preparing information returns to the securityholders and the IRS.

Some classes of the REMIC Regular Securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Security and accounted for as original issue discount. Because interest on REMIC Regular Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Securities.

In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Security will reflect the accrued interest. In these cases, information returns to the securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the REMIC Regular Security, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first

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distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Security. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a securityholder.

Regardless of the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Security multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Security, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Security. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID regulations also would permit a securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period. In general each accrual period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and (B) the distributions made on the REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Security will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the security. For these purposes, the original

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yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of the security, increased by the aggregate amount of original issue discount that accrued for that security in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the securityholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC Regular Security that purchases the security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that security. However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the security.

Market Discount

A securityholder that purchases a REMIC Regular Security at a market discount, that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or, in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a securityholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the securityholder on or after the first day of the

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first taxable year to which the election applies. In addition, the OID regulations permit a securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a REMIC Regular Security with market discount, the securityholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the securityholder acquires during the taxable year of the election or thereafter. Similarly, a securityholder that made this election for a security that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the securityholder owns or acquires. See “—Premium” below. Each of these elections to accrue interest, discount and premium for a security on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount for a REMIC Regular Security will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—Original Issue Discount.” This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the conference committee report accompanying the Tax Reform Act of 1986 apply. The conference committee report indicates that in each accrual period market discount on REMIC Regular Securities should accrue, at the securityholder’s option:

•	on the basis of a constant yield method,
•

in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Security as of the beginning of the accrual period, or

•

in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Security at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect those

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regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security in most cases will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC Regular Security purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Security may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the security. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC Regular Security, rather than as a separate interest deduction. The OID regulations also permit securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See “—Market Discount above.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for REMIC Regular Securities without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular Securities that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially

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worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s security becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount for that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

General

As residual interests, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention. The daily amounts will then be allocated among the holders of REMIC Residual Securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a REMIC Residual Securities by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the holders of REMIC Residual Securities without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Securities will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Security. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The conference committee report accompanying the Tax Reform Act of 1986 indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a REMIC Residual

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Securities that purchased the REMIC Residual Security from a prior holder of such security at a price greater than, or less than, the adjusted basis that REMIC Residual Security would have had in the hands of an original holder of that security. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Security in connection with the acquisition of that security will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Security is transferred to the taxpayer. Holders of REMIC Residual Securities are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income holders of REMIC Residual Securities will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, holders of REMIC Residual Securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to holders of REMIC Residual Securities may exceed the cash distributions received by the holders of REMIC Residual Securities for the corresponding period may significantly adversely affect the after-tax rate of return for the holders of REMIC Residual Securities.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC Regular Securities, and any other class of REMIC Securities constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the servicer or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the REMIC Regular Securities and REMIC Residual Securities. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of

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any REMIC Securities offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Securities—Original Issue Discount.” Accordingly, if one or more classes of REMIC Securities are retained initially rather than sold, the servicer or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC Regular Securityholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See “—Taxation of Owners of REMIC Regular Securities” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Securities, equal to the deductions that would be allowed if the REMIC Regular Securities, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Securities, described therein will not apply.

If a class of REMIC Regular Securities is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Securities of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Securities—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—Prohibited Transactions and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate 2% of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other

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non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Securities, subject to the limitation of Section 67 of the Internal Revenue Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC Residual Security will be equal to the amount paid for that REMIC Residual Security, increased by amounts included in the income of the related securityholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related securityholder (in each case, other than any income or distributions attributable to qualified stated interest).

A holder of a REMIC Residual Securities is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds that holder’s adjusted basis in its REMIC Residual Security as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of holders of REMIC Residual Securities to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the securityholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Security will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Security. Holders of REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the holders of REMIC Residual Securities. To the extent the initial bases of the holders of the REMIC Residual Securities are less than the distributions to the holders of REMIC Residual Securities, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the holders of REMIC Residual Securities on those distributions and will be treated as gain from the sale of their REMIC Residual Securities.

The effect of these rules is that a securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Security. See “—Sales of Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Security other than an original holder in order to reflect any difference between the cost of the REMIC Residual Security to its holder and

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the adjusted basis the REMIC Residual Security would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” for a REMIC Residual Security will be subject to federal income tax in all events.

In general, the “excess inclusions” for a REMIC Residual Security for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Security over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC Residual Security was held by the holder of a REMIC Residual Securities. The daily accruals of a holder of a REMIC Residual Security will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Security before the beginning of that quarter. The issue price of a REMIC Residual Security is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Securities were sold. If less than a substantial amount of a particular class of REMIC Residual Securities is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For holders of REMIC Residual Securities, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,
•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization, and
•

will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to holders of REMIC Residual Securities that are foreign investors.

See, however, “—Foreign Investors in REMIC Regular Securities.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative minimum tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The

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latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Securities, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Security as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Securities

Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Securities will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Security. The REMIC Regulations provide that a REMIC Residual Security is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Security by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC Regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S.

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taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC Residual Securities may be considered “noneconomic” residual interests under the REMIC Regulations. Any disclosure that a REMIC Residual Security will not be considered “noneconomic” will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Security will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Regular Securities” for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Security are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Securities. Fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and not to the holders of the related REMIC Regular Securities.

For REMIC Residual Securities or REMIC Regular Securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross

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income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of REMIC Securities that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC security that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC Securities may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations

If a REMIC Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to: the product of:

(1)

the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Security for periods after the transfer; and

(2)	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Security, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Security would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and
•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Securities and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

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(1)

requiring any transferee of a REMIC Residual Security to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Security on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Security;

(2)	providing that any transfer of a REMIC Residual Security to a Disqualified Organization shall be null and void; and
(3)

granting to the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Security, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Security that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Security held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of Certificates

If a REMIC Security is sold, the selling securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of that REMIC Regular Security to that securityholder, increased by income reported by the securityholder with respect to that REMIC Regular Security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Security received by the securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under “—Taxation of Owners of REMIC Residual Securities—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income for the REMIC Regular Security had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a

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rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See “—Taxation of Owners of REMIC Regular Securities—Market Discount.”

A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC Residual Security reacquires the security, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the holders of REMIC Residual Securities on the sale will not be deductible, but instead will be added to the adjusted basis the holders of REMIC Residual Securities in the newly acquired asset.

Losses on the sale of a REMIC Regular Security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of

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which may be present with respect to your investment in the securities. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC Residual Securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC Securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then-applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the servicer, the REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the servicer’s, the REMIC administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC Securities.

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Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last distribution on the REMIC Residual Security is less than the securityholder’s adjusted basis in the security, the securityholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of REMIC Residual Securities will be treated as partners. The servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Securities.

As the tax matters person, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. Holders of REMIC Residual Securities will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a holder of a REMIC Residual Securities to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the securityholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, on REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting for the REMIC Residual Securities, including income, excess inclusions, investment

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expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular Securities—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the servicer. Securityholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the servicer at 100 Wood Hollow Drive, Novato, California, 94945.

Backup Withholding with Respect to Securities

Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Regular Securities

A holder of a REMIC Regular Security that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security will not be subject to United States federal income or withholding tax on a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a United States person and providing the name and address of the securityholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United State person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an

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estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Security held by a holder of a REMIC Residual Securities that owns directly or indirectly a 10% or greater interest in the REMIC Residual Securities. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are nonresident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC Residual Securities to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Non-REMIC Notes

Status as Real Property Loans. Non-REMIC Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v). Non-REMIC Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B).

Taxation of Noteholders. Non-REMIC Notes generally will be subject to the same rules of taxation as REMIC Regular Securities issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See “—Taxation of Owners of REMIC Regular Securities” above. Also, interest paid on a Non-REMIC note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in “Material Federal Income Tax Consequences” above, except, in

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addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

Fiduciary Standards and Prohibited Transaction Rules

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of those ERISA plans. Section 4975 of the Internal Revenue Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as Plans).

Some employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans as defined in Section 3(33) of ERISA, are not subject to the requirements of Title I of ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a tax qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available.

Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets owned by the trust are deemed to be assets of the Plan. The DOL has promulgated

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Plan Asset Regulations defining the term “plan assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under the Plan Asset Regulations, in most cases, when a Plan acquires an “equity interest” in another entity, such as a trust, the underlying assets of that entity may be considered to be “plan assets” unless an exceptions applies. In addition to several exceptions not applicable to an entity like the trust, a Plan’s assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to Title I of ERISA, do not own, in the aggregate and directly through entities they invest, 25% or more in value of any class of equity interests in the entity. Neither Plans nor persons investing “plan assets” should acquire or hold securities in reliance on the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and has no “substantial equity features.” Under the Plan Asset Regulations, “plan assets”

•	will be deemed to include an interest in the instrument evidencing the equity interest of a Plan in an entity, such as a certificate or a note with “substantial equity features,” and
•

depending on a number of facts relating to the investment, “plan assets” may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as a trust.

Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest with respect to that Plan.

Any person who has discretionary authority or control respecting the management or disposition of “plan assets”, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets in a trust constitute “plan assets”, then any party exercising management or discretionary control regarding those assets, such as the servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or most affiliates of those entities may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and/or Section 4975 of the Internal Revenue Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute “plan assets”, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

The Plan Asset Regulations provide that, where a Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include that certificate but do not, solely by reason of the Plan’s holdings of that certificate, include any of the mortgages underlying that certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” Agency Securities. Accordingly, even if Agency Securities included in a trust were deemed to be assets of Plan Investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

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Potential Plan Investors should consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing the private mortgage-backed securities offered by this prospectus.

Prohibited Transaction Exemption. The DOL has granted an individual prohibited transaction exemption (prohibited transaction or PTE 2002-41), to the underwriter, referred to as the Exemption. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Internal Revenue Code, transactions relating to the servicing and operation of fixed pools of mortgage loans, manufactured housing loans or Agency Securities such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets that are underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term “underwriter” includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. “Securities” potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including an owner trust. The Exemption does not cover revolving pools of assets.

The Exemption provides a number of general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with “plan assets” must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other Securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities, at the time of acquisition by or with “plan assets,” must be rated in one of the four highest generic rating categories by the Rating Agencies. Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, except that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the Rating Agencies. Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter. Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith. Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Eighth, for issuers other than certain grantor trusts, the documents establishing the issuer and governing the

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transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts owned by the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, and any affiliate of these parties.

The Exemption also requires that a trust meet the following requirements:

•	the trust must consist solely of assets of a type that have been included in other investment pools;
•

the securities issued by those other investment pools must have been rated in one of the four highest categories of one of the Rating Agencies for at least one year prior to the Plan’s acquisition of securities; and

•	the securities issued by those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

A fiduciary of any Plan or other Plan Investor contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary or other Plan Investor should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If the security meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

If the general conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by Plans or with “plan assets”. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with “plan assets” of an Excluded Plan, as defined below, by any person who has discretionary authority or renders investment advice for “plan assets” of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain additional conditions of the Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well

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as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code) by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

•

the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant “plan assets” in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

•	the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing “plan assets”, and
•	the holding of securities by a Plan or an entity investing “plan assets”.

Further, if certain specific of the Exemption are satisfied, the Exemption may provide exemptive relief from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding “plan assets”) by virtue of providing services to such Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of “plan assets” in securities.

Pre-Funding Accounts

The Exemption permits transactions using a pre-funding account, referred to in this prospectus as the DOL Pre-Funding Period, whereby a portion of the loans are sold to the trust within a specified period following the closing date instead of requiring that all such loans be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered generally does not exceed 25% and certain other conditions set forth in the Exemption are satisfied.

Swaps and Eligible Yield Supplement Agreements

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The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust if certain conditions are satisfied.

Swaps. An interest rate swap or, if purchased by or on behalf of the trust, an interest rate cap contract, collectively referred to in this prospectus as a “swap” or “swap agreement,” is a permitted trust asset if:

(a)          it is an “eligible swap”

(b)          it is with an “eligible counterparty”

(c)          the classes of securities to which it relates may be purchased only by Plans that are “qualified plan investors”

(d)          it meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap;” and

(e)          it permits the trust to make termination payments to the swap counterparty, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which:

(a)          is denominated in U.S. dollars;

(b)          pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”);

(c)          has a notional amount that does not exceed either:

(1)          the principal balance of the class of securities to which the swap relates; or

(2)          the portion of the principal balance of that class represented by obligations (“allowable notional amount”);

(d)          is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”);

(e)          has a final termination date that is the earlier of the date the trust terminates and the date the related class of securities are fully repaid; and

(f)           does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

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An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish itself as an “eligible counterparty,” that counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan where the decision to buy the class of securities to which the swap relates is made on behalf of the Plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that fiduciary is either:

(a)          an independent “qualified professional asset manager,” or QPAM, under DOL Prohibited Transaction Class Exemption, or PTCE, 84-14;

(b)          an “in-house asset manager” under PTCE 96-23; or

(c)          has total assets, both plan and non-plan, under management of at least $100 million at the time the securities are acquired by the Plan.

Ratings Dependent Swaps. In “ratings dependent swaps,” those where the rating of a class of securities is dependent on the terms and conditions of the swap, the swap agreement must provide that, if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer, as agent for the trust, must, within the period specified under the pooling and servicing agreement:

(a)          obtain a replacement swap agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate; or

(b)          cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced, and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year.

In the event that the servicer, as agent for the trust, fails to meet these obligations, holders of the securities that are Plans must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of that failure. Sixty days after the receipt of the report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan to which the ratings dependent swap relates.

Non-Ratings Dependent Swaps. “Non-ratings dependent swaps,” those where the rating of the securities does not depend on the terms and conditions of the swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level

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permitted above, the servicer, as agent for the trust, will, within a specified period after that rating withdrawal or reduction:

(a)          obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement, at which time the earlier swap agreement must terminate;

(b)          cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or

(c)          terminate the swap agreement in accordance with its terms.

Eligible Yield Supplement Agreement. An “eligible yield supplement agreement,” or EYS Agreement, is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust. If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions:

(a)          it is denominated in U.S. dollars;

(b)          it pays an allowable interest rate;

(c)          it is not leveraged;

(d)          it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(e)          it is entered into between the trust and an eligible counterparty; and

(f)          it has an allowable notional amount.

Before purchasing a certificate or note, a fiduciary of a Plan or Plan Investor should itself confirm:

•	that the securities constitute “securities” for purposes of the Exemption, and
•	that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

General Fiduciary Obligations. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary of a Plan or other Plan Investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with “plan assets.”

Any fiduciary of a Plan or other Plan Investor which proposes to purchase securities on behalf of or with “plan assets” should consult with its counsel concerning the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption

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or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities that are certificates representing a beneficial interest in a pool of single-family residential first mortgage loans, the fiduciary of a Plan or other Plan Investor should consider the potential availability of the Exemption or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and certain other loans (including home equity loans) and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust.

Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of a trust would be treated as “plan assets” of a Plan for the purposes of Title I of ERISA and Section 4975 of the Code only if the Plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a Party in Interest with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan Investor should consider the availability of PTCE 96-23, regarding transactions effected by certain “in-house asset managers,” PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by independent “qualified professional asset managers.” The related prospectus supplement may contain restrictions on purchases of notes by Plans.

Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued final regulations under Section 401(c) of ERISA (the “Section 401(c) Regulations”), which generally became effective July 5, 2001. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute “plan assets.” Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as “plan assets.” In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as “plan assets” of any Plan invested in such separate account except to the extent provided in the Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates should consult with their

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legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account’s ability to hold the securities.

Representations from Plans Investing in Securities. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the four highest generic rating categories (or two highest generic rating categories in the case of a transaction in which loans have a loan-to-value ratio or combined loan-to-value ratio that exceeds 100%) by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan Investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

In the absence of the Exemption, the purchase and holding of the securities by a Plan may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

(a)          a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not a Plan, nor a Plan Investor;

(b)          if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an “insurance company general account,” as the term is defined in Section V(e) of PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied; or

(c)          an opinion of counsel addressed to the trustee, the depositor and the servicer which is satisfactory to the trustee, the depositor and the servicer, which opinion will not be at the expense of the depositor, the trustee, the trust or the servicer, which states that the purchase and holding of those securities by, on behalf or with the assets of, that Plan Investor will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee, the trust or the servicer to any obligation in addition to those undertaken in the related agreement.

An opinion of counsel or certification will not be required for the purchase of securities registered through DTC. In the absence of the Exemption, unless the prospectus supplement for a series of securities imposes a different requirement, any purchaser of a security registered through DTC will be deemed to have represented by that purchase that either (a) the purchaser is not a Plan and is not purchasing those securities by, on behalf of or with the assets of, any Plan or (b) the purchaser is an insurance company which is purchasing the securities with funds contained in an

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“insurance company general account,” as the term is defined in Section V(e) of PTCE 95-60, and the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied.

Tax Exempt Investors. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation With Counsel. Any fiduciary of a Plan or other Plan Investor that proposes to acquire or hold securities on behalf of a Plan or with “plan assets” should consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

The prospectus supplement for a series may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan’s or other Plan Investor’s investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

LEGAL INVESTMENT MATTERS

Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for “mortgage related securities,” these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

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SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,” or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is pre-funded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any complex securities, that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities that are non-callable and do not have any special features). Accordingly, all classes of the offered securities would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

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•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and
•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and
•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the securities, including in particular the classes of securities that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received by the depositor from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of

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securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;
•	by placements by the depositor with institutional investors through dealers; and
•	by direct placements by the depositor with institutional investors.

In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would be owned by the trust issuing the securities.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions

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precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There can be no assurance that any class of securities offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California. Separate counsel named in the prospectus supplement may act as counsel for the underwriter.

FINANCIAL INFORMATION

The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor’s only obligations for a series of securities will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement file number 333-134403 with the Securities and Exchange Commission, or Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports,

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proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the depositor to “incorporate by reference” the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

At such time as may be required under relevant Commission rules and regulations, the depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports or information incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to GreenPoint Mortgage Securities LLC at 100 Wood Hollow Drive, Novato, California, 94945, or by telephone at (415) 878-5405.

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GLOSSARY

1998 Policy Statement—The revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

401(c) Regulations—The regulations the DOL is required to issue under Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

Additional Balance—An additional principal balance in a revolving credit loan created by a Draw.

Additional Collateral—For an Additional Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

Additional Collateral Loans—A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100%, and secured by Additional Collateral in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

Additional Collateral Requirement—The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of that mortgage loan.

Administrator—In addition to or in lieu of the servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The Administrator may be an affiliate of the depositor or the servicer.

Advance—As to a particular loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying

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prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

Bankruptcy Losses—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the loan rate on a mortgage loan or an extension of its maturity.

Buy-Down Account—As to a Buy-Down Loan, the custodial account where Buy-Down Funds are deposited.

Buy-Down Funds—As to a Buy-Down Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buy-Down Account.

Buy-Down Loan—A mortgage loan, other than a closed-end home equity loan, subject to a temporary buy-down plan.

Buy-Down Period—The early years of the term of or Buy-Down Loan when payments will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

Call Class—A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Call Security—Any security evidencing an interest in a Call Class.

Compensating Interest—For any loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of interest at the loan rate, less the servicing fee and Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

Convertible Mortgage Loan—ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or

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occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note with respect to a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Credit Utilization Rate—For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in loans serviced or sold by the servicer and for the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Loss—A Realized Loss attributable to the borrower’s failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation—In connection with the bankruptcy of a borrower, the difference between the outstanding principal balance of the first and junior lien loans and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Direct Puerto Rico Mortgage—For any loan secured by mortgaged property located in Puerto Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

Disqualified Organization—As used in this prospectus means:

•

the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Federal Home Loan Mortgage Corporation),

•

any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

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Distribution Amount—For a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;
•

any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

DOL—The United States Department of Labor.

Draw—Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

Draw Period—The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

Eligible Account—An account acceptable to the applicable Rating Agency.

Endorsable Puerto Rico Mortgage—As to any loan secured by mortgaged property located in Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

ERISA—Employee Retirement Income Security Act of 1974, as amended.

Excess Spread—A portion of interest due on the loans or securities transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.

Excluded Balance—That portion of the principal balance of a revolving credit loan, if any, not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

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Excluded Spread—A portion of interest due on the loans or securities, excluded from the assets sold to the related trust.

Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, or certain other risks.

FDIC—The Federal Deposit Insurance Company.

Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

Fraud Losses—A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

Funding Account—An account established for the purpose of funding the sale of additional loans to the related trust.

GEM Loan—A mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and that provide a specified time period during which the monthly payments by the borrower are increased and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

GPM Loan—A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

Gross Margin—For an ARM loan, the fixed or variable percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

Home Loans—One- to four- family first or junior lien mortgage loans with LTV ratios or combined LTV ratios in most cases between 100% and 125%, and classified by the depositor as Home Loans.

Homeownership Act Loans—Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

Insurance Proceeds—Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan owned by a trust together with any payments under any letter of credit.

IRS—Internal Revenue Service.

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Issue Premium—As to a class of REMIC Regular Securities, the issue price in excess of the stated redemption price of that class.

Liquidated Loan—A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

Mixed-Use Property—Mortgaged property on which a mixed-use – residential and commercial – structure is located.

Net Loan Rate—As to any loan, the loan rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Non-REMIC Note—A note that is not a REMIC Security.

Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

OID—Original issue discount within the meaning of Section 1273 of the Internal Revenue Code and the Treasury regulations thereunder.

Parties in Interest—For a Plan, persons who are either “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975(e)(2) of the Internal Revenue Code, because they have specified relationships to the Plan.

Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

Payment Account—An account established and maintained by the servicer in the name of the trust or the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

Permitted Investments—United States government securities and other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement.

Plan—Employee pension and welfare benefit plans subject to Title I of ERISA, or ERISA plans, qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts, or IRAs, described in Section 408 of the Internal Revenue Code.

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Plan Asset Regulations—DOL regulations promulgated at 29 C.F.R. Section 2510.3-101.

Plan Investor— Any Plan or person acting on behalf of any Plan or using a Plan to effect the transfer of a security.

Pledged Asset Mortgage Loans—Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

Pledged Assets—As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

Prepayment Interest Shortfall—For a loan that is subject to a borrower prepayment, the amount that equals the difference between a full month’s interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

Principal Prepayments—Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Private Securities—Mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described under “The Issuing Entities—General” in this prospectus, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets. Private Securities will either (1) be exempt from registration under the Securities Act of 1933, as amended, or (2) have been registered as a primary offering in compliance with paragraph (b) of Rule 190 of the Securities Act of 1933, as amended.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Rating Agencies— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch Ratings.

Realized Loss—As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred. For a loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the servicer.

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REMIC—A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions—Section 860A through 860G of the Internal Revenue Code.

REMIC Regular Security—A certificate or note representing ownership of one or more regular interests in a REMIC.

REMIC Regulations—The REMIC Provisions and the related Treasury regulations.

REMIC Residual Security—A security representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

REMIC Security—A REMIC Regular Security or a REMIC Residual Security.

REO Loan—A loan where title to the related mortgaged property has been obtained by the trust, the trustee or its nominee.

Repayment Period—For a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

Senior Percentage—At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.

Servicing Advances—Amounts advanced on any loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.

Special Servicer—A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

Stated Principal Balance—As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any securities before that date, and increased by the amount of any interest or other amounts owing on the loan that have been capitalized in connection with a modification.

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Subordinate Amount—A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

Subservicing Account—An account established and maintained by a subservicer which is acceptable to the servicer.

Subsequent Recoveries—Subsequent recoveries, net of reimbursable expenses, with respect to loans that have been previously liquidated and that resulted in a Realized Loss.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tax-Favored Plans—An ERISA plan that is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code or an individual retirement plan or annuity described in Section 408 of the Internal Revenue Code.

Tiered REMICs—Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

Title I—Title I of the National Housing Act.

Trust Balance—A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

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                                             FORM OF PROSPECTUS SUPPLEMENT (CERTIFICATES)

Prospectus Supplement dated [__________] [___], 200[__]
(To Prospectus dated [__________] [___], 200[__])

                                                          $[_______________]
                                                  GreenPoint Mortgage Securities LLC
                                                         Depositor and Sponsor

                                                       GreenPoint [______] Trust
                                                            Issuing Entity

                                                   GreenPoint Mortgage Funding, Inc.
                                                               Servicer

                                           Mortgage Asset-Backed Pass-Through Certificates,
                                                          Series [_____]-[__]

Offered Certificates

The trust will consist  primarily of a pool of one- to two-family  fixed- and  adjustable-rate  residential  first lien mortgage loans.
The trust will issue these classes of certificates that are offered under this prospectus supplement:

         o        3 classes of senior certificates, designated as Class A-1, Class A-2 and Class A-3 Certificates; and

         o        9 classes  of  subordinate  certificates,  designated  as Class  M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,
                  Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

all as more fully described in the table on page S-[__] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered certificates consists of:

         o        excess cash flow and overcollateralization; and

         o        subordination  provided to the  Class A  Certificates  by the Class M  Certificates  and  Class B  Certificates,  and
                  subordination  provided to the Class M  Certificates by each class of Class M  Certificates with a lower distribution priority and the Class B Certificates.

Distributions  on the  certificates  will be on the 25th day of each month or, if the 25th is not a business  day, on the next business day, beginning [______] 25, 200[__].

______________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement.
______________________________________________________________________________________________________________________

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved or  disapproved  of the offered certificates  or determined  that this  prospectus  supplement or the  prospectus is accurate or complete.  Any  representation  to the contrary is a criminal offense.
The Attorney  General of the State of New York has not passed on or endorsed the merits of this  offering.  Any  representation  to the contrary is unlawful.

The  certificates  represent  interests only in the trust, as the issuing entity,  and do not represent  interests in or obligations of
GreenPoint Mortgage Securities LLC, as the depositor and sponsor,  GreenPoint Mortgage Funding,  Inc., as the servicer, or any of their affiliates.

[The underwriter will purchase the offered  certificates  from the depositor in amounts  described in "Methods of Distribution" on page
S-[__] of this  prospectus  supplement.  The  certificates  are offered by the  issuing  entity  through  [__________]  to  prospective purchasers  from time to time in negotiated  transactions  at varying  prices to be determined at the time of sale. The proceeds to the depositor from the sale of these underwritten  certificates will be approximately [___]% of the certificate  principal balance of these underwritten certificates plus accrued interest, before deducting expenses.]

                                                     [INSERT LOGO FOR UNDERWRITER]

                                    Important Notice About Information Presented in this Prospectus
                                              Supplement and the Accompanying Prospectus

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

         o        the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o        this prospectus supplement, which describes the specific terms of your series of certificates.

         The depositor's principal offices are located at 100 Wood Hollow Drive, Novato, California 94945 and its telephone number is
(415) 878-5405.

     [Negative Amortization Loans and

     Mortgage Rate Adjustment of the

     Standard Hazard Insurance and Primary

     Servicing and Other Compensation and

                                                                Summary

The following summary provides a brief description of material aspects of this offering, and does not contain all of the information that you should consider in making your investment decision.  To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer entity.....................................  GreenPoint [__________] Trust.

Title of the offered certificates.................  Mortgage Asset-Backed Pass-Through Certificates, Series
                                                    [_____]-[__].

Depositor and sponsor.............................  GreenPoint Mortgage Securities LLC, an affiliate of GreenPoint
                                                    Mortgage Funding, Inc.

Servicer..........................................  GreenPoint Mortgage Funding, Inc.

Trustee...........................................  [_______________________].

Originators.......................................  [Identify any Originators or group of Originators (other than
                                                    Sponsor and affiliates of Sponsor) that originated 10% or more of the pool assets].

Subservicers......................................  [Identify any other subservicers that will service 10% or more of the pool assets.]

[Yield Maintenance Agreement Provider]............  [_______________________].

Mortgage pool.....................................  [_____] fixed-rate and adjustable-rate mortgage loans with an aggregate principal balance of approximately $[__________] as of the close of business on the day prior to the cut-off date, secured by first liens on one- to two-family residential
                                                    properties.

Cut-off date......................................  [_______] 1, 200[__].

Closing date......................................  On or about [_______] [__], 200[__].

Distribution dates................................  Beginning on [_______] [__], 200[__] and thereafter on the 25th of each month or, if the 25th is not a business day, on the next business day.

Form of offered certificates......................  Book-entry.

                                                    See "Description of the Certificates—Book-Entry Certificates" in
                                                    this prospectus supplement.

Minimum denominations.............................  Class A and Class M-1 Certificates: $25,000.

                                                    Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,
                                                    Class M-7, Class M-8 and Class M-9 Certificates: $250,000.

ERISA Considerations..............................  The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual
                                                    retirement accounts, subject to important considerations.
                                                    Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA
                                                    Considerations" in this prospectus supplement.  If you invest in the Class M Certificates, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

                                                    See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Legal investment..................................  [The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market
                                                    Enhancement Act of 1984.]
                                                    See "Legal Investment" in this prospectus supplement and "Legal
                                                    Investment Matters" in the prospectus.

                                               Offered Certificates
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
    Class      Pass-Through        Initial       Initial Rating         Designations          Final Scheduled
                   Rate          Certificate     ([S&P/Moody's])                             Distribution Date
                                  Principal
                                   Balance
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Class A Certificates:
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     A-1        Adjustable       $[_________]        AAA/Aaa       Senior/Adjustable Rate   [______] 25, 20[__]
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     A-2        Adjustable       $[_________]        AAA/Aaa       Senior/Adjustable Rate   [______] 25, 20[__]
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     A-3        Adjustable       $[_________]        AAA/Aaa       Senior/Adjustable Rate   [______] 25, 20[__]
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Class A Certificates    $[_________]
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Class M Certificates:
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-1        Adjustable       $[_________]        AA+/Aaa        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-2        Adjustable       $[_________]        AA/Aa1         Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-3        Adjustable       $[_________]        AA-/Aa2        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-4        Adjustable       $[_________]        A+/Aa3         Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-5        Adjustable       $[_________]         A/A1          Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-6        Adjustable       $[_________]         A-/A2         Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-7        Adjustable       $[_________]        BBB+/A3        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-8        Adjustable       $[_________]       BBB/Baa2        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------- ----------------- ----------------- ---------------- ------------------------- ---------------------
     M-9        Adjustable       $[_________]       BBB-/Ba1        Mezzanine/Adjustable    [______] 25, 20[__]
                                                                            Rate
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Class M                 $[_________]
   Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Offered                 $[_________]
   Certificates:
   --------------------------------------------------------------------------------------------------------------

                                             Non-Offered Certificates
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      B-1       Adjustable       $[_________]        BB+/NA        Subordinate/Adjustable   [______] 25, 20[__]
                                                                            Rate
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      B-2       Adjustable       $[_________]         BB/NA        Subordinate/Adjustable   [______] 25, 20[__]
                                                                            Rate
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      B-3       Adjustable       $[_________]        BB-/NA        Subordinate/Adjustable   [______] 25, 20[__]
                                                                            Rate
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      SB            N/A          $[_________]          N/A              Subordinate                 N/A
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
      R-I           N/A              N/A               N/A                Residual                  N/A
   ---------- ---------------- ----------------- ---------------- ------------------------- ---------------------
     R-II           N/A              N/A               N/A                Residual                  N/A
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total Class B, Class SB
       and Class R               $[_________]
       Certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------
   Total offered and
       non-offered               $[_________]
       certificates:
   --------------------------- ----------------- ---------------- ------------------------- ---------------------

Other Information:

Only the offered certificates are offered for sale pursuant to the prospectus supplement and the related prospectus.  The Class B-1,
Class B-2 and Class SB Certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

Pass-Through Rates:

The pass-through rate on the Class A, Class M and Class B Certificates will be the least of:

        o                 a per annum rate equal to one-month LIBOR plus the related margin;

        o                 the weighted average of the net mortgage rates of the mortgage loans, adjusted to an actual over 360-day rate; and

        o                 11.00% per annum.

                                                            Related Margin

                                Class                     (1)                     (2)
                                 A-1
                                 A-2
                                 A-3
                                 M-1
                                 M-2
                                 M-3
                                 M-4
                                 M-5
                                 M-6
                                 M-7
                                 M-8
                                 M-9
                                 B-1
                                 B-2
                                 B-3
                       ________________________
                       (1) Initially.
                       (2) On or after the second distribution date after the first possible optional termination date for the mortgage loans.

                                                      TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool.  Various loan sellers will, on or prior to the closing date, sell the mortgage loans to the depositor.  The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity.  The trustee will accordingly own the mortgage loans for the benefit of the holders of the certificates.  See "Pooling and Servicing Agreement—The Trustee" in this prospectus supplement in the prospectus.  For a description of the affiliations among various transaction parties, see "Affiliations Among
Transaction Parties" in this prospectus supplement.

The Trust

The depositor will establish a trust with respect to the Series [_____]-[__] Certificates. On the closing date, the depositor will deposit the pool of mortgage loans into the trust.  Each certificate will represent a partial ownership interest in the trust.

The Mortgage Pool
The mortgage loans have the following characteristics as of the cut-off date:

All Mortgage Loans
--------------------- ------------------- ------------
                            Range          Weighted
                                            Average
Principal balance
Mortgage rate
Remaining term to
stated  maturity
(months)
Loan-to-value ratio
* Principal balance is an average
----------------------------------------- ------------

Fixed-Rate Mortgage Loans
--------------------- ------------------- ------------
                            Range          Weighted
                                            Average
Principal balance
Mortgage rate
Remaining term to
stated  maturity
(months)
Loan-to-value ratio
* Principal balance is an average
----------------------------------------- ------------

Adjustable-Rate Mortgage Loans
--------------------- ------------------- ------------
                            Range          Weighted
                                            Average
Principal balance
Mortgage rate
Remaining term to
stated maturity
(months)
Loan-to-value ratio
* Principal balance is an average
----------------------------------------- ------------

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

  Types of Interest Rates        Number    Principal  Percent
  [Include as applicable]          of      Balance      of
                                 Mortgage             Mortgage
                                 Loans                 eLoans
  Fixed rate loans
  Adjustable-rate loans
    Total......................                        100.00%

  Loan Purpose [Include as       Number   Principal   Percent
  applicable]                      of     Balance       of
                                 Mortgage             Mortgage
                                 Loans                 eLoans
  Purchase.....................
  Rate/Term Refinance..........
  Equity Refinance.............
    Total......................                       100.00%

  Loan Documentation [Include    Number   Principal   Percent
  as applicable]                   of     Balance       of
                                 Mortgage             Mortgage
                                 Loans                 eLoans
  Full/Alternate Documentation.
  Reduced Documentation........
  No Stated Income.............
  No Income/No Asset
  Verification.................
    Total......................                       100.00%

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The interest rate on each adjustable-rate mortgage loan will adjust annually after an initial fixed period of two or three years on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

All of the mortgage loans were originated in accordance with the servicer's underwriting guidelines.  The servicer's underwriting guidelines are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae or Freddie Mac.

The securities described on the table on page [S __] are the only securities backed by this mortgage pool that will be issued.

See "Risk Factors—Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.

[Prefunding Account]

[On the closing date, the depositor will deposit approximately $[_________] into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account.  The trust will use the amounts that are on deposit in the prefunding account to buy additional mortgage loans from the depositor after the closing date and on or prior to [____________] .
The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust.  If any amounts are left in the prefunding account after that date, the holders of the offered certificates that are entitled to payments of principal will receive that amount as a prepayment of principal on the [__________] distribution date in the manner described herein.]

Servicing

GreenPoint Mortgage Funding Inc. will service the mortgage loans, as more fully described under "Pooling and Servicing Agreement"
herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders.  The servicing fees relating to each mortgage loan will be at least [_]% per annum and not more than [_]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum.

Repurchases or Substitutions of Mortgage Loans

If a mortgage loan seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, that mortgage loan seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

In addition, a mortgage loan seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters.  Any substitute mortgage loan  will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate,
LTV ratio and remaining term to maturity, as described more fully under "Description of the Securities—Limited Right of Substitution"
in the prospectus.

Distributions on the Certificates

Amount available for monthly distribution.  On each monthly distribution date, the trustee will make distributions to investors.  The amounts available for distribution will include:

        o    collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections, plus

        o    advances for delinquent payments on the mortgage loans that are deemed recoverable by the servicer, minus

        o    fees and expenses of the servicer, including reimbursement for advances.

See "Description of the Certificates—Glossary of Terms—Available Distribution Amount" in this prospectus supplement.

Priority of Distributions.  Distributions to the certificateholders will be made from the available distribution amount as follows:

        o    distribution of interest to the Class A, Class M and Class B Certificates;

        o    distribution of principal collections as principal distributions to the Class A, Class M and Class B Certificates.

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the
Certificates—Overcollateralization Provisions" in this prospectus supplement:

        o    distribution of principal to the Class A, Class M and Class B Certificates to cover realized losses, as specified herein;

        o    distribution of additional principal on the Class A, Class M and Class B Certificates, from excess interest on the mortgage loans, until the required overcollateralization is reached;

        o    distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls for that distribution date;

        o    distribution to the Class A, Class M and Class B Certificates, in respect of prepayment interest shortfalls remaining unpaid from prior distribution dates;

        o    distribution to the Class A, Class M and Class B Certificates, in respect of basis risk shortfalls, if any, caused by application of the net weighted average cap rate;

        o    distribution to the Class A, Class M and Class B Certificates, in respect of shortfalls due to the Servicemembers Civil
             Relief Act for that distribution date;

        o    distribution to the Class A, Class M and Class B Certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

        o    distribution of any remaining funds to the Class SB Certificates.

See "Description of the Certificates—Interest Distributions," "—Principal Distributions" and "—Overcollateralization Provisions" in
this prospectus supplement.

Interest Distributions.  The amount of interest owed to each class of offered certificates on each distribution date will equal:

        o    the pass-through rate for that class of certificates; multiplied by

        o    the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date;
             multiplied by

        o    the actual number of days in the related interest accrual period divided by 360; minus

        o    the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls, the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate Interest" in "Description of
             the Certificates—Glossary of Terms" in this prospectus supplement.

See "Description of the Certificates— Interest Distributions" in this prospectus supplement.

Allocations of Principal.  Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans and will be allocated among the various classes of offered certificates as described in this prospectus supplement.

In addition, the Class A, Class M and Class B Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then, to increase the amount of overcollateralization until the required amount of overcollateralization is reached, as and to the extent described in this prospectus supplement.  The required overcollateralization amount will be satisfied on the closing date.

See "Description of the Certificates—Principal Distributions" in this prospectus supplement.

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists of:

Excess Cash Flow.  Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A, Class M and Class B Certificates each month and related expenses, there may be excess cash flow.  Some of this excess cash flow may be used to protect the Class A, Class M and Class B Certificates against some realized losses by making an additional distribution of principal up to the amount of the realized losses.

Overcollateralization.  On each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A, Class M and Class B Certificates, to the extent necessary to reach the required overcollateralization amount for that distribution date.  The required overcollateralization amount will be satisfied on the closing date.  This overcollateralization may absorb some losses on the mortgage loans if not covered by excess cash flow.

Subordination.  So long as the Class B Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the Class B Certificates and the other classes of certificates will not bear any portion of such losses.  Once the certificate principal balance of the Class B Certificates has been reduced to zero and if one or more classes of the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the class of Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses.  If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

[Yield Maintenance Agreement]

[The holders of the Class A, Class M and Class B Certificates may benefit from a series of interest rate cap payments from
[__________] pursuant a yield maintenance agreement as described in this prospectus supplement.  The yield maintenance agreement is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR plus the related margin and the net WAC cap rate as described in this prospectus supplement.  The yield maintenance agreement will terminate after the distribution date in [_________].

See "The Yield Maintenance Agreement Provider" and "Description of the Certificates—The Yield Maintenance Agreement" in this prospectus supplement.]

Advances

For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all on a mortgage loan, the servicer will advance its own funds to cover that shortfall.  However, the servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the servicer or the holder of the Class SB Certificates, may, but will not be required:

        o        purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

     or

        o    purchase all of the certificates.

The optional termination price paid by the servicer or holder of the Class SB Certificates, as applicable, will also include certain amounts owed by the applicable mortgage loan seller, under the terms of the agreement pursuant to which that mortgage loan seller sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

An optional purchase of any certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement— Termination" in this prospectus supplement.

Ratings

When issued, the offered certificates will receive the ratings not lower than those listed on page S-6 of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

Legal Investment

[The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.]

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the accompanying prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations.  Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.  If you invest in a Class M Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the depositor will elect to treat the trust[, exclusive of the yield maintenance agreement], as two
REMICs.  In the opinion of [______________], special tax counsel to the depositor, for federal income tax purposes, the certificates will be treated as representing ownership of REMIC regular interests coupled with an interest in a yield maintenance agreement.  The offered certificates generally will be treated as debt instruments for federal income tax purposes.  You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.  For federal income tax purposes, each class of Class R Certificates will be the sole residual interest in the related real estate mortgage investment conduit.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                                             Risk Factors

         The offered  certificates  are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the information  contained in this prospectus  supplement and the  accompanying  prospectus in the context of your financial situation and tolerance for risk.

         You should  carefully  consider,  among other  things,  the following  factors in connection  with the purchase of the offered certificates:

Risks Associated with the Mortgage Loans

   Underwriting standards may affect     The mortgage loans were underwritten pursuant to the servicer's
   the risk of loss on the mortgage      underwriting guidelines.
   loans.
                                         Generally, mortgage loans that have been originated using the servicer's underwriting guidelines are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae or Freddie Mac.  Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                         Examples include:

                                         o    mortgage loans with loan-to-value ratios of up to 107%, which constitute [___]% of the mortgage pool by principal balance, are permitted, and these mortgage loans may have an increased risk that the value of the mortgaged property will not be sufficient to satisfy these mortgage loans upon foreclosure;

                                         o     mortgage loans made to borrowers who have debt to-income ratios greater than [___]% (i.e., the amount of debt the borrower owes represents a large portion of his or her income) constitute [___]% of the mortgage pool by principal balance, and if a deterioration of any of these borrower's financial condition could make it difficult for that borrower to continue to make mortgage payments;

                                         o    [___]% of the initial aggregate principal balance of the mortgage loans do not have primary mortgage insurance policies, and there is an increased risk that a loss will be incurred on those mortgage loans.

                                         o    [        are loans that were originated pursuant to the FHA or VA
                                              programs, but did not qualify for FHA insurance or a VA guaranty;]

                                         See "Description of the Mortgage Pool—Underwriting Guidelines" in this prospectus supplement.

   [Some of the mortgage loans were      [Approximately [___]% of the mortgage loans were originated pursuant to FHA
   originated pursuant to FHA or VA      or VA programs, but did not qualify for FHA insurance or a VA guaranty
   programs, but did not qualify for     because the borrowers had imperfect credit histories or because the
   FHA insurance or a VA guaranty.]      documentation requirements for the loans were not satisfied.  Mortgage loans originated pursuant to the FHA or VA programs which did not qualify for FHA insurance or a VA guaranty may adversely affect the performance of the mortgage pool and the value of the notes as compared to other mortgage pools and other securities backed by mortgage loans with higher credit quality than mortgage loans originated pursuant to FHA or VA programs without FHA insurance or a VA guaranty.]

   The return on your certificates       The Servicemembers Civil Relief Act, formerly known as the Soldiers' and
   could be reduced by shortfalls due    Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to
   to the Servicemembers Civil Relief    borrowers who enter active military service and to borrowers in reserve
   Act.                                  status who are called to active duty after the origination of their mortgage loan.  Current or future military operations of the United States may increase the number of borrowers who may be in active military service, including persons in reserve status who may be called to active duty.  The
                                         Relief Act provides generally that a borrower who is covered by the Relief
                                         Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest reductions are not required to be paid by the borrower at any future time.  The servicer is not required to advance these amounts.
                                         Interest reductions on the mortgage loans due to the application of the
                                         Relief Act or similar legislation or regulations will reduce the amount of interest payable on the offered certificates.  Those interest shortfalls will not be covered by any source except that interest shortfalls arising under the Relief Act in an interest accrual period may be covered by excess cash flow in that interest accrual period in the manner and priority described under "Description of the Certificates—Overcollateralization
                                         Provisions" in this prospectus supplement.

                                         The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.
                                         Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest distribution priority.

                                         We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.
                                         See "Certain Legal Aspects of the Loans—Soldiers' and Sailors' Civil Relief
                                         Act of 1940" in the prospectus.

   The return on the offered             One risk associated with investing in mortgage-backed securities is created
   certificates may be particularly      by any concentration of the related properties in one or more specific
   sensitive to changes in real estate   geographic regions.  Approximately [___]% of the mortgage loans are located
   markets in specific regions.          in [__________].  If the regional economy or housing market weakens in
                                         [__________] or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency resulting in losses allocated to the offered certificates.  A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots, by disruptions such as ongoing power outages or terrorist actions or acts of war.  [The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The properties underlying the mortgage loans may be concentrated in these regions.  This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.]  [Concentrations material to an individual offering will be disclosed.]

   [Rising interest rates may            [The adjustable rate mortgage loans have interest rates increase as the
   adversely affect the value of your    applicable index increases.  If market interest rates increase
   certificates].                        significantly, the likelihood that borrowers may not be able to pay their increased interest payments would increase, resulting in greater defaults on these mortgage loans.  In addition, rising interest rates may adversely affect housing prices and the economy generally, thereby increasing the likelihood of defaults and losses on these mortgage loans.]

   [Negative Amortization Loans and
   Deferred Interest]

   [The yield on and weighted average    [The interest rates on some of the mortgage loans adjust monthly, after an
   lives of the certificates will be     initial fixed rate period of one month, but their minimum monthly payments
   subject to negative amortization on   adjust annually, subject to maximum interest rates, payments caps and other
   the mortgage loans]                   limitations. The initial interest rates on most of these mortgage loans are lower than the sum of the index applicable at origination and the related gross margin and, for [__]% of these mortgage loans are not more than
                                         [___]% per annum and in no case exceed [___]% per annum.  During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.  As a result, a portion of the accrued interest on any of these mortgage loans may not be paid.  That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

                                         The amount of deferred interest, if any, with respect to these mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates. The resulting reduction in interest collections on these mortgage loans will be offset, in part or in whole, by applying unscheduled payments of principal received on these mortgage loans to interest distributions on the certificates.  For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will be allocated to each class of certificates based upon their respective interest entitlements (before giving effect to the allocation of net deferred interest) and will be deducted from the interest payable to the certificates as described in "Description of the Certificates—Interest
                                         Distributions" in this prospectus supplement.  The amount of the reduction of accrued interest distributable to each class of certificates attributable to net deferred interest will be added to the certificate principal balance of that class.  Any such allocation of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates.  Only the amount by which unscheduled payments of principal received on these mortgage loans exceeds the amount of deferred interest on these mortgage loans and scheduled payments of principal will be distributed as a principal distribution on the certificates.  The increase in the certificate principal balance of any class of certificates may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans.  We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.]

   A transfer of servicing in the        If the servicer defaults in its obligations under the pooling and servicing
   event of a servicer default may       agreement, the servicing of the mortgage loans may be transferred to the
   increase the risk of payment          trustee or an alternate servicer, as described under "The Agreements—Events
   application errors                    of Default; Rights Upon Event of Default" in the prospectus.  In the event of such a transfer of servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor servicer.

   [High LTV Loans Without Mortgage
   Insurance
   The mortgage pool includes certain    [_____] mortgage loans representing approximately [___]% of the aggregate
   loans that may be subject to a        principal balance of the mortgage loans as of the cut-off date have an LTV
   higher risk of loss                   ratio at origination in excess of 80% but are not insured by a primary mortgage insurance policy.  Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.]

   [Risks Relating to Primary Mortgage
   Insurers
   You may incur losses if a primary     [_____] mortgage loans representing approximately [___]% of the aggregate
   mortgage insurer fails to make        principal balance of the mortgage loans as of the cut-off date have an LTV
   payments under a primary mortgage     ratio at origination in excess of 80% and are insured by a primary mortgage
   insurance policy                      insurance policy issued by [insert names of primary mortgage insurers].  If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.]

   [Risks Relating to Cooperative
   Loans]
   Cooperative loans have certain        [_____] mortgage loans representing approximately [___]% of the aggregate
   characteristics that may increase     principal balance of the mortgage loans as of the cut-off date are not
   the risk of loss                      secured directly by real property but are cooperative loans.  A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative.  Cooperative loans have certain characteristics that may increase the likelihood of losses,
                                         [although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative mortgage loans].

                                         The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                                         Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  A default by the
                                         tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.  In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal Aspects of the Loans—The Mortgage
                                         Loans—Cooperative Loans" in the prospectus.]

   [Risks Relating to Loans Secured by
   Manufactured Housing]
   Manufactured housing contracts have   [_____] mortgage loans representing approximately [___]% of the aggregate
   certain characteristics that may      principal balance of the mortgage loans as of the cut-off date are
   increase the likelihood of losses     contracts secured by manufactured homes.

                                         Manufactured housing generally depreciates in value, regardless of its location.  As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract related to that manufactured home.  Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

                                         If losses on the contracts are not covered by the credit enhancement described herein, payments on certificates will be delayed and losses will be borne by the holders of the certificates.

   Defects in security interests could   Each seller of contracts will represent and warrant to the depositor that
   result in losses                      its transfer of the contracts sold by it to the depositor and the depositor will represent and warrant that its transfer of the contracts to the trustee, is a sale of all of its right, title, and interest in and to those contracts.

                                         The depositor will take steps under the UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                         Each seller of contracts will also represent and warrant to the depositor that its transfer of the contracts sold by it to the depositor, and the depositor will represent, warrant, and covenant that its transfer of the contracts to the trustee, is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

                                         o        a prior or subsequent transferee of the contracts could have an interest in the contracts superior to the interest of the trustee;

                                         o        a tax, governmental, or other nonconsensual lien that attaches to the property of an originator, the seller or the depositor could have priority over the interest of the trustee in the contracts;

                                         o        the administrative expenses of a bankruptcy trustee for an originator, the seller or the depositor could be paid from collections on the contracts before holders of the certificates receive any payments; and

                                         o        if bankruptcy proceedings were commenced by or against an
                                                  originator, the seller or the depositor, or if certain time periods were to pass, the trustee may lose its perfected interest in collections on the contracts.

   Limited Obligations
   Payments on the mortgage loans and    Credit enhancement includes excess cash flow, overcollateralization and
   the other assets of the trust are     with respect to the Class A Certificates, the subordination provided by the
   the sole source of distributions on   Class M and Class B Certificates, and with respect to the Class M
   your certificates.                    Certificates, the subordination provided by any Class M Certificates with a lower payment priority and the Class B Certificates, in each case as described in this prospectus supplement.  Therefore, if there is no excess cash flow, the Class B Certificates are reduced to zero and the amount of overcollateralization is reduced to zero, subsequent losses generally will be allocated to the most subordinate class of Class M Certificates, in each case until the certificate principal balance of such class has been reduced to zero.

                                         None of the depositor, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates.  If any losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the offered certificates will bear the risk of these losses.

                                         See "Description of the Certificates—Allocation of Losses" in this prospectus supplement.

   Liquidity Risks

   You may have to hold your             A secondary market for your offered certificates may not develop.  Even if
   certificates to maturity if their     a secondary market does develop, it may not continue, or it may be
   marketability is limited.             illiquid.  Neither the underwriter nor any other person will have any obligation to make a secondary market in your certificates.  Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.  Illiquidity can have an adverse effect on the market value of the offered certificates.

                                         Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

   Withdrawal or downgrading of          A security rating is not a recommendation to buy, sell or hold securities.
   initial ratings will likely reduce    Similar ratings on different types of securities do not necessarily mean
   the prices for certificates.          the same thing.  We recommend that you analyze the significance of each rating independently from any other rating.  Any rating agency may change its rating of the offered certificates after the offered certificates are issued if that rating agency believes that circumstances have changed.  Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the offered certificates.

   Bankruptcy Risks

   Payments to and Rights of Investors   A bankruptcy of the depositor could result in delays or reductions in
   Adversely Affected by Bankruptcy of   payments on the securities.  The depositor will represent and warrant that
   Depositor or Trust                    the transfer of each loan to the trust is a sale.  If the depositor were to become a debtor in a bankruptcy case, and a party in interest (including the depositor itself) were to take the position that the transfer of the loans to the trust should be recharacterized as the grant of a security interest in such loans to secure a borrowing of the depositor, delays in payments on the securities could result.  If a court were to adopt such position, then delays or reductions in payments on the securities could result.

                                         The depositor has taken steps to minimize the risk that in the event the depositor were to become the debtor in a bankruptcy case, a court would order that the trust's assets and liabilities be substantively consolidated with those of the depositor. Nevertheless, if a party in interest
                                         (including the depositor itself) asserted that the trust's assets and liabilities should be consolidated with those of the depositor, delays in payments on the securities could result.  If the court ordered that the trust's assets and liabilities be consolidated with those of the depositor, there could be delays or reductions in payments on the securities.

                                         Should the depositor go into bankruptcy, there could be other adverse effects on the holders of the securities that could result in delays or reductions in payments on the securities.  These adverse effects could include, but may not be limited to, one or more of the following.  Unless approval of the bankruptcy court is obtained, the automatic stay provisions of the Bankruptcy Code could prevent any action by the trust, the trustee, or the holders of the securities to enforce any obligations of the depositor under any transaction document or to collect any amount owing by the depositor under any transaction document.  In addition, with the authorization of the bankruptcy court, the depositor may be able to repudiate any transaction document to which it is a party.  A repudiation of such an agreement would excuse the depositor from performing any of its obligations (including payment or repurchase obligations) under the agreement and any of the rights of the trust under the agreement that have been assigned to the trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                                         Under certain circumstances only a portion of each loan may be transferred to the trust and the remainder of the loan may be retained by the depositor. Under such circumstances, regardless of whether the transfer of the portion of the loan to the trust constitutes an absolute assignment, a party in interest (including the depositor itself) could request the bankruptcy court to authorize the sale of the entire loan, including the portion that has been transferred to the trust. The bankruptcy court could order such a sale without the consent, and even over the objection, of the trust, the trustee, and the holders of the securities. If a party in interest requests such a sale, delays in payments on the securities could result. If the bankruptcy court orders such a sale, there could be delays or reductions in payments on the securities.

                                         Under certain circumstances, the depositor may have an interest in a reserve fund established for the benefit of the securities. If the depositor is in bankruptcy, the trust and the trustee may be prohibited from making payments from that reserve fund without the permission of the bankruptcy court, thereby resulting in delays or reductions in payments on the securities.

                                         There may also be other possible effects of a bankruptcy of the depositor that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a bankruptcy case of the depositor, the fact that such a case has been commenced could have an adverse effect on the liquidity and market value of the securities.

                                         Each trust will be established so as to minimize the risk that it would become insolvent or enter bankruptcy. Nevertheless, each trust may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the trust were to become insolvent or were to enter bankruptcy, distributions on the securities could be delayed or reduced.

   Payments to and Rights of Investors   A bankruptcy or insolvency of the servicer could result in delays or
   Adversely Affected by Bankruptcy or   reductions in payments on the securities. The servicer will be permitted to
   Insolvency of Servicer                commingle collections on the loans with its own funds for the periods of time specified in the documents.  See "[_______________]" in this prospectus supplement.  In the event of a bankruptcy or insolvency of the servicer, the depositor, the trust, the  trustee, and the holders of the securities may not have a perfected interest in any collections on loans that are in the servicer's possession at the time of the commencement of the bankruptcy or insolvency proceeding. The servicer may not be required to turn over to the trust or the trustee any collections on loans that are in its possession at the time it goes into bankruptcy or insolvency proceedings.

                                         To the extent that the servicer has commingled collections of loans with its own funds, the holders of the securities may be required to return to the servicer as preferential transfers all payments received on the securities during the one year prior to the bankruptcy.

                                         If the servicer is in bankruptcy or insolvency proceedings, it may stop performing its functions as servicer, and it may be difficult to find a third party to act as successor servicer.  Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer.  If it would be difficult to find a third party to act as successor servicer, the trustee, as a practical matter, may have no choice but to agree to the demands of the servicer.
                                         The servicer may also have the power to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the depositor, the trust, the trustee, or the holders of the securities and without complying with the requirements of the applicable documents.

                                         Any action by the depositor, the trust, the trustee, or the holders of the securities to enforce any obligations of the servicer under the applicable documents or to collect any amount owing by the servicer under the applicable documents, may be prohibited unless the permission of the applicable court or official is obtained.

                                         If the servicer is in bankruptcy or insolvency proceedings, then, despite the terms of the documents, the depositor, the trust, the trustee, and the holders of the securities may be prohibited from terminating the servicer and appointing a successor servicer.

                                         The occurrence of any of these events could result in delays or reductions in payments to the holders of the securities. There may also be other possible effects of a bankruptcy or insolvency of the servicer that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of the servicer, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the securities.

   Payments to and Rights of Investors   The bankruptcy or insolvency of a seller could result in delays or
   Adversely Affected by Bankruptcy or   reductions in payments on the securities.  Each seller will represent and
   Insolvency of Seller                  warrant that the transfer of each loan to the depositor is a sale.  If a seller were to become the subject of a bankruptcy or other insolvency case, and a party in interest (including such seller itself) were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a security interest in such loans to secure a borrowing of such seller, delays in payments on the securities could result.  If a court were to adopt such position, then delays or reductions in payments on the securities could result.

                                         The seller may be an affiliate of the depositor. If it is, the seller and the depositor has taken steps to minimize the risk that in the event the seller were to become the subject of a bankruptcy or insolvency proceeding, a court would order that the depositor's assets and liabilities be substantively consolidated with those of the seller. Nevertheless, if a party in interest (including the seller itself) asserted that the depositor's assets and liabilities should be consolidated with those of the seller, delays in payments on the securities could result.  If the court ordered that the depositor's assets and liabilities be consolidated with those of the seller, there could be delays or reductions in payments on the securities.

                                         Should a seller go into bankruptcy or other insolvency proceedings, there could be other adverse effects on the holders of the securities that could result in delays or reductions in payments on the securities.  These adverse effects could include, but may not be limited to, one or more of the following.  Any action by the depositor, the trust, the trustee, or the holders of the securities to enforce any obligations of the seller under any transaction document (including repurchase obligations) or to collect any amount owing by the seller under any transaction document may be prohibited unless the permission of the court is obtained.  In addition, the seller may be able to repudiate any transaction document to which it is a party.  A repudiation of such an agreement would excuse the seller from performing any of its obligations (including payment or repurchase obligations) under the agreement and any of the rights of the seller under the agreement that have been assigned to the trust or the trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                                         Under certain circumstances only a portion of each loan may be transferred to the depositor and by the depositor to the trust, and the remainder of the loan may be retained by the seller. Under such circumstances, regardless of whether the transfer of the portion of the loan to the depositor constitutes an absolute assignment, a party in interest
                                         (including the seller itself) could request the court to authorize the sale of the entire loan, including the portion that has been transferred to the depositor and then to the trust. The court could order such a sale without the consent, and even over the objection, of the trust, the trustee, the depositor, and the holders of the securities. If a party in interest requests such a sale, delays in payments on the securities could result. If the court orders such a sale, there could be delays or reductions in payments on the securities.

                                         Under certain circumstances, the seller may have an interest in a reserve fund established for the benefit of the securities. If the seller is in bankruptcy, the trust and the trustee may be prohibited from making payments from that reserve fund without the permission of the court, thereby resulting in delays or reductions in payments on the securities.

                                         There may also be other possible effects of a bankruptcy or insolvency of a seller that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of a seller, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the securities.

   Payments to and Rights of Investors   The servicer will be permitted to commingle collections on the loans with
   Adversely Affected by Servicer        its own funds for the periods of time specified in the applicable
   Defaults                              agreements.  See "[_______________]" in this prospectus.  The depositor, the trust, the trustee, and the holders of the securities may not have a perfected interest in collections on the loans in the possession of the servicer, and thus if the servicer is unable or fails to perform its obligation to turn over collections to the trustee, payments on the securities could be delayed or reduced.

   Payments to Investors Adversely       The seller will represent, warrant, and covenant that the depositor has a
   Affected if Other Liens Have          first priority perfected ownership interest in the loans. The depositor
   Priority Over the Rights of the       will represent, warrant, and covenant that the trust has a first priority
   Investors                             perfected ownership or security interest in the loans. With respect to notes that it issues, the trust will represent, warrant, and covenant that the indenture trustee has a first priority security interest in the loans.
                                         If any of these representations, warranties, or covenants is breached, then other liens may have priority over the rights of the trust and the trustee in the loans, and delays or reductions in payments on the securities may result.

                                         The loan files will not be delivered to the trustee or a custodian.
                                         Instead, the loan files will be retained by the seller and UCC financing statements will be filed to perfect each of these transfers.  The seller will indicate on its computer records that the loans have been sold to the depositor, transferred by the depositor to the trust, and, in the case of notes, transferred by the trust to the indenture trustee, but the physical loans files and the notes or contracts will not be stamped or otherwise marked to reflect the various transfers.  As a result, if a third party were to obtain physical possession of the loan files without actual knowledge of the prior transfers to the depositor, the trust, and the trustee, the interests of the trust and the trustee in the loans could be defeated, thereby likely resulting in delays or reductions in payments on the securities.

                                         If there is more than one original of any loan, and a third party (other than the trustee or its custodian ) were to obtain physical possession of the duplicate original without actual knowledge of the prior transfers to the depositor, the trust, and the trustee, the interests of the trust and the trustee in the related loans could be defeated, thereby possibly resulting in delays or reductions in payments on the securities.

   Special Yield and Prepayment Considerations

   The yield to maturity on your         The yield to maturity on your certificates will depend on a variety of
   certificates will vary depending on   factors, including:
   various factors.
                                         o    the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties,

                                         o    allocation of principal distributions among the various classes of certificates,

                                         o    realized losses and interest shortfalls on the mortgage loans,

                                         o    the pass-through rate for your certificates, and

                                         o    the purchase price you paid for your certificates.

                                         The rates and timing of prepayment and default are two of the most important and least predictable of these factors.  No assurances are given that the mortgage loans will prepay at any particular rate.

                                         [In addition, the servicer may purchase any mortgage loan or contract that is at least three months delinquent.  Such repurchases would increase the prepayment rates on the mortgage loans.]

                                         In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions occur faster than you assumed at the time of purchase, your yield will be lower than anticipated.  Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

   The rate of prepayments on the        Since mortgagors can generally prepay their mortgage loans at any time, the
   mortgage loans will vary depending    rate and timing of principal distributions on the offered certificates
   on future market conditions and       entitled to receive principal are highly uncertain.  Generally, when market
   other factors.                        interest rates increase, mortgagors are less likely to prepay their mortgage loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the applicable pass-through rate.  On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the applicable pass-through rate.

                                         Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.  These programs may be conducted by the servicer or any of its affiliates, the subservicers or a third party.

                                         Approximately [___]% of the mortgage loans provide for payment of a prepayment charge during a specified period.  Prepayment charges, if enforced, may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment charge period.

                                         See "Description of the Mortgage Pool—Mortgage Loan Characteristics" and
                                         "Yield and Prepayment Considerations" in this prospectus supplement and
                                         "Maturity and Prepayment Considerations" in the prospectus.

   The Class A Certificates are          The Class A Certificates are subject to various priorities for distribution
   subject to different distribution     of principal as described in this prospectus supplement.  As more fully
   priorities.                           described below, principal payments received with respect to the mortgage loans will generally be distributed first to holders of the Class A-1
                                         Certificates, until the principal balance thereof has been reduced to zero, then to holders of the Class A-2 Certificates, until the principal balance thereof has been reduced to zero, and then to holders of the Class A-3
                                         Certificates, until the principal balance thereof has been reduced to zero.  Distributions of principal on the Class A Certificates having an earlier priority of distribution will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.
                                         Those classes of Class A Certificates with a later priority of distribution will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on such classes.

   The pass-through rates on the         The pass-through rate on each class of offered certificates is subject to a
   offered certificates are subject to   net WAC cap rate as described in this prospectus supplement.  Therefore,
   a cap at the weighted average of      the prepayment of mortgage loans with higher mortgage rates may result in a
   the net mortgage rates.               lower pass-through rate on any class of offered certificates if the net WAC cap rate is reduced to less than one-month LIBOR plus the related margin.
                                         To the extent the pass-through rate on any class of offered certificates is based upon the net WAC cap rate, the difference between that net WAC cap rate, as adjusted to account for payments required to be made under the yield maintenance agreement, if any, and one-month LIBOR plus the related margin, but not more than the lesser of 11.00% per annum and the weighted average maximum net mortgage rate, will create a shortfall that will carry forward with interest thereon.  The shortfalls described above, along with any interest rate shortfalls caused by the failure of the yield maintenance provider to make required payments pursuant to the yield maintenance agreement, will only be payable from any excess cash flow available for that purpose or from the yield maintenance agreement as described in this prospectus supplement.  These shortfalls may remain unpaid on the optional termination date, if the optional termination is exercised, or, if the optional termination is not exercised, on the final payment date.

                                         In addition, the interest rate on the Class A, Class M and Class B
                                         Certificates is adjustable but the interest rate on [___]% of the mortgage loans is fixed.  Further, because the initial mortgage rates on the adjustable-rate mortgage loans may be lower than the related minimum mortgage rates, the net WAC cap rates on those adjustable-rate mortgage loans will initially be less than they will be once the adjustable-rate loans have all adjusted to their fully-indexed rate.  Therefore, there is a greater risk that the pass through rate on any class of offered certificates may be limited by the net WAC cap rate. In addition, shortfalls caused by the failure of the yield maintenance agreement provider to make required payments pursuant to the yield maintenance agreement will only be payable from the excess cash flow and may remain unpaid on the final distribution date.  No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from a cap at the weighted average of the net mortgage rates will be sufficient for that purpose.

The Class M Certificates have            The yields to investors in the Class M Certificates will be sensitive to
different yield and distribution         the rate and timing of losses on the mortgage loans, to the extent not
considerations.                          covered by excess cash flow, overcollateralization or the Class B
                                         Certificates.  Losses, to the extent not covered by excess cash flow, overcollateralization or the Class B Certificates, will be allocated to the most subordinate class of Class M Certificates outstanding.

   The recording of mortgages in the     The mortgages or assignments of mortgage for some of the mortgage loans
   name of MERS may affect the yield     have been or may be recorded in the name of Mortgage Electronic
   on the offered certificates.          Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns.  Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates.

                                         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry.  Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with
                                         MERS.  Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                         For additional information regarding MERS and the MERS® System, see
                                         "Description of the Mortgage Pool—General" and "Yield and Prepayment
                                         Considerations" in this prospectus supplement and "Description of the
                                         Securities—Assignment of Loans" in the prospectus.

   [Inadequate amount of subsequent      [If the amount of subsequent mortgage loans purchased by the trust is less
   home loans will affect the timing     than the amount deposited in the prefunding account on the closing date,
   and rate of return on an investment   holders of the offered certificates that are entitled to payments of
   in the offered notes]                 principal will receive a prepayment of principal of the amount remaining in the prefunding account on the distribution date occurring in [_________].
                                         The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the applicable initial mortgage loans; however, the aggregate characteristics of the mortgage loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial mortgage loans as of the closing date.]

                                                            Issuing Entity

         The depositor will establish a trust with respect to Series  [_____]-[__]  on the closing date,  under a pooling and servicing agreement,  dated as of the cut-off date,  among the depositor,  the servicer and the trustee.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date,  the  depositor  will  deposit  into the trust a pool of mortgage loans secured by first lien one- to two-family  residential  properties.  The trust will not have any  additional  equity.  The pooling and servicing  agreement  authorizes the trust to engage only in selling the certificates in exchange for the mortgage loans,  entering into and performing its obligations under the pooling and servicing  agreement,  activities  necessary,  suitable or convenient to such actions and other  activities as may be required in connection  with the  conservation  of the trust fund and making  distributions  to certificateholders.

         The  pooling  and  servicing  agreement  provides  that  the  depositor  assigns  to  the  trustee  for  the  benefit  of  the certificateholders  without  recourse all the right,  title and interest of the  depositor in and to the mortgage  loans.  Furthermore, the pooling and servicing  agreement  states that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         You can find a listing of definitions for capitalized  terms used both in the prospectus and this prospectus  supplement under the caption "Glossary" in the prospectus and under the caption "Description of the  Certificates—Glossary  of Terms" in this prospectus supplement.

                                                               Servicer

         GreenPoint  Mortgage  Funding,  Inc.,  a New York  corporation,  referred to in this  prospectus  supplement,  is an indirect, wholly-owned  subsidiary of North Fork  Bancorporation,  Inc., a Delaware  corporation  and bank holding  company,  referred to in this prospectus  supplement as North Fork.  North Fork's other  subsidiaries  include  North Fork Bank, a New York  commercial  bank.  North
Fork is listed on the New York Stock Exchange  under the symbol "NFB".  The servicer was formerly an indirect  wholly-owned  subsidiary of  GreenPoint  Financial  Corp.,  which was  acquired by North Fork in October  2004.  On March 12,  2006,  North Fork and Capital One
Financial  Corporation,  referred to in this prospectus supplement as Capital One, announced that they signed a definitive agreement in which  Capital  One will  acquire  North  Fork.  The  transaction  is subject to all  required  regulatory  approvals,  approval by the shareholders of both companies and other customary conditions.

         The servicer is engaged in the mortgage  banking  business,  and as part of that  business,  originates,  acquires,  sells and services  mortgage  loans.  The servicer  originates  loans  primarily  through its wholesale  division,  which works with a nationwide network of independent  mortgage  brokers,  each of which must be approved by the servicer.  The Servicer also originates loans through its retail and  correspondent  lending  divisions.  Mortgage  loans  originated  by the servicer are secured  primarily by  one-to-four family residences.  The servicer's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         The servicer has been  servicing  residential  mortgage  loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands  Mortgage  Company.  The servicer is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service  mortgage  loans in each state where a license is required  based on the conduct of its servicing  business.  In its capacity as servicer,  the servicer will be responsible  for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement.

         The servicer sells  substantially  all of the mortgage  loans it originates or acquires.  In connection  with such sales,  the servicer  sometimes  continues to service the loans it sells, and sometimes  transfers the servicing to loan  purchasers.  The relative proportions  in which the servicer  sells and  transfers  servicing  for loans vary to a  significant  degree  depending on a number of factors,  including  market  conditions.  As of December 31, 2005,  December  31, 2004 and  December  31, 2003,  the servicer  provided servicing for mortgage  loans with an aggregate  principal  balance of  approximately  $50 billion,  $42.6  billion and $31.9  billion, respectively, of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

         The servicer has established  standard  policies for the servicing of mortgages.  Servicing  includes,  but is not limited to:
(i) collecting,  aggregating  and remitting  mortgage loan payments;  (ii) accounting for principal and interest;  (iii) holding escrow funds for future payment of taxes and insurance;  (iv) making inspections as required of the mortgaged  properties;  (v) preparation of tax related  information in connection with mortgage loans; (vi) management of delinquent  mortgage loans (including  mortgage loans of borrowers who have declared  bankruptcy);  (vii) loss  mitigation  efforts;  (viii)  foreclosure  proceedings  and, if applicable,  the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

         The servicer mails billing  statements  monthly with respect to mortgage  loans.  The statement  includes  payment details and payment  application  information and specifies the next payment due. The servicer  monitors  adjustable rate mortgage loans to capture changes to the applicable  index. The servicer  processes all rate changes and sends written  notification to affected  borrowers prior to the effective payment date.

         When a borrower  fails to make a payment on a mortgage  loan,  the  servicer  attempts to cure the default by  contacting  the borrower by phone.  In most cases,  defaults  are cured  promptly.  Pursuant  to the  servicer's  servicing  procedures,  the  servicer generally  mails to the  borrower a notice of intent to  foreclose  after the loan  becomes 45 days past due (two  payments due but not received) and, generally within 45 days thereafter,  if the loan remains delinquent,  institutes  appropriate legal action to foreclose on the mortgaged  property.  Foreclosure  proceedings  are  terminated if the  delinquency  is cured.  Mortgage  loans to borrowers who declare  bankruptcy  may be  restructured  by bankruptcy  courts in accordance  with law and with a view to maximizing  recovery of the loans.

         Once  foreclosure  is  initiated  by the  servicer,  a  foreclosure  tracking  system is used to monitor  the  progress of the proceedings.  The system  includes state specific  parameters to monitor  whether  proceedings  are  progressing  within the time frame typical for the state in which the mortgaged  property is located.  During the  foreclosure  proceeding,  the servicer  determines  the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed,  the mortgaged property is sold at a public sale and may be purchased by the servicer.  After foreclosure,  the servicer may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

         Servicing  administration,  collection  practices  and  charge-off  policies  with  respect to  mortgage  loans are  generally consistent  with  industry  practices,  but may change over time in  accordance  with,  among other  things,  the  servicer's  business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

         The  following  table sets forth the average  outstanding  principal  balance,  calculated  as of year end, of mortgage  loans serviced by the servicer for the past five years, and the average number of such loans for the same period:

                                                     Servicer Servicing Experience

Volume by Average Unpaid Principal
Balance at Year End
=========================================
                                               2001          2002           2003            2004          2005

First Mortgages and Second
     Mortgages ($ in millions)             $             $              $                        $             $

Second Mortgages ($ in millions)           $             $              $                        $             $

    Total Average Unpaid Principal         $             $              $                        $             $
    Balance ($ in millions)

Percentage Change from Prior Year(1)
=========================================

First Mortgages and Second
     Mortgages                                          %               %           %                   %             %

Second Mortgages                                        %               %           %                   %             %

Total Based on Average Unpaid Principal                 %               %           %                   %             %
Balance

Volume by Number of Loans
=========================================

First Mortgages and Second
     Mortgages (number of loans)

Second Mortgages (number of loans)

    Total Average Number of Loans

Percentage Change from Prior Year(1)
========================================

First Mortgages and Second Mortgages                     %              %             %                 %             %

Second Mortgages                                         %              %             %                 %             %

Total Based on Average Number of Loans                   %              %             %                 %             %
_______________________
(1)      Represents year to year growth or declines as a percentage of prior year's volume or loan count, as applicable.

                                                                Sponsor

         GreenPoint  Mortgage  Securities  LLC,  referred to in this  prospectus  supplement as the sponsor,  sponsored an aggregate of approximately  $[__________] in principal amount of mortgage-backed securities in 2000 and an aggregate of approximately  $[__________]
in principal amount of mortgage-backed securities in 2004.

         The  following  table sets forth the  aggregate  principal  amount of  publicly  offered  securitizations  of  mortgage  loans sponsored  by the sponsor for the past five years.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent  the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                   Sponsor Securitization Experience

   Volume by Initial Principal           2001             2002            2003             2004             2005
             Balance
========================================

Prime Mortgages                             $                 $              $                $                $

Non-Prime Mortgages                         $                 $              $                $                $

         Total                              $                 $              $                $                $

      Percentage Change from
          Prior Year(1)
========================================

Prime Mortgages                            %               %               %               %                 %

Non-Prime Mortgages                        %               %               %               %                 %

Total Volume                               %               %               %               %                 %

_______________________________
(1)      Represents year to year growth or declines as a percentage of the prior year's volume.

                                                     Description of Originator[s]

         [[INSERT NAME OF ORIGINATOR],  a [_____]  corporation,  originated [__]% by principal amount of the mortgage loans.  [Describe origination  program,  experience,  size of  originator's  portfolio,  performance of pool assets,  experience  with Expanded  Criteria
Program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

                                                       Description of Seller[s]

         [[INSERT  NAME OF SELLER],  a [_____]  corporation,  originated  [__]% by principal  amount of the mortgage  loans.  [Describe origination program,  experience,  size of seller's portfolio,  performance of pool assets,  experience with Expanded Criteria Program, role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

                                                Affiliations Among Transaction Parties

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                   Description of the Mortgage Pool

General

         The mortgage pool will consist of [___]  fixed-rate  and  adjustable-rate  mortgage loans with an aggregate  unpaid  principal balance of  approximately  $[___________]  as of the cut-off date after  deducting  payments of  principal  due during the month of the cut-off date.  Approximately  [___]% of the mortgage  loans are  fixed-rate  mortgage  loans and  approximately  [___]% of the mortgage loans  are  adjustable-rate  mortgage  loans.  The  mortgage  loans are  secured  by first  liens on fee  simple  interests  in one- to two-family residential real properties.  Approximately [__]% of the mortgage loans have a due date other than the first of each month.

         All  percentages of the mortgage loans described in this prospectus  supplement are approximate  percentages  determined as of the cut-off date after deducting payments due during the month of the cut-off date, unless otherwise indicated.

         The mortgage  loans will consist of mortgage  loans with  original  terms to maturity of not more than 30 years  except,  with respect to approximately [__]% of the mortgage loans, for which the original term to maturity is not more than 15 years.

         The mortgage  loans were selected for inclusion in the mortgage pool from among mortgage  loans  purchased in connection  with the underwriting guidelines described below based on the servicer's assessment of investor preferences and rating agency criteria.

         The depositor and the seller will make certain limited  representations and warranties  regarding the mortgage loans as of the date of issuance of the  certificates.  The depositor  and the seller will be required to  repurchase  or  substitute  for any mortgage loan as to which a breach of its  representations  and warranties with respect to that mortgage loan occurs,  if such breach materially and adversely affects the interests of the certificateholders.

         Approximately  [___]% of the mortgage loans provide for payment of a prepayment  charge.  As to most of those mortgage  loans, the prepayment  charge provisions  provide for payment of a prepayment charge for partial  prepayments and full prepayments made within up to five years  following the  origination  of that mortgage  loan,  in an amount  specified in the related  mortgage loan but not to exceed the maximum amount permitted by state law.

         Prepayment  charges  received on the mortgage  loans may be waived and in any case will not be available for  distribution  on the offered  certificates.  See "Yield and  Prepayment  Considerations—Prepayment  Considerations"  in this  prospectus  supplement and
"Certain Legal Aspects of the Loans—Default Interest and Limitations on Prepayments" in the prospectus.

         As of the cut-off  date,  none of the mortgage  loans are  currently 30 days or more  delinquent  in payment of principal  and interest.  For a  description  of the  methodology  used to  categorize  mortgage  loans as  delinquent,  see  "Pooling  and  Servicing
Agreement—The Servicer" in this prospectus supplement.

         The  original  mortgages  for some of the mortgage  loans have been,  or in the future may be, at the sole  discretion  of the servicer,  recorded in the name of Mortgage Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the servicer,  registered  electronically  through the MERS® System.  In some other cases, the original mortgage was recorded in the name of the  originator  of the mortgage  loan,  record  ownership was later  assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments  of the mortgage  were, or in the future may be, at the sole  discretion of the servicer, registered  electronically  through the MERS®  System.  For each of these  mortgage  loans,  MERS serves as  mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage loan.  As of the  cut-off  date,  approximately  92.0%  of the  mortgage  loans  were  recorded  in the name of  MERS.  For  additional information  regarding  the recording of mortgages in the name of MERS see "Yield and  Prepayment  Considerations"  in this  prospectus supplement and "Description of the Securities—Assignment of Loans" in the prospectus.

Compliance with Local, State and Federal Laws

         The seller, will represent and warrant, as of the date of issuance of the certificates, the following:

        o                 None of the mortgage loans were subject to the Home Ownership and Equity  Protection Act of 1994,  referred to as the
                          Homeownership Act.

        o                 Each  mortgage  loan at the time it was made  complied in all material  respects  with  applicable  local,  state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

        o                 None of the mortgage loans are loans that,  under  applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high  cost" or "covered"  loans or (2) any other similar  designation if the law imposes greater  restrictions or additional legal liability for residential  mortgage loans with high interest rates, points and/or fees.

        o                 None of the proceeds for the mortgage  loans were used to finance the  purchase of single  premium  credit  insurance policies.

        o                 None of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination.

         The seller will be required to repurchase or substitute for any mortgage loan that violates any of these  representations  and warranties,  if that violation  materially  and adversely  affects the interests of the  certificateholders  in that mortgage loan. The seller  maintains  policies  and  procedures  that are  designed  to ensure that it does not  purchase  mortgage  loans  subject to the
Homeownership  Act.  However,  there can be no assurance that these  policies and  procedures  will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

         See "Certain Legal Aspects of the Loans" in the prospectus.

Mortgage Rate Adjustment of the Adjustable-Rate Mortgage  Loans

         Approximately  [___]% of the adjustable-rate  mortgage loans will remain fixed for a period of two years after origination and approximately  [___]%  of the  adjustable-rate  mortgage  loans  will  generally  remain  fixed  for a  period  of  three  years  after origination.  Thereafter,  the mortgage rate on each  adjustable-rate  mortgage loan will adjust  annually on each rate adjustment date to equal the index plus the note margin,  subject to the minimum  mortgage rate,  maximum  mortgage rate and periodic rate cap for such adjustable-rate  mortgage loan as set forth in the related  mortgage  note. The mortgage rate on an  adjustable-rate  mortgage loan may not exceed the  maximum  mortgage  rate or be less than the minimum  mortgage  rate  specified  for that  mortgage  loan in the related mortgage  note.  The minimum  mortgage rate for each  adjustable-rate  mortgage loan will be equal to the greater of the note margin or the note floor,  except in some cases,  during the initial  reset  period,  the mortgage rate may be lower than the note margin and the note floor.

         The index for all of the  adjustable-rate  mortgage  loans will be the [INSERT NAME OF APPLICABLE  INDEX]  Index.  The [INSERT
NAME OF APPLICABLE INDEX] Index will be a per annum rate equal to [INSERT DESCRIPTION OF APPLICABLE INDEX].

         The [INSERT NAME OF APPLICABLE  INDEX] Index is referred to in this  prospectus  supplement as an index. In the event that the index specified in a mortgage note is no longer  available,  an index reasonably  acceptable to the trustee that is based on comparable information will be selected by the servicer.

         The initial  mortgage rate in effect on an  adjustable-rate  mortgage loan generally will be lower,  and may be  significantly lower,  than the  mortgage  rate that would have been in effect  based on the  related  index and note  margin.  Therefore,  unless the related index declines after  origination of an  adjustable-rate  mortgage loan, the related  mortgage rate will generally  increase on the first  adjustment date following  origination of an  adjustable-rate  mortgage loan subject to the periodic rate cap. The repayment of the  adjustable-rate  mortgage loans will be dependent on the ability of the mortgagors to make larger  monthly  payments  following adjustments  of the  mortgage  rate.  Adjustable  rate  mortgage  loans that have the same  initial  mortgage  rate may not always bear interest at the same mortgage rate because these  adjustable-rate  mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect  different related index values,  note margins,  maximum mortgage rates and minimum mortgage rates. The Net
Mortgage  Rate with respect to each  adjustable-rate  mortgage  loan as of the cut-off  date will be set forth in the related  mortgage loan schedule attached to the pooling and servicing agreement.

         In addition,  the initial mortgage rates on some of the adjustable-rate  mortgage loans will be lower than the related minimum mortgage  rates and  therefore  the Net WAC Cap Rate will  initially be less than it would be had all of the  adjustable-rate  mortgage loans already adjusted to their fully-indexed rate.

[Prefunding]

         [On the closing date,  approximately  $[____________] will be deposited into the prefunding account established and maintained by the  trustee  on behalf  of the  certificateholders.  The  amount  deposited  in the  prefunding  account  will be used to  purchase additional  mortgage  loans,  referred to in this  prospectus  supplement as the  "subsequent  mortgage  loans." Any investment  income earned  from  amounts  in the  prefunding  account  shall be paid to the  depositor,  and will not be  available  for  payments  on the certificates.  With respect to the  prefunding  account,  during the period from the closing date until the earliest of (i) the date on which the amounts on deposit in such  prefunding  account have been reduced to zero,  (ii) an event of default occurs under the pooling and  servicing  agreement  or (iii)  [_____________],  such period is  referred to in this  prospectus  supplement  as the  "prefunding period," the depositor is expected to purchase  subsequent  mortgage loans from the seller,  or other  mortgage loan sellers,  and sell such  subsequent  mortgage loans to the trust.  The purchase price for each subsequent  mortgage loan will equal the principal  balance of such  subsequent  mortgage loan and will be paid from the  prefunding  account.  Accordingly,  the purchase of  subsequent  mortgage loans will  decrease the amount on deposit in the  prefunding  account and  increase  the  aggregate  Stated  Principal  Balance of the mortgage loans.

         The characteristics of the mortgage loans in the trust will vary upon the acquisition of subsequent mortgage loans.

         The obligation of the trust to purchase  subsequent  mortgage  loans during the prefunding  period is subject to the following requirements:

        o       each  subsequent  mortgage  loan  may not be 30 or more  days  contractually  delinquent  as of its subsequent Cut off Date;

        o       each subsequent mortgage loan will have a Net Mortgage Rate equal to or greater than [___]%;

        o       each subsequent mortgage loan may not have a final maturity date later than [_____________];

        o       the remaining term to stated maturity of each subsequent mortgage loan will not exceed 30 years;

        o       each subsequent mortgage loan will have an LTV ratio not greater than [____]%;

        o       each subsequent mortgage loan will have a principal balance not greater than $[________];

        o       each subsequent mortgage loan will have a first payment date no later than [_________];

        o       no subsequent mortgage loan will be a balloon loan;

        o       no subsequent  mortgage loan will be subject to the Homeownership and Equity Protection Act of 1994
                or any comparable state or local law; and

        o       each subsequent mortgage loan will be otherwise acceptable to the rating agencies,  as evidenced by a prior written confirmation.

         Following the purchase of such subsequent  mortgage loans by the trust, the mortgage loans,  including any subsequent mortgage loans conveyed to such loan group, will have the following characteristics as of their respective Cut off Dates:

        o       a weighted average mortgage rate of approximately [____]% per annum;

        o       a weighted average remaining term to stated maturity of approximately [___] months;

        o       a weighted average LTV ratio of not more than [____]%;

        o       no more than  [____]% by aggregate  Cut off Date  Principal  Balance of the mortgage  loans will be concentrated in one state; and

        o       no more than  [____]%  by  aggregate  Cut off Date  Principal  Balance of the  mortgage  loans will relate to non owner occupied properties.]

Aggregate Mortgage Loan Characteristics

         The Mortgage Loans will have the following  characteristics  as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

         Number of Mortgage Loans......................................[___]

         Net Mortgage Rates:
                  Weighted average.....................................[___]%
                  Range................................................[___] to [___]%

         Mortgage Rates:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Note Margins:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Minimum Mortgage Rates:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Minimum Net Mortgage Rates:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Maximum Mortgage Rates:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Maximum Net Mortgage Rates:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Periodic Caps:
                  Weighted average.....................................[___]%
                  Range................................................[___]% to [___]%

         Weighted average months to next interest rate
                  adjustment date after [_____] [__], 200[__]..........[___]

         The Mortgage Loans will have the following additional characteristics:

        o        The Mortgage Loans have an aggregate  principal  balance as of the cut-off date, after deducting  payments of principal due in the month of the cut-off date, of approximately $[_________].

        o        The Mortgage Loans had individual  principal  balances at origination of at least $[_____] but not more than  $[______],  with an average principal balance at origination of approximately $[______].

        o        The loan-to-value ratios of the mortgage loans range from [___]% to 107%, with a weighted average of approximately [___]%.

        o        No  non-affiliate of the depositor sold more than [___]% of the mortgage loans to the depositor.  Approximately  [___]% of the mortgage loans were purchased from [____________________], which is an affiliate of the depositor.

        o        None of the mortgage loans will have been  originated  prior to [_____] [__],  200[__] or will have a maturity date later than
                 [_____] [__], 200[__].

        o        No mortgage loan will have a remaining term to stated maturity as of the cut-off date of less than [___] months.

        o        The weighted  average  remaining term to stated  maturity of the mortgage  loans as of the cut-off date will be  approximately
                 [___] months.  The weighted  average  original term to maturity of the mortgage  loans as of the cut-off date will be approximately [___] months.

        o        None of the mortgage loans are Buy-Down loans.

        o        No mortgage loan provides for deferred interest or negative amortization.

        o        No mortgage loan provides for conversion from an adjustable-rate to a fixed-rate.

         The mortgage loans  generally  contain  due-on-sale  clauses.  See "Yield and Prepayment  Considerations"  in this  prospectus supplement.

         Set forth below is a  description  of  additional  characteristics  of the mortgage  loans as of the cut-off  date,  except as otherwise  indicated.  All  percentages of the mortgage loans described in this  prospectus  supplement are approximate  percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise  indicated.  Unless otherwise  specified, all principal  balances of the mortgage  loans are as of the cut-off date,  after  deducting  payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

         [If  mortgage  securities  comprise a material  portion of the pool,  include the  characteristics  of loans that  support the mortgage securities.]

                                            Credit Score Distribution of the Mortgage Loans

       Credit Score Range            Number of     Principal Balance   Percentage of      Average        Weighted
                                   Mortgage Loans                     Mortgage Loans     Principal        Average
                                                                                          Balance      Loan-to-Value
                                                                                                           Ratio
600 - 619.....................
620 - 639.....................
640 - 659.....................
660 - 679.....................
680 - 699.....................
700 - 719.....................
720 - 739.....................
740 - 759.....................
760 - 779.....................
780 - 799.....................
800 or greater................
     Total....................

        o        For some of the mortgage loans, the credit score was updated prior to the cut-off date.

        o        As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately [___].

                                              Debt-to-Income Ratios of the Mortgage Loans

       Range of           Number of       Principal       Percentage of     Average       Weighted        Weighted
Debt-to-Income Ratios     Mortgage         Balance       Mortgage Loans    Principal       Average        Average
         (%)                Loans                                           Balance     Credit Score   Loan-to-Value
                                                                                                           Ratio
10.01 - 15.00......
15.01 - 20.00......
20.01 - 25.00......
25.01 - 30.00......
30.01 - 35.00......
35.01 - 40.00......
40.01 - 45.00......
45.01 - 50.00......
     Total.........

        o        As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately [_____]%.

                                    Original Mortgage Loan Principal Balances of the Mortgage Loans

  Original Mortgage Loan      Number of     Principal Balance   Percentage of      Average        Weighted        Weighted
  Principal Balance ($)     Mortgage Loans                     Mortgage Loans     Principal        Average         Average
                                                                                   Balance      Credit Score    Loan-to-Value
                                                                                                                    Ratio
100,000 or less........
100,001 to 200,000.....
200,001 to 300,000.....
300,001 to 400,000.....
400,001 to 500,000.....
500,001 to 600,000.....
     Total.............

                                               Net Mortgage Rates of the Mortgage Loans

  Net Mortgage Rates (%)      Number of    Principal Balance    Percentage of      Average        Weighted        Weighted
                              Mortgage                         Mortgage Loans     Principal        Average         Average
                                Loans                                              Balance      Credit Score    Loan-to-Value
                                                                                                                    Ratio
5.0000 - 5.4999.........
5.5000 - 5.9999.........
6.0000 - 6.4999.........
6.5000 - 6.9999.........
7.0000 - 7.4999.........
7.5000 - 7.9999.........
8.0000 - 8.4999.........
8.5000 - 8.9999.........
9.0000 - 9.4999.........
9.5000 - 9.9999.........
     Total..............

        o        As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately [____]% per annum.

                                                 Mortgage Rates of the Mortgage Loans

   Mortgage Rates (%)       Number of       Principal       Percentage of      Average        Weighted       Weighted
                            Mortgage         Balance       Mortgage Loans     Principal       Average         Average
                              Loans                                            Balance      Credit Score   Loan-to-Value
                                                                                                               Ratio
5.0000 - 5.4999......
5.5000 - 5.9999......
6.0000 - 6.4999......
6.5000 - 6.9999......
7.0000 - 7.4999......
7.5000 - 7.9999......
8.0000 - 8.4999......
8.5000 - 8.9999......
9.0000 - 9.4999......
9.5000 - 9.9999......
     Total...........

        o        As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately [____]% per annum.

                                          Original Loan-to-Value Ratios of the Mortgage Loans

 Original Loan-to-Value Ratio     Number of     Principal Balance   Percentage of        Average         Weighted
             (%)                Mortgage Loans                      Mortgage Loans      Principal         Average
                                                                                         Balance       Credit Score
90.01 - 95.00...............
95.01 - 100.00..............
100.01 - 101.00.............
101.01 - 102.00.............
102.01 - 103.00.............
103.01 - 104.00.............
104.01 - 105.00.............
105.01 - 106.00.............
106.01 - 107.00.............
     Total..................

        o        The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately [___]%.

                                 Geographic Distribution of Mortgaged Properties of the Mortgage Loans

         State              Number of       Principal       Percentage of       Average         Weighted        Weighted
                            Mortgage         Balance       Mortgage Loans      Principal         Average        Average
                              Loans                                             Balance       Credit Score   Loan-to-Value
                                                                                                                 Ratio
Alaska...............
Alabama..............
Arkansas.............
Arizona..............
California...........
Colorado.............
Connecticut..........
District of Columbia.
Delaware.............
Florida..............
Georgia..............
Iowa.................
Idaho................
Illinois.............
Indiana..............
Kansas...............
Kentucky.............
Louisiana............
Massachusetts........
Maryland.............
Maine................
Michigan.............
Minnesota............
Missouri.............
Mississippi..........
Montana..............
North Carolina.......
North Dakota.........
Nebraska.............
New Hampshire........
New Jersey...........
New Mexico...........
Nevada...............
New York.............
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
Rhode Island.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Virginia.............
Washington...........
Wisconsin............
West Virginia........
Wyoming..............
     Total...........

     o      No more than [___]% of the mortgage  loans will be secured by mortgaged  properties  located in any one zip code area in  [_______]  and no more than  [___]% of the  mortgage  loans  will be secured by  mortgaged  properties  located in any one zip code area outside [_______].

                                              Mortgage Loan Purpose of the Mortgage Loans

       Loan Purpose            Number of       Principal       Percentage of      Average       Weighted        Weighted
                               Mortgage         Balance       Mortgage Loans     Principal       Average        Average
                                 Loans                                            Balance     Credit Score   Loan-to-Value
                                                                                                                 Ratio
Purchase................
Rate/Term Refinance.....
Equity Refinance........
     Total..............

                                                 Occupancy Types of the Mortgage Loans

         Occupancy             Number of       Principal      Percentage of      Average       Weighted        Weighted
                               Mortgage         Balance       Mortgage Loans    Principal       Average         Average
                                 Loans                                           Balance     Credit Score    Loan-to-Value
                                                                                                                 Ratio
Primary Residence.......
Second/Vacation.........
Non-Owner Occupied......
     Total..............

                                            Mortgaged Property Types of the Mortgage Loans

        Property Type            Number of    Principal Balance   Percentage of      Average       Weighted        Weighted
                                 Mortgage                        Mortgage Loans     Principal       Average         Average
                                   Loans                                             Balance     Credit Score    Loan-to-Value
                                                                                                                     Ratio
Single-family detached.....
Planned Unit Developments*
(detached).................
Condo Low-Rise (less than 5
stories)...................
Planned Unit Developments
(attached).................
Two-to-four family units...
Townhouse..................
Condo Mid-Rise (5 to 8
stories)...................
     Total.................

     *A Planned Unit Development is a development that has all of the following characteristics:

        o        The  individual  unit owners own a parcel of land  improved with a dwelling.  This  ownership is not in common with other unit owners.

        o        The  development  is  administered  by a  homeowners'  association  that  owns  and is  obligated  to  maintain  property  and improvements within the development for the common use and benefit of the unit owners.

        o        The unit owners have an automatic, non-severable interest in the homeowners' association and pay mandatory assessments.

                                        Mortgage Loan Documentation Types of the Mortgage Loans

    Documentation Type        Number of        Principal       Percentage of      Average        Weighted       Weighted
                            Mortgage Loans      Balance       Mortgage Loans     Principal        Average        Average
                                                                                  Balance      Credit Score   Loan-to-Value
                                                                                                                  Ratio
Full Documentation......
Reduced Documentation...
     Total..............

        o        No more than [___]% of such reduced loan  documentation of the mortgage loans will be secured by mortgaged  properties located in California.

                                                  Credit Grades of the Mortgage Loans

    Credit Grade         Number of       Principal       Percentage of      Average        Weighted       Weighted
                         Mortgage         Balance        Mortgage Loans    Principal       Average         Average
                           Loans                                            Balance      Credit Score   Loan-to-Value
                                                                                                            Ratio
A1................
A2................
A3................
A4................
     Total........

        o         For a description of the credit grades, see "—Underwriting Guidelines" below.

                                            Prepayment Penalty Terms of the Mortgage Loans

 Prepayment Penalty     Number of       Principal      Percentage of       Average        Weighted       Weighted
        Term            Mortgage         Balance       Mortgage Loans     Principal       Average         Average
                          Loans                                            Balance      Credit Score   Loan-to-Value
                                                                                                           Ratio
None..............
12 Months.........
24 Months.........
36 Months.........
60 Months.........
Other.............
     Total........

        o        Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

                                                  Note Margins of the Mortgage Loans

     Note Margins (%)         Number of    Principal Balance    Percentage of      Average        Weighted      Weighted Average
                              Mortgage                         Mortgage Loans     Principal        Average     Loan-to-Value Ratio
                                Loans                                              Balance      Credit Score
N/A (Fixed)............
2.0000 - 2.4999........
3.0000 - 3.4999........
3.5000 - 3.9999........
4.0000 - 4.4999........
4.5000 - 4.9999........
5.0000 - 5.4999........
5.5000 - 5.9999........
6.0000 - 6.4999........
6.5000 - 6.9999........
     Total.............

        o        As of the cut-off date, the weighted average note margin of the mortgage loans will be approximately [____]% per annum.

                                             Maximum Mortgage Rates of the Mortgage Loans

 Maximum Mortgage Rates (%)      Number of        Principal       Percentage of       Average        Weighted       Weighted Average
                               Mortgage Loans      Balance        Mortgage Loans     Principal       Average      Loan-to-Value Ratio
                                                                                      Balance      Credit Score
N/A (Fixed)................
10.0000 - 10.9999..........
11.0000 - 11.9999..........
12.0000 - 12.9999..........
13.0000 - 13.9999..........
14.0000 - 14.9999..........
   Total...................

        o        As of the cut-off date, the weighted average maximum  mortgage rate of the mortgage loans will be approximately  [______]% per annum.

                                             Minimum Mortgage Rates of the Mortgage Loans

 Minimum Mortgage Rates (%)     Number of       Principal       Percentage of       Average        Weighted      Weighted Average
                                Mortgage         Balance        Mortgage Loans     Principal       Average        Loan-to-Value
                                  Loans                                             Balance      Credit Score         Ratio
N/A (Fixed)..............
2.0000 - 2.9999..........
3.0000 - 3.9999..........
4.0000 - 4.9999..........
5.0000 - 5.9999..........
6.0000 - 6.9999..........
7.0000 - 7.9999..........
8.0000 - 8.9999..........
     Total...............

        o        As of the cut-off date, the weighted average minimum  mortgage rate of the mortgage loans will be approximately  [______]% per annum.

                                       Next Interest Rate Adjustment Dates of the Mortgage Loans

  Next Interest Adjustment      Number of       Principal      Percentage of      Average        Weighted      Weighted Average
            Date                Mortgage         Balance       Mortgage Loans    Principal       Average      Loan-to-Value Ratio
                                  Loans                                           Balance      Credit Score
N/A (Fixed)..............

     Total...............

        o        As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [___].

Fixed-Rate Mortgage Loan Characteristics

         The fixed-rate  mortgage loans will have the following  characteristics  as of the cut-off date,  after deducting  payments of principal due in the month of the cut-off date:

         Number of Fixed-Rate Mortgage Loans......................      [____]

         Net Mortgage Rates:

               Weighted average...................................      [____]%

               Range..............................................      [____]% to [____]%

         Mortgage Rates:

               Weighted average...................................      [____]%

               Range..............................................      [____]% to [____]%

         The fixed-rate mortgage loans will have the following additional characteristics:

        o                 The fixed-rate  mortgage loans have an aggregate  principal balance as of the cut-off date, after deducting  payments of principal due in the month of the cut-off date, of approximately $[________].

        o                 The fixed-rate  mortgage loans had individual  principal  balances at origination of at least $[_______] but not more than $381,500, with an average principal balance at origination of approximately $[______].

        o                 The loan-to-value  ratios of the fixed-rate mortgage loans range from [____]% to [____]%,  with a weighted average of approximately [____]%.

        o                 No  non-affiliate  of the  depositor  sold more than  [____]%  of the  fixed-rate  mortgage  loans to the  depositor.
                          Approximately [____]% of the fixed-rate mortgage loans were purchased from  [_______________],  which is an affiliate of the depositor.

        o                 None of the fixed-rate  mortgage loans will have been  originated  prior to [_______] [__],  200[__],  or will have a maturity date later [_______] [__], 200[__].

        o                 No fixed-rate  mortgage loan will have a remaining term to stated  maturity as of the cut-off date of less than [___]
                          months.

        o                 The weighted average  remaining term to stated maturity of the fixed-rate  mortgage loans as of the cut-off date will be approximately  [___] months.  The weighted  average original term to maturity of the fixed-rate  mortgage loans as of the cut-off date will be approximately [___] months.

        o                 None of the fixed-rate mortgage loans are Buy-Down loans.

        o                 No fixed-rate mortgage loan provides for deferred interest or negative amortization.

         The fixed-rate  mortgage loans  generally  contain  due-on-sale  clauses.  See "Yield and Prepayment  Considerations"  in this prospectus supplement.

         Set forth below is a description  of  additional  characteristics  of the  fixed-rate  mortgage  loans as of the cut-off date, except as otherwise  indicated.  All  percentages  of the  fixed-rate  mortgage  loans  described  in this  prospectus  supplement  are approximate  percentages by aggregate  principal  balance of the fixed-rate  mortgage loans as of the cut-off date, except as otherwise indicated.  Unless  otherwise  specified,  all principal  balances of the fixed-rate  mortgage loans are as of the cut-off date,  after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                                           Credit Score Distribution of the Fixed-Rate Loans

     Credit Score Range          Number of     Principal Balance  Percentage of      Average         Weighted
                              Mortgage Loans                     Fixed-Rate Loans   Principal        Average
                                                                                     Balance      Loan-to-Value
                                                                                                      Ratio
600 - 619................
620 - 639................
640 - 659................
660 - 679................
680 - 699................
700 - 719................
720 - 739................
740 - 759................
760 - 779................
780 - 799................
800 or greater...........
     Total...............

        o        For some of the mortgage loans, the credit score was updated prior to the cut-off date.

        o        As of the cut-off date, the weighted average credit score of the fixed-rate mortgage loans will be approximately [___].

                                             Debt-to-Income Ratios of the Fixed-Rate Loans

       Range of            Number of   Principal Balance   Percentage of     Average       Weighted         Weighted
Debt-to-Income Ratios   Mortgage Loans                      Fixed-Rate      Principal       Average         Average
         (%)                                                   Loans         Balance     Credit Score    Loan-to-Value
                                                                                                             Ratio
10.01 - 15.00......
15.01 - 20.00......
20.01 - 25.00......
25.01 - 30.00......
30.01 - 35.00......
35.01 - 40.00......
40.01 - 45.00......
45.01 - 50.00......
     Total.........

        o        As of the cut-off date,  the weighted  average  debt-to-income  ratio of the fixed-rate  mortgage loans will be  approximately
                 [____]%.

                                   Original Mortgage Loan Principal Balances of the Fixed-Rate Loans

   Original Mortgage Loan        Number of        Principal      Percentage of      Average        Weighted        Weighted
    Principal Balance($)      Mortgage Loans       Balance         Fixed-Rate      Principal        Average         Average
                                                                     Loans          Balance      Credit Score    Loan-to-Value
                                                                                                                     Ratio
100,000 or less..........
100,001 to 200,000.......
200,001 to 300,000.......
300,001 to 400,000.......
     Total...............

                                              Net Mortgage Rates of the Fixed-Rate Loans

  Net Mortgage Rates (%)      Number of       Principal       Percentage of     Average       Weighted        Weighted
                              Mortgage         Balance         Fixed-Rate      Principal       Average         Average
                                Loans                             Loans         Balance     Credit Score    Loan-to-Value
                                                                                                                Ratio
6.0000 - 6.4999........
6.5000 - 6.9999........
7.0000 - 7.4999........
7.5000 - 7.9999........
8.0000 - 8.4999........
8.5000 - 8.9999........
9.0000 - 9.4999........
9.5000 - 9.9999........
     Total.............

        o        As of the cut-off  date,  the weighted  average Net  Mortgage  Rate of the  fixed-rate  mortgage  loans will be  approximately
                 [____]% per annum.

                                                Mortgage Rates of the Fixed-Rate Loans

   Mortgage Rates (%)        Number of       Principal       Percentage of      Average        Weighted        Weighted
                             Mortgage         Balance         Fixed-Rate       Principal       Average          Average
                               Loans                             Loans          Balance      Credit Score    Loan-to-Value
                                                                                                                 Ratio
6.5000 - 6.9999.......
7.0000 - 7.4999.......
7.5000 - 7.9999.......
8.0000 - 8.4999.......
8.5000 - 8.9999.......
9.0000 - 9.4999.......
9.5000 - 9.9999.......
     Total............

        o        As of the cut-off date, the weighted  average mortgage rate of the fixed-rate  mortgage loans will be  approximately  [_____]%
                 per annum.

                                         Original Loan-to-Value Ratios of the Fixed-Rate Loans

 Original Loan-to-Value Ratio     Number of        Principal       Percentage of       Average       Weighted
             (%)                Mortgage Loans      Balance       Fixed-Rate Loans    Principal       Average
                                                                                       Balance     Credit Score
90.01 - 95.00...............
95.01 - 100.00..............
100.01 - 101.00.............
101.01 - 102.00.............
102.01 - 103.00.............
103.01 - 104.00.............
104.01 - 105.00.............
105.01 - 106.00.............
106.01 - 107.00.............
     Total..................

        o        The weighted average loan-to-value ratio at origination of the fixed-rate mortgage loans will be approximately [_____]%.

                                Geographic Distribution of Mortgaged Properties of the Fixed-Rate Loans

         State              Number of       Principal      Percentage of      Average       Weighted      Weighted Average
                            Mortgage         Balance         Fixed-Rate      Principal       Average       Loan-to-Value
                              Loans                            Loans          Balance     Credit Score         Ratio
Alaska...............
Alabama..............
Arkansas.............
Arizona..............
California...........
Colorado.............
Connecticut..........
District of Columbia.
Delaware.............
Florida..............
Georgia..............
Iowa.................
Idaho................
Illinois.............
Indiana..............
Kansas...............
Kentucky.............
Louisiana............
Massachusetts........
Maryland.............
Maine................
Michigan.............
Minnesota............
Missouri.............
Mississippi..........
Montana..............
North Carolina.......
North Dakota.........
Nebraska.............
New Hampshire........
New Jersey...........
New Mexico...........
Nevada...............
New York.............
Ohio.................
Oklahoma.............
Oregon...............
Pennsylvania.........
South Carolina.......
South Dakota.........
Tennessee............
Texas................
Utah.................
Virginia.............
Washington...........
Wisconsin............
Wyoming..............
     Total...........
__________________
        o        No more  than[___]%% of the  fixed-rate  mortgage  loans will be secured by mortgaged  properties  located in any one zip code area in [________] and no more than [__]% of the fixed-rate  mortgage loans will be secured by mortgaged  properties  located in any one zip code area outside [________].

                                             Mortgage Loan Purpose of the Fixed-Rate Loans

      Loan Purpose          Number of    Principal Balance   Percentage of      Average       Weighted        Weighted
                            Mortgage                          Fixed-Rate       Principal       Average        Average
                              Loans                              Loans          Balance     Credit Score   Loan-to-Value
                                                                                                               Ratio
Purchase.............
Rate/Term Refinance..
Equity Refinance.....
     Total...........

                                                Occupancy Types of the Fixed-Rate Loans

        Occupancy             Number of        Principal      Percentage of      Average       Weighted        Weighted
                            Mortgage Loans      Balance        Fixed-Rate       Principal       Average        Average
                                                                  Loans          Balance     Credit Score   Loan-to-Value
                                                                                                                Ratio
Primary Residence......
Second/Vacation........
Non-Owner Occupied.....
     Total.............

                                           Mortgaged Property Types of the Fixed-Rate Loans

       Property Type           Number of       Principal       Percentage of      Average       Weighted        Weighted
                               Mortgage         Balance         Fixed-Rate       Principal       Average        Average
                                 Loans                             Loans          Balance     Credit Score   Loan-to-Value
                                                                                                                 Ratio
Single-family detached..
Planned Unit
Developments* (detached)
Two-to-four family units
Condo Low-Rise (less than
5 stories)..............
Planned Unit Developments
(attached)..............
Townhouse...............
     Total..............

*A Planned Unit Development is a development that has all of the following characteristics:

        o        The  individual  unit owners own a parcel of land  improved with a dwelling.  This  ownership is not in common with other unit owners.

        o        The  development  is  administered  by a  homeowners'  association  that  owns  and is  obligated  to  maintain  property  and improvements within the development for the common use and benefit of the unit owners.

        o        The unit owners have an automatic, non-severable interest in the homeowners' association and pay mandatory assessments.

                                       Mortgage Loan Documentation Types of the Fixed-Rate Loans

    Documentation Type        Number of        Principal      Percentage of      Average        Weighted       Weighted
                            Mortgage Loans      Balance        Fixed-Rate       Principal        Average        Average
                                                                  Loans          Balance      Credit Score   Loan-to-Value
                                                                                                                 Ratio
Full Documentation.....
Reduced Documentation..
     Total.............

        o        No more than  [___]% of such  reduced  loan  documentation  of the  fixed-rate  mortgage  loans will be  secured by  mortgaged properties located in California

                                                 Credit Grades of the Fixed-Rate Loans

     Credit Grade           Number of        Principal      Percentage of      Average       Weighted        Weighted
                         Mortgage Loans       Balance        Fixed-Rate       Principal       Average         Average
                                                                Loans          Balance     Credit Score    Loan-to-Value
                                                                                                               Ratio
A1...................
A2...................
A3...................
A4...................
     Total...........

        o        For a description of the credit grades, see "—Underwriting Guidelines" below.

                                           Prepayment Penalty Terms of the Fixed-Rate Loans

 Prepayment Penalty     Number of        Principal       Percentage of      Average         Weighted        Weighted
        Term          Mortgage Loans      Balance         Fixed-Rate       Principal        Average          Average
                                                             Loans          Balance       Credit Score    Loan-to-Value
                                                                                                              Ratio
None..............
12 Months.........
24 Months.........
36 Months.........
60 Months.........
Other.............
    Total.........

        o        Other means not [0, 12, 24, 36 or 60] months and not more than 60 months.

Adjustable-Rate Mortgage Loan Characteristics

         The  adjustable-rate  mortgage Loans will have the following  characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

         Number of Adjustable-Rate Mortgage Loans......................[____]

         Net Mortgage Rates:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Mortgage Rates:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Note Margins:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Minimum Mortgage Rates:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Minimum Net Mortgage Rates:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Maximum Mortgage Rates:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Maximum Net Mortgage Rates:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Periodic Caps:
                  Weighted average.....................................[____]%
                  Range................................................[____]% to [____]%

         Weighted average months to next interest rate
                  adjustment date after [_________]....................[___]

         The adjustable-rate mortgage loans will have the following additional characteristics:

        o        The  adjustable-rate  mortgage loans have an aggregate  principal balance as of the cut-off date, after deducting  payments of principal due in the month of the cut-off date, of approximately $[_______].

        o        The adjustable-rate  mortgage loans had individual  principal balances at origination of at least $[_______] but not more than
                 $[_______], with an average principal balance at origination of approximately $[_______].

        o        The  loan-to-value  ratios of the  adjustable-rate  mortgage  loans  range from [___]% to [___]%,  with a weighted  average of approximately [___]%.

        o        No  non-affiliate  of the  depositor  sold  more  than  [___]%  of  the  adjustable-rate  mortgage  loans  to  the  depositor.
                 Approximately  [___]% of the  adjustable-rate  mortgage  loans were purchased  from  [________________],  which is an affiliate of the depositor.

        o        None of the  adjustable-rate  mortgage loans will have been  originated  prior [______] [__],  200[__] or will have a maturity date later than [_____] [__], 200[__].

        o        No  adjustable-rate  mortgage  loan will have a remaining  term to stated  maturity  as of the cut-off  date of less than [__]
                 months.

        o        The weighted average  remaining term to stated maturity of the  adjustable-rate  mortgage loans as of the cut-off date will be approximately [___] months. The weighted average original term to maturity of the  adjustable-rate  mortgage loans as of the cut-off date will be approximately [___] months.

        o        None of the adjustable-rate mortgage loans are Buy-Down loans.

        o        No adjustable-rate mortgage loan provides for deferred interest or negative amortization.

        o        No adjustable-rate mortgage loan provides for conversion from an adjustable-rate to a fixed-rate.

         The adjustable-rate  mortgage loans generally contain due-on-sale clauses.  See "Yield and Prepayment  Considerations" in this prospectus supplement.

         Set forth below is a description of additional  characteristics of the adjustable-rate  mortgage loans as of the cut-off date, except as otherwise  indicated.  All percentages of the  adjustable-rate  mortgage loans  described in this  prospectus  supplement are approximate  percentages  by aggregate  principal  balance of the  adjustable-rate  mortgage  loans as of the cut-off  date,  except as otherwise  indicated.  Unless otherwise specified,  all principal balances of the adjustable-rate  mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                                        Credit Score Distribution of the Adjustable-Rate Loans

       Credit Score Range            Number of     Principal Balance    Percentage of     Average     Weighted Average
                                   Mortgage Loans                      Adjustable-Rate    Principal     Loan-to-Value
                                                                            Loans          Balance          Ratio
600 - 619.....................
620 - 639.....................
640 - 659.....................
660 - 679.....................
680 - 699.....................
700 - 719.....................
720 - 739.....................
740 - 759.....................
760 - 779.....................
780 - 799.....................
800 or greater................
     Total....................

        o             For some of the mortgage loans, the credit score was updated prior to the cut-off date.

        o             As of the cut-off date, the weighted  average credit score of the  adjustable-rate  mortgage loans will be  approximately
                      [___].

                                          Debt-to-Income Ratios of the Adjustable-Rate Loans

 Range of Debt-to-Income     Number of    Principal Balance    Percentage of      Average       Weighted        Weighted
       Ratios (%)            Mortgage                         Adjustable-Rate    Principal      Average          Average
                               Loans                               Loans          Balance     Credit Score    Loan-to-Value
                                                                                                                  Ratio
10.01 - 15.00.........
15.01 - 20.00.........
20.01 - 25.00.........
25.01 - 30.00.........
30.01 - 35.00.........
35.01 - 40.00.........
40.01 - 45.00.........
     Total............

        o        As of  the  cut-off  date,  the  weighted  average  debt-to-income  ratio  of  the  adjustable-rate  mortgage  loans  will  be approximately [___]%.

                                Original Mortgage Loan Principal Balances of the Adjustable-Rate Loans

  Original Mortgage Loan      Number of     Principal Balance    Percentage of       Average      Weighted        Weighted
  Principal Balance ($)     Mortgage Loans                      Adjustable-Rate     Principal      Average         Average
                                                                     Loans           Balance    Credit Score    Loan-to-Value
                                                                                                                    Ratio
100,000 or less........
100,001 to 200,000.....
200,001 to 300,000.....
300,001 to 400,000.....
400,001 to 500,000.....
500,001 to 600,000.....
     Total.............

                                            Net Mortgage Rates of the Adjustable-Rate Loans

  Net Mortgage Rates (%)      Number of    Principal Balance     Percentage of       Average      Weighted        Weighted
                              Mortgage                          Adjustable-Rate     Principal      Average         Average
                                Loans                                Loans           Balance    Credit Score    Loan-to-Value
                                                                                                                    Ratio
5.0000 - 5.4999.........
5.5000 - 5.9999.........
6.0000 - 6.4999.........
6.5000 - 6.9999.........
7.0000 - 7.4999.........
7.5000 - 7.9999.........
8.0000 - 8.4999.........
8.5000 - 8.9999.........
     Total..............

        o        As  of  the  cut-off  date,  the  weighted  average  Net  Mortgage  Rate  of  the  adjustable-rate   mortgage  loans  will  be
                 approximately[_______]% per annum.

                                              Mortgage Rates of the Adjustable-Rate Loans

  Mortgage Rates (%)        Number of        Principal       Percentage of      Average       Weighted       Weighted
                         Mortgage Loans       Balance       Adjustable-Rate    Principal      Average         Average
                                                                 Loans          Balance     Credit Score   Loan-to-Value
                                                                                                               Ratio
5.0000 - 5.4999.....
5.5000 - 5.9999.....
6.0000 - 6.4999.....
6.5000 - 6.9999.....
7.0000 - 7.4999.....
7.5000 - 7.9999.....
8.0000 - 8.4999.....
8.5000 - 8.9999.....
     Total..........

        o          As of the cut-off date, the weighted  average  mortgage rate of the  adjustable-rate  mortgage  loans will be  approximately
                   [_______]% per annum.

                                      Original Loan-to-Value Ratios of the Adjustable-Rate Loans

 Original Loan-to-Value Ratio     Number of     Principal Balance    Percentage of        Average        Weighted
             (%)                Mortgage Loans                      Adjustable-Rate      Principal        Average
                                                                         Loans            Balance      Credit Score
90.01 - 95.00...............
95.01 - 100.00..............
100.01 - 101.00.............
101.01 - 102.00.............
102.01 - 103.00.............
103.01 - 104.00.............
104.01 - 105.00.............
105.01 - 106.00.............
106.01 - 107.00.............
     Total..................

        o             The weighted  average  loan-to-value  ratio at origination of the  adjustable-rate  mortgage loans will be  approximately
                      [_______]%.

                             Geographic Distribution of Mortgaged Properties of the Adjustable-Rate Loans

          State               Number of     Principal Balance     Percentage of       Average        Weighted    Weighted Average
                           Mortgage Loans                        Adjustable-Rate     Principal       Average       Loan-to-Value
                                                                      Loans           Balance      Credit Score        Ratio
Alaska
Alabama
Arkansas
Arizona
California
Colorado
Connecticut
District of Columbia
Delaware
Florida
Georgia
Iowa
Idaho
Illinois
Indiana
Kansas
Kentucky
Louisiana
Massachusetts
Maryland
Maine
Michigan
Minnesota
Missouri
Mississippi
Montana
North Carolina
North Dakota
Nebraska
New Hampshire
New Jersey
New Mexico
Nevada
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin
West Virginia
Wyoming
Total...............
   __________________

        o      No more than [___]% of the adjustable-rate  mortgage loans will be secured by mortgaged properties located in any one zip code area in  [________]  and no more than [___]% of the  adjustable-rate  mortgage  loans will be secured by  mortgaged properties located in any one zip code area outside [________].

                                          Mortgage Loan Purpose of the Adjustable-Rate Loans

       Loan Purpose            Number of       Principal        Percentage of      Average      Weighted        Weighted
                               Mortgage         Balance        Adjustable-Rate    Principal      Average        Average
                                 Loans                              Loans          Balance    Credit Score   Loan-to-Value
                                                                                                                 Ratio
Purchase................
Rate/Term Refinance.....
Equity Refinance........
     Total..............

                                             Occupancy Types of the Adjustable-Rate Loans

         Occupancy              Number of        Principal       Percentage of      Average       Weighted        Weighted
                              Mortgage Loans      Balance       Adjustable-Rate    Principal       Average        Average
                                                                     Loans          Balance     Credit Score   Loan-to-Value
                                                                                                                   Ratio
Primary Residence........
Second/Vacation..........
Non-Owner Occupied.......
     Total...............

                                         Mortgaged Property Types of the Adjustable-Rate Loans

        Property Type            Number of    Principal Balance    Percentage of      Average      Weighted        Weighted
                                 Mortgage                         Adjustable-Rate    Principal      Average         Average
                                   Loans                               Loans          Balance    Credit Score    Loan-to-Value
                                                                                                                     Ratio
Single-family detached.....
Planned Unit Developments*
(detached).................
Condo Low-Rise (less than 5
stories)...................
Planned Unit Developments
(attached).................
Two-to-four family units...
Townhouse..................
Condo Mid-Rise (5 to 8
stories)...................
     Total.................

*A Planned Unit Development is a development that has all of the following characteristics:

        o        The  individual  unit owners own a parcel of land  improved with a dwelling.  This  ownership is not in common with other unit owners.

        o        The  development  is  administered  by a  homeowners'  association  that  owns  and is  obligated  to  maintain  property  and improvements within the development for the common use and benefit of the unit owners.

        o        The unit owners have an automatic, non-severable interest in the homeowners' association and pay mandatory assessments.

                                    Mortgage Loan Documentation Types of the Adjustable-Rate Loans

    Documentation Type        Number of     Principal Balance   Percentage of      Average       Weighted       Weighted
                            Mortgage Loans                     Adjustable-Rate    Principal       Average        Average
                                                                    Loans          Balance     Credit Score   Loan-to-Value
                                                                                                                  Ratio
Full Documentation......
Reduced Documentation...
     Total..............

        o        No more than [___]% of such reduced loan  documentation  of the  adjustable-rate  mortgage  loans will be secured by mortgaged properties located in California.

                                              Credit Grades of the Adjustable-Rate Loans

    Credit Grade         Number of        Principal        Percentage of       Average      Weighted        Weighted
                       Mortgage Loans      Balance        Adjustable-Rate     Principal     Average         Average
                                                               Loans           Balance    Credit Score   Loan-to-Value
                                                                                                             Ratio
A1..................
A2..................
A3..................
A4..................
     Total..........

        o             For a description of the credit grades, see "—Underwriting Guidelines" below.

                                         Prepayment Penalty Terms of the Adjustable-Rate Loans

 Prepayment Penalty      Number of    Principal Balance    Percentage of        Average       Weighted         Weighted
        Term             Mortgage                         Adjustable-Rate      Principal       Average         Average
                           Loans                               Loans            Balance     Credit Score    Loan-to-Value
                                                                                                                Ratio
None...............
12 Months..........
24 Months..........
36 Months..........
     Total.........

                                               Note Margins of the Adjustable-Rate Loans

     Note Margins (%)          Number of        Principal       Percentage of       Average       Weighted      Weighted Average
                            Mortgage Loans       Balance       Adjustable-Rate     Principal       Average     Loan-to-Value Ratio
                                                                    Loans           Balance     Credit Score
2.0000 - 2.4999........
3.0000 - 3.4999........
3.5000 - 3.9999........
4.0000 - 4.4999........
4.5000 - 4.9999........
5.0000 - 5.4999........
5.5000 - 5.9999........
6.0000 - 6.4999........
6.5000 - 6.9999........
     Total.............

        o        As of the  cut-off  date,  the  weighted  average  note margin of the  adjustable-rate  mortgage  loans will be  approximately
                 [_______]% per annum.

                                          Maximum Mortgage Rates of the Adjustable-Rate Loans

 Maximum Mortgage Rates (%)      Number of        Principal       Percentage of       Average        Weighted       Weighted Average
                               Mortgage Loans      Balance       Adjustable-Rate     Principal       Average      Loan-to-Value Ratio
                                                                      Loans           Balance      Credit Score
10.0000 - 10.9999..........
11.0000 - 11.9999..........
12.0000 - 12.9999..........
13.0000 - 13.9999..........
14.0000 - 14.9999..........
   Total...................

        o        As of the  cut-off  date,  the  weighted  average  maximum  mortgage  rate  of the  adjustable-rate  mortgage  loans  will  be approximately [_______]% per annum.

                                          Minimum Mortgage Rates of the Adjustable-Rate Loans

 Minimum Mortgage Rates (%)     Number of       Principal        Percentage of       Average       Weighted      Weighted Average
                                Mortgage         Balance        Adjustable-Rate     Principal      Average        Loan-to-Value
                                  Loans                              Loans           Balance     Credit Score         Ratio
2.0000 - 2.9999..........
3.0000 - 3.9999..........
4.0000 - 4.9999..........
5.0000 - 5.9999..........
6.0000 - 6.9999..........
7.0000 - 7.9999..........
8.0000 - 8.9999..........
     Total...............

        o        As of the  cut-off  date,  the  weighted  average  minimum  mortgage  rate  of the  adjustable-rate  mortgage  loans  will  be approximately [_______]% per annum.

                                   Next Interest Rate Adjustment Dates of the Adjustable-Rate Loans

 Next Interest Adjustment      Number of       Principal       Percentage of       Average       Weighted      Weighted Average
           Date                Mortgage         Balance       Adjustable-Rate     Principal       Average     Loan-to-Value Ratio
                                 Loans                             Loans           Balance     Credit Score

     Total..............

        o        As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately [___].

Static Pool Information

         Current  static  pool data with  respect  to  mortgage  loans  serviced  by the  servicer  is  available  on the  internet  at
[www.__________]  (the "Static Pool Data").  Information  presented under  "[________]" as the  issuer/shelf  and "[___]" as the series will include  information  regarding  prior  securitizations  of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality.

         As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any due date  remains  unpaid as of the close of business  on the last  business  day  immediately  prior to the next  following monthly  due date.  The  determination  as to whether a loan falls into this  category  is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

         From time to time,  the servicer or a subservicer  will modify a mortgage  loan,  recasting  monthly  payments for  delinquent borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the modifications  become final. During any such trial period,  delinquencies are reported based on the mortgage loan's original  payment  terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged  property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period  generally may extend to up to six months before a  modification  is finalized.  Once the  modifications  become final  delinquencies  are reported  based on the modified terms.  Generally if a borrower fails to make payments during a trial period,  the mortgage loan goes into  foreclosure.  Historically, the  servicer  has not  modified  a  material  number of  mortgage  loans in any pool.  Furthermore,  the  rating  agencies  rating the certificates impose certain limitations on the ability of the servicer to modify loans.

         Charge offs are taken only when the servicer has  determined  that it has received all payments or cash  recoveries  which the servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Standard Hazard Insurance and Primary Mortgage Insurance

         The mortgaged  property  related to each mortgage loan is required to be covered by a standard hazard  insurance  policy.  See
"Insurance  Policies on  Loans—Standard  Hazard  Insurance on  Mortgaged  Properties"  in the  prospectus.  Approximately  [__]% of the mortgage loans are covered by a primary  mortgage  insurance  policy.  See "Insurance  Policies on  Loans—Standard  Hazard Insurance on
Mortgaged Properties" and "—Primary Insurance Policies" in the prospectus.

Underwriting Guidelines

         Generally,  the servicer's  underwriting  guidelines are applied to evaluate the  prospective  borrower's  credit standing and repayment  ability and the value and adequacy of the  mortgaged  property as  collateral.  Exceptions to the  guidelines  are permitted where compensating  factors are present.  The servicer's  underwriting  guidelines are generally not as strict as Fannie Mae or Freddie
Mac  guidelines.  The  servicer's  underwriting  guidelines  are  applied in  accordance  with  applicable  federal  and state laws and regulations.

         In assessing a  prospective  borrower's  creditworthiness,  the servicer may use FICO® credit  scores.  FICO credit scores are statistical credit scores designed to assess a borrower's  creditworthiness  and likelihood to default on a consumer  obligation over a two-year  period based on a borrower's  credit  history.  FICO credit scores were not developed to predict the likelihood of default on mortgage  loans and,  accordingly,  may not be indicative of the ability of a borrower to repay its mortgage  loan.  FICO credit scores range from  approximately  300 to approximately  850, with higher scores  indicating an individual with a more favorable credit history compared to an individual with a lower score.

         In  determining  whether a  prospective  borrower has  sufficient  monthly  income  available to meet the  borrower's  monthly obligation  on the  proposed  mortgage  loan and monthly  housing  expenses and other  financial  obligations,  the servicer  generally considers  the ratio of those amounts to the proposed  borrower's  monthly  gross  income.  These ratios vary  depending on a number of underwriting  criteria,  including  loan-to-value  ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income,  reserves,  higher FICO credit score,  or lower LTV's.  Each  mortgage  loan has a required  amount of  reserves,  with the minimum  being three months of  principal, interest,  taxes and insurance for full documentation  loans.  Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

         As part of its evaluation of potential  borrowers,  the servicer generally requires a description of the borrower's income. If required by its  underwriting  guidelines,  the servicer  obtains  employment  verification  providing  current and  historical  income information and/or a telephonic employment  confirmation.  Employment  verification may be obtained through analysis of the prospective borrower's  recent pay stubs  and/or W-2 forms for the most recent two years or relevant  portions  of the  borrower's  most recent two years' tax returns, or from the prospective  borrower's employer,  wherein the employer reports the borrower's length of employment and current salary with that  organization.  Self-employed  prospective  borrowers  generally are required to submit  relevant  portions of their federal tax returns for the past two years.

         The servicer acquires or originates many mortgage loans under "limited  documentation" or "no documentation"  programs.  Under limited  documentation  programs,  more emphasis is placed on the value and adequacy of the mortgaged  property as  collateral,  credit history and other assets of the borrower,  than on verified  income of the borrower.  Mortgage  loans  underwritten  under this type of program are generally  limited to borrowers with credit  histories that demonstrate an established  ability to repay  indebtedness in a timely fashion, and certain credit underwriting  documentation  concerning income or income verification and/or employment verification is waived.  Mortgage loans originated and acquired with limited  documentation  programs include cash-out refinance loans,  super-jumbo mortgage loans and mortgage loans secured by investor-owned  properties.  Permitted maximum  loan-to-value  ratios (including secondary financing) under limited  documentation  programs are generally more restrictive than mortgage loans originated with full documentation requirements.  Under no documentation  programs,  income ratios for the prospective borrower are not calculated.  Emphasis is placed on the value and adequacy of the mortgaged  property as collateral  and the credit  history of the  prospective  borrower,  rather than on verified income and assets of the borrower.  Documentation  concerning  income,  employment  verification and asset verification is not required and income ratios are not calculated.  Mortgage loans  underwritten  under no documentation  programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

         Periodically,  the data used by the servicer to underwrite  mortgage loans may be obtained by an approved loan  correspondent.
In those instances,  the initial determination as to whether a mortgage loan complies with the servicer's  underwriting  guidelines may be made by such loan correspondent.  In addition,  the servicer may acquire mortgage loans from approved  correspondent lenders under a program  pursuant to which the servicer  delegates  to the  correspondent  the  obligation  to  underwrite  the  mortgage  loans to the servicer's standards. Under these circumstances,  the underwriting of a mortgage loan may not have been reviewed by the servicer before acquisition of the mortgage loan, and the  correspondent  represents to the servicer that its  underwriting  guidelines  have been met.
After purchasing mortgage loans under those  circumstances,  the servicer conducts a quality control review of a sample of the mortgage loans.  The number of loans  reviewed in the quality  control  process  varies based on a variety of factors,  including the servicer's prior experience with the correspondent lender and the results of the quality control review process itself.

         In  determining  the adequacy of the property as  collateral,  an  independent  appraisal is generally  made of each  property considered for financing.  All appraisals are required to conform the Uniform Standards of Professional  Appraisal  Practice adopted by the Appraisal  Standard Board of the Appraisal  Foundation.  Each appraisal must meet the  requirements  of Fannie Mae and Freddie Mac.
The  requirements  of Fannie Mae and  Freddie  Mac  require,  among  other  things,  that the  appraiser,  or its agent on its  behalf, personally  inspect the property  inside and out, verify whether the property is in a good condition and verify that  construction,  if new, has been substantially  completed.  The appraisal  generally will have been based on prices obtained on recent sales of comparable properties  determined  in  accordance  with Fannie Mae and Freddie  Mac  guidelines.  In certain  cases,  an analysis  based on income generated by the property or a replacement  cost analysis based on the current cost of  constructing  or purchasing a similar  property may be used. The servicer's  Underwriting  Guidelines  require that the  underwriters be satisfied that the value of the property being financed supports,  and will continue to support,  the outstanding loan balance,  and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         The  servicer may provide  secondary  financing  to a borrower  contemporaneously  with the  origination  of a mortgage  loan, subject to the limitation  that the combined  Loan-to-Value  Ratio may not exceed 100%. The servicer's  underwriting  guidelines do not prohibit or otherwise  restrict a borrower  from  obtaining  secondary  financing  from  lenders  other than the  servicer,  whether at origination of the mortgage loan or thereafter.

         Generally,  each mortgage with an LTV at origination  of greater than 80% is covered by a primary  mortgage  insurance  policy issued by a mortgage  insurance  company  acceptable to Fannie Mae or Freddie Mac. The policy provides  coverage in the amount equal to a specified  percentage  multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related  foreclosure  expenses.  The specified coverage  percentage is, generally,  12% for LTV's between 80.01% and 85.00%,
25% for LTV's between  85.01% and 90% and 30% for LTV's between 90.01% and 95%.  However,  under certain  circumstances,  the specified coverage  levels for these mortgage  loans may vary from the  foregoing.  No primary  mortgage  insurance  policy will be required with respect to any mortgage loan if  maintaining  the policy is prohibited  by applicable  law,  after the date on which the related LTV is
80% or less,  or where,  based on a new  appraisal,  the  principal  balance of the  mortgage  loan  represents  80% or less of the new appraised value.

         The servicer requires title insurance on all of its mortgage loans secured by first liens on real property.  In addition,  the servicer  requires that fire and extended  coverage  casualty  insurance be maintained on the mortgaged  property in an amount at least equal to the  principal  balance  of the  related  single-family  mortgage  loan or the  replacement  cost of the  mortgaged  property, whichever is less.  The servicer also  requires  flood  insurance to be maintained on the mortgaged  property if and to the extent such insurance is required by applicable law or regulation.

         Billing and  Payment  Procedures.  All of the  mortgage  loans  require  monthly  payments to be made no later than either the
[1st] or [15th] day of each month,  with a grace period of [15] days.  [The applicable  servicer sends monthly  invoices to borrowers.]
[In some cases,  borrowers  are provided  with coupon books  annually,  and no invoices are sent  separately.]  Borrowers may elect for monthly  payments  to be deducted  automatically  from  deposit  accounts  and may make  payments by various  means,  including  online transfers,  phone  payment and  Western  Union  quick  check,  although an  additional  fee may be charged for these  payment  methods.
[Borrowers may also elect to pay one half of each monthly  payment amount every other week, in order to accelerate the  amortization of their loans.]

[FHA and VA Mortgage Loan Program]

         [For FHA mortgage loans and VA mortgage loans,  traditional  underwriting guidelines used by the FHA and the VA, respectively, which were in effect at the time of  origination  of that mortgage loan will have been  applied.  Approximately  [___]% of the mortgage loans were  originated  pursuant to the FHA or VA programs.  Approximately  [___]% of the mortgage loans were  originated in accordance with those programs but did not qualify for FHA insurance or the VA guaranty  because the  documentation  requirements for insurance or the guaranty set forth by FHA or the VA, as applicable, were not met or because the borrowers had imperfect credit histories.

         FHA mortgage loans and VA mortgage loans will be covered by the governmental insurance programs described below.

         FHA Insurance Under Title I

         [___]% of the  mortgage  loans are home  improvement  contracts  that are Title I loans  which are  insured  under the Title I
Program  as  described  in this  section.  The  regulations,  rules  and  procedures  promulgated  by the FHA under the Title I, or FHA
Regulations,  contain the  requirements  under which a lender approved for  participation  in the Title I Program may obtain  insurance against a portion of losses  incurred on eligible  loans that have been  originated  and serviced in accordance  with FHA  Regulations, subject to  $[__________],  which is the amount of insurance  coverage  available in that Title I lender's FHA reserve,  and subject to the terms and conditions  established under the National Housing Act and FHA Regulations.  FHA Regulations  permit the Secretary of the
Department of Housing and Urban Development,  or HUD, subject to statutory limitations,  to waive a Title I lender's noncompliance with
FHA Regulations if enforcement  would impose an injustice on the lender,  provided the Title I lender has  substantially  complied with the FHA  Regulations  in good faith and has credited the borrower for any excess  charge.  In general,  an insurance  claim against the
FHA will be denied if the Title I loan to which it relates does not strictly  satisfy the  requirements of the National Housing Act and
FHA Regulations.

         Unlike some other government loan insurance  programs,  loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program,  the FHA disburses  insurance  proceeds for defaulted  loans for which  insurance  claims  have been  filed by a Title I lender  prior to any review of those  loans.  A Title I lender is  required  to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance  after  insurance claim payments for that loan have been paid to that  lender.  Under the FHA  Regulations,  if the Title I  lender's  obligation  to  repurchase  the Title I loan is unsatisfied,  the FHA is permitted to offset the  unsatisfied  obligation  against future  insurance  claim payments owed by the FHA to that lender.  FHA  Regulations  permit the FHA to disallow an insurance  claim for any loan that does not qualify for  insurance  for a period of up to two years  after  the  claim is made and to  require  the Title I lender  that has  submitted  the  insurance  claim to repurchase the loan.

         The proceeds of loans under the Title I Program may be used only for permitted  purposes,  including,  but not limited to, the alteration,  repair or improvement of residential property,  the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

         Subject to the limitations  described below,  eligible Title I loans are in most cases insured by the FHA for 90% of an amount equal to the sum of:

o               the net unpaid principal amount and the uncollected interest earned to the date of default,

        o        interest  on the unpaid  loan  obligation  from the date of default to the date of the  initial  submission  of the  insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum,

        o        uncollected court costs,

        o        amount of attorney's fees on an hourly or other basis for time actually expended and billed not to exceed $500, and

        o        amount of expenses for recording the assignment of the security to the United States.

         However,  the  insurance  coverage  provided  by the FHA is limited to the extent of the  balance in the Title I lender's  FHA reserve  maintained  by the FHA.  Accordingly,  if  sufficient  insurance  coverage is available in that FHA reserve,  then the Title I lender  bears  the risk of  losses  on a Title I loan for  which a claim  for  reimbursement  is paid by the FHA of at least 10% of the unpaid  principal,  uncollected  interest  earned to the date of default,  interest from the date of default to the date of the initial claim  submission  and various  expenses.  Unlike most other FHA insurance  programs,  the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured  loans held by that Title I lender is limited to the amount in an FHA reserve  maintained on a lender-by-lender basis and not on a loan-by-loan basis.

         Under Title I, the FHA maintains an FHA insurance  coverage  reserve  account,  referred to as an FHA reserve for each Title I lender.  The amount in each Title I lender's FHA reserve is 10% of the amounts  disbursed,  advanced or expended by a Title I lender in originating or purchasing  eligible loans registered with the FHA for Title I insurance,  with some  adjustments  permitted or required by FHA  Regulations.  The  balance of that FHA  reserve is the  maximum  amount of  insurance  claims the FHA is required to pay to the related Title I lender.  Title I loans to be insured under Title I will be registered  for insurance by the FHA.  Following  either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance  coverage  within its FHA reserve by delivering a transfer  report or through an electronic  submission to the FHA in the form  prescribed  under the FHA
Regulations.  The  increase in the FHA  insurance  coverage  for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and  acknowledgment by the FHA of the transfer report for those loans. The insurance  available to any trust will be subject to the  availability,  from time to time, of amounts in each Title I  lender's FHA reserve,  which will initially be limited to the FHA insurance amount equal to $[_________].

         Under  Title I, the FHA will reduce the  insurance  coverage  available  in a Title I lender's  FHA reserve  relating to loans insured under that Title I lender's contract of insurance by:

        o        the amount of FHA insurance claims approved for payment related to those loans, and

        o        the  amount of  reduction  of the Title I  lender's  FHA  reserve  by reason of the  sale,  assignment  or  transfer  of loans registered under the Title I lender's contract of insurance.

         This insurance  coverage also may be reduced for any FHA insurance claims previously  disbursed to the Title I lender that are subsequently rejected by the FHA.

         In most cases,  the FHA will insure home  improvement  contracts up to $25,000 for a  single-family  property,  with a maximum term of 20 years.  The FHA will insure loans of up to $17,500 for  manufactured  homes which  qualify as real estate  under  applicable state law and loans of up to $12,000 per unit for a $60,000  limit for an apartment  house or a dwelling for two or more  families.  If the loan amount is $15,000 or more,  the FHA  requires a drive-by  appraisal,  the  current tax  assessment  value,  or a full  Uniform
Residential  Appraisal  Report  dated  within 12 months of the  closing to verify the  property's  value.  The  maximum  loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

         Following  a default on a home  improvement  contract  partially  insured by the FHA,  the  servicer or the  servicer,  either directly or through a subservicer,  may, subject to various conditions,  either commence  foreclosure  proceedings against the improved property  securing  the loan,  if  applicable,  or submit a claim to FHA,  but may submit a claim to FHA after  proceeding  against the improved  property only with the prior  approval of the Secretary of HUD. The  availability  of FHA insurance  following a default on a home improvement  contract is subject to a number of conditions,  including  strict  compliance with FHA Regulations in originating and servicing  the home  improvement  contract.  Failure to comply with FHA  Regulations  may result in a denial of or surcharge on the FHA insurance  claim.  Prior to  declaring a home  improvement  contract  in default and  submitting  a claim to FHA,  the  servicer or the servicer  must take steps to attempt to cure the default,  including  personal  contact  with the borrower  either by telephone or in a meeting and providing the borrower with 30 days' written  notice prior to declaration  of default.  FHA may deny insurance  coverage if the  borrower's  nonpayment  is related to a valid  objection  to faulty  contractor  performance.  In that event,  the servicer or the servicer will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.

         FHA Mortgage Insurance

         The Housing Act  authorizes  various FHA mortgage  insurance  programs.  [___]% of the mortgage loans are insured under either
Section 203(b),  Section 221,  Section 223,  Section 234 or Section 235 of the Housing Act. Under Section 203(b),  FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family  dwelling  units.  [___]% of the mortgage loans were used for the purchase of  multifamily  residential  rental  properties  and are insured by the FHA under Section 221 and Section 223.  [___]% of the mortgage  loans were used for the purchase of  condominium  units and are insured by FHA under  Section 234.  Trust assets  insured under  these  programs  must bear  interest  at a rate not  exceeding  the  maximum  rate in  effect  at the time the loan is made,  as established  by HUD,  and may not exceed  specified  percentages  of the lesser of the  appraised  value of the  property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums.  In addition,  FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235,  assistance  payments are paid by HUD to the  mortgagee on behalf of eligible  borrowers for as long as the borrowers  continue to be eligible  for the  payments.  To be eligible,  a borrower  must be part of a family,  have income  within the limits  prescribed by HUD at the time of initial  occupancy,  occupy the property and meet  requirements for  recertification  at least annually.

         The  regulations  governing  these  programs  provide that  insurance  benefits are payable  either on  foreclosure,  or other acquisition of  possession,  and  conveyance of the mortgaged  premises to HUD or on assignment of the defaulted  mortgage loan to HUD.
The FHA insurance that may be provided  under these  programs on the conveyance of the home to HUD is equal to 100% of the  outstanding principal  balance of the mortgage loan, plus accrued  interest,  as described below, and certain  additional costs and expenses.  When entitlement  to insurance  benefits  results from  assignment of the mortgage loan to HUD, the insurance  payment is computed as of the date of the assignment and includes the unpaid principal  amount of the mortgage loan plus mortgage  interest accrued and unpaid to the assignment date.

         When  entitlement to insurance  benefits  results from  foreclosure (or other  acquisition of possession) and conveyance,  the insurance  payment is equal to the unpaid principal  amount of the mortgage loan,  adjusted to reimburse the mortgagee for certain tax, insurance and similar  payments made by it and to deduct certain  amounts  received or retained by the mortgagee  after  default,  plus reimbursement not to exceed two-thirds of the mortgagee's  foreclosure  costs. [Add disclosure  regarding any FHA insurance relating to offered certificates.]

         VA Mortgage Guaranty

         [___]% of the mortgage loans have a VA mortgage  guaranty.  The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran,  or, in certain  instances,  his or her spouse, to obtain a mortgage loan guaranty by the VA, covering  mortgage  financing of the purchase of a one- to  four-family  dwelling  unit to be occupied as the  veteran's  home,  at an interest  rate not  exceeding the maximum  rate in effect at the time the loan is made,  as  established  by HUD.  The  program  has no limit on the amount of a mortgage loan,  requires no down payment from the  purchaser  and permits the guaranty of mortgage  loans with terms,  limited by the  estimated economic  life of the  property,  up to 30 years.  The maximum  guaranty  that may be issued by the VA under this program is 50% of the original  principal  amount of the mortgage loan up to a certain  dollar limit  established by the VA. The liability on the guaranty is reduced or increased pro rata with any  reduction or increase in the amount of  indebtedness,  but in no event will the amount  payable on the guaranty  exceed the amount of the original  guaranty.  Regardless of the dollar and percentage  limitations of the guaranty,  a mortgagee will ordinarily  suffer a monetary loss only when the difference  between the unsatisfied  indebtedness and the proceeds of a foreclosure  sale of  mortgaged  premises is greater than the original  guaranty as  adjusted.  The VA may, at its option,  and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

         Since there is no limit imposed by the VA on the  principal  amount of a  VA-guaranteed  mortgage loan but there is a limit on the amount of the VA guaranty,  additional  coverage under a primary mortgage  insurance policy may be required by the depositor for VA loans  in  excess  of  certain  amounts.  The  amount  of  additional  coverage  for the VA  mortgage  loans in this  mortgage  pool is
$[__________].]

Additional Information

         The  description in this  prospectus  supplement of the mortgage pool and the mortgaged  properties is based upon the mortgage pool as  constituted  at the close of business on the cut-off  date, as adjusted for the  scheduled  principal  payments due during the month of the cut-off  date.  Prior to the  issuance of the offered  certificates,  the  depositor  may remove  mortgage  loans from the mortgage  pool as a result of incomplete or defective  documentation,  or if it determines  that the mortgage loan does not satisfy the characteristics  described in this  prospectus  supplement.  The depositor may also add a limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered  certificates  in  substitution  for removed loans.  The information in this prospectus  supplement will be substantially  representative of the characteristics of the mortgage pool as it will be constituted at the time the offered  certificates  are issued,  although the range of mortgage rates and maturities and some other  characteristics of the mortgage  loans in the  mortgage  pool may vary.  In the event  mortgage  loans are removed  from or added to the mortgage  pool after the date hereof prior to the closing and any  material  pool  characteristics  of the actual  mortgage  pool differ by 5% or more from the  description of the mortgage pool in this  prospectus  supplement,  a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

         A current  report on Form 8-K will be available to  purchasers  of the offered  certificates  and will be filed by the issuing entity,  in its own name,  together  with the pooling and servicing  agreement,  with the  Securities  and Exchange  Commission  within fifteen days after the initial issuance of the offered certificates.

                                              [The Yield Maintenance Agreement Provider]

         [The [_____________]  referred to in this prospectus supplement as the yield maintenance agreement provider,  has supplied the following information for inclusion in this prospectus supplement.

         [NAME], will be the yield maintenance  agreement provider.  [NAME] is a bankruptcy remote derivatives  products  [corporation]
[limited  liability  company] based in [_________] that has been established as a wholly owned subsidiary of [___________].  [NAME] has a ratings  classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors  Service.  [NAME] will provide upon request, without  charge,  to each person to whom this  prospectus  supplement  is  delivered,  a copy of (i) the ratings  analysis from each of
Standard & Poor's and Moody's  Investors Service  evidencing those respective  ratings or (ii) the most recent audited annual financial statements of [NAME]

         Requests for information should be directed to the [______________].]

         The  depositor  has  determined  that the  significance  percentage  of payments  under the yield  maintenance  agreement,  as calculated in accordance  with  Regulation AB under the  Securities Act of 1933, [is less than 10%] [is at least 10% but less than 20%]
[is 20% or more].  [Add  financial  information  required under Item 1115 of Regulation  AB, if the  significance  percentage is 10% or more].

                                                    Description of the Certificates

General

         The  certificates  will be  issued  pursuant  to the  pooling  and  servicing  agreement.  The  following  summaries  describe provisions  of the pooling and  servicing  agreement.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

         The certificates will include the following eighteen classes:

        o        Class A-1,  Class A-2  and  Class A-3  Certificates,  which  together  are  sometimes  referred  to  as  the  Class A
                 Certificates;

        o        Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,
                 which together are sometimes referred to as the Class M Certificates;

        o        Class B-1,  Class B-2  and  Class B-3  Certificates,  which  together  are  sometimes  referred  to  as  the  Class B
                 Certificates;

        o        Class SB Certificates; and

        o        Class R-I and Class R-II Certificates, referred to collectively in this prospectus supplement as the Class R Certificates.

         Only the Class A and Class M Certificates are offered by this prospectus supplement.

         The  certificates  in the  aggregate  will  evidence the entire  beneficial  ownership  interest in the trust.  The trust will consist of:

        o        the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

        o        those assets as from time to time  identified as deposited in respect of the mortgage loans in the Custodial  Account and in the Payment Account as belonging to the trust;

        o        property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

        o        any applicable standard hazard insurance policies and primary insurance policies;

        o        the yield maintenance agreement; and

        o        all proceeds of the foregoing.

         The Class A and Class M-1  Certificates  will be issued in minimum  denominations of $100,000 and integral  multiples of $1 in excess of $100,000. The Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.

Glossary of Terms

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         Accrued Certificate  Interest—With  respect to any class of offered certificates and any distribution date, an amount equal to interest  accrued  during  the  related  Interest  Accrual  Period  on its  Certificate  Principal  Balance  immediately  prior to that distribution  date at the related  Pass-Through Rate for that  distribution  date, less any interest  shortfalls on the mortgage loans, including  Relief Act Shortfalls.  These reductions will be allocated to the offered  certificates on a pro rata basis,  based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

         Accrued  Certificate  Interest  on the  Class A,  Class M  and  Class B  Certificates  will also be  reduced  by any  interest shortfalls  resulting  from the failure of the yield  maintenance  agreement  provider to make any  required  payments  under the yield maintenance  agreement.  Such  shortfalls  will be allocated on a pro rata basis based upon the amount of interest,  if any,  that each class of Class A, Class M and Class B Certificates was entitled to, but did not receive, under the yield maintenance agreement.

         In  addition  to the  foregoing,  Accrued  Certificate  Interest  on any class of offered  certificates  may be reduced by the interest  portion of Realized  Losses on the mortgage loans that are not covered by Excess Cash Flow or  overcollateralization  and are allocated to that class of certificates as described in
"—Allocation of Losses" below.

         In addition,  Accrued  Certificate  Interest  will be reduced by Prepayment  Interest  Shortfalls to the extent not covered by
Eligible Servicer Compensation as described in "—Interest Distributions" below.

         Accrued  Certificate  Interest will be calculated  on the basis of the actual number of days in the related  Interest  Accrual
Period and a 360-day year.

         Available  Distribution  Amount—With  respect to any distribution  date, an amount equal to the sum of the following  amounts, net of amounts reimbursable therefrom to the servicer and any subservicer:

        o         the  aggregate  amount of  scheduled  payments on the  mortgage  loans due during the related due period and received on or prior to the related  determination  date, after deduction of the related servicing fees in respect of the mortgage loans;

        o         unscheduled  payments,   including  mortgagor  prepayments  on  the  mortgage  loans,   Insurance  Proceeds,
                  Liquidation  Proceeds and  Subsequent  Recoveries  from the mortgage  loans,  and proceeds  from  repurchases  of and substitutions for the mortgage loans occurring during the preceding calendar month;

        o        all Advances made for that distribution date; and

        o         any amounts received pursuant to the yield maintenance agreement,  but only to the extent used to cover some
                  Accrued Certificate Interest or Basis Risk Shortfalls as described in this prospectus supplement.

         In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage loans, not including mortgagor prepayments,  the servicer may elect to treat these  amounts as included in the  Available  Distribution  Amount for that  distribution date  in the  month  of  receipt,  but is not  obligated  to do so.  As  described  in this  prospectus  supplement  under  "—Principal
Distributions,"  any amount with  respect to which this  election  is made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of principal  and interest  distributions  to any class of certificates.

         Basis  Risk  Shortfall—With  respect  to any  distribution  date  on  which  the Net WAC  Cap  Rate is used to  determine  the
Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of  (x) Accrued  Certificate  Interest for that class calculated at a per annum rate equal to the least of  (1) One-Month  LIBOR plus the related  Margin,  (2) the Weighted  Average Maximum
Net Mortgage Rate and (3) 11.00%,  over (y) Accrued  Certificate  Interest for that class  calculated  using the Net WAC Cap Rate; plus any unpaid Basis Risk Shortfalls from prior  distribution  dates,  plus interest  thereon to the extent not previously paid from Excess
Cash Flow, at a per annum rate equal to the least of  (1) One-Month  LIBOR plus the related  Margin,  (2) the Weighted  Average Maximum
Net Mortgage  Rate and (3) 11.00%.  In  addition,  any interest  rate  shortfalls  allocated to that class caused by the failure of the yield  maintenance  agreement  provider to make  required  payments  pursuant  to the yield  maintenance  agreement  will be Basis Risk
Shortfalls payable in the amounts and priority described under "—Overcollateralization Provisions" below.

         Capitalization  Reimbursement  Amount—With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the  outstanding  principal  balance of the mortgage  loans during the  preceding  calendar  month and  reimbursed to the servicer on or prior to that distribution date.

         Certificate  Principal  Balance—With  respect to any class of offered  certificates  and as of any date of  determination,  an amount  equal to its initial  certificate  principal  balance,  reduced by the  aggregate  of (a) all amounts  allocable  to  principal previously  distributed  with respect to that class of  certificates  and (b) any reductions in its  Certificate  Principal  Balance in connection  with the allocation of Realized  Losses in the manner  described in this  prospectus  supplement.  The initial  Certificate
Principal  Balance of the Class SB  Certificates is equal to the excess,  if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans over (b) the initial aggregate  Certificate  Principal Balance of the Class A,  Class M and Class B Certificates;
provided,  that with  respect  to any  distribution  date,  the  Certificate  Principal  Balances  of the Class A,  Class M and Class B
Certificates  will  be  increased,  in  each  case to the  extent  of  Realized  Losses  previously  allocated  thereto  and  remaining unreimbursed,  to the extent of Subsequent Recoveries in the following order of priority: first to the Class A Certificates,  pro rata, based on the amount of Realized Losses previously allocated thereto and remaining  unreimbursed,  and then to the Class M-1, Class M-2,
Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1, Class B-2 and Class B-3  Certificates,  in that order.

         Class A  Principal  Distribution  Amount—With  respect to any distribution  date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that distribution date, the Principal  Distribution  Amount for that distribution date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the Principal Distribution Amount for that distribution date; and

        o         the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and
                  (2) the aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

         Class B-1  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal Distribution Amount,  Class M-3 Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal
Distribution  Amount,   Class M-6  Principal  Distribution  Amount,   Class M-7  Principal  Distribution  Amount,  Class M-8  Principal
Distribution  Amount and  Class M-9  Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal  Distribution Amount,
                  Class M-6 Principal Distribution Amount,  Class M-7 Principal  Distribution Amount,  Class M-8 Principal Distribution
                  Amount and Class M-9 Principal Distribution Amount; and

        o         the excess, if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A  Certificates
                  and Class M  Certificates (after taking into account the distribution of the Class A Principal  Distribution  Amount,
                  Class M-1 Principal Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3 Principal Distribution
                  Amount,  Class M-4 Principal  Distribution  Amount,  Class M-5  Principal  Distribution  Amount,  Class M-6 Principal
                  Distribution Amount,  Class M-7 Principal Distribution Amount,  Class M-8 Principal Distribution Amount and Class M-9
                  Principal  Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-1
                  Certificates  immediately  prior  to that  distribution  date  over  (B) the  lesser  of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the  mortgage  loans  after  giving  effect  to  distributions  to be made on that  distribution  date,  less  the
                  Overcollateralization Floor.

         Class B-2  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal Distribution Amount,  Class M-3 Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal
Distribution  Amount,   Class M-6  Principal  Distribution  Amount,   Class M-7  Principal  Distribution  Amount,  Class M-8  Principal
Distribution  Amount,  Class M-9  Principal  Distribution  Amount and Class B-1  Principal  Distribution Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal  Distribution Amount,
                  Class M-6 Principal Distribution Amount,  Class M-7 Principal  Distribution Amount,  Class M-8 Principal Distribution
                  Amount, Class M-9 Principal Distribution Amount and Class B-1 Principal Distribution Amount; and

        o         the excess, if any, of (A) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A  Certificates,
                  Class M Certificates and Class B-1  Certificates (after taking into account the distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal  Distribution Amount,
                  Class M-6 Principal Distribution Amount,  Class M-7 Principal  Distribution Amount,  Class M-8 Principal Distribution
                  Amount,  Class M-9 Principal  Distribution  Amount and Class B-1 Principal  Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B-2 Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage  and (2) the  aggregate
                  Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution date and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

         Class B-3  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal Distribution Amount,  Class M-3 Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal
Distribution  Amount,   Class M-6  Principal  Distribution  Amount,   Class M-7  Principal  Distribution  Amount,  Class M-8  Principal
Distribution  Amount,  Class M-9  Principal  Distribution  Amount,  Class B-1  Principal  Distribution  Amount and Class B-2  Principal
Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  distribution  date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal  Distribution Amount,
                  Class M-6 Principal Distribution Amount,  Class M-7 Principal  Distribution Amount,  Class M-8 Principal Distribution
                  Amount,  Class M-9 Principal  Distribution  Amount,  Class B-1 Principal  Distribution Amount and Class B-2 Principal
                  Distribution Amount; and

        o         the excess, if any, of (A) the sum of (1) the aggregate  Certificate  Principal Balance of the Class A  Certificates,
                  Class M Certificates,  Class B-1  Certificates and Class B-2 Certificates (after taking into account the distribution of  the  Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class M-2  Principal
                  Distribution Amount,  Class M-3 Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5
                  Principal  Distribution Amount,  Class M-6 Principal  Distribution Amount,  Class M-7 Principal  Distribution Amount,
                  Class M-8 Principal Distribution Amount,  Class M-9 Principal  Distribution Amount,  Class B-1 Principal Distribution
                  Amount and Class B-2  Principal  Distribution  Amount for that distribution  date) and (2) the Certificate  Principal
                  Balance of the Class B-3  Certificates  immediately  prior to that  distribution  date over (B) the lesser of (x) the product of (1) the  applicable  Subordination  Percentage  and  (2) the  aggregate  Stated  Principal  Balance of the mortgage  loans after giving  effect to  distributions  to be made on that  distribution  date and (y) the  aggregate
                  Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution date, less the Overcollateralization Floor.

         Class M-1  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after  distribution of the Class A Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger
Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount; and

        o          the excess, if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A  Certificates
                  (after taking into account the distribution of the Class A Principal  Distribution Amount for that distribution date)
                  and (2) the Certificate Principal Balance of the Class M-1  Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate  Stated
                  Principal  Balance of the mortgage loans after giving effect to  distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

         Class M-2  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal  Distribution Amount and Class M-1 Principal  Distribution Amount or (ii)
on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount and Class M-1 Principal Distribution Amount; and

        o         the excess, if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A  Certificates
                  and Class M-1  Certificates (after taking into account the distribution of the Class A Principal  Distribution Amount and Class M-1 Principal  Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-2 Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
                  the applicable  Subordination  Percentage and (2) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the  mortgage  loans  after  giving  effect  to  distributions  to be made on that  distribution  date,  less  the
                  Overcollateralization Floor.

         Class M-3  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution  date after  distribution of the Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount and
Class M-2  Principal  Distribution  Amount  or  (ii) on  or after  the  Stepdown  Date if a  Trigger  Event is not in  effect  for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount; and

        o         the excess, if any, of (A) the sum of (1) the aggregate Certificate  Principal Balance of the Class A,  Class M-1 and
                  Class M-2  Certificates  (after taking into account the distribution of the Class A  Principal  Distribution  Amount,
                  Class M-1 Principal  Distribution Amount and Class M-2 Principal  Distribution Amount for that distribution date) and
                  (2) the Certificate Principal Balance of the Class M-3 Certificates  immediately prior to that distribution date over
                  (B) the  lesser of (x) the  product of (1) the  applicable  Subordination  Percentage  and (2) the  aggregate  Stated
                  Principal  Balance of the mortgage loans after giving effect to  distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

         Class M-4  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal  Distribution Amount and Class M-3 Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount and Class M-3
                  Principal Distribution Amount; and

        o         the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A,  Class M-1,
                  Class M-2  and  Class M-3  Certificates  (after  taking  into  account  the  distribution  of the  Class A  Principal
                  Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2 Principal Distribution Amount and Class M-3
                  Principal  Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4
                  Certificates  immediately  prior  to that  distribution  date  over  (B) the  lesser  of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the aggregate  Stated  Principal  Balance of the mortgage  loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the  mortgage  loans  after  giving  effect  to  distributions  to be made on that  distribution  date,  less  the
                  Overcollateralization Floor.

         Class M-5  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount and Class M-4  Principal  Distribution Amount or (ii) on or
after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal Distribution Amount and Class M-4 Principal Distribution Amount; and

        o         the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A,  Class M-1,
                  Class M-2,  Class M-3 and Class M-4 Certificates (after taking into account the distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution  Amount and Class M-4  Principal  Distribution Amount for that distribution date) and (2) the
                  Certificate Principal Balance of the Class M-5 Certificates  immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal
                  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate  Stated  Principal  Balance of the mortgage loans after giving effect to  distributions  to be made on that distribution date, less the Overcollateralization Floor.

         Class M-6  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount and Class M-5
Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  distribution  date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount;
                  and

        o         the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A,  Class M-1,
                  Class M-2,  Class M-3,  Class M-4  and Class M-5  Certificates  (after  taking into account the  distribution  of the
                  Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution
                  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution Amount and Class M-5 Principal
                  Distribution  Amount  for  that  distribution  date)  and (2) the  Certificate  Principal  Balance  of the  Class M-6
                  Certificates  immediately  prior  to that  distribution  date  over  (B) the  lesser  of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the aggregate  Stated  Principal  Balance of the mortgage  loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the  mortgage  loans  after  giving  effect  to  distributions  to be made on that  distribution  date,  less  the
                  Overcollateralization Floor.

         Class M-7  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal Distribution Amount,  Class M-3 Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal
Distribution  Amount and  Class M-6  Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal Distribution Amount and
                  Class M-6 Principal Distribution Amount; and

        o         the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A,  Class M-1,
                  Class M-2,  Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution
                  Amount,  Class M-3 Principal  Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  Class M-5 Principal
                  Distribution Amount and Class M-6  Principal  Distribution Amount for that distribution date) and (2) the Certificate
                  Principal  Balance of the Class M-7  Certificates  immediately prior to that distribution date over (B) the lesser of
                  (x) the product of (1) the applicable  Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage  loans after giving  effect to  distributions  to be made on that  distribution  date and (y) the  aggregate
                  Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution date, less the Overcollateralization Floor.

         Class M-8  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal Distribution Amount,  Class M-3 Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal
Distribution  Amount,  Class M-6  Principal  Distribution  Amount and Class M-7  Principal  Distribution Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal  Distribution Amount,
                  Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount; and

        o         the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A,  Class M-1,
                  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6 and Class M-7  Certificates  (after taking into account the distribution of the Class A  Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,  Class M-2
                  Principal  Distribution Amount,  Class M-3 Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,
                  Class M-5  Principal   Distribution  Amount,   Class M-6  Principal   Distribution  Amount  and  Class M-7  Principal
                  Distribution  Amount  for  that  distribution  date)  and (2) the  Certificate  Principal  Balance  of the  Class M-8
                  Certificates  immediately  prior  to that  distribution  date  over  (B) the  lesser  of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the  aggregate  Stated  Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution  date and (y) the aggregate Stated Principal  Balance of the  mortgage  loans  after  giving  effect  to  distributions  to be made on that  distribution  date,  less  the
                  Overcollateralization Floor.

         Class M-9  Principal  Distribution  Amount—With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  distribution  date, the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal Distribution Amount,  Class M-1 Principal Distribution Amount,  Class M-2
Principal Distribution Amount,  Class M-3 Principal Distribution Amount,  Class M-4 Principal Distribution Amount,  Class M-5 Principal
Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  Class M-7  Principal  Distribution  Amount and Class M-8  Principal
Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that  distribution  date, the lesser of:

        o         the remaining  Principal  Distribution  Amount for that distribution date after distribution of the Class A Principal
                  Distribution Amount,  Class M-1 Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,  Class M-3
                  Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,  Class M-5 Principal  Distribution Amount,
                  Class M-6  Principal   Distribution  Amount,   Class M-7  Principal   Distribution  Amount  and  Class M-8  Principal
                  Distribution Amount; and

        o         the excess,  if any, of (A) the sum of (1) the aggregate  Certificate  Principal  Balance of the Class A,  Class M-1,
                  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7 and Class M-8  Certificates  (after taking into account the distribution of the Class A Principal  Distribution  Amount,  Class M-1  Principal  Distribution  Amount,
                  Class M-2 Principal Distribution Amount,  Class M-3 Principal  Distribution Amount,  Class M-4 Principal Distribution
                  Amount,  Class M-5 Principal  Distribution  Amount,  Class M-6  Principal  Distribution  Amount,  Class M-7 Principal
                  Distribution Amount and Class M-8  Principal  Distribution Amount for that distribution date) and (2) the Certificate
                  Principal  Balance of the Class M-9  Certificates  immediately prior to that distribution date over (B) the lesser of
                  (x) the product of (1) the applicable  Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage  loans after giving  effect to  distributions  to be made on that  distribution  date and (y) the  aggregate
                  Stated Principal  Balance of the mortgage loans after giving effect to distributions to be made on that  distribution date, less the Overcollateralization Floor.

         Eligible  Servicing  Compensation—With  respect to any distribution  date, an amount equal to the lesser of (a) one-twelfth of
[_____]% of the Stated Principal  Balance of the mortgage loans  immediately  preceding that  distribution  date and (b) the sum of the servicing  fee payable to the servicer in respect of its  servicing  activities  and  reinvestment  income  received by the servicer on amounts payable with respect to that distribution date with respect to the mortgage loans.

         Excess Cash  Flow—With  respect to any  distribution  date,  an amount equal to the sum of (a) the excess of (i) the Available
Distribution  Amount for that  distribution date over (ii) the sum of (A) the Interest  Distribution  Amount for that distribution date and (B) the Principal  Remittance  Amount for that  distribution  date to the extent not applied to the distribution of interest on the certificates and (b) the Overcollateralization Reduction Amount, if any, for that distribution date.

         Excess  Overcollateralization  Amount—With respect to any distribution date, the excess, if any, of the  Overcollateralization
Amount on that distribution date over the Required Overcollateralization Amount for that distribution date.

         Interest Accrual  Period—With  respect to the distribution  date in [________],  the period commencing on the closing date and ending on the day preceding the distribution  date in [______],  and with respect to any distribution  date after the distribution date in  [_________],  the  period  commencing  on the  distribution  date in the  month  immediately  preceding  the  month in  which  that distribution date occurs and ending on the day preceding that distribution date.

         Interest  Distribution  Amount—With respect to any distribution date, the aggregate amount of Accrued Certificate  Interest to be  distributed  to the  holders  of the  Class A,  Class M  and  Class B  Certificates  for that  distribution  date plus any  Accrued
Certificate Interest remaining unpaid from any prior distribution date.

         Margin—With respect to the Class A, Class M and Class B Certificates, the related margin set forth in the table below:

                                                                     Related Margins
                    Class                                (1)                                 (2)
                     A-1
                     A-2
                     A-3
                     M-1
                     M-2
                     M-3
                     M-4
                     M-5
                     M-6
                     M-7
                     M-8
                     M-9
                     B-1
                     B-2
                     B-3
_____________________
(1)      Initially.
(2)      On and after the second distribution date after the first possible optional termination date for the mortgage loans.

         Monthly Ceiling Rate— With respect to the Class A,  Class M and Class B  Certificates and each  distribution date beginning on the distribution date in [___________] and ending on the distribution date in [__________], a rate equal to [____]%.

         Monthly Strike Rate— With respect to the Class A, Class M and Class B Certificates and each distribution date beginning on the distribution date in [_________] and ending on the distribution date in [_________], the related rate set forth next to such distribution date in the table below:

          Distribution Date           Monthly Strike Rate        Distribution Date           Monthly Strike Rate

         Net Mortgage  Rate—With  respect to any mortgage  loan,  the mortgage rate thereon minus the rates at which the servicing fees accrue.

         Net WAC Cap Rate—With  respect to any  distribution  date, a per annum rate equal to the weighted  average of the Net Mortgage
Rates of the  mortgage  loans as of the end of the calendar  month  immediately  preceding  the month in which such  distribution  date occurs,  multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period,  as adjusted to account for payments required to be made under the yield maintenance agreement, if any.

         One-Month  LIBOR—The  London  interbank  offered rate for one-month  United States Dollar deposits  determined as described in this prospectus supplement.

         Overcollateralization  Amount—With  respect to any  distribution  date, the excess,  if any, of the aggregate Stated Principal
Balance of the mortgage  loans before  giving  effect to  distributions  of principal to be made on that  distribution  date,  over the aggregate  Certificate  Principal Balance of the Class A,  Class M and Class B Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

         Overcollateralization  Floor—An amount equal to [____]% of the aggregate Stated Principal  Balance of the mortgage loans as of the cut-off date.

         Overcollateralization  Increase  Amount—With respect to any distribution date, an amount equal to the lesser of (i) the Excess
Cash Flow available for distribution of the  Overcollateralization  Increase Amount for that  distribution date and (ii) the excess, if any, of (x) the Required  Overcollateralization  Amount for that distribution date over (y) the  Overcollateralization  Amount for that distribution date.

         Overcollateralization  Reduction  Amount—With  respect to any  distribution  date for which the  Excess  Overcollateralization
Amount is, or would be, after taking into account all other  distributions to be made on that distribution  date, greater than zero, an amount  equal to the  lesser  of (i) the  Excess  Overcollateralization  Amount  for  that  distribution  date  and (ii) the  Principal
Remittance Amount for that distribution date.

         Pass-Through  Rate—With respect to the Class A,  Class M and Class B  Certificates and any distribution date, a per annum rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) the Net WAC Cap Rate and (iii) [_____]%.

         Prepayment  Interest  Shortfalls—With  respect to any distribution  date, the aggregate  shortfall,  if any, in collections of interest  resulting  from mortgagor  prepayments  on the mortgage loans during the preceding  calendar  month.  These  shortfalls  will result because  interest on prepayments in full is distributed  only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the outstanding  principal balance of the mortgage loans as of the due date  immediately  preceding  the date of  prepayment.  No  assurance  can be given  that  the  amounts  available  to cover
Prepayment Interest Shortfalls will be sufficient  therefor.  See "—Interest  Distributions,"  "—Overcollateralization  Provisions" and
"Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         Principal  Distribution  Amount—  With respect to any  distribution  date,  the lesser of (a) the excess of (x) the  Available
Distribution Amount over (y) the Interest Distribution Amount and (b) the sum of the following:

(i)      the  principal  portion of all  scheduled  monthly  payments on the mortgage  loans  received or advanced  with respect to the related due period;

(ii)     the  principal  portion of all  proceeds of the  repurchase  of mortgage  loans,  or, in the case of a  substitution,  amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii)    the principal  portion of all other  unscheduled  collections  received on the mortgage  loans during the  preceding  calendar month other than Subsequent Recoveries,  including, without limitation,  Insurance Proceeds,  Liquidation Proceeds and full and partial
Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv)     the lesser of (a)  Subsequent  Recoveries  for that  distribution  date and (b) the principal  portion of any Realized  Losses allocated to any class of offered certificates (or the Class B Certificates) on a prior distribution date and remaining unpaid;

(v)      the  principal  portion of any  Realized  Losses  incurred,  or deemed to have been  incurred,  on any  mortgage  loans in the calendar month  preceding that  distribution  date to the extent  covered by Excess Cash Flow for that  distribution  date as described under "—Overcollateralization Provisions" below; and

(vi)                       the lesser of (a) the Excess  Cash Flow for that  distribution  date,  to the  extent not used  pursuant  to clauses  (iv) and (v) above on such  distribution  date,  and (b) the  amount of any  Overcollateralization  Increase  Amount  for that distribution date;

         minus

(vii)    the amount of any Overcollateralization Reduction Amount for that distribution date; and

(viii)   any Capitalization Reimbursement Amount.

                  In no event will the Principal  Distribution  Amount on any  distribution  date be less than zero or greater than the outstanding aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates.

         Principal  Remittance  Amount—With  respect to any  distribution  date,  the sum of the amounts  described in clauses  (b)(i),
(b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         Realized Loss—As to any defaulted  mortgage loan that is finally  liquidated the portion of the Stated Principal  Balance plus accrued and unpaid  interest  remaining after  application of all amounts  recovered,  net of amounts  reimbursable to the servicer for related  Advances,  Servicing  Advances and other expenses,  towards  interest and principal owing on the mortgage loan. For a mortgage loan the principal  balance of which has been reduced in connection with  bankruptcy  proceedings,  the amount of the reduction.  As to any mortgage  loan that has been the subject of a Debt Service  Reduction,  the amount of the  reduction.  For a mortgage loan that has been modified,  following a default or if a default was  reasonably  foreseeable,  the amount of principal that has been forgiven,  the amount by which a monthly  payment has been  reduced due to a reduction of the  interest  rate,  and any  Servicing  Advances  that are forgiven and  reimbursable  to the servicer.  To the extent the servicer  receives  Subsequent  Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

         Record Date—With  respect to any class of certificates  and any  distribution  date, the close of business on the day prior to that distribution date.

         Relief Act  Shortfalls—Interest  shortfalls  resulting from the application of the  Servicemembers  Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or any similar legislation or regulations.

         Required  Overcollateralization  Amount—With respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to [___]% of the aggregate  Stated  Principal  Balance of the mortgage  loans as of the cut-off date,  and (b) on or after the Stepdown
Date, the greater of (i) an amount equal to [___]% of the aggregate  outstanding  Stated Principal  Balance of the mortgage loans after giving effect to distributions made on that distribution date and (ii) the  Overcollateralization  Floor; provided,  however, that if a
Trigger Event is in effect,  the Required  Overcollateralization  Amount will be an amount equal to the Required  Overcollateralization
Amount from the immediately preceding distribution date.

         Senior Enhancement  Percentage—With  respect to any distribution date, the percentage  obtained by dividing (x) the sum of (i)
the aggregate  Certificate  Principal  Balance of the Class M and Class B  Certificates and (ii) the  Overcollateralization  Amount, in
each case prior to the  distribution  of the Principal  Distribution  Amount on such  distribution  date,  by (y) the aggregate  Stated
Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

         Sixty-Plus  Delinquency  Percentage—With  respect to any  distribution  date on or after the  Stepdown  Date,  the  arithmetic average,  for each of the three  distribution  dates ending with such  distribution  date, of the fraction,  expressed as a percentage, equal to (x) the aggregate Stated  Principal  Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that  distribution  date,  including  mortgage loans in foreclosure and REO, over (y) the aggregate  Stated  Principal
Balance of all of the mortgage loans immediately preceding that distribution date.

         Stated  Principal  Balance—With  respect  to any  mortgage  loan and as of any date of  determination,  (a) the sum of (i) the principal  balance  thereof as of the cut-off date after  payment of all scheduled  principal  payments due in the month of the cut-off date and (ii) any amount by which the outstanding  principal balance thereof has been increased  pursuant to a servicing  modification, minus  (b) the sum of (i) the aggregate of the principal  portion of the scheduled  monthly  payments due with respect to that mortgage loan during each due period  commencing  on the first due period after the cut-off  date and ending with the due period  related to the most recent  distribution  date which were received or with respect to which an advance was made, (ii) all principal  prepayments  with respect to such  mortgage  loan and all  Liquidation  Proceeds  and  Insurance  Proceeds,  to the extent  applied  by the  servicer  as recoveries of principal,  in each case which were distributed on any previous  distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         Stepdown  Date—The  distribution  date which is the earlier to occur of (a) the distribution  date  immediately  following the distribution date on which the aggregate  Certificate  Principal  Balance of the Class A  Certificates has been reduced to zero and (b)
the later to occur of (i) the  distribution  date in  [______]  and (ii) the first  distribution  date on which the Senior  Enhancement
Percentage is equal to or greater than [______]%.

         Subordination Percentage—With respect to any class of offered certificates, the respective percentage set forth in the table below.

                      Class              Percentage              Class              Percentage
                        A                                         M-7
                       M-1                                        M-8
                       M-2                                        M-9
                       M-3                                        B-1
                       M-4                                        B-2
                       M-5                                        B-3
                       M-6

         Trigger  Event—A  Trigger  Event is in effect with  respect to any  distribution  date if either (a) on or after the  Stepdown
Date, the Sixty-Plus  Delinquency  Percentage for that  distribution  date exceeds [_____]% or (b) on or after the distribution date in
[______],  the aggregate  amount of Realized  Losses on the mortgage loans as a percentage of the initial  aggregate  Stated  Principal
Balance of the mortgage loans as of the cut-off date exceeds the applicable amount set forth below:

          [_____] to [_____]:                    [___]% with respect to J [_______], plus an additional 1/12th of [____]% for each month thereafter.

          [_____] to [_____]:                    [_____]% with respect to [_______], plus an additional 1/12th of [___]% for each month thereafter.

          [_____] to [_____]:                    [___]% with respect to [______], plus an additional 1/12th of [____]% for each month thereafter.

          [_____] to [_____]:                    [____]%.

         Weighted  Average Maximum Net Mortgage  Rate—With  respect to any  distribution  date, the weighted average of the maximum Net
Mortgage Rates, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

         Yield  Maintenance  Agreement  Notional  Balance—  With  respect to the  Class A,  Class M and Class B  Certificates  and each distribution date beginning on the distribution  date in [_____] and ending on the distribution  date in [________],  the lesser of (1)
the aggregate  Certificate  Principal Balance of the Class A,  Class M and Class B Certificates  immediately prior to that distribution date and (2) the approximate amount specified below for that distribution date:

          Distribution Date          Notional Balance          Distribution Date               Notional Balance

Distributions on the Offered Certificates

         Distributions on the offered  certificates  will be made by the trustee  beginning in [________] on the 25th day of each month or the  following  business  day if the  25th is not a  business  day.  Each of these  dates is  referred  to as a  distribution  date.
Distributions  on the certificates  will be made to the persons in the names of which such  certificates are registered at the close of business on the related  Record  Date.  Distributions  will be made by check or money order  mailed to the address of the person  which appears on the certificate  register,  or upon the request of a holder owning  certificates having  denominations  aggregating at least
$1,000,000,  by wire transfer or  otherwise.  In the case of book-entry  certificates,  distributions  will be made by wire transfer to
DTC or its nominee in amounts  calculated on the  determination  date as described in this prospectus  supplement.  However,  the final distribution  relating to the certificates  will be made only upon  presentation and surrender of the certificates at the office or the agency of the trustee  specified  in the notice to holders of the final  distribution.  A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the [State of California,  Minnesota,  New York, Texas or Illinois] are required or authorized by law to be closed.

         With respect to any  distribution  date,  the due period is the calendar month in which the  distribution  date occurs and the determination  date is the 20th day of the month in which the  distribution  date occurs or, if the 20th day is not a business day, the immediately  succeeding  business  day.  The due date with respect to each  mortgage  loan is the date on which the  scheduled  monthly payment is due.

[Prefunding Account]

         [On the closing date,  the depositor  will deposit  approximately  $[_________],  such amount  referred to in this  prospectus supplement as the "prefunding  account deposit," into a segregated account maintained with the trustee,  referred to in this prospectus supplement as the  prefunding  account.  The  prefunding  account  deposit will be available  for the purchase of  subsequent  mortgage loans.  The prefunding  account deposit may be increased by an amount equal to the aggregate of the principal  balances of any proposed initial  mortgage  loans removed prior to the closing  date.  During the  prefunding  period,  the amount on deposit in the  prefunding account will be allocated for purchase of subsequent  mortgage loans from the depositor in accordance  with the  applicable  provisions of the pooling and servicing  agreement.  Subsequent  mortgage  loans  purchased by the trust and added to the trust on any date during the prefunding period (a "subsequent  transfer date"), must satisfy the criteria set forth in the pooling and servicing  agreement.  On the  distribution  date in [_______],  any remaining  amounts in the prefunding  account will be applied to reduce the Class  Principal
Balance of certain  classes of the offered  certificates  that are entitled to payments of principal.  Although it is intended that the principal  amount of subsequent  mortgage  loans sold to the trust will require  application  of  substantially  all of the  prefunding account deposit and it is not anticipated that there will be any material  principal  prepayments from amounts  remaining on deposit in the prefunding  account,  no assurance can be given that such a distribution will not occur on the distribution  date in [_______].  In any event, it is unlikely that the depositor will be able to deliver subsequent  mortgage loans with aggregate  principal balances that exactly  equal the amount of any  prefunding  account  deposit.  Amounts  on deposit in the  prefunding  account  will be  invested  in permitted  investments as defined in the pooling and servicing  agreement.  Such permitted  investments are required to mature no later than the business day prior to a subsequent  transfer  date and, in any case,  no later than the  [_________]  distribution  date.  All interest and any other  investment  earnings on amounts on deposit in the  prefunding  account will be  distributed to the depositor no later than the [______]  distribution  date. The prefunding  account will not be included as an asset of any REMIC created  pursuant to the pooling and servicing agreement.]

Interest Distributions

         On each distribution  date, holders of each class of Class A  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest  thereon for that  distribution  date, plus any Accrued  Certificate  Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount for that distribution date.

         On each  distribution  date,  holders  of each  class  of the  Class M  Certificates  will be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on such class, plus any Accrued  Certificate  Interest remaining unpaid from any prior distribution date, to the extent of the Available  Distribution  Amount remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a lower numerical designation.

         On each  distribution  date,  holders of the Class B  Certificates  will be entitled to receive  interest  distributions in an amount equal to the Accrued Certificate  Interest on such class, plus any Accrued Certificate  Interest remaining unpaid from any prior distribution  date,  to the extent of the  Available  Distribution  Amount  remaining  after  distributions  of interest to the Class A
Certificates and Class M Certificates.

         With respect to any distribution date, any Prepayment  Interest  Shortfalls during the preceding calendar month will be offset by the servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed Eligible Servicing Compensation.

         Any  Prepayment  Interest  Shortfalls  which  are not so  covered  will be  allocated  to the  Class A,  Class M  and  Class B
Certificates on a pro rata basis, in accordance  with the amount of Accrued  Certificate  Interest that would have accrued absent these shortfalls.  These  shortfalls  will accrue  interest at the applicable  Pass-Through  Rate, as adjusted from time to time, and will be paid,  together with interest thereon,  on that distribution date or future  distribution  dates only to the extent of Excess Cash Flow available therefor as described in  "—Overcollateralization  Provisions" below.  Relief Act Shortfalls will only be paid on the related distribution  date and only to the extent of Excess Cash Flow available  therefor as described in  "—Overcollateralization  Provisions"
below.

         If the  Pass-Through  Rate on any class of Class A,  Class M or Class B  Certificates is equal to the Net WAC Cap Rate,  Basis
Risk  Shortfalls will occur and will be reimbursed from Excess Cash Flow, to the extent  described in this prospectus  supplement.  See
"—Overcollateralization Provisions" below.

         The ratings  assigned to any class of offered  certificates  do not  address the  likelihood  of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls.

Determination of One-Month LIBOR

         With  respect  to each  Interest  Accrual  Period,  One-Month  LIBOR will equal the rate for one month  United  States  Dollar deposits  that  appears on the Dow Jones  Telerate  Screen Page 3750 as of 11:00 a.m.,  London time,  on the second LIBOR  business day immediately  prior to the  commencement of such Interest  Accrual Period.  That date of determination is referred to in this prospectus supplement as the LIBOR rate  adjustment  date.  Dow Jones Telerate  Screen Page 3750 means the display  designated as page 3750 on the
Bridge Telerate  Service,  or such other page as may replace page 3750 on that service for the purpose of displaying  London  interbank offered rates of major banks.  If the rate for  One-Month  LIBOR does not appear on Dow Jones  Telerate  Screen Page 3750, or any other page as may replace that page on that service,  or if the service is no longer offered,  on any other service for displaying  One-Month
LIBOR or comparable rates as may be selected by the trustee after  consultation with the servicer,  the rate will be the reference bank rate as described below.

         The  reference  bank rate will be determined on the basis of the rates at which  deposits in  U.S. Dollars  are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market,  selected by the trustee after  consultation with the servicer,  as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the
London interbank market for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal  Balance of the Class A,  Class M and Class B  Certificates.  The trustee will request the principal  London office of each of the reference  banks to  provide a  quotation  of its rate.  If at least two such  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on such date fewer than two  quotations are provided as requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation  with the servicer,  as of 11:00 a.m.,
New York  City  time,  on such  date,  for  loans in U.S.  Dollars  to  leading  European  banks for a period of one month in an amount approximately  equal to the  aggregate  Certificate  Principal  Balance of the Class A,  Class M and Class B  Certificates.  If no such quotations  can be  obtained,  the rate will be One-Month  LIBOR for the prior  distribution  date;  provided,  however,  if, under the priorities  described above,  One-Month LIBOR for a distribution  date would be based on One-Month LIBOR for the previous  distribution date for the third consecutive  distribution date, the trustee shall select an alternative  comparable index over which the trustee has no control,  used for determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise made available by an  independent  party.  LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking  institutions  in the city of London, England are required or authorized by law to be closed.

         For any Interest  Accrual Period,  the trustee will determine  One-Month LIBOR for that Interest Accrual Period on the related
LIBOR rate adjustment  date (or if the LIBOR rate  adjustment  date is not a business day, then on the next  succeeding  business day).
The establishment of One-Month LIBOR by the trustee and the trustee's  subsequent  calculation of the Pass-Through  Rates applicable to the Class A,  Class M and Class B  Certificates  for the relevant  Interest Accrual Period,  in the absence of manifest error,  will be final and binding.

Principal Distributions

         Holders of each class of Class A  Certificates  will be entitled to receive on each  distribution  date,  to the extent of the portion of the  Available  Distribution  Amount  remaining  after the  Interest  Distribution  Amount is  distributed,  a  distribution allocable to principal in the manner set forth below.

         The Class A  Principal  Distribution  Amount will be distributed to the Class A-1,  Class A-2 and Class A-3  Certificates,  in
that order, in each case until the Certificate Principal Balance thereof has been reduced to zero.

         Holders of the Class M-1  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution Amount remaining after the sum of the Interest  Distribution Amount and the Class A Principal  Distribution
Amount have been distributed,  the Class M-1 Principal  Distribution Amount, in reduction of the Certificate  Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-2  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount and the  Class M-1  Principal  Distribution  Amount have been  distributed,  the Class M-2  Principal  Distribution  Amount,  in
reduction of the Certificate  Principal Balance of that class,  until the Certificate  Principal Balance of that class has been reduced to zero.

         Holders of the Class M-3  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the Class M-1  Principal  Distribution  Amount and the Class M-2  Principal  Distribution  Amount have been  distributed,  the
Class M-3  Principal  Distribution  Amount,  in reduction of the  Certificate  Principal  Balance of that class,  until the Certificate
Principal Balance of that class has been reduced to zero.

         Holders of the Class M-4  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the  Class M-1  Principal  Distribution  Amount,  the Class M-2  Principal  Distribution  Amount and the  Class M-3  Principal
Distribution  Amount have been distributed,  the Class M-4  Principal  Distribution  Amount, in reduction of the Certificate  Principal
Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-5  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the  Class M-1  Principal   Distribution  Amount,  the  Class M-2  Principal  Distribution  Amount,  the  Class M-3  Principal
Distribution  Amount and the Class M-4  Principal  Distribution  Amount have been  distributed,  the Class M-5  Principal  Distribution
Amount,  in reduction of the Certificate  Principal  Balance of that class,  until the Certificate  Principal Balance of that class has been reduced to zero.

         Holders of the Class M-6  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the  Class M-1  Principal   Distribution  Amount,  the  Class M-2  Principal  Distribution  Amount,  the  Class M-3  Principal
Distribution  Amount,  the  Class M-4  Principal  Distribution  Amount  and the  Class M-5  Principal  Distribution  Amount  have  been distributed,  the Class M-6 Principal  Distribution Amount, in reduction of the Certificate  Principal Balance of that class, until the
Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-7  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the  Class M-1  Principal   Distribution  Amount,  the  Class M-2  Principal  Distribution  Amount,  the  Class M-3  Principal
Distribution  Amount, the Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution  Amount and the Class M-6
Principal  Distribution  Amount have been distributed,  the Class M-7  Principal  Distribution  Amount, in reduction of the Certificate
Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-8  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the  Class M-1  Principal   Distribution  Amount,  the  Class M-2  Principal  Distribution  Amount,  the  Class M-3  Principal
Distribution  Amount,  the  Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution  Amount,  the Class M-6
Principal  Distribution  Amount and the  Class M-7  Principal  Distribution  Amount  have been  distributed,  the  Class M-8  Principal
Distribution Amount, in reduction of the Certificate  Principal Balance of that class, until the Certificate  Principal Balance of that class has been reduced to zero.

         Holders of the Class M-9  Certificates will be entitled to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount remaining after the sum of the Interest  Distribution  Amount,  the Class A Principal  Distribution
Amount,  the  Class M-1  Principal   Distribution  Amount,  the  Class M-2  Principal  Distribution  Amount,  the  Class M-3  Principal
Distribution  Amount,  the  Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal  Distribution  Amount,  the Class M-6
Principal  Distribution Amount, the Class M-7 Principal  Distribution Amount and the Class M-8 Principal  Distribution Amount have been distributed,  the Class M-9 Principal  Distribution Amount, in reduction of the Certificate  Principal Balance of that class, until the
Certificate Principal Balance of that class has been reduced to zero.

Overcollateralization Provisions

         The pooling and servicing  agreement  requires that, on each  distribution  date, Excess Cash Flow, if any, be applied on that distribution  date,  but  only  in the  manner  and to the  extent  hereafter  described.  Excess  Cash  Flow  will be  applied  on any distribution date as follows:

                           first,  as part of the  Principal  Distribution  Amount,  to pay to the  holders of the Class A, Class M and
     Class B Certificates in reduction of their  Certificate  Principal  Balances,  the principal portion of Realized Losses previously allocated to reduce the  Certificate  Principal  Balance of any class of Class A, Class M or Class B  Certificates  and  remaining unreimbursed, but only to the extent of Subsequent Recoveries for that distribution date;

                  second,  as part of the Principal  Distribution  Amount,  the principal  portion of Realized  Losses  incurred on the mortgage loans for the preceding calendar month;

                  third, to pay the amount of any Overcollateralization Increase Amount as part of the Principal Distribution Amount;

                  fourth,  to pay to the  holders  of the  Class A,  Class M  and  Class B  Certificates,  pro rata  based  on  Accrued
     Certificate  Interest  otherwise  due  thereon,  the amount of any  Prepayment  Interest  Shortfalls  allocated  thereto  for that distribution date, to the extent not covered by the Eligible Servicing Compensation on that distribution date;

                                    fifth,  to pay the  holders of the  Class A,  Class M  and  Class B  Certificates,  any  Prepayment
     Interest  Shortfalls  remaining unpaid from prior distribution dates together with interest thereon,  on a pro rata basis based on unpaid Prepayment Interest Shortfalls previously allocated thereto;

                  sixth, to pay to the holders of the Class A  Certificates,  pro rata, then to the Class M  Certificates,  in order of priority, and then to the Class B Certificates, the amount of any Basis Risk Shortfalls;

                           seventh, to pay the holders of the Class A,  Class M and Class B Certificates,  the amount of any Relief Act
     Shortfalls  allocated thereto for that distribution date, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that distribution date;

                           eighth, to pay to the holders of the Class A Certificates,  pro rata, then to the Class M  Certificates,  in order of priority,  and then to the Class B  Certificates,  the  principal  portion of any Realized  Losses  previously  allocated thereto that remain unreimbursed; and

                           ninth,  to pay to the holders of the Class SB  Certificates  any balance  remaining,  in accordance with the terms of the pooling and servicing agreement.

         On any  distribution  date, any amounts payable  pursuant to clauses first and second above shall be included in the Principal
Distribution  Amount and shall be paid as described in "Principal  Distributions"  above. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A, Class M and Class B Certificates.

         In addition,  notwithstanding  the foregoing,  on any distribution  date after the distribution  date on which the Certificate
Principal Balance of a class of offered  certificates has been reduced to zero, that class of offered  certificates will be retired and will no longer be entitled to  distributions,  including  distributions  in respect of  Prepayment  Interest  Shortfalls  or Basis Risk
Shortfalls, as applicable.

         The pooling and servicing  agreement  requires that the Excess Cash Flow, to the extent available as described above,  will be applied as an accelerated distribution of principal on the Class A,  Class M and Class B Certificates,  to the extent that the Required
Overcollateralization  Amount exceeds the  Overcollateralization  Amount as of that  distribution date and in the order of priority set forth in this  prospectus  supplement.  The application of Excess Cash Flow to the  distribution  of principal on the Class A,  Class M and Class B  Certificates  has the effect of accelerating the  amortization of those  certificates  relative to the amortization of the mortgage loans.

         In the event that the Required  Overcollateralization  Amount is permitted to decrease or "step down" on a distribution  date, a portion of the principal  which would  otherwise be distributed to the holders of the Class A,  Class M and Class B  Certificates  on
that  distribution  date shall not be  distributed  to the  holders of those  certificates.  This has the  effect of  decelerating  the amortization of the Class A,  Class M and Class B Certificates  relative to the amortization of the mortgage loans, and of reducing the
Overcollateralization Amount.

Allocation of Losses

         Realized  Losses on the  mortgage  loans will be  allocated  or covered as  follows:  first,  to the Excess Cash Flow for that distribution  date;  second,  by a reduction  in the  Overcollateralization  Amount  until  reduced to zero;  third,  to the  Class B-3
Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-2  Certificates,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;  fifth,  to the Class B-1  Certificates,  until the Certificate
Principal  Balance thereof has been reduced to zero;  sixth, to the Class M-9  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;  seventh,  to the Class M-8  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;  eighth,  to the Class M-7  Certificates,  until the Certificate  Principal  Balance thereof has been reduced to zero;
ninth,  to the  Class M-6  Certificates,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;  tenth, to  the
Class M-5  Certificates,  until the  Certificate  Principal  Balance  thereof  has been  reduced to zero;  eleventh,  to the  Class M-4
Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3 Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; thirteenth,  to the Class M-2  Certificates,  until the Certificate
Principal  Balance  thereof has been reduced to zero;  fourteenth,  to the  Class M-1  Certificates,  until the  Certificate  Principal
Balance  thereof  has been  reduced  to zero;  and  fifteenth,  to all of the  Class A  Certificates  on a pro rata  basis,  until  the
Certificate Principal Balances thereof have been reduced to zero.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of  certificates  means an allocation to each of those  classes  of  certificates  on the basis of its then  outstanding  Certificate  Principal  Balance  prior to giving  effect to distributions to be made on that  distribution  date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued  Certificate  Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         With respect to any defaulted mortgage loan that is finally liquidated,  through foreclosure sale,  disposition of the related mortgaged property if acquired on behalf of the  certificateholders  by deed in lieu of foreclosure,  or otherwise,  the amount of loss realized,  if any, will equal the portion of the Stated Principal Balance remaining,  if any, plus interest thereon through the date of liquidation,  after application of all amounts recovered,  net of amounts  reimbursable to the servicer or the subservicer for Advances and expenses,  including  attorneys'  fees,  towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

         The principal portion of any Realized Loss, other than a Debt Service  Reduction,  allocated to any class of Class A,  Class M or Class B Certificates will be allocated in reduction of its Certificate  Principal Balance,  until the Certificate  Principal Balance of that  certificate  has been  reduced to zero.  The  interest  portion of any Realized  Loss,  other than a Debt  Service  Reduction, allocated to any class of Class A,  Class M or Class B  Certificates will be allocated in reduction of its Accrued Certificate Interest for the related  distribution  date.  In addition,  any  allocation  of Realized  Losses may be made by  operation of the  distribution priority for the certificates set forth in this prospectus supplement.

         In order to maximize the  likelihood  of  distribution  in full of amounts of interest  and  principal  to be  distributed  to holders of the  Class A  Certificates,  on each  distribution  date,  holders of each  class of  Class A  Certificates  have a right to distributions  of interest before  distributions  of interest to other classes of certificates  and  distributions  of principal before distributions of principal to other classes of certificates.  In addition,  overcollateralization,  the application of Excess Cash Flow and payments  received from the yield  maintenance  agreement will also increase the likelihood of  distribution  in full of amounts of interest and principal to the Class A Certificates on each distribution date.

         The  priority of  distributions  among the Class M  Certificates,  as described in this  prospectus  supplement,  also has the effect during certain periods,  in the absence of losses, of decreasing the percentage  interest in the trust evidenced by any class of
Class M  Certificates with a higher distribution  priority,  thereby  increasing,  relative to its Certificate  Principal Balance,  the subordination  afforded to such class of the Class M Certificates by  overcollateralization  and any class of Class M Certificates with a lower distribution priority.

         In addition,  instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the servicer to be in the best interest of the  certificateholders,  the servicer or subservicer may permit servicing  modifications of the  mortgage  loan  rather than  proceeding  with  foreclosure,  as  described  under  "Description  of the  Securities—Servicing  and
Administration of Loans" in the prospectus.  However the servicer's and subservicer's  ability to perform servicing  modifications will be  subject  to some  limitations,  including  but not  limited  to the  following.  Advances  and  other  amounts  may be added to the outstanding  principal  balance of a mortgage  loan only once during the life of a mortgage  loan.  Any amounts  added to the principal balance of the mortgage loan, or capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the term of the mortgage loan. All  capitalizations are to be implemented in accordance with the servicer's  underwriting  guidelines and may be implemented  only by  subservicers  that have been approved by the servicer for that purpose.  The final  maturity of any mortgage loan shall not be extended  beyond the assumed  final  distribution  date.  No servicing  modification  with respect to a mortgage loan will have the effect of reducing  the mortgage  rate below the lesser of (i) one-half of the mortgage  rate as in effect on the cut-off date and (ii) the rate at which the servicing are paid.  Further,  the aggregate  current principal balance of all mortgage loans subject to modifications  can be no more than five percent (5%) of the aggregate  principal  balance of the mortgage loans as of the cut-off date, but this limit may increase  from time to time, so long as written  confirmation  is obtained from each rating agency that the increase will not reduce the ratings  assigned to any class of offered  certificates  by that rating agency below the lower of the  then-current ratings assigned to those  certificates by that rating agency or the ratings  assigned to those  certificates as of the closing date by that rating agency.

Advances

         Prior to each  distribution  date,  the  servicer  is  required  to make  Advances  out of its own funds,  advances  made by a subservicer,  or funds held in the Custodial Account,  with respect to any distributions of principal and interest,  net of the related servicing  fees,  that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

         Advances are required to be made only to the extent that they,  in the good faith  judgment of the servicer,  are  recoverable from related late  collections,  Insurance  Proceeds or Liquidation  Proceeds.  The purpose of making Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure  against  losses.  The servicer  will not be required to make any Advances  with respect to  reductions in the amount of the  scheduled  monthly  payments on the mortgage  loans due to Debt Service
Reductions  or the  application  of the Relief Act or similar  legislation  or  regulations.  Any  failure by the  servicer  to make an
Advance as required  under the pooling and  servicing  agreement  will  constitute  an event of default under the pooling and servicing agreement,  in which case the trustee, as successor servicer,  will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be  reimbursable  to the servicer on a first priority basis from late  collections,  Insurance  Proceeds and
Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made.

         In  addition,  any  Advances  previously  made  which are  deemed by the  servicer  to be  nonrecoverable  from  related  late collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the servicer out of any funds in the Custodial Account prior to  distributions  on the offered  certificates.  Further,  Advances will also be reimbursable to the extent they have been added to the unpaid principal balance of the mortgage loans.

         In addition, see "Description of the Securities—Withdrawals from the Custodial Account" and "—Advances" in the prospectus.

         The pooling and servicing  agreement  provides that the servicer may enter into a facility with any person which provides that such person, or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances,  although no such facility will reduce or otherwise affect the servicer's  obligation to fund these Advances and/or Servicing  Advances.  No facility will require the consent of the  certificateholders  or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursements  would be made to the servicer if those advances  were funded by the  servicer,  but on a priority  basis in favor of the  advancing  person as opposed to the  servicer or any successor  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the servicer or any successor servicer.

[The Yield Maintenance Agreement]

         [The holders of the Class A,  Class M and Class B  Certificates  may benefit from a series of interest  rate cap payments from
[________________]  pursuant to a yield maintenance  agreement.  The yield maintenance  agreement is intended to partially mitigate for most of the  distribution  dates  occurring  before the 60th  distribution  date,  the  interest  rate risk that could  result from the difference  between (a) One-Month  LIBOR plus the related  Margin and (b) the Net WAC Cap Rate  (without any  adjustment to account for payments required to be made under the yield maintenance agreement, if any).

         On each distribution  date,  payments under the yield  maintenance  agreement will be made based on (a) an amount equal to the
Yield  Maintenance  Agreement  Notional  Balance  for that  distribution  date and (b) the  positive  excess  of (i) the  lesser of (x)
One-Month LIBOR and (y) the related Monthly  Ceiling Rate, over (ii) the related Monthly Strike Rate,  calculated on an  actual/360-day basis.

         Interest  shortfalls with respect to any distribution date caused by the failure of the yield maintenance  agreement  provider to make required payments pursuant to a yield maintenance  agreement will be deducted from Accrued Certificate  Interest on the related certificates  for that  distribution  date,  will become Basis Risk  Shortfalls  and will be payable solely in the amounts and priority described under
"—Overcollateralization Provisions" above.]

                                                  Yield and Prepayment Considerations

General

         The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

        o         The rate and timing of  principal  payments on the  mortgage  loans,  including  prepayments,  defaults  and liquidations, and repurchases due to breaches of representations and warranties;

        o         The allocation of principal distributions among the various classes of certificates;

        o         The rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

        o         The timing of the exercise by the servicer of an optional termination;

        o         The Pass-Through Rate on that class of offered certificates; and

        o         The purchase price paid for that class of offered certificates.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

         The yield to maturity and the aggregate  amount of  distributions  on each class of offered  certificates  will be affected by the rate and timing of principal  payments on the mortgage loans and the amount and timing of mortgagor  defaults resulting in Realized
Losses on the  mortgage  loans.  These  yields may be  adversely  affected  by a higher or lower  than  anticipated  rate of  principal payments on the mortgage  loans.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization schedules of the mortgage loans,  the rate and timing of Principal  Prepayments by the mortgagors,  liquidations  or  modifications  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of representations  and warranties.  The timing of changes in the rate of prepayments,  liquidations and purchases of the mortgage loans may significantly,  and the timing of Realized Losses on the mortgage loans will, affect the yield to an investor in the offered certificates,  even if the average rate of principal  distributions experienced  over time is consistent with an investor's  expectation.  Since the rate and timing of principal  payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus  supplement,  no assurance can be given as to the rate or the timing of principal distributions on the offered certificates entitled to distributions of principal.

         The mortgage loans may be prepaid by the  mortgagors at any time in full or in part,  although  approximately  [_____]% of the mortgage  loans  provide for payment of a  prepayment  charge.  Prepayment  charges may reduce the rate of  prepayment  on the mortgage loans until the end of the period during which these  prepayment  charges apply. See  "Description of the Mortgage  Pool—Mortgage  Loan
Characteristics"  in this prospectus  supplement.  Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly  provide for the collection of those charges.  As a result,  it is possible that  prepayment  charges and late fees may not be  collected  even on mortgage  loans that  provide for the  payment of these  charges.  In any case,  these  amounts  will not be available for distribution on the offered  certificates.  See "Certain Legal Aspects of the  Loans—Default  Interest and Limitations on
Prepayments"  in the  prospectus.  The  Class SB  Certificateholders  shall  receive the amount of any payments or  collections  in the nature of prepayment charges on the mortgage loans received by the servicer in respect of the related due period.

         The  mortgage  loans  typically  contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement  generally require the servicer or any  subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any  enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

         Prepayments,  liquidations  and  purchases  of the  mortgage  loans will  result in  distributions  to holders of the  offered certificates  of principal  amounts which would  otherwise be distributed  over the remaining  terms of those mortgage  loans.  Factors affecting  prepayment,  including  defaults and  liquidations,  of mortgage  loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment,  mortgagors'  net  equity in the  mortgaged  properties,  changes in the value of the  mortgaged  properties, mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates fell significantly below the  mortgage  rates on the mortgage  loans,  the rate of  prepayments,  including  refinancings,  would be expected to increase.
Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the  mortgage  loans will also affect the rate and timing of  principal  distributions  on the offered certificates.  In  general,  defaults  on  mortgage  loans  are  expected  to  occur  with  greater  frequency  in their  early  years.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations  on the  mortgage  loans will be affected by the general economic  condition of the region of the country in which the related mortgaged  properties are located.  The risk of delinquencies and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other factors, increasing unemployment or falling property values.  See "Risk Factors" in this prospectus supplement.

         A subservicer  may allow the  refinancing  of a mortgage loan by accepting  prepayments on the mortgage loans and permitting a new loan  secured by a mortgage on the same  property.  In the event of such a  refinancing,  the new loan would not be included in the trust and,  therefore,  the refinancing  would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the servicer will, from time to time,  implement  programs designed to encourage  refinancing.  These programs may include,  without limitation,  modifications of existing loans, targeted  solicitations,  the offering of pre approved applications,  reduced origination fees or closing costs,  or other  financial  incentives.  Targeted  solicitations  may be based on a variety of factors,  including the credit of the  borrower or the location of the  mortgaged  property.  In addition,  subservicers  or the  servicer  may  encourage  the refinancing of mortgage loans,  including defaulted mortgage loans, that would permit creditworthy  borrowers to assume the outstanding indebtedness of these mortgage loans.

Allocation of Principal Distributions

         The yields to maturity on the offered  certificates  will be affected by the allocation of principal  distributions  among the offered  certificates.  The Class A  Certificates  are entitled to receive  distributions  in accordance  with various  priorities  for distribution  of principal  as  described  in this  prospectus  supplement.  Distributions  of  principal on classes  having an earlier priority of  distribution  will be affected by the rates of  prepayment  of the mortgage  loans early in the life of the mortgage  loan pool. The timing of commencement of principal  distributions  and the weighted average lives of the Class A  Certificates  with a later priority of  distribution  will be affected by the rates of prepayment of the mortgage loans both before and after the  commencement of principal  distributions  on those classes.  In addition,  the rate and timing of principal  distributions  on and the weighted average lives of the offered  certificates  will be affected  primarily by the rate and timing of principal  payments,  including  prepayments, defaults, losses, liquidations and purchases, on the mortgage loans.

         As described in this prospectus supplement,  during certain periods all or a disproportionately  large percentage of principal payments on the mortgage loans will be allocated among the Class A  Certificates  and, during certain  periods,  no principal  payments will be distributed to each class of Class M Certificates and Class B  Certificates.  Unless the Certificate  Principal Balances of the
Class A  Certificates have been reduced to zero, the Class M  Certificates  will not be entitled to receive  distributions of principal until the  Stepdown  Date.  Furthermore,  if a Trigger  Event is in effect,  the Class M  Certificates  will not be entitled to receive distributions in respect of principal until the aggregate  Certificate  Principal Balance of the Class A  Certificates has been reduced to zero.  To the extent that no  principal  payments  are  distributed  on the Class M  Certificates,  the  subordination  afforded the
Class A Certificates by the Class M Certificates,  together with the Class B Certificates and overcollateralization,  in the absence of offsetting  Realized Losses allocated thereto,  will be increased,  and the weighted average lives of the Class M  Certificates will be extended.

         As described under "Description of the  Certificates—Allocation  of Losses" and "—Advances,"  amounts otherwise  distributable to  holders  of one or more  classes  of the  Class M  Certificates  may be made  available  to  protect  the  holders  of the  Class A
Certificates and holders of any Class M  Certificates with a higher  distribution  priority against  interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

         Such delinquencies may affect the yields to investors on such classes of the Class M  Certificates,  and, even if subsequently cured,  may affect the timing of the receipt of distributions by the holders of such classes of Class M  Certificates.  In addition,  a higher than expected rate of  delinquencies  or losses will also affect the rate of principal  distributions  on one or more classes of the Class M Certificates if delinquencies or losses cause a Trigger Event.

         The yields to  maturity  of the  offered  certificates  may also be  affected  to the  extent any Excess  Cash Flow is used to accelerate  distributions of principal on the offered  certificates and to the extent of any  Overcollateralization  Reduction  Amount.
In addition,  the amount of the  Overcollateralization  Increase Amount paid to the offered  certificates on any distribution date will be affected by, among other things,  the level of delinquencies  and losses on the mortgage loans, and the level of One-Month LIBOR and
One-Year LIBOR.  See "Description of the Certificates—Overcollateralization Provisions" in this prospectus supplement.

Realized Losses and Interest Shortfalls

         The yields to maturity and the aggregate  amount of distributions  on each class of offered  certificates  will be affected by the timing of borrower  defaults  resulting  in Realized  Losses on the  mortgage  loans,  to the extent such losses are not covered by credit support in the form of the Excess Cash Flow,  overcollateralization,  the Class B Certificates or subordination  provided by any
Class M  Certificates  with a lower  distribution  priority.  Furthermore,  as described in this prospectus  supplement,  the timing of receipt of principal and interest by the offered  certificates  may be adversely  affected by losses or  delinquencies  on the mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

         The amount of interest  otherwise  payable to holders of each class of offered  certificates  will be reduced by any  interest shortfalls,  including  Prepayment Interest  Shortfalls,  on the mortgage loans to the extent not covered by the Excess Cash Flow or by the  servicer,  in each case as described in this  prospectus  supplement.  These  shortfalls  will not be offset by a reduction in the servicing  fees payable to the servicer or  otherwise,  except as described in this  prospectus  supplement  with respect to Prepayment
Interest  Shortfalls.  Prepayment  Interest  Shortfalls  will only be  covered  by Excess  Cash Flow to the  extent  described  in this prospectus  supplement.  Relief Act Shortfalls  arising in an Interest Accrual Period will only be covered to the extent of Excess Cash
Flow available  therefor in the manner  described  under  "Description of the  Certificates—Overcollateralization  Provisions" and such
interest   shortfalls  will  not  carry  forward  or  be  paid  on  any  subsequent   distribution   date.  See   "Description  of  the
Certificates—Interest  Distributions"  in this  prospectus  supplement  for a discussion of possible  shortfalls  in the  collection of interest.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects that the servicer or  applicable  subservicer  will be able to commence  foreclosure  proceedings  on the  mortgaged properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry, however, may have limited, if any,  experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting  and completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the  distribution of liquidation  proceeds to the  certificateholders  and increase the amount of Realized Losses on the mortgage loans.  In addition,  if, as a result of MERS  discontinuing  or becoming  unable to continue  operations in connection  with the MERS®
System,  it becomes  necessary to remove any mortgage loan from  registration  on the MERS® System and to arrange for the assignment of the mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust to the servicer,  which will reduce the amount  available to pay principal of and interest on the  outstanding  class or classes of certificates  with the lowest  distribution priorities.  For  additional  information  regarding  the recording of mortgages in the name of MERS see  "Description  of the Mortgage
Pool—General" in this prospectus supplement and "Description of the Securities—Assignment of Loans" in the prospectus.

Pass-Through Rates

         The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

         Each class of offered  certificates  may not always  receive  interest  at a rate equal to  One-Month  LIBOR plus the  related
Margin.  If with respect to any  distribution  date  One-Month  LIBOR plus the related  Margin for a class of offered  certificates  is greater than the lesser of the Net WAC Cap Rate for that  distribution  date and [____]% per annum, the Pass-Through Rate on that class will be  limited  to the  lesser  of that Net WAC Cap Rate and  [____]%  per  annum.  Thus,  the  yield  to  investors  in the  offered certificates  will be sensitive to  fluctuations  in the level of One-Month  LIBOR and may be adversely  affected by the application of the cap. In addition,  the  prepayment of mortgage  loans with higher  mortgage  rates may result in a lower  Pass-Through  Rate on any class of offered  certificates.  If on any distribution date the application of the cap results in an interest  distribution lower than
One-Month LIBOR plus the related Margin on any class of offered  certificates  during the related Interest Accrual Period, the value of that class may be temporarily or permanently reduced.

         Investors  in the offered  certificates  should be aware that the interest  that becomes due on the mortgage  loans during the related due period may be less than  interest  that would accrue on the offered  certificates  at the rate of One-Month  LIBOR plus the related Margin.  In a rising interest rate  environment,  the offered  certificates  may receive interest at the Net WAC Cap Rate for a protracted  period of time.  In  addition,  in this  situation,  there  would be little or no Excess  Cash Flow to cover  losses and to create additional  overcollateralization.  In addition,  because the initial mortgage rates on the  adjustable-rate  mortgage loans may be lower than the related minimum  mortgage rates,  the Net WAC Cap Rate will initially be less than it will be once the mortgage loans have all adjusted to their  fully-indexed  rate.  Further,  [___]% of the mortgage  loans are  fixed-rate  mortgage  loans.  Therefore, there is a greater risk that the Pass-Through Rate on any class of offered certificates may be limited by the Net WAC Cap Rate.

         To the extent the Net WAC Cap Rate is paid on any class of offered  certificates  the difference  between the Net WAC Cap Rate and One-Month LIBOR plus the related Margin,  will create a shortfall that will carry forward with interest thereon,  provided that the amount of the  shortfall  that will carry  forward will be capped at the lesser of [____]% per annum and the Weighted  Average  Maximum
Net Mortgage Rate. These shortfalls will be payable only from Excess Cash Flow and proceeds from the yield  maintenance  agreement,  in each case to the extent  described in this  prospectus  supplement,  and may remain unpaid on the optional  termination  date and final distribution date.

Purchase Price

         The  yields  to  maturity  on the  offered  certificates  will  depend  on  the  price  paid  by the  holders  of the  offered certificates.  The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is  purchased at a discount or premium.  In general,  if an offered  certificate  is purchased at a premium and  principal  distributions  thereon  occur at a rate faster than assumed at the time of  purchase,  the  investor's  actual yield to maturity  will be lower than that  anticipated  at the time of  purchase.  Conversely,  if an offered  certificate  is  purchased  at a discount and principal  distributions thereon occur at a rate slower than assumed at the time of purchase,  the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Distribution Dates

         Assuming no prepayments,  losses or  delinquencies  on the mortgage loans, no Excess Cash Flow on any  distribution  date, and that the optional  termination is not exercised,  the certificates  will have the final scheduled  distribution  dates described in the following paragraph.

         The  final  scheduled  distribution  date  with  respect  to the  Class A-1  Certificates  will  be the  distribution  date in
[___________].  The final scheduled  distribution  date with respect to the Class A-2  Certificates  will be the  distribution  date in
[___________].  The final scheduled  distribution  date with respect to the Class A-3  Certificates  will be the  distribution  date in
[___________].  The  final  scheduled  distribution  date  with  respect  to the  Class M-1  and  Class M-2  Certificates  will  be the distribution date in  [___________].  The final scheduled  distribution  date with respect to the Class M-3 and Class M-4  Certificates will be the  distribution  date in  [___________].  The final scheduled  distribution  date with respect to the Class M-5  Certificates will be the  distribution  date in  [___________].  The final scheduled  distribution  date with respect to the Class M-6  Certificates will be the  distribution  date in  [___________].  The final scheduled  distribution  date with respect to the Class M-7  Certificates will be the  distribution  date in  [___________].  The final scheduled  distribution  date with respect to the Class M-8  Certificates will be the  distribution  date in  [___________].  The final scheduled  distribution  date with respect to the Class M-9  Certificates will be the distribution  date in  [___________].  Due to losses and prepayments on the mortgage loans,  the actual final  distribution date on any class of offered  certificates may be substantially  earlier. In addition,  the actual final distribution date on any class of offered  certificates may be later than the final scheduled  distribution  date therefor.  No event of default under the pooling and servicing  agreement  will arise or become  applicable  solely by reason of the  failure to retire  the  entire  Certificate  Principal
Balance of any class of offered certificates on or before its final scheduled distribution date.

Weighted Average Life

         Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  of net  reduction  of principal  balance of the  security.  The  weighted  average life of each class of offered certificates  will be influenced by, among other things,  the rate at which  principal of the mortgage  loans is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

         [The prepayment  assumption used in this prospectus  supplement with respect to the mortgage loans, or prepayment  assumption, represents an assumed rate of prepayment  each month relative to the then  outstanding  principal  balance of a pool of mortgage loans.
With respect to the fixed-rate  mortgage  loans, a 100% prepayment  assumption  assumes a constant  prepayment  rate, or CPR, of 4% per annum of the then  outstanding  principal  balance of the  fixed-rate  mortgage  loans in the first  month of the life of the  mortgage loans,  and an additional  approximate  1.9091% per annum in each month  thereafter  until the twelfth month.  Beginning in the twelfth month and in each month  thereafter  during the life of those mortgage  loans, a 100%  prepayment  assumption  assumes a CPR of 25% per annum each month. With respect to the  adjustable-rate  mortgage loans, a 100% prepayment  assumption  assumes a CPR of 4% per annum of the then outstanding  principal balance of the  adjustable-rate  mortgage loans in the first month of the life of those mortgage loans, and an additional  approximate  2.3636% per annum in each month thereafter until the twelfth month.  Beginning in the twelfth month and in each month  thereafter  during the life of the mortgage  loans,  a 100%  prepayment  assumption  assumes a CPR of 30% per annum each month. As used in the table below, a 0% prepayment  assumption  assumes prepayment rates equal to 0% of the prepayment  assumption,  or no prepayments.  Correspondingly,  a 200% prepayment  assumption assumes a prepayment rate equal to 200% of the prepayment  assumption, and so forth.  The prepayment  assumption does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the trust.]

         The tables set forth below have been prepared on the basis of assumptions as described  below  regarding the weighted  average characteristics  of the mortgage loans that are expected to be included in the trust as described  under  "Description  of the Mortgage
Pool" in this prospectus supplement and their performance.

         The tables assume, among other things, the following structuring assumptions:

o    as of the date of issuance of the offered certificates,  the mortgage loans consist of nineteen hypothetical mortgage loans with the following aggregate characteristics as of the cut-off date:

Loan Number    Aggregate    Mortgage    Expense    Original    Remaining      Age         Original
               Principal       Rate     Fee Rate   Term to     Term to      (months)    Amortization
                Balance                            Maturity    Maturity                     Term
                                                    (months)    (months)                  (months)

     1
     2
     3
     4
     5
     6
     7
     8
     9
    10
    11
    12
    13
    14
    15
    16
    17
    18
    19

Loan Number   Months to       Months       Gross Margin    Initial    Periodic    Lifetime    Lifetime
                 Next        Between                       Periodic   Rate Cap    Maximum     Minimum
              Adjustment       Rate                        Rate Cap                  Rate        Rate
                 Date       Adjustment
                              Dates

     1
     2
     3
     4
     5
     6
     7
     8
     9
    10
    11
    12
    13
    14
    15
    16
    17
    18
    19

o    the scheduled  monthly payment for the mortgage loans have been based on their outstanding  balances,  interest rates and remaining  terms to maturity so that the mortgage loans will amortize in amounts  sufficient for repayment  thereof over their remaining terms to maturity;

o    neither  servicer nor the depositor  will  repurchase any mortgage loan and the servicer does not exercise its option to purchase  the mortgage  loans and thereby  cause a  termination  of the trust on the optional  termination  date,  except where indicated;

o    there are no  delinquencies  or Realized Losses on the mortgage loans,  and principal  payments on the mortgage loans will be timely received together with prepayments,  if any, at the constant percentages of the prepayment  assumption set forth in the tables;

o    there is no  Prepayment  Interest  Shortfall,  Basis Risk  Shortfall,  Relief  Act  Shortfall  or any other  interest shortfall in any month;

o    distributions on the certificates will be received on the 25th day of each month, commencing in [________];

o    payments on the mortgage loans earn no reinvestment return;

o    the  expenses  described  under  "Description  of the  Certificates—Interest  Distributions"  will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

o    the index for the adjustable-rate loans is One-Year LIBOR;

o    One-Year LIBOR will remain constant at [___________]% per annum;

o    One-Month LIBOR will remain constant at [___________]% per annum; and

o    the certificates will be purchased on [___________].

         The actual  characteristics  and performance of the mortgage loans will differ from the assumptions  used in constructing  the tables set forth below,  which are  hypothetical  in nature and are provided  only to give a general  sense of how the  principal  cash flows might behave under varying  prepayment  scenarios.  For example,  it is very  unlikely  that the mortgage  loans will prepay at a constant  percentage of the  prepayment  assumption  until  maturity or that all of the mortgage  loans will prepay at the same rate of prepayment.  Moreover,  the diverse  remaining  terms to stated  maturity and mortgage rates of the mortgage loans could produce slower or faster  principal  distributions  than indicated in the tables at the various  constant  percentages  of the  prepayment  assumption specified,  even if the weighted  average  remaining terms to stated maturity and weighted average mortgage rates of the mortgage loans in the trust are as assumed.  Any difference  between the  assumptions and the actual  characteristics  and performance of the mortgage loans,  or actual  prepayment  experience,  will  affect the  percentages  of initial  Certificate  Principal  Balances  of the offered certificates outstanding over time and the weighted average lives of the offered certificates.

         Subject to the foregoing  discussion and assumptions,  the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial  Certificate  Principal  Balances of the offered  certificates  that would be outstanding after each of the distribution dates shown at various constant percentages of the prepayment assumption shown.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class A-1 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call)........
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class A-2 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2)  (to Call).......
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class A-3 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-1 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-2 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-3 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-4 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-5 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-6 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-7 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-8 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
*        Indicates a number that is greater than zero but less than 0.5%.
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                  Percent of Initial Certificate Principal Balance Outstanding at the
                                          Following Percentages of the Prepayment Assumption

                                                                                Class M-9 Certificates

Prepayment Assumption                                         0%         50%        75%       100%       125%       150%
Distribution Date
Initial Percentage.................................           100%       100%       100%      100%       100%       100%

Weighted Average Life in Years(1)  (to Maturity)...
Weighted Average Life in Years(2) (to Call).......
________
(1)      The weighted  average life of an offered  certificate is determined by (i) multiplying the net reduction,  if any, of its Certificate
         Principal  Balance by the number of years from the date of issuance  of the offered  certificate  to the related  distribution  date,
         (ii) adding the results,  and  (iii) dividing  the sum by the aggregate of the net reductions of the  Certificate  Principal  Balance described in (i) above.
(2)      The weighted  average life is calculated as stated above and also assumes that an optional  termination  is exercised on the optional termination date.

This table has been prepared based on the structuring  assumptions,  including the assumptions  regarding the  characteristics and performance of the mortgage loans which may differ from the actual  characteristics  and performance of the mortgage  loans.  This table should be read in conjunction with these structuring assumptions.

                                                    Pooling and Servicing Agreement

General

         The  certificates  will be issued  pursuant  to the  pooling  and  servicing  agreement  dated as of cut-off  date,  among the depositor,  the servicer and the trustee.  Reference is made to the prospectus for important  information in addition to that set forth in  this  prospectus  supplement  regarding  the  terms  and  conditions  of the  pooling  and  servicing  agreement  and  the  offered certificates.  The trustee,  or any of its  affiliates,  in its  individual or any other  capacity,  may become the owner or pledgee of certificates  with the same  rights  as it would  have if it were not  trustee.  The  offered  certificates  will be  transferable  and exchangeable  at the corporate  trust office of the trustee.  The depositor  will provide a  prospective  or actual  certificateholder, without charge, on written request,  a copy,  without exhibits,  of the pooling and servicing  agreement.  Requests should be addressed to the  President,  GreenPoint  Mortgage  Securities  LLC,  100 Wood  Hollow  Drive,  Novato,  California,  94945.  In  addition to the circumstances  described in the  prospectus,  the  depositor may  terminate  the trustee for cause under some  circumstances.  See "The
Agreements—The Trustee" in the prospectus.

Custodial Arrangements

         The  trustee  will  appoint  [________________],  to serve as  custodian  for the  mortgage  loans.  The  custodian  is not an affiliate  of the  depositor  or the  servicer.  The servicer  will not have  custodial  responsibility  for the  mortgage  loans.  The custodian  will  maintain  mortgage  loan files that contain  originals  of the notes,  mortgages,  assignments  and allonges in vaults located at [___________________].

The Servicer and Subservicers

         The servicer,  an affiliate of the depositor,  will be responsible  for servicing the mortgage  loans.  The servicer may, from time to time,  outsource certain of its servicing  functions,  such as foreclosure  management,  although any such outsourcing will not relieve  the  servicer  of  any  of  its  responsibilities  or  liabilities  under  the  pooling  and  servicing  agreement.  Servicing responsibilities include:

o        reconciling servicing activity with respect to the mortgage loans,
o        calculating remittance amounts to certificateholders,
o        sending remittances to the trustee for distributions to certificateholders,
o        investor and tax reporting,
o        coordinating loan repurchases,
o        oversight of all servicing activity, including subservicers,
o        following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made,
o        approval of loss mitigation strategies,
o        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure,
o        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.
o        communicating with borrowers;
o        sending monthly remittance statements to borrowers;
o        collecting payments from borrowers;
o        recommending a loss mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);
o        accurate and timely  accounting,  reporting  and  remittance of the  principal  and interest  portions of monthly  installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;
o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o        accurate and timely reporting of negative amortization amounts, if any;
o        paying escrows for borrowers, if applicable;
o        calculating and reporting payoffs and liquidations;
o        maintaining an individual file for each loan; and
o        maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage  insurance claims.

For a  general  description  of the  servicer  and  its  activities,  see  "Servicer"  in this  prospectus  supplement.  For a  general description of material terms relating to the servicer's  removal or replacement,  see "The Pooling and Servicing  Agreement - - Rights
Upon Event of Default" in the prospectus.

         [Specify any  subservicers].  [________]  will  subservice  approximately  [___]% [this would be a percentage  that is greater than 10% but less than 20%] by principal  amount of the  mortgage  loans.  [____________]  is a  [Delaware]  corporation  that has been servicing mortgage loans secured by first liens on one-to four-family residential properties since [________].

[__] will subservice  approximately  20% by principal  amount of the mortgage  loans.  [__] is a [Delaware]  corporation  that has been servicing  mortgage  loans  secured by first  liens on  one-to-four  family  properties  since  [___].  [______]'s  mortgage  servicing portfolio  includes  mortgage  loans secured by first and junior lines on the related  property,  mortgage  loans,  and revolving  home equity lines of credit. As of [___], 2000 [____] was servicing  approximately  [__] mortgage loans with an aggregate  principal balance of  approximately  $[___].  As of [___],  [___],  [____] was servicing  approximately  [__] mortgage loans with an aggregate  principal balance of  approximately  $[___].  During the past three  years,  [___] has  implemented  additional  procedures  designed to mitigate losses on  delinquent  mortgage  loans,  including  capitalizing  delinquent  interest  and taxes in  conjunction  with  interest  rate reductions and payment plans, where [___] has determined that the overall amount of losses on the loan will be reduced.

         [The following are the material terms of the subservicing agreement between [Subservicer] and the servicer.]

         See "The  Agreements—Events of Default;  Rights Upon Event of Default" in the prospectus and "—Certain Other Matters Regarding
Servicing" for a discussion of material removal, replacement, resignation and transfer provisions relating to the servicer.

Servicing and Other Compensation and Payment of Expenses

         The  servicing  fees for each  mortgage loan are payable out of the interest  payments on that  mortgage  loan.  The servicing fees relating to each mortgage loan will be at least [___]% per annum and not more than [___]% per annum of the  outstanding  principal balance of that mortgage loan, with a weighted  average  servicing fee of  approximately  [___]% per annum.  Servicing fees are payable out of amounts received from the mortgage loans prior to payments of interest and principal to the certificateholders.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest and principal to the certificateholders:

                     Description                              Amount                          Receiving Party
                   ________________        ___________________________________________      ____________________
                    Servicing Fee            At least [___]% but not exceeding [___]%             Servicer
                                             per annum of the outstanding principal
                                             balance of each mortgage loan, with a
                                             weighted average servicing fee of
                                             approximately [___]% per annum
                  [Subservicing Fee]         [[___]% per annum of the principal                [Subservicer]
                                             balance of each mortgage loan serviced
                                             by a subservicer, depending on the type
                                             of mortgage loan]

         In addition,  the servicer may recover from payments on the mortgage  loans or withdraw from the custodial  account the amount of any advances  previously made,  interest and investment  income,  foreclosure  profits,  indemnification  payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

         On each  distribution  date, a distribution  date statement  will be made  available to each  certificateholder  setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal  Balance of an individual certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans.  The trustee will make the  distribution  date statement and, at its option,  any additional files containing the same information in an alternative format,  available  each month to  certificateholders  and other  parties to the  pooling and  servicing  agreement  via the  trustee's internet  website,  at  www._______________.  For purposes of any  electronic  version of this  prospectus  supplement,  the  preceding uniform  resource  locator,  or URL, is an inactive  textual  reference only. We have taken steps to ensure that this URL reference was inactive at the time the  electronic  version of this  prospectus  supplement  was  created.  In  addition,  for so long as the issuing entity is required to file reports with the Commission  under the Securities  Exchange Act of 1934, the issuing  entity's annual report on Form 10-K,  distribution  reports on Form 10-D,  current  reports on Form 8-K and amendments to those reports will be made available on such  website  as soon as  reasonably  practicable  after such  materials  are  electronically  filed  with,  or  furnished  to, the
Commission.  See also "Description of the  Securities—Reports  to Securityholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

         Some actions  specified in the prospectus  that may be taken by holders of certificates  evidencing a specified  percentage of all  undivided  interests in the trust may be taken by holders of  certificates  entitled in the  aggregate to such  percentage  of the voting  rights.  98% of all voting  rights will be allocated  among all holders of the Class A,  Class M and Class B  Certificates,  in
proportion to their then outstanding  Certificate  Principal Balances,  1% of all voting rights will be allocated to the holders of the
Class SB  Certificates and 1% of all voting rights will be allocated to holders of the Class R  Certificates.  The percentage  interest of an  offered  certificate  is equal to the  percentage  obtained  by  dividing  the  initial  Certificate  Principal  Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

Termination

         The  circumstances  under which the  obligations  created by the pooling and servicing  agreement will terminate in respect of the  certificates  are described in "The  Agreements—Termination;  Retirement of  Securities"  in the  prospectus.  The servicer or the holder of the Class SB  Certificates,  as described in the pooling and servicing  agreement,  will have the option on any  distribution date when the  aggregate  Stated  Principal  Balance of the mortgage  loans after  giving  effect to  distributions  to be made on that distribution  date is less than 10% of the initial  aggregate  principal  balance of the  mortgage  loans as of the cut-off date (i) to purchase all  remaining  mortgage  loans and other assets in the trust  related  thereto,  thereby  effecting  early  retirement of the certificates or (ii) to purchase in whole, but not in part, the certificates.

         Any such purchase of the mortgage loans and other assets of the trust related  thereto,  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan,  or, if less than such unpaid  principal  balance,  the fair market value of the underlying  mortgaged  properties with respect to the mortgage loans as to which title to such underlying mortgaged properties has been acquired,  net of any unreimbursed Advance attributable to principal,  as of the date of repurchase and (b) accrued interest  thereon  at the Net  Mortgage  Rate,  to,  but not  including,  the first day of the month in which the  repurchase  price is distributed.  The optional  termination  price paid by the servicer or holder of the Class SB  Certificates,  as applicable,  will also include  certain amounts owed by the seller,  under the terms of the agreement  pursuant to which the seller sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination

         Distributions on the certificates in respect of any optional  termination  will be paid,  first,  with respect to any optional termination  by the Holder of the  Class SB  Certificates,  to the  servicer,  payment of any  accrued  and unpaid  servicing  fees and reimbursement  for all  unreimbursed  advances and  servicing  advances,  in each case through the date of such  optional  termination, second,  to the Class A  Certificates  on a pro rata basis,  the  outstanding  Certificate  Principal  Balance  thereof,  plus  Accrued
Certificate  Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued  Certificate  Interest,  third, to the Class M Certificates in their order of payment priority,  the outstanding  Certificate  Principal Balance thereof,  plus Accrued
Certificate  Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate  Interest,  fourth, to the Class B Certificates,  the outstanding  Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously  unpaid Accrued  Certificate  Interest,  fifth, to the Class A,  Class M and Class B
Certificates,  the amount of any Prepayment Interest  Shortfalls  allocated thereto for such distribution date or remaining unpaid from prior  distribution  dates and accrued  interest thereon at the applicable  Pass-Through  Rate, on a pro rata basis based on Prepayment
Interest  Shortfalls  allocated thereto for such distribution date or remaining unpaid from prior  distribution dates and sixth, to the
Class SB  Certificates  and Class R  Certificates.  The proceeds of any such  distribution may not be sufficient to distribute the full amount to the  certificates  if the purchase price is based in part on the fair market value of any underlying  mortgaged  property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

         Any such  purchase of an offered  certificate  as  discussed  above will be made at a price  equal to 100% of its  Certificate
Principal  Balance plus one month's  interest  accrued thereon at the applicable  Pass-Through  Rate,  including any unpaid  Prepayment
Interest  Shortfalls and accrued interest  thereon,  and any previously  accrued and unpaid interest,  but not including any Basis Risk
Shortfalls,  as applicable, or any Relief Act Shortfalls.  Promptly upon the purchase of those offered certificates,  the servicer will retire the related  REMIC in accordance  with the terms of the pooling and  servicing  agreement.  Upon  presentation  and surrender of those offered  certificates in connection with their purchase,  the holders of the offered certificates will receive an amount equal to the Certificate  Principal  Balance of their class plus one month's interest at the related  Pass-Through Rate accrued thereon plus any
Prepayment  Interest  Shortfalls  and  previously  accrued  and  unpaid  interest,  but not  including  any Basis Risk  Shortfalls,  as applicable, or any Relief Act Shortfalls.

Trustee

         [Name], the trustee under the pooling and servicing  agreement (as described below), is a [national banking  association].  It has served as a trustee for securities backed by first liens on one- to four-family  residential  properties since [_____].  At [date], it was the trustee for $_______ of securities backed by first liens on one- to four-family residential properties.

         Unless an event of default has  occurred  and is  continuing  under the  pooling and  servicing  agreement,  the trustee  will perform only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the servicer or  appointing a successor  servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances in the conduct of such investor's  own affairs.  Subject to certain  qualifications  specified  in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The  trustee's  duties and  responsibilities  under the pooling and  servicing  agreement  include  collecting  funds from the servicer to  distribute  to  certificateholders  at the direction of the  servicer[,  maintaining  custody of the mortgage loan files], providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the occurrence of a default  under the pooling and  servicing  agreement,  removing  the servicer as a result of any such  default,  appointing a successor servicer, and effecting any optional termination of the trust.

         The servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence  or willful  misconduct  on the  trustee's  part arising out of the  acceptance  and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the servicer.

                                                           Legal Proceedings

         There are no material  pending legal or other  proceedings  involving the mortgage loans or the depositor,  the servicer,  the issuing  entity,  or other  parties  described in Item 1117 of  Regulation  AB that,  individually  or in the  aggregate,  would have a material adverse impact on investors in these certificates.

         The servicer is  currently  parties to various  legal  proceedings  arising from time to time in the ordinary  course of their businesses,  some of which purport to be class actions.  Based on information  currently  available,  it is the opinion of the servicer that the eventual  outcome of any currently  pending  legal  proceeding,  individually  or in the  aggregate,  will not have a material adverse effect on their ability to perform their  obligations in relation to the mortgage  loans. No assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material adverse  impact on the  servicer.  Any such  unfavorable  outcome  could  adversely  affects the ability of the servicer to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of the servicer with a successor servicer.

                                                        Method of Distribution

         Subject to the terms and conditions set forth in an underwriting  agreement,  dated [________],  the underwriter has agreed to purchase, and the depositor has agreed to sell all of the offered certificates.

         It is expected  that  delivery of the offered  certificates  will be made only in  book-entry  form through the Same Day Funds
Settlement System of DTC on or about [_______], against payment therefor in immediately available funds.

         The  underwriting  agreement  provides that the obligation of the  underwriter  to pay for and accept  delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration  statement shall be in effect,  and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the offered  certificates by the underwriter may be effected from time to time in one or more negotiated transactions,  or otherwise,  at varying  prices to be determined at the time of sale.  Proceeds to the depositor  from the sale of the offered  certificates,  before deducting expenses payable by the depositor,  will be approximately [____]% of the aggregate Certificate
Principal Balance of the offered  certificates.  The underwriter may effect these  transactions by selling the offered  certificates to or through dealers, and these dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the  underwriter for whom they act as agent.  In connection  with the sale of the offered  certificates,  the underwriter may be deemed to have received  compensation  from the  depositor in the form of  underwriting  compensation.  The  underwriter  and any dealers that participate with the underwriter in the  distribution of the offered  certificates  are also  underwriters  under the Securities Act of
1933. Any profit on the resale of the offered  certificates  positioned by the  underwriter  would be underwriter  compensation  in the form of underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting  agreement provides that the depositor will indemnify the underwriter,  and that under limited  circumstances the  underwriter  will  indemnify the  depositor,  against some civil  liabilities  under the  Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for any class of offered  certificates  will develop or, if it does develop, that it will  continue.  The offered  certificates  will not be listed on any  securities  exchange.  The primary source of information available  to  investors  concerning  the offered  certificates  will be the  monthly  statements  discussed  in the  prospectus  under
"Description of the  Securities—Reports to Securityholders,"  which will include information as to the outstanding principal balance of the offered  certificates.  There can be no assurance  that any  additional  information  regarding  the offered  certificates  will be available  through any other source.  In addition,  the depositor is not aware of any source through which price  information about the offered  certificates  will be  generally  available on an ongoing  basis.  The limited  nature of  information  regarding  the offered certificates may adversely affect the liquidity of the offered  certificates,  even if a secondary market for the offered  certificates becomes available.

         The underwriter is an affiliate of the yield maintenance agreement provider.

                                                            Use of Proceeds

         The  proceeds  from the sale of the offered  certificates  to the  underwriter,  after  deducting  commissions  payable to the underwriter,  will be paid to the  depositor.  The  depositor  will use the  proceeds to  purchase  the  mortgage  loans or for general corporate purposes.

                                               Material Federal Income Tax Consequences

         The following is a general discussion of anticipated  material federal income tax consequences of the purchase,  ownership and disposition of the certificates  offered under this prospectus.  This discussion has been prepared with the advice of  [______________]
 as counsel to the depositor.

         Upon issuance of the  certificates,  [______________],  counsel to the  depositor,  will deliver its opinion  generally to the effect that,  assuming  compliance  with all provisions of the pooling and servicing  agreement,  for federal income tax purposes,  the trust, exclusive of the yield maintenance agreement, will qualify as two REMICs under the Internal Revenue Code.

         For federal income tax purposes:

        o             the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

        o             the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II; and

        o             each class of offered  certificates,  the Class B Certificates and the Class SB  Certificates will represent ownership of
                      "regular  interests"  in REMIC II and will  generally be treated as debt  instruments  of REMIC II and, in  addition,  an ownership interest in the yield maintenance agreement (which is an interest rate cap agreement).

         See "Material Federal Income Tax Consequences—Classification of REMICs" in the prospectus.

         For federal income tax purposes,  the Class A Certificates  and the Class M Certificates  may be treated as having been issued with original  issue  discount.  The  prepayment  assumption  that will be used in  determining  the rate of accrual of original  issue discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption  that,  subsequent to the date of any  determination,  the mortgage loans will prepay at 100% of the Prepayment  Assumption.  No  representation is made that the  mortgage  loans will  prepay at that rate or at any other rate.  See  "Material  Federal  Income Tax  Considerations—General"  and
"—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" in the prospectus.
         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.

         If the method for computing  original issue discount  described in the prospectus  results in a negative amount for any period with  respect  to a  certificateholder,  the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be permitted to offset that negative amount only against future original issue discount,  if any,  attributable to those offered certificates.

         Purchasers of the offered  certificates  should be aware that  Section 1272(a)(6)  of the Code and the OID  Regulations do not
adequately  address certain issues  relevant to, or applicable to,  prepayable  securities  bearing a variable rate of interest such as the  certificates.  In the absence of other  authority,  the trustee intends to be guided by certain  principles of the OID Regulations applicable to variable rate debt instruments in determining  whether such certificates  should be treated as issued with original issue discount and in adapting the provisions of  Section 1272(a)(6)  of the Code to such  certificates for the purpose of preparing  reports furnished to  Certificateholders  and the IRS. Because of the  uncertainties  concerning the application of  Section 1272(a)(6)  of the
Code to such  certificates and because the rules relating to debt  instruments  having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of  Section 1272(a)(6)  of the Code, the IRS could  assert  that the  certificates  should be governed by some other  method not yet set forth in  regulations  or should be treated as having been issued  with  original  issue  discount.  Prospective  purchasers  of the  offered  certificates  are advised to
consult   their  tax  advisors   concerning   the  tax   treatment   of  such   certificates.   See   "Material   Federal   Income  Tax
Considerations—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" in the Prospectus.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that  differs  from that used by the issuer.  Accordingly,  it is possible  that the holder of an offered  certificate  may be able to select a method for  recognizing  original issue  discount that differs from that used by the servicer in preparing  reports to the certificateholders and the Internal Revenue Service.

         Some of the  classes of offered  certificates  may be treated  for  federal  income tax  purposes  as having  been issued at a premium.  Whether  any  holder  of one of those  classes  of  offered  certificates  will be  treated  as  holding a  certificate  with amortizable  bond premium  will depend on the  certificateholder's  purchase  price and the  distributions  remaining to be made on the certificate at the time of its acquisition by the  certificateholder.  Holders of those classes of offered  certificates should consult their tax advisors  regarding  the  possibility  of making an election to amortize  such  premium.  See  "Material  Federal  Income Tax
Considerations—Taxation of Owners of REMIC Regular Certificates" in the prospectus.

         Each holder of an offered  certificate  is deemed to own an undivided  beneficial  ownership  interest in two assets,  a REMIC
regular  interest  and  an  interest  in  the  yield  maintenance   agreement.   The  treatment  of  amounts  received  by  an  offered
certificateholder  under such  certificateholder's  right to receive  payments under a yield  maintenance  agreement will depend on the portion,  if any, of such offered  certificateholder's  purchase price allocable thereto.  Under the REMIC regulations,  each holder of an offered  certificate  must allocate its purchase  price for that  certificate  between its  undivided  interest in the REMIC regular interest and its undivided  interest in the right to receive  payments  under the yield  maintenance  agreement in accordance  with the relative fair market values of each  property  right.  The trustee  intends to treat  distributions  made to the holders of the offered certificates  with respect to the payments under the yield  maintenance  agreement as includible in income based on the tax regulations relating to notional  principal  contracts.  The OID regulations  provide that the trust's  allocation of the issue price is binding on all holders unless the holder  explicitly  discloses on its tax return that its  allocation is different  from the trust's  allocation.
Under the REMIC  regulations,  the servicer is required to account for the REMIC  regular  interest  and the right to receive  payments under the yield  maintenance  agreement as discrete  property rights. It is possible that the right to receive payments under the yield maintenance  agreement could be treated as a partnership among the holders of the offered  certificates and Class SB  Certificates,  in which case holders of the offered  certificates  would be subject to potentially  different timing of income and foreign holders of the offered  certificates  could be subject to  withholding in respect of any payments under the yield  maintenance  agreement.  Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price,  timing,  character and source of income and deductions  resulting from the ownership of their certificates.  Treasury  regulations have been promulgated under
Section 1275 of the Internal  Revenue Code generally  providing for the integration of a "qualifying  debt  instrument" with a hedge if the  combined  cash  flows of the  components  are  substantially  equivalent  to the cash flows on a  variable  rate debt  instrument.
However,  such regulations  specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue
Code.  Therefore,  holders  of the  offered  certificates  will be  unable  to use the  integration  method  provided  for  under  such regulations  with respect to such  certificates.  If the  trustee's  treatment  of payments  under the yield  maintenance  agreement is respected,  ownership  of the right to the  payments  under the yield  maintenance  agreement  will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the payments  under the yield  maintenance  agreement  under the notional  principal contract regulations.

         In the event that the right to receive the payments  under the yield  maintenance  agreement is  characterized  as a "notional principal contract" for federal income tax purposes,  upon the sale of an offered certificate,  the amount of the sale allocated to the selling  certificateholder's  right to receive  payments  under the yield  maintenance  agreement  would be  considered a  "termination payment" under the notional principal contract regulations  allocable to the related certificate.  An offered  certificateholder  would have  gain or loss  from  such a  termination  of the  right to  receive  distributions  in  respect  of the  payments  under the yield maintenance  agreement  equal to (i) any  termination  payment it received  or is deemed to have  received  minus (ii) the  unamortized portion of any amount paid,  or deemed paid,  by the  certificateholder  upon  entering  into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

         Gain or loss realized  upon the  termination  of the right to receive  payments  under the yield  maintenance  agreement  will generally  be  treated  as  capital  gain or loss.  Moreover,  in the  case of a bank or  thrift  institution,  Internal  Revenue  Code
Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This  paragraph  applies to the portion of each offered  certificate  exclusive of any rights in respect to payments under the yield maintenance  agreement.  That portion of the offered  certificates will be treated as assets described in  Section 7701(a)(19)(C)
of the Internal  Revenue Code and "real estate assets" under  Section 856(c)(4)(A)  of the Internal  Revenue Code generally in the same proportion  that the assets of the trust would be so treated.  In  addition,  interest on the offered  certificates,  exclusive  of any interest  received  from the yield  maintenance  agreement,  will be treated as "interest on  obligations  secured by mortgages on real property" under  Section 856(c)(3)(B)  of the Internal Revenue Code generally to the extent that such offered  certificates are treated as "real estate  assets" under  Section 856(c)(4)(A)  of the Internal  Revenue  Code.  Moreover,  the specified  portion of the offered certificates  will be  "qualified  mortgages"  within  the  meaning  of  Section 860G(a)(3)  of the  Internal  Revenue  Code.  However,
prospective  investors  in offered  certificates  that will be  generally  treated as assets  described  in  Section 860G(a)(3)  of the
Internal Revenue Code should note that,  notwithstanding such treatment,  any repurchase of such a certificate pursuant to the right of the  servicer or the  depositor  to  repurchase  such  offered  certificates  may  adversely  affect any REMIC that holds such  offered certificates if such repurchase is made under  circumstances  giving rise to a Prohibited  Transaction  Tax. See "Pooling and Servicing
Agreement—Termination"  in this  prospectus  supplement  and  "Material  Federal  Income  Tax  Consequences—REMICs—Characterization  of
Investments in REMIC Certificates" in the prospectus.

         The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.  As noted above,  each holder of an offered  certificate  will be required to allocate a portion of the purchase price paid for its certificates to the right to receive  payments in respect of the yield  maintenance  agreement.  The value of the right to receive any such payments under the yield  maintenance  agreement is a question of fact which could be subject to differing  interpretations.  Because the rights to receive  payments  under the yield  maintenance  agreement  is treated as a separate right of the  offered  certificates  not  payable by any REMIC,  such  right  will not be  treated as a  qualifying  asset for any such certificateholder  that is a mutual savings bank, domestic building and loan association,  real estate investment trust, or real estate mortgage  investment  conduit and any amounts  received in respect  thereof will not be  qualifying  real estate income for real estate investment trusts.

         For further  information  regarding federal income tax considerations of investing in the certificates,  see "Material Federal
Income Tax Considerations" in the prospectus.

                                          [SAMPLE DISCLOSURE FOR ALTERNATIVE TAX STRUCTURES]

         [General.  The following is a discussion  of the material  federal  income tax  consequences  of the  purchase,  ownership and disposition  of the notes.  The  following  discussion  is based on the advice of  [________________]  as to the  anticipated  material federal  income tax  consequences  of the  purchase,  ownership and  disposition  of the notes offered  hereunder.  This  discussion is directed  solely to  certificateholders  that hold the notes as capital  assets  within the  meaning  of Section  1221 of the  Internal
Revenue Code and does not purport to discuss all federal  income tax  consequences  that may be  applicable  to  particular  individual circumstances,  including those of banks, insurance companies,  foreign investors,  tax-exempt organizations,  dealers in securities or currencies,  mutual funds, real estate investment trusts, S corporations,  estates and trusts,  noteholders that hold the notes as part of a hedge,  straddle,  integrated  or  conversion  transaction,  or  noteholders  whose  functional  currency is not the United States dollar.  Also, it does not address  alternative  minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder.. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         [The following  discussion is based in part upon the OID regulations.  The OID  regulations,  which are effective with respect to debt  instruments  issued on or after April 4, 1994,  do not  adequately  address  some issues  relevant  to, and in some  instances provide that they are not applicable to, securities similar to the notes.

         [In addition,  the authorities on which this  discussion,  and the opinion  referred to below, are based are subject to change or differing  interpretations,  which could apply  retroactively.  An opinion of counsel is not binding on the Internal Revenue Service or the courts,  and no rulings  have been or will be sought from the IRS with  respect to any of the  federal  income tax  consequences discussed  below,  and no  assurance  can be given  that the IRS will not take  contrary  positions.  Taxpayers  and  preparers  of tax returns,  including  those filed by the issuer,  should be aware that under  applicable  Treasury  regulations  a provider of advice on specific  issues of law is not  considered  an income tax return  preparer  unless the advice (i) is given with  respect to events that have occurred at the time the advice is rendered and is not given with respect to the  consequences of contemplated  actions,  and (ii)
is directly relevant to the determination of an entry on a tax return.  This summary and the opinions  contained herein may not be able to be relied upon to avoid any income tax penalties  that may be imposed with respect to the notes.  Accordingly,  it is suggested that taxpayers are encouraged to consult their tax advisors and tax return  preparers  regarding the preparation of any item on a tax return and the  application  of  United  States  federal  income  tax  laws,  as well  as the  laws of any  state,  local  or  foreign  taxing jurisdictions,  to their particular situations,  even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  See "State and Other Tax Consequences" in the Prospectus.

         [Opinions:  Upon the issuance of each series of notes,  [______________],  counsel to the depositor,  will provide its opinion generally to the effect that,  assuming  compliance  with all  provisions  of the  indenture,  owner trust  agreement and other related documents,  for federal  income tax purposes (1) the notes will be treated as  indebtedness  and (2) the issuer,  as created  under the owner trust agreement,  will not be characterized as an association or publicly traded  partnership  within the meaning of Section 7704 of the Code taxable as a  corporation  or as a taxable  mortgage  pool within the meaning of Section  7701(i) of the Code. In addition, as to any  securities  offered  pursuant  hereto,  [______________]  is of the  opinion  that  the  statements  made  in the  following discussion,  as supplemented by the discussion  under the heading  "Material  Federal Income Tax  Consequences"  in the prospectus with respect to those  securities,  to the extent that they  constitute  matters of law or legal  conclusions,  are correct in all  material respects as of the date of this prospectus supplement.

         [______________]  has not been  asked to opine on any other  federal  income  tax  matter,  and the  balance  of this  summary together with the sections of the  prospectus  referred to therein does not purport to set forth any opinion of counsel  concerning any other  particular  federal  income  tax  matter.  For  example,  the  discussion  under  "REMICs—Taxation  of Owners  of REMIC  Regular
Certificates—Excess  Inclusions"  below contains a general  summary of federal income tax  consequences  relating to an investment in a
REMIC regular interest that has market discount,  which summary counsel opines is correct in all material  respects as described above;
however,  that summary does not set forth any opinion as to whether any particular class of REMIC regular  interests will be treated as having market discount.

         [______________]  has not been asked to, and do not, render any opinion  regarding the state or local income tax  consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See "—State and Local Tax Consequences."

         For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

                  [Status as Real Property Loans.  Notes held by a domestic  building and loan association  will not constitute  "loans
.. . . secured by an  interest  in real  property"  within the meaning of Code  Section  7701(a)(19)(C)(v).  Notes held by a real estate investment  trust will not constitute  real estate assets within the meaning of Code Section  856(c)(5)(B).  Interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                  [Taxation  of  Noteholders.  Notes  generally  will be  subject  to the same  rules  of  taxation  as  REMIC  Regular
Certificates  issued by a REMIC,  except that (1) income  reportable  on the notes is not  required  to be  reported  under the accrual method  unless  the  holder  otherwise  uses the  accrual  method and (2) the  special  rule  treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes.  See "—Taxation of Owners of REMIC Regular
Certificates"  and  "—Matters  Relevant to Holders of All REMIC  Certificates—Sales  of REMIC  Certificates"  in the  Prospectus  Also,
interest paid on a note to a noteholder  that is not a United States Person will normally  qualify for the exception from United States withholding tax described in "—Matters Relevant to Holders of All REMIC  Certificates—Foreign  Investors in REMIC Certificates" in the
Prospectus,  except, in addition to the exceptions noted in that section, where the recipient is a holder,  directly or by attribution, of 10% or more of the capital or profits interest in the issuer.]

                                                   State and Other Tax Consequences

         In addition to the federal  income tax  consequences  described  in  "Material  Federal  Income Tax  Consequences,"  potential investors  should consider the state and local tax  consequences of the  acquisition,  ownership,  and disposition of the  certificates offered by this prospectus.  State tax law may differ  substantially  from the corresponding  federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                                                         ERISA Considerations

         A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate  accounts,  or any other person investing  ERISA plan assets of any ERISA plan, as defined  under "ERISA  Considerations—Plan  Asset  Regulations"  in the  prospectus, should  carefully  review  with its legal  advisors  whether  the  purchase  or holding of  offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A  Certificates  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief  under the Exemption, as described under "ERISA  Considerations—Prohibited  Transaction Exemptions" in the prospectus,  so long as the Class A
Certificates are rated at least "AA-," "AA-" or "Aa3" by Standard & Poor's,  Fitch or Moody's,  respectively,  at the time of purchase.
However,  the Exemption  contains a number of other conditions which must be met for the Exemption to apply,  including the requirement that any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of  Regulation  D of the  Securities  and Exchange
Commission  under the  Securities  Act.  [Some of the  mortgage  loans  represented  by the offered  certificates  provide for negative amortization.  Although each mortgage loan represented by the offered  certificates will be fully secured as of the closing date, it is conceivable  that,  after the closing date, a small percentage of the loans could,  due to negative  amortization,  have an outstanding balance  that  exceeds  125% of the value of the  related  collateral.  The  mortgage  pool has been so  structured  as to reduce to an immaterial level the probability that such a result would occur.]

         Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the Class A  Certificates  on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its counsel  with  respect to: (i) whether the  specific  and general conditions and the other  requirements  in the Exemption  would be satisfied,  or whether any other  prohibited  transaction  exemption would apply,  and (ii) the potential  applicability  of the general  fiduciary  responsibility  provisions of ERISA and the  prohibited transaction  provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA  Considerations"
in the prospectus.
         Because the exemptive  relief afforded by the Exemption as currently in effect or any similar  exemption that may be available will not apply to the purchase,  sale or holding of the Class M  Certificates  or any Class A  Certificate  not rated at least "AA-" or
"Aa3" at the time of  purchase,  no Class M  Certificate  and no Class A  Certificate  not rated at least "AA-" or "Aa3" at the time of purchase or any interest  therein may be acquired or held by any ERISA plan,  any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding, unless:

        o             the acquirer or holder is an insurance company;

        o             the source of funds used to acquire  or hold the  certificate  or  interest  therein  is an  "insurance  company  general account," as defined in U.S. Department of Labor PTCE 95-60; and

        o             the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Each  beneficial  owner of a Class M  Certificate or any Class A  Certificate not rated at least "AA-" or "Aa3" at the time of purchase or any interest  therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that certificate or interest  therein,  that either (i) it is not an ERISA plan or other ERISA plan asset investor or (ii) (1) it is an insurance  company,
(2) the source of funds used to acquire or hold the  certificate  or interest  therein is an "insurance  company  general  account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any  Class M  Certificate,  any  Class A  Certificate  not  rated at least  "AA-" or "Aa3" at the time of  purchase  or any interest  therein is acquired or held in violation of the  provisions of the two preceding  paragraphs,  the next  preceding  permitted beneficial  owner will be treated as the  beneficial  owner of that  Certificate,  retroactive to the date of transfer to the purported beneficial  owner.  Any  purported  beneficial  owner whose  acquisition  or holding of any such  certificate  or interest  therein was effected in violation of the provisions of the two preceding  paragraphs shall indemnify and hold harmless the depositor,  the trustee, the underwriter,  the servicer,  any subservicer,  and the trust from and against any and all  liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

         Investors in the Class M  Certificates  are urged to obtain from a transferee of those  certificates  a  certification  of the transferee's  eligibility to purchase the certificates in the form of the representation  letter attached as Annex I to this prospectus supplement.

         The sale of any of the  offered  certificates  to an ERISA  plan is in no respect a  representation  by the  depositor  or the underwriter  that such an investment  meets all relevant legal  requirements  relating to  investments by ERISA plans  generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                           Legal Investment

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates for legal investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  under applicable  legal  investment  restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of  any  class  of  offered certificates.  Accordingly,  all  institutions  whose  investment  activities  are subject to legal  investment  laws and  regulations, regulatory capital  requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered certificates  constitutes a legal investment or is subject to investment,  capital or other restrictions.

         One or more classes of the offered  certificates may be viewed as "complex  securities" under TB13a and TB73a,  which apply to thrift  institutions  regulated  by the OTS. In addition in case of  approximately  [__]% of the  mortgage  loans,  a valuation  of the mortgaged property obtained from a service that provides an automated  valuation,  in lieu of an appraisal,  which should be considered by any potential  investor,  including any potential  investor which is an institution  subject to the Financial  Institutions  Reform,
Recovery  and  Enforcement  Act of 1989 and the  regulations  promulgated  pursuant  thereto  by the Office of the  Comptroller  of the
Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA.

         The depositor makes no representations as to the proper  characterization  of any class of the offered  certificates for legal investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  under applicable  investment,  capital or other restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates.  Accordingly,  all institutions  whose investment  activities are subject to authorities  should consult with their legal advisors in determining whether and to what extent any class of the offered  certificates  constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                                                             Legal Matters

         Legal matters  concerning the offered  certificates  will be passed upon for the depositor by  [____________________]  and for
[___________________] by [_________________________].

                                                                Ratings

         It is a condition of the issuance of the offered  certificates  that they be rated as indicated on page S-6 of this prospectus supplement by Standard & Poor's and Moody's.

         The  ratings  assigned  by Moody's to the  offered  certificates  address the  structural,  legal and  issuer-related  aspects associated with the  certificates,  including the nature and quality of the underlying  mortgage  loans.  Such ratings do not represent any assessment of the likelihood of principal  prepayments by mortgagors or of the degree by which such  prepayments  might differ from those originally anticipated.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of  distributions  required under the pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit quality of the mortgage  pool,  structural  and legal aspects  associated  with the  certificates,  and the extent to which the payment stream in the  mortgage  pool is adequate to make  distributions  required  under the  certificates.  Standard & Poor's  ratings on the offered  certificates  do not,  however,  constitute a statement  regarding  frequency of prepayments on the mortgages.  See "Yield and
Prepayment Considerations" in this prospectus supplement.

         In  addition,  the ratings do not  address the  likelihood  of the  receipt of any amounts in respect of  Prepayment  Interest
Shortfalls, Relief Act Shortfalls, or Basis Risk Shortfalls.

         The depositor has not  requested a rating on the offered  certificates  by any rating agency other than Moody's and Standard &
Poor's.  However,  there can be no assurance as to whether any other rating agency will rate the offered certificates,  or, if it does, what rating would be assigned by any such other rating  agency.  A rating on the offered  certificates  by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the offered  certificates by Moody's and Standard & Poor's.  The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
In the event that the ratings  initially  assigned to the offered  certificates are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                                                                                            ANNEX I

                                                      ERISA REPRESENTATION LETTER

                                                             [___________]

GreenPoint Mortgage Securities LLC
100 Wood Hollow Drive
Novato, California  94945

GreenPoint Mortgage Funding, Inc.
100 Wood Hollow Drive
Novato, California  94945

 [INSERT NAME OF TRUSTEE]
[__________________________]
[__________________________]
[__________________________]

         Re:      GreenPoint Mortgage Securities LLC, Mortgage Asset-Backed
                  Pass-Through Certificates, Series [_____]- [__], Class M-__

Ladies and Gentlemen:

         [_______________]  (the  "Purchaser")  intends to purchase  from  [_______________]  (the  "Seller")  $[____________]  initial
Certificate  Principal Balance of the  above-referenced  certificates,  issued under the pooling and servicing  agreement,  dated as of
[___________],  among  GreenPoint  Mortgage  Securities  LLC,  as  depositor,  GreenPoint  Mortgage  Funding,  Inc.,  as  servicer  and
[_________________],  as  trustee.  All terms  used in this  ERISA  Representation  Letter  and not  otherwise  defined  shall have the meanings set forth in the pooling and servicing agreement.

         The  Purchaser  hereby  certifies,  represents  and warrants to, and covenants  with the Seller,  the trustee and the servicer that, either:

         (a)      The Purchaser is not an employee benefit or other plan or arrangement  subject to Title I of the Employee  Retirement
Income Security Act of 1974, as amended,  or Section 4975 of the Internal  Revenue Code (a "Plan"),  or any other person,  including an investment  manager,  a named  fiduciary or a trustee of any Plan,  acting,  directly or  indirectly,  on behalf of or  purchasing  any certificate  with  "plan  assets"  of any Plan  within  the  meaning  of  U.S. Department  of Labor  ("DOL")  regulation  at 29  C.F.R.
§2510.3-101; or

         (b)      The  Purchaser  is an  insurance  company,  the source of funds to be used to  purchase or hold the  certificates  or interest therein is an "insurance  company general account," as defined in DOL Prohibited  Transaction Class Exemption  ("PTCE") 95-60,
and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         In addition,  the Purchaser hereby certifies,  represents and warrants to, and covenants with, the Seller, the trustee and the servicer  that the  Purchaser  will not  transfer  the  certificates  to any Plan or  person  unless  that  Plan or  person  meets  the requirements in either (a) or (b) above.

                                                     Very truly yours,

                                                     By:    ____________________________________________________
                                                            Name: ______________________________________________
                                                            Title: _____________________________________________

                                                  GreenPoint Mortgage Securities LLC
                                                           $[_____________]

                                           Mortgage Asset-Backed Pass-Through Certificates,
                                                         Series [_____]- [__]

                                                       ________________________

                                                         PROSPECTUS SUPPLEMENT
                                                       ________________________

                                                      [INSERT UNDERWRITER'S LOGO]

You should rely only on the  information  contained or incorporated  by reference in this  prospectus  supplement and the  accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus  supplement and prospectus  when acting as underwriters  of the  certificates  offered hereby and with  respect to their  unsold  allotments  or  subscriptions.  In  addition,  for ninety  days  following  the date of this prospectus  supplement,  all dealers selling the offered certificates,  whether or not participating in this offering,  may be required to deliver a prospectus  supplement  and  prospectus,  such delivery  obligation  generally may be satisfied  through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.

Subject to Completion Dated May 23, 2006

                                       FORM OF PROSPECTUS SUPPLEMENT (NOTES)

Prospectus supplement dated [_______] [__], 20[__]
(To prospectus dated [_______] [__], 20[__])

                                               $[_________________]
                                        GreenPoint Mortgage Securities LLC
                                               Depositor and Sponsor

                                              GreenPoint [____] Trust
                                                  Issuing Entity

                                         GreenPoint Mortgage Funding, Inc.
                                                     Servicer

                                   Home Loan Asset-Backed Notes, Series [______]

Offered Notes

The trust will consist  primarily of a pool of one- to  two-family  fixed- and  adjustable-rate  residential  first lien and junior lien mortgage  loans.  The trust will issue f classes of senior  notes,  designated as Class A-I-1,
Class  A-I-2,  Class A-I-3 Notes and Class A-II,  all as more fully  described  in the table on page S-[__] of this prospectus supplement.

Credit Enhancement

Credit enhancement for the offered notes consists of:

o        excess cash flow and overcollateralization; and

o        a financial guaranty insurance policy issued by [______________].

Distributions  on the notes  will be on the 25th day of each month or, if the 25th is not a  business  day,  on the next business day, beginning [______] 25, 200[__].

                                                 [Insurer's logo]

______________________________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-_ in this prospectus supplement.
______________________________________________________________________________________________________________________

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  This prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered certificates in any
State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

     Neither  the  Securities  and  Exchange  Commission  nor any  state  securities  commission  has  approved  or disapproved  of the offered notes or determined  that this  prospectus  supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The  Attorney  General of the State of New York has not  passed on or  endorsed  the merits of this  offering.
Any representation to the contrary is unlawful.

         The notes represent  interests only in the trust, as the issuing  entity,  and do not represent  interests in or  obligations  of  GreenPoint  Mortgage  Securities  LLC, as the depositor  and sponsor,  GreenPoint  Mortgage
Funding, Inc.,  as the servicer, or any of their affiliates.

         [The  underwriter  will purchase the offered notes from the depositor in amounts  described in "Methods of
Distribution"  on page S-[__] of this  prospectus  supplement.  The notes are offered by the issuing entity through
[__________]  to  prospective  purchasers  from time to time in  negotiated  transactions  at varying  prices to be determined at the time of sale.  The proceeds to the depositor  from the sale of these  underwritten  notes will be approximately  [___]% of the note  principal  balance of these  underwritten  notes plus accrued  interest,  before deducting expenses.]

                                           [INSERT LOGO FOR UNDERWRITER]

    Important notice about information presented in this prospectus supplement and the accompanying prospectus

         We provide  information to you about the notes in two separate  documents that provide  progressively more detail:

o        the prospectus,  which provides general information,  some of which may not apply to your series of notes;
         and

o        this prospectus supplement, which describes the specific terms of your series of notes.

         The Depositor's  principal offices are located at 100 Wood Hollow Drive, Novato,  California 94945 and its
telephone number is (415) 878-5405.

Servicer
Description of Originator[s]...................................
Description of Seller[s].......................................
Affiliations Among Transaction Parties.........................

         Static Pool Information...............................

         Custodial Arrangments.................................
         The Servicer........................................44
         Servicing and Other Compensation and

         Collection and Liquidation Practices;

         Certain Matters Regarding the Indenture
                Trustee and the Issuing Entity...............49
Legal Proceedings..............................................
Material Federal Income Tax Consequences.....................49
State and Other Tax Consequences.............................59
ERISA Considerations.........................................56
Legal Investment.............................................56
Use of Proceeds..............................................57
Method of Distribution.......................................57
Experts  ....................................................58
Legal Matters................................................58
Ratings  ....................................................58
ANNEX I.......................................................1

                                                      Summary

     The  following  summary  provides a brief  description  of  material  aspects of this  offering,  and does not contain all of the  information  that you should  consider in making your  investment  decision.  To understand the terms of the notes, you should read carefully this entire document and the prospectus.

Issuing entity.......................................     GreenPoint [_____] Trust.

Title of the offered securities......................     Home Loan Asset-Backed Notes, Series [________].

Initial principal balance............................     $__________.

Note interest rate...................................     [____]% per annum.

Ratings..............................................     When issued, the notes will be rated "[____]" by
                                                          [____________] and "____" by [______________].

Depositor and sponsor................................     GreenPoint Mortgage Securities LLC.

Servicer ............................................     GreenPoint Mortgage Funding, Inc., an affiliate of the
                                                          depositor.

Seller ..............................................     [______________].

Owner trustee........................................     [______________].

Indenture trustee....................................     [______________].

Originators..........................................     [Identify any Originators or group of Originators  (other
                                                          than Sponsor and  affiliates of Sponsor) that  originated
                                                          10% or more of the pool assets].

Subservicers.........................................      [Identify any other  subservicers  that will service 10%
                                                          or more of the pool assets.]

Financial Guaranty Insurer...........................     [______________].

Home loan pool.......................................     _____ fixed rate home loans with an aggregate principal
                                                          balance of approximately ______________ as of the close
                                                          of business on the day prior to the cut-off date,
                                                          secured primarily by second liens on one- to four-family
                                                          residential properties.

Cut-off date.........................................     [_________] [__], 20[__].

Closing date.........................................     On or about [_________] [__], 20[__].

Payment dates........................................     Beginning in [______________] on the [___] of each month
                                                          or, if the ___ is not a business day, on the next
                                                          business day.

Scheduled final payment date.........................     [_________] [__], 20[__].  The actual final payment date
                                                          could be substantially earlier.

Form of notes........................................     Book-entry.

                                                          See "Description of the  Securities—Book-Entry  Notes" in
                                                          this prospectus supplement.

Minimum denominations................................     $[______________].

Legal investment.....................................     The notes will not be "mortgage related securities" for
                                                          purposes of the Secondary Mortgage Market Enhancement
                                                          Act of 1984.

                                                          See "Legal Investment" in this prospectus supplement and
                                                          "Legal Investment Matters" in the prospectus.

                                                        Notes
------------------------ -------------------- ----------------------- -------------------- ---------------------------
                                                   Initial Note         Initial Rating
         Class                Note Rate              Balance          (        /       )          Designations
----------------------------------------------------------------------------------------------------------------------
Class A Notes:
------------------------ -------------------- ----------------------- -------------------- ---------------------------
        [A-I-1             Adjustable Rate       $______________            Aaa/AAA            Senior/Adjustable
                                                                                                Rate/Sequential]
------------------------ -------------------- ----------------------- -------------------- ---------------------------
        [A-I-2                  ____%            $______________            Aaa/AAA               Senior/Fixed
                                                                                                Rate/Sequential]
------------------------ -------------------- ----------------------- -------------------- ---------------------------
        [A-I-3                  ____%            $______________            Aaa/AAA               Senior Fixed
                                                                                               Rate/Pass-Through]
----------------------------------------------------------------------------------------------------------------------
Total Class A-I Notes:                           $______________
------------------------- ------------------- ----------------------- -------------------- ---------------------------
         [A-II                   __%             $______________            Aaa/AAA               Senior/Fixed-
                                                                                                 Rate/Pass-Through]
----------------------------------------------------------------------------------------------------------------------
Total Class A Notes:
----------------------------------------------------------------------------------------------------------------------
Total Notes:                                     $______________
----------------------------------------------------------------------------------------------------------------------

Other Information:

Class A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

o        [_____] plus ____%; and
o        ___% per annum.

Class A-I-3 and Class A-II Notes:

The note rate on the Class A-I-3 and Class A-II Notes will increase by ___% per annum on the first payment date after the optional terminate date.

                                            TRANSFER OF MORTGAGE LOANS

The diagram below illustrates the sequence of transfers of the mortgage loans that are included in the mortgage pool.  Various loan sellers will, on or prior to the closing date, sell the mortgage loans to the depositor.  The depositor will then transfer the mortgage loans to the trustee, on behalf of the trust that is the issuing entity.  The trustee will accordingly own the mortgage loans for the benefit of the holders of the notes.  See
"Servicing Agreement—The Trustee" in this prospectus supplement.  For a description of the affiliations among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

The Trust

The depositor will establish the GreenPoint [______] Trust, a Delaware statutory trust, to issue the Home Loan
Asset-Backed Notes, Series [_____].  The trust will be established under a trust agreement.  The trust will issue the notes under an indenture.  The assets of the trust will consist of the home loans and related assets.

The Home Loan Pool

[____]% of the home loans are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust.  In addition, the home loans have the following characteristics as of the cut-off date:

Minimum principal balance      $_____
Maximum principal balance      $_____
Average principal balance      _____
Range of loan rates            _____% to _____%
Weighted Average loan rate     _____%
Range of original terms        _____ to _____ months
   to maturity
Weighted average original      _____ months
   term to maturity
Range of remaining terms       _____ to _____ months
   to maturity
Weighted average               _____ months
   remaining term to maturity
Range of combined              _____% to _____%
   loan-to-value ratios
Weighted average combined      _____%
   loan-to-value ratios

The following tables describe certain characteristics of the mortgage loans included in the trust as of the cut-off date:

  Types of Interest Rates        Number   Principal   Percent
                                   of     Balance       of
                                 Mortgage            Mortgage
  [Include as applicable]        Loans                eLoans
  Fixed rate loans
  Adjustable-rate loans
    Total......................                      100.00%

                                 Number     Principal   Percent
                                   of       Balance       of
  Loan Purpose [Include as       Mortgage              Mortgage
  applicable]                    Loans                  eLoans
  Purchase.....................
  Rate/Term Refinance..........
  Equity Refinance.............
    Total......................                        100.00%

                                 Number     Principal   Percent
                                   of       Balance       of
  Loan Documentation [Include    Mortgage              Mortgage
  as applicable]                 Loans                  eLoans
  Full/Alternate Documentation.
  Reduced Documentation........
  No Stated Income.............
  No Income/No Asset
  Verification.................
    Total......................                         100.00%

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, townhouses and condotels.

The securities described on the table on page [S __] are the only securities backed by this mortgage pool that will be issued.

See "Description of the Home Loan Pool" in this prospectus supplement.

[Prefunding Account]

[On the closing date, the depositor will deposit approximately $[_________] into a segregated account maintained with the trustee, referred to in this prospectus supplement as the prefunding account.  The trust will use the amounts that are on deposit in the prefunding account to buy additional home loans from the depositor after the closing date and on or prior to [____________] .  The depositor must satisfy certain conditions specified in the indenture before it can sell additional home loans to the trust.  If any amounts are left in the prefunding account after that date, the holders of the offered notes that are entitled to payments of principal will receive that amount as a prepayment of principal on the [__________] distribution date in the manner described herein.]

Servicing

GreenPoint Mortgage Funding, Inc. will service the mortgage loans, as more fully described under "Description of the Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to noteholders.  The servicing fees relating to each mortgage loan will be at least [_]% per annum and not more than [_]% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately [___]% per annum.

Repurchases or Substitutions of Mortgage Loans

If the seller cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the noteholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the noteholders in the mortgage loan, the seller will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation or reimbursement.

In addition, the seller may substitute a new mortgage loan for the repurchased mortgage loan that was removed from the trust within two years after the closing date if it delivers an opinion of counsel with respect to certain tax matters.  Any substitute mortgage loan  will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "Description of the Securities—Limited Right of Substitution" in the prospectus.

The Certificates

The trust will also issue Home Loan Asset-Backed Certificates, Series [_____], which are not offered by this prospectus supplement.

Payments on the Notes

Amount available for monthly distribution.  On each monthly payment date, the trustee will make distributions to investors.  The amounts available for distribution include:

o  collections of monthly payments on the home loans, including prepayments and other unscheduled collections minus
o  fees and expenses of the servicer.

See "Description of the Servicing Agreement – –Principal and Interest Collections" in this prospectus supplement.

Payments.  Payments to noteholders will be made from principal and interest collections as follows:

o  Distribution of interest to the notes

o  Distribution of principal to the notes

o  Distribution of principal to the notes to cover some losses

o  Payment to the financial guaranty insurer its premium for the financial guaranty insurance policy

o  Reimbursement to the financial guaranty insurer for some prior draws made on the financial guaranty insurance policy

o  Distribution of additional principal to the notes if the level of overcollateralization falls below what is required

o  Payment to the financial guaranty insurer for any other amounts owed

o  Distribution of any remaining funds to the certificates

Principal payments on the notes will be as described under "Description of the Securities—Principal Payments on the Notes" in this prospectus supplement.

In addition, payments on the notes will be made on each payment date from draws on the financial guaranty insurance policy, if necessary.  Draws will cover shortfalls in amounts available to pay interest on the notes at the note rate plus any unpaid losses allocated to the notes.

Credit Enhancement

The credit enhancement for the benefit of the notes consists of:

Excess Interest.  Because more interest is paid by the mortgagors than is necessary to pay the interest on the notes each month, there will be excess interest.  Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the  amount of the losses.

Overcollateralization.  Although the aggregate principal balance of the home loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes.  The excess amount of the balance of the home loans represents overcollateralization, which may absorb some losses on the home loans, if not covered by excess interest.  If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal.  This will reduce the principal balance of the notes faster than the principal balance of the home loans so that the required level of overcollateralization is reached.

Policy.  On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee.  The financial guaranty insurance policy will unconditionally and irrevocably guarantee interest on the notes at the note rate and will cover any losses allocated to the notes if not covered by excess interest or overcollateralizations.

Optional Termination

On any payment date on which the principal balance of the home loans is less than __% of the principal balance as of the cut-off date, the servicer will have the option to purchase the remaining home loans.

Under an optional purchase, the outstanding principal balance of the notes will be paid in full with accrued interest.

Ratings

When issued, the notes will receive the ratings listed on page S-[__] of this prospectus supplement.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the home loans.
The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

Legal Investment

The notes will not be "mortgage related securities" for purposes of SMMEA.  You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA Considerations

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.  ERISA plans should consult with their counsel before purchasing the notes.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Tax Status

For federal income tax purposes, the notes will be treated as debt.  The trust itself will not be subject to tax.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

                                                   Risk Factors

     The notes are not suitable  investments  for all investors.  In particular,  you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

     The notes are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the information  contained in this prospectus  supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully  consider,  among other things,  the following factors in connection with the purchase of the notes:

Risks Associated with the Home Loans

The return on your notes may   ______% of the home loans included in the home loan pool are secured by second
be reduced by losses on the    mortgages or deeds of trust.  Proceeds from liquidation of the property will be
home loans, which are more     available to satisfy the home loans only if the claims of any senior mortgages have
likely because a significant   been satisfied in full. When it is uneconomical to foreclose on the mortgaged
number of the home loans are   property or engage in other loss mitigation procedures, the servicer may write off
secured by junior liens on     the entire outstanding balance of the home loan as a bad debt. The foregoing risks
the mortgaged property.        are particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is ______%, and approximately ______% of the home loans will have combined loan-to-value ratios in excess of ______%.

Delays in payment on your      The servicer is not obligated to advance scheduled monthly payments of principal
notes may result because the   and interest on home loans that are delinquent or in default.  The rate of
servicer is not required to    delinquency and default of second mortgage loans may be greater than that of
advance delinquent monthly     mortgage loans secured by first liens on comparable properties.
payments on the home loans.
The return on your notes may   Mortgage loans similar to those included in the home loan pool have been originated
be reduced in an economic      for a limited period of time.  During this time, economic conditions nationally and
downturn.                      in most regions of the country have been generally favorable.  However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans.  No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

The origination disclosure     ______% of the home loans included in the home loan pool are subject to special
practices for the home loans   rules, disclosure requirements and other regulatory provisions because they are
could create liabilities       high cost loans.
that may affect your notes.
                               Purchasers or assignees of these home loans, including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the home loans.  Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.  See "Certain Legal Aspects of the Loans" in the prospectus

                               Several putative class action lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

The underwriting standards     The underwriting guidelines under which the home loans were underwritten are
for the home loans are more    analogous to credit lending, rather than mortgage lending, since underwriting
sensitive to risks relating    decisions were based primarily on the borrower's credit history and capacity to
to borrower                    repay rather than on the value of the collateral upon foreclosure.  The
credit-worthiness and less     underwriting guidelines allow loans to be approved with combined loan-to-value
sensitive to risks relating    ratios of up to 125%.  See "Description of the Home Loan Pool—Underwriting
to collateral value compared   Guidelines" in this prospectus supplement.  Because of the relatively high combined
to first lien loans.           loan-to-value ratios of the home loans and the fact that the home loans are secured by junior liens, losses on the home loans will likely be higher than on first lien mortgage loans.

The return on your notes may   The concentration of the related mortgaged properties in one or more geographic
be particularly sensitive to   regions may increase the risk of loss to the notes.  Approximately ____% of the
changes in real estate         cut-off date principal balance of the home loans are located in [California].  If
markets in specific regions.   the regional economy or housing market weakens in [California], or in any other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience increased rates of delinquency, which may result in losses on the home loans.  A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or terrorist actions or acts of war.  [The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The properties underlying the mortgage loans may be concentrated in these regions.  This concentration may result in greater losses to noteholders than those generally present for similar mortgage-backed securities without that concentration.]  [Concentrations material to an individual offering will be disclosed.]

Debt incurred by the           With respect to home loans which were used for debt consolidation, there can be no
borrowers in addition to the   assurance that the borrower will not incur further debt in addition to the home
home loan could increase       loan.  This additional debt could impair the ability of borrowers to service their
your risk.                     debts, which in turn could result in higher rates of delinquency and loss on the home loans.

[Rising interest rates may     [The adjustable rate mortgage loans have interest rates increase as the applicable
adversely affect the value     index increases.  If market interest rates increase significantly, the likelihood
of your notes].                that borrowers may not be able to pay their increased interest payments would increase, resulting in greater defaults on these mortgage loans.  In addition, rising interest rates may adversely affect housing prices and the economy generally, thereby increasing the likelihood of defaults and losses on these mortgage loans.]

[Negative Amortization Loans
and Deferred Interest]

[The yield on and weighted     [The interest rates on some of the mortgage loans adjust monthly, after an initial
average lives of the notes     fixed rate period of one month, but their minimum monthly payments adjust annually,
will be subject to negative    subject to maximum interest rates, payments caps and other limitations. The initial
amortization on the mortgage   interest rates on most of these mortgage loans are lower than the sum of the index
loans]                         applicable at origination and the related gross margin and, for [__]% of these mortgage loans are not more than [___]% per annum and in no case exceed [___]% per annum.  During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment.  As a result, a portion of the accrued interest on any of these mortgage loans may not be paid.  That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

                               The amount of deferred interest, if any, with respect to these mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the notes. The resulting reduction in interest collections on these mortgage loans will be offset, in part or in whole, by applying unscheduled payments of principal received on these mortgage loans to interest distributions on the notes.  For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will be allocated to each class of notes based upon their respective interest entitlements (before giving effect to the allocation of net deferred interest) and will be deducted from the interest payable to the notes as described in
                               "Description of the Securities—Interest Payments on the Notes" in this prospectus supplement.  The amount of the reduction of accrued interest distributable to each class of notes attributable to net deferred interest will be added to the note principal balance of that class.  Any such allocation of net deferred interest could, as a result, affect the weighted average life of the affected class of notes.  Only the amount by which unscheduled payments of principal received on these mortgage loans exceeds the amount of deferred interest on these mortgage loans and scheduled payments of principal will be distributed as a principal distribution on the notes.  The increase in the note principal balance of any class of notes may increase the period of time during which the applicable class of notes could absorb realized losses on the mortgage loans.  We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the notes.]

A transfer of servicing in     If the servicer defaults in its obligations under the pooling and servicing
the event of a servicer        agreement, the servicing of the mortgage loans may be transferred to the trustee or
default may increase the       an alternate servicer, as described under "The Agreements—Events of Default; Rights
risk of payment application    Upon Event of Default" in the prospectus.  In the event of such a transfer of
errors                         servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor servicer.

[High LTV Loans Without
Mortgage Insurance

The mortgage pool includes     [_____] mortgage loans representing approximately [___]% of the aggregate principal
certain loans that may be      balance of the mortgage loans as of the cut-off date have an LTV ratio at
subject to a higher risk of    origination in excess of 80% but are not insured by a primary mortgage insurance
loss                           policy.  Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria.  The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.]

[Risks Relating to Primary
Mortgage Insurers

You may incur losses if a      [_____] mortgage loans representing approximately [___]% of the aggregate principal
primary mortgage insurer       balance of the mortgage loans as of the cut-off date have an LTV ratio at
fails to make payments under   origination in excess of 80% and are insured by a primary mortgage insurance policy
a primary mortgage insurance   issued by [insert names of primary mortgage insurers].  If such a mortgage loan
policy                         were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan.  If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of notes as realized losses.]

[Risks Relating to
Cooperative Loans]

Cooperative loans have         [_____] mortgage loans representing approximately [___]% of the aggregate principal
certain characteristics that   balance of the mortgage loans as of the cut-off date are not secured directly by may increase the risk of loss  real property but are cooperative loans.  A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative.
                               Cooperative loans have certain characteristics that may increase the likelihood of losses, [although historically the rate of losses on cooperative loans has been comparable to losses on non-cooperative mortgage loans].

                               The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

                               Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.  In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral.  See "Certain Legal Aspects of the Loans—The Mortgage
                               Loans—Cooperative Loans" in the prospectus.]

[Risks Relating to Loans
Secured by Manufactured
Housing]

Manufactured housing           [_____] mortgage loans representing approximately [___]% of the aggregate principal
contracts have certain         balance of the mortgage loans as of the cut-off date are contracts secured by
characteristics that may       manufactured homes.
increase the likelihood of
losses                         Manufactured housing generally depreciates in value, regardless of its location.
                               As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract related to that manufactured home.
                               Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

                               If losses on the contracts are not covered by the credit enhancement described herein, payments on notes will be delayed and losses will be borne by the holders of the notes.

Defects in security            Each seller of contracts will represent and warrant to the depositor that its
interests could result in      transfer of the contracts sold by it to the depositor and the depositor will
losses                         represent and warrant that its transfer of the contracts to the trustee, is a sale of all of its right, title, and interest in and to those contracts.

                               The depositor will take steps under the UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                               Each seller of contracts will also represent and warrant to the depositor that its transfer of the contracts sold by it to the depositor, and the depositor will represent, warrant, and covenant that its transfer of the contracts to the trustee, is perfected and free and clear of the lien or interest of any other entity. If this is not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

                               o        a prior or subsequent transferee of the contracts could have an interest in the contracts superior to the interest of the trustee;

                               o        a tax, governmental, or other nonconsensual lien that attaches to the property of an originator, the seller or the depositor could have priority over the interest of the trustee in the contracts;

                               o        the administrative expenses of a bankruptcy trustee for an originator, the seller or the depositor could be paid from collections on the contracts before holders of the notes receive any payments; and

                               o        if bankruptcy proceedings were commenced by or against an originator, the seller or the depositor, or if certain time periods were to pass, the trustee may lose its perfected interest in collections on the contracts.

Servicing Practices

Loss mitigation practices or   The servicer may use a wide variety of practices to limit losses on defaulted
the release of a lien may      loans, including writing off part of the debt, reducing future payments, and
increase your risk.            deferring the collection of past due payments.  The servicing agreement also permits the servicer to release the lien on a limited number of mortgaged properties.  See "Description of the Servicing Agreement - Release of Lien;
                               Refinancing of Senior Lien" and "- Collection and Liquidation Practices; Loss
                               Mitigation" in this prospectus supplement.

Limited Obligations

Payments on the home loans,    Credit enhancement includes excess interest, overcollateralization and the
together with the financial    financial guaranty insurance policy. None of the depositor, the servicer or any of
guaranty insurance policy,     their affiliates will have any obligation to replace or supplement the credit
are the sole source of         enhancement, or to take any other action to maintain any rating of the notes. If
payments on your notes.        any losses are incurred on the home loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.

Liquidity Risks

You may have to hold your      A secondary market for your notes may not develop.  Even if a secondary market does
notes to maturity if their     develop, it may not continue, or it may be illiquid.  Illiquidity means you may not
marketability is limited.      be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.  Illiquidity can have an adverse effect on the market value of the notes.

Bankruptcy Risks

Payments to and Rights of      A bankruptcy of the depositor could result in delays or reductions in payments on
Investors Adversely Affected   the securities.  The depositor will represent and warrant that the transfer of each
by Bankruptcy of Depositor     loan to the trust is a sale.  If the depositor were to become a debtor in a
or Trust                       bankruptcy case, and a party in interest (including the depositor itself) were to take the position that the transfer of the loans to the trust should be recharacterized as the grant of a security interest in such loans to secure a borrowing of the depositor, delays in payments on the securities could result.  If a court were to adopt such position, then delays or reductions in payments on the securities could result.

                               The depositor has taken steps to minimize the risk that in the event the depositor were to become the debtor in a bankruptcy case, a court would order that the trust's assets and liabilities be substantively consolidated with those of the depositor. Nevertheless, if a party in interest (including the depositor itself)
                               asserted that the trust's assets and liabilities should be consolidated with those of the depositor, delays in payments on the securities could result.  If the court ordered that the trust's assets and liabilities be consolidated with those of the depositor, there could be delays or reductions in payments on the securities.

                               Should the depositor go into bankruptcy, there could be other adverse effects on the holders of the securities that could result in delays or reductions in payments on the securities.  These adverse effects could include, but may not be limited to, one or more of the following.  Unless approval of the bankruptcy court is obtained, the automatic stay provisions of the Bankruptcy Code could prevent any action by the trust, the trustee, or the holders of the securities to enforce any obligations of the depositor under any transaction document or to collect any amount owing by the depositor under any transaction document.  In addition, with the authorization of the bankruptcy court, the depositor may be able to repudiate any transaction document to which it is a party.  A repudiation of such an agreement would excuse the depositor from performing any of its obligations (including payment or repurchase obligations) under the agreement and any of the rights of the trust under the agreement that have been assigned to the trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                               Under certain circumstances only a portion of each loan may be transferred to the trust and the remainder of the loan may be retained by the depositor. Under such circumstances, regardless of whether the transfer of the portion of the loan to the trust constitutes an absolute assignment, a party in interest (including the depositor itself) could request the bankruptcy court to authorize the sale of the entire loan, including the portion that has been transferred to the trust. The bankruptcy court could order such a sale without the consent, and even over the objection, of the trust, the trustee, and the holders of the securities. If a party in interest requests such a sale, delays in payments on the securities could result. If the bankruptcy court orders such a sale, there could be delays or reductions in payments on the securities.

                               Under certain circumstances, the depositor may have an interest in a reserve fund established for the benefit of the securities. If the depositor is in bankruptcy, the trust and the trustee may be prohibited from making payments from that reserve fund without the permission of the bankruptcy court, thereby resulting in delays or reductions in payments on the securities.

                               There may also be other possible effects of a bankruptcy of the depositor that could result in delays or reductions in payments to the holders of the securities.
                               Regardless of any specific adverse determinations in a bankruptcy case of the depositor, the fact that such a case has been commenced could have an adverse effect on the liquidity and market value of the securities.

                               Each trust will be established so as to minimize the risk that it would become insolvent or enter bankruptcy. Nevertheless, each trust may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If the trust were to become insolvent or were to enter bankruptcy, distributions on the securities could be delayed or reduced.

Payments to and Rights of      A bankruptcy or insolvency of the servicer could result in delays or reductions in
Investors Adversely Affected   payments on the securities. The servicer will be permitted to commingle collections
by Bankruptcy or Insolvency    on the loans with its own funds for the periods of time specified in the
of Servicer                    documents.  See "[_______________]" in this prospectus supplement.  In the event of a bankruptcy or insolvency of the servicer, the depositor, the trust, the  trustee, and the holders of the securities may not have a perfected interest in any collections on loans that are in the servicer's possession at the time of the commencement of the bankruptcy or insolvency proceeding. The servicer may not be required to turn over to the trust or the trustee any collections on loans that are in its possession at the time it goes into bankruptcy or insolvency proceedings.

                               To the extent that the servicer has commingled collections of loans with its own funds, the holders of the securities may be required to return to the servicer as preferential transfers all payments received on the securities during the one year prior to the bankruptcy.

                               If the servicer is in bankruptcy or insolvency proceedings, it may stop performing its functions as servicer, and it may be difficult to find a third party to act as successor servicer.  Alternatively, the servicer may take the position that unless the amount of its compensation is increased or the terms of its obligations are otherwise altered, it will stop performing its functions as servicer.  If it would be difficult to find a third party to act as successor servicer, the trustee, as a practical matter, may have no choice but to agree to the demands of the servicer.
                               The servicer may also have the power to assign its rights and obligations as servicer to a third party without the consent, and even over the objection, of the depositor, the trust, the trustee, or the holders of the securities and without complying with the requirements of the applicable documents.

                               Any action by the depositor, the trust, the trustee, or the holders of the securities to enforce any obligations of the servicer under the applicable documents or to collect any amount owing by the servicer under the applicable documents, may be prohibited unless the permission of the applicable court or official is obtained.

                               If the servicer is in bankruptcy or insolvency proceedings, then, despite the terms of the documents, the depositor, the trust, the trustee, and the holders of the securities may be prohibited from terminating the servicer and appointing a successor servicer.

                               The occurrence of any of these events could result in delays or reductions in payments to the holders of the securities. There may also be other possible effects of a bankruptcy or insolvency of the servicer that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of the servicer, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the securities.

Payments to and Rights of      The bankruptcy or insolvency of a seller could result in delays or reductions in
Investors Adversely Affected   payments on the securities.  Each seller will represent and warrant that the
by Bankruptcy or Insolvency    transfer of each loan to the depositor is a sale.  If a seller were to become the
of Seller                      subject of a bankruptcy or other insolvency case, and a party in interest
                               (including such seller itself) were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a security interest in such loans to secure a borrowing of such seller, delays in payments on the securities could result.  If a court were to adopt such position, then delays or reductions in payments on the securities could result.

                               The seller may be an affiliate of the depositor. If it is, the seller and the depositor has taken steps to minimize the risk that in the event the seller were to become the subject of a bankruptcy or insolvency proceeding, a court would order that the depositor's assets and liabilities be substantively consolidated with those of the seller. Nevertheless, if a party in interest (including the seller itself) asserted that the depositor's assets and liabilities should be consolidated with those of the seller, delays in payments on the securities could result.  If the court ordered that the depositor's assets and liabilities be consolidated with those of the seller, there could be delays or reductions in payments on the securities.

                               Should a seller go into bankruptcy or other insolvency proceedings, there could be other adverse effects on the holders of the securities that could result in delays or reductions in payments on the securities.  These adverse effects could include, but may not be limited to, one or more of the following.  Any action by the depositor, the trust, the trustee, or the holders of the securities to enforce any obligations of the seller under any transaction document (including repurchase obligations) or to collect any amount owing by the seller under any transaction document may be prohibited unless the permission of the court is obtained.  In addition, the seller may be able to repudiate any transaction document to which it is a party.  A repudiation of such an agreement would excuse the seller from performing any of its obligations (including payment or repurchase obligations)
                               under the agreement and any of the rights of the seller under the agreement that have been assigned to the trust or the trustee may be limited or eliminated.  Such a repudiation could also excuse the other parties to the agreement from performing any of their obligations.

                               Under certain circumstances only a portion of each loan may be transferred to the depositor and by the depositor to the trust, and the remainder of the loan may be retained by the seller. Under such circumstances, regardless of whether the transfer of the portion of the loan to the depositor constitutes an absolute assignment, a party in interest (including the seller itself) could request the court to authorize the sale of the entire loan, including the portion that has been transferred to the depositor and then to the trust. The court could order such a sale without the consent, and even over the objection, of the trust, the trustee, the depositor, and the holders of the securities. If a party in interest requests such a sale, delays in payments on the securities could result. If the court orders such a sale, there could be delays or reductions in payments on the securities.

                               Under certain circumstances, the seller may have an interest in a reserve fund established for the benefit of the securities. If the seller is in bankruptcy, the trust and the trustee may be prohibited from making payments from that reserve fund without the permission of the court, thereby resulting in delays or reductions in payments on the securities.

                               There may also be other possible effects of a bankruptcy or insolvency of a seller that could result in delays or reductions in payments to the holders of the securities. Regardless of any specific adverse determinations in a bankruptcy or insolvency proceeding of a seller, the fact that such a proceeding has been commenced could have an adverse effect on the liquidity and market value of the securities.

Payments to and Rights of      The servicer will be permitted to commingle collections on the loans with its own
Investors Adversely Affected   funds for the periods of time specified in the applicable agreements.  See
by Servicer Defaults           "[_______________]" in this prospectus.  The depositor, the trust, the trustee, and the holders of the securities may not have a perfected interest in collections on the loans in the possession of the servicer, and thus if the servicer is unable or fails to perform its obligation to turn over collections to the trustee, payments on the securities could be delayed or reduced.

Payments to Investors          The seller will represent, warrant, and covenant that the depositor has a first
Adversely Affected if Other    priority perfected ownership interest in the loans. The depositor will represent,
Liens Have Priority Over the   warrant, and covenant that the trust has a first priority perfected ownership or
Rights of the Investors        security interest in the loans. With respect to notes that it issues, the trust will represent, warrant, and covenant that the indenture trustee has a first priority security interest in the loans.  If any of these representations, warranties, or covenants is breached, then other liens may have priority over the rights of the trust and the trustee in the loans, and delays or reductions in payments on the securities may result.

                               The loan files will not be delivered to the trustee or a custodian.  Instead, the loan files will be retained by the seller and UCC financing statements will be filed to perfect each of these transfers.  The seller will indicate on its computer records that the loans have been sold to the depositor, transferred by the depositor to the trust, and, in the case of notes, transferred by the trust to the indenture trustee, but the physical loans files and the notes or contracts will not be stamped or otherwise marked to reflect the various transfers.  As a result, if a third party were to obtain physical possession of the loan files without actual knowledge of the prior transfers to the depositor, the trust, and the trustee, the interests of the trust and the trustee in the loans could be defeated, thereby likely resulting in delays or reductions in payments on the securities.

                               If there is more than one original of any loan, and a third party (other than the trustee or its custodian ) were to obtain physical possession of the duplicate original without actual knowledge of the prior transfers to the depositor, the trust, and the trustee, the interests of the trust and the trustee in the related loans could be defeated, thereby possibly resulting in delays or reductions in payments on the securities.

Special Yield and Prepayment Considerations

The yield to maturity on
your notes will vary           The yield to maturity of your notes will depend on a variety of factors, including:
depending on the rate of
prepayments.
                               o  the rate and timing of principal payments on the home loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                               o  the note rate; and

                               o  the purchase price you paid for your notes.

                               The rates of prepayments and defaults are two of the most important and least predictable of these factors.

                               [In addition, the  servicer may purchase any mortgage loan or contract that is at least three months delinquent.  Such repurchases would increase the prepayment rates on the mortgage loans.]

                               In general, if you purchase a note at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated.  Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on
the home loans will vary       Since mortgagors can generally prepay their home loans at any time, the rate and
depending on future market     timing of principal payments on the notes are highly uncertain.  Generally, when
conditions, and other          market interest rates increase, mortgagors are less likely to prepay their home
factors.                       loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate.  On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.

                               Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans.

                               ______% of the home loans provide for payment of a prepayment charge.  Prepayment charges may reduce the rate of prepayment on the home loans until the end of the period during which such prepayment charges apply.  See "Description of the Home
                               Loan Pool—Home Loan Pool Characteristics" in this prospectus supplement and
                               "Maturity and Prepayment Considerations" in the prospectus.

The return on your notes       The Servicemembers Civil Relief Act, or Relief Act, provides relief to borrowers
could be reduced by            who enter active military service and to borrowers in reserve status who are called
shortfalls due to the          to active duty after the origination of their home loan. Current or future military
Servicemembers Civil Relief    operations of the United States may increase  the number of borrowers who may be in
Act.                           active military service, including persons in reserve status who may be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest reductions are not required to be paid by the borrower at any future time. The servicer is not required to advance these amounts. Interest reductions on the home loans due to the application of the Relief Act or similar legislation or regulations will reduce the amount of interest payable on the offered notes.  Those interest shortfalls will not be covered by the policy, excess interest or any other source.

                               The Relief Act also limits the ability of the servicer to foreclose on a home loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the home loans.  Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

                               We do not know how many home loans have been or may be affected by the application of the Relief Act.

                               See "Certain Legal Aspects of the Loans—Servicemembers Civil Relief Act" in the
                               prospectus.

[Inadequate amount of          [If the amount of subsequent home loans purchased by the trust is less than the
subsequent home loans will     amount deposited in the prefunding account on the closing date, holders of the
affect the timing and rate     offered notes that are entitled to payments of principal will receive a prepayment
of return on an investment     of principal of the amount remaining in the prefunding account on the distribution
in the offered notes]          date occurring in [_________].  The types of home loans that can be purchased as subsequent home loans are similar to the applicable initial mortgage loans;
                               however, the aggregate characteristics of the home loans in such loan group after the prefunding period may differ from the aggregate characteristics of the initial home loans as of the closing date.]

                                                  Issuing Entity

     The trust will be formed under a trust agreement,  as amended by the amended and restated trust agreement,  to be  dated  as of  the  closing  date,  between  the  depositor  and  the  owner  trustee.  The  issuer  will  issue
$[___________]  aggregate principal amount of Home Loan Asset-Backed  Notes,  Series [_____]____.  These notes will be issued under an  indenture,  to be dated  as of the closing date between the issuer and the  indenture  trustee.
Under  the trust  agreement,  the  issuer  will  issue  ____  class[es]  of Home  Loan  Asset-Backed  Certificates,
[_____________].  The notes and the certificates are collectively  referred to in this prospectus supplement as the securities.  Only the notes  are offered by this  prospectus  supplement.  On the closing date,  the depositor will transfer  to the issuer a pool of home loans that will be secured by first or junior  liens on one- to  four-family residential properties.

     You can find a listing of definitions  for  capitalized  terms used both in the prospectus and this prospectus supplement under the caption "Glossary"  beginning on page __ in the prospectus and under the caption  "Description of the Securities – –Glossary of Terms" in this prospectus supplement.

                                                     Servicer

         GreenPoint Mortgage Funding, Inc., a New York corporation,  referred to in this prospectus supplement,  is an indirect,  wholly-owned  subsidiary of North Fork Bancorporation,  Inc., a Delaware corporation and bank holding company,  referred to in this prospectus  supplement as North Fork. North Fork's other  subsidiaries  include North
Fork  Bank,  a New York  commercial  bank.  North Fork is listed on the New York  Stock  Exchange  under the symbol
"NFB".  The servicer was formerly an indirect  wholly-owned  subsidiary of GreenPoint  Financial  Corp.,  which was acquired by North Fork in October  2004.  On March 12,  2006,  North Fork and Capital  One  Financial  Corporation,
referred to in this  prospectus  supplement as Capital One,  announced  that they signed a definitive  agreement in which  Capital One will  acquire  North Fork.  The  transaction  is subject to all required  regulatory  approvals, approval by the shareholders of both companies and other customary conditions.

         The  servicer is engaged in the  mortgage  banking  business,  and as part of that  business,  originates, acquires,  sells and services  mortgage  loans.  The servicer  originates  loans  primarily  through its  wholesale division,  which works with a nationwide  network of independent  mortgage brokers,  each of which must be approved by the  servicer.  The Servicer  also  originates  loans through its retail and  correspondent  lending  divisions.
Mortgage loans originated by the servicer are secured primarily by one-to-four  family  residences.  The servicer's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         The servicer has been  servicing  residential  mortgage  loans since its formation in October 1999 when it acquired the assets and  liabilities  of Headlands  Mortgage  Company.  The servicer is an approved  mortgage  loan servicer  for Fannie Mae and Freddie Mac and is  licensed to service  mortgage  loans in each state where a license is required  based on the conduct of its  servicing  business.  In its capacity as servicer,  the servicer  will be responsible  for servicing the mortgage  loans in accordance  with the terms set forth in the pooling and servicing agreement.

         The servicer  sells  substantially  all of the mortgage  loans it  originates  or acquires.  In connection with such sales,  the servicer  sometimes  continues to service the loans it sells,  and  sometimes  transfers  the servicing to loan  purchasers.  The relative  proportions in which the servicer  sells and transfers  servicing for loans vary to a significant degree depending on a number of factors,  including market  conditions.  As of December
31, 2005,  December 31, 2004 and December 31, 2003,  the servicer  provided  servicing  for mortgage  loans with an aggregate principal balance of approximately $50 billion, $42.6 billion and $31.9 billion,  respectively,  of which approximately 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

         The servicer has established  standard policies for the servicing of mortgages.  Servicing  includes,  but is not  limited to: (i)  collecting,  aggregating  and  remitting  mortgage  loan  payments;  (ii)  accounting  for principal  and  interest;  (iii)  holding  escrow  funds for future  payment of taxes and  insurance;  (iv)  making inspections  as required of the mortgaged  properties;  (v)  preparation  of tax related  information in connection with mortgage loans; (vi) management of delinquent  mortgage loans (including  mortgage loans of borrowers who have declared  bankruptcy);  (vii) loss mitigation  efforts;  (viii)  foreclosure  proceedings  and, if applicable,  the disposition  of mortgaged  properties;  and (ix)  generally  administering  mortgage  loans,  for which it receives servicing fees.

         The servicer  mails billing  statements  monthly with respect to mortgage  loans.  The statement  includes payment  details and payment  application  information  and specifies  the next payment due. The servicer  monitors adjustable  rate  mortgage  loans to capture  changes to the  applicable  index.  The servicer  processes  all rate changes and sends written notification to affected borrowers prior to the effective payment date.

         When a borrower fails to make a payment on a mortgage  loan, the servicer  attempts to cure the default by contacting  the  borrower  by phone.  In most  cases,  defaults  are cured  promptly.  Pursuant  to the  servicer's servicing  procedures,  the servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not  received)  and,  generally  within 45 days  thereafter,  if the loan remains delinquent,  institutes  appropriate legal action to foreclose on the mortgaged property.  Foreclosure proceedings  are  terminated if the  delinquency is cured.  Mortgage loans to borrowers who declare  bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

         Once  foreclosure  is initiated by the  servicer,  a  foreclosure  tracking  system is used to monitor the progress of the  proceedings.  The system  includes state specific  parameters to monitor  whether  proceedings are progressing  within the time frame  typical for the state in which the  mortgaged  property is located.  During the foreclosure  proceeding,  the servicer  determines the amount of the  foreclosure  bid and whether to liquidate the mortgage loan.

         If  foreclosed,  the  mortgaged  property is sold at a public sale and may be purchased  by the  servicer.
After  foreclosure,  the servicer may  liquidate the mortgaged  property and  charge-off  any balance which was not recovered through liquidation proceeds.

         Servicing  administration,  collection  practices and  charge-off  policies with respect to mortgage loans are  generally  consistent  with  industry  practices,  but may change over time in  accordance  with,  among other things,  the  servicer's  business  judgment,  servicing  requirements,  changes  in the  servicing  portfolio  and applicable laws and regulations.

         The following table sets forth the average  outstanding  principal balance,  calculated as of year end, of mortgage  loans  serviced by the  servicer  for the past five years,  and the average  number of such loans for the same period:

                                           Servicer Servicing Experience

Volume by Average Unpaid Principal
Balance at Year End
=========================================
                                               2001          2002           2003            2004          2005

First Mortgages and Second
     Mortgages ($ in millions)             $             $              $                        $             $

Second Mortgages ($ in millions)           $             $              $                        $             $

    Total Average Unpaid Principal         $             $              $                        $             $
    Balance ($ in millions)

Percentage Change from Prior Year(1)
=========================================

First Mortgages and Second
     Mortgages                                          %               %           %                   %             %

Second Mortgages                                        %               %           %                   %             %

Total Based on Average Unpaid Principal                 %               %           %                   %             %
Balance

Volume by Number of Loans
=========================================

First Mortgages and Second
     Mortgages (number of loans)

Second Mortgages (number of loans)

    Total Average Number of Loans

Percentage Change from Prior Year(1)
=========================================

First Mortgages and Second Mortgages                     %              %             %                 %             %

Second Mortgages                                         %              %             %                 %             %

Total Based on Average Number of Loans                   %              %             %                 %             %
_______________________
(1)      Represents year to year growth or declines as a percentage of prior year's volume or loan count, as applicable.

                                                      Sponsor

         GreenPoint  Mortgage Securities LLC, referred to in this prospectus  supplement as the sponsor,  sponsored an aggregate of  approximately  $[__________]  in principal  amount of  mortgage-backed  securities  in 2000 and an aggregate of approximately $[__________] in principal amount of mortgage-backed securities in 2004.

         The following  table sets forth the aggregate  principal  amount of publicly  offered  securitizations  of mortgage loans sponsored by the sponsor for the past five years.  The percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                         Sponsor Securitization Experience

   Volume by Initial Principal           2001             2002            2003             2004             2005
             Balance
==================================

Prime Mortgages                             $                 $              $                $                $

Non-Prime Mortgages                         $                 $              $                $                $

         Total                              $                 $              $                $                $

      Percentage Change from
          Prior Year(1)
==================================
Prime Mortgages                            %               %               %               %                 %

Non-Prime Mortgages                        %               %               %               %                 %

Total Volume                               %               %               %               %                 %

_______________________________
(1)      Represents year to year growth or declines as a percentage of the prior year's volume.

                                           Description of Originator[s]

     [[INSERT NAME OF ORIGINATOR],  a [_____]  corporation,  originated  [__]% by principal  amount of the mortgage loans.  [Describe  origination program,  experience,  size of originator's  portfolio,  performance of pool assets, experience with servicer's underwriting  guidelines,  role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

                                              Description of Sellers

     [[INSERT  NAME OF  SELLER],  a [_____]  corporation,  originated  [__]% by  principal  amount of the  mortgage loans.  [Describe  origination  program,  experience,  size of  seller's  portfolio,  performance  of pool  assets, experience with servicer's underwriting  guidelines,  role and function in the transaction and, where a seller acts as a sponsor and prior securitizations.]

                                      Affiliations Among Transaction Parties

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                         Description of the Home Loan Pool

General

     The home loan pool will consist of home loans with an aggregate  unpaid  principal  balance of $___________ as of the close of  business on the  business  day prior to the  cut-off  date.  ___% of the home loans are secured by second liens on fee simple or leasehold interests in one- to four-family  residential  properties and the remainder are secured by first liens. The home loans will consist of conventional,  closed-end, fixed-rate,  fully-amortizing home loans with terms to maturity of approximately  five, ten,  fifteen,  twenty or twenty-five  years with respect to __%, __%, __%, __% and __% of the home loans,  respectively,  from the date of origination or modification.  The proceeds of the home loans generally were used by the related borrowers for:

     o  debt consolidation,

     o  home improvement,

     o  the partial refinancing of the related mortgaged property,

     o  to provide a limited amount of cash to the borrower, or

     o  a combination of the foregoing.

     As to each  home  loan the  mortgagor  represented  at the time of  origination  that  the  related  mortgaged property would be owner  occupied as a primary home. As to home loans which have been modified,  references in this prospectus  supplement to the date of origination  shall be deemed to be the date of the most recent  modification.
All percentages of the home loans described in this prospectus  supplement are approximate  percentages  determined by cut-off date balance, unless otherwise indicated.

     All of the home  loans  were  acquired  by the  depositor  from the  seller as  described  in this  prospectus supplement and in the prospectus.

     All of the home loans were, in most instances, underwritten as described under "—Underwriting Guidelines."

     The seller will make some  representations  and warranties  regarding the home loans sold by it as of the date of issuance of the notes.  Further,  the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its  representations  and warranties  relating to that home loan occurs if the breach materially  adversely affects the interests of the  securityholders  or the financial  guaranty insurer in the home loan. See "Description of the Home Loan Purchase  Agreement" in this prospectus  supplement and "Description of the
Securities—Representations with Respect to Loans" and "—Repurchases of Loans" in the prospectus.

     As to any date,  the pool balance will be equal to the aggregate of the  principal  balances of all home loans owned by the trust as of that date.  The principal  balance of a home loan,  other than a liquidated  home loan, on any day is equal to its  principal  balance as of the cut-off  date,  minus all  collections  credited  against the principal  balance of the home loan in accordance  with the related  mortgage note after the cut-off date and prior to that day. The  principal  balance of a liquidated  home loan after final  recovery of  substantially  all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

Payments on the Simple Interest Home Loans

     __% of the home loans  provide for simple  interest  payments and are referred to as the simple  interest home loans which require that each monthly payment  consist of an installment of interest which is calculated  according to the simple  interest  method.  This method  calculates  interest  using the basis of the  outstanding  principal balance of the home loan multiplied by the loan rate and further  multiplied by a fraction,  the numerator of which is the number of days in the period  elapsed since the preceding  payment of interest was made and the  denominator of which is the number of days in the annual  period for which  interest  accrues on the home loan. As payments are received on the home loans,  the amount  received is applied  first to interest  accrued to the date of payment and the balance is applied to reduce the unpaid  principal  balance.  Accordingly,  if a mortgagor pays a fixed monthly installment  before its scheduled due date,  the portion of the payment  allocable to interest for the period since the  preceding  payment was made will be less than it would have been had the payment been made as  scheduled,  and the  portion of the  payment  applied  to reduce the unpaid  principal  balance  will be  correspondingly  greater.
However,  the next  succeeding  payment  will result in a greater  portion of the payment  allocated to interest if that payment is made on its scheduled due date.

     On the other hand, if a mortgagor pays a fixed monthly  installment  after its scheduled due date, the portion of the payment  allocable to interest for the period since the  preceding  payment was made will be greater than it would have been had the payment been made as scheduled,  and the remaining portion,  if any, of the payment applied to reduce the unpaid  principal  balance will be  correspondingly  less.  If each  scheduled  payment is made on or prior to its scheduled due date,  the principal  balance of the home loan will amortize in the manner  described in the preceding  paragraph.  However, if the mortgagor  consistently makes scheduled payments after the scheduled due date the home loan will  amortize more slowly than  scheduled.  Any  remaining  unpaid  principal is payable on the final maturity date of the home loan.

     __% of the home loans are actuarial home loans,  on which 30 days of interest is owed each month  irrespective of the day on which the payment is received.

Balloon Home Loans

         __% of the home loans are balloon home loans,  which  require  monthly  payments of  principal  based on a
30-year  amortization  schedule and have scheduled maturity dates of approximately  fifteen years from the due date of the first monthly  payment,  in each case leaving a balloon payment due and payable on the respective  scheduled maturity  date. The existence of a balloon  payment in most cases  requires the related  mortgagor to refinance the mortgage  loan or sell  the  mortgage  property  on or prior to the  scheduled  maturity  date.  The  ability  of a mortgagor  to  accomplish  either of these  goals will be  affected  by  several  factors,  including  the level of available  mortgage  rates at the time of sale or  refinancing,  the  mortgagor's  equity in the  related  mortgage property,  the financial  condition of the mortgagor,  tax laws,  prevailing  general  economic  conditions and the terms of any related first lien mortgage loan. None of the depositor,  the servicer,  the indenture  trustee or the owner trustee is obligated to refinance any balloon home loan. The financial  guaranty  insurance  policy issued by the  financial  guaranty  insurer  will  provide  coverage  on any  losses  allocable  to the notes  incurred  upon liquidation  of a balloon loan arising out of or in  connection  with the failure of a mortgagor to make is balloon payment.

[Prefunding]

         [On the  closing  date,  approximately  $[____________]  will be  deposited  into the  prefunding  account established  and  maintained by the trustee on behalf of the  noteholders.  The amount  deposited in the prefunding account  will be used to  purchase  additional  home  loans,  referred  to in  this  prospectus  supplement  as the
"subsequent home loans." Any investment  income earned from amounts in the prefunding  account shall be paid to the depositor,  and will not be available for payments on the notes.  With respect to the  prefunding  account,  during the  period  from the  closing  date  until the  earliest  of (i) the date on which the  amounts on deposit in such prefunding  account have been  reduced to zero,  (ii) an event of default  occurs  under the pooling and  servicing agreement or (iii)  [_____________],  such period is referred to in this  prospectus  supplement as the "prefunding period," the depositor is expected to purchase  subsequent home loans from the seller,  or other home loan sellers, and sell such  subsequent  home loans to the trust.  The purchase  price for each  subsequent  home loan will equal the principal  balance of such  subsequent  home loan and will be paid from the  prefunding  account.  Accordingly, the purchase of subsequent  home loans will decrease the amount on deposit in the  prefunding  account and increase the aggregate Stated Principal Balance of the home loans.

         The  characteristics  of the home loans in the trust will vary upon the  acquisition  of  subsequent  home loans.

         The obligation of the trust to purchase  subsequent home loans during the prefunding  period is subject to the following requirements:

        o        each  subsequent  home loan may not be 30 or more days  contractually  delinquent as of its subsequent Cut off Date;

        o        each subsequent home loan will have a Net Mortgage Rate equal to or greater than [___]%;

        o        each subsequent home loan may not have a final maturity date later than [_____________];

        o        the remaining term to stated maturity of each subsequent home loan will not exceed 30 years;

        o        each subsequent home loan will have an LTV ratio not greater than [____]%;

        o        each subsequent home loan will have a principal balance not greater than $[________];

        o        each subsequent home loan will have a first payment date no later than [_________];

        o        no subsequent home loan will be a balloon loan;

        o        no subsequent  home loan will be subject to the  Homeownership  and Equity  Protection  Act of 1994 or any
                 comparable state or local law; and

        o        each subsequent  home loan will be otherwise  acceptable to the rating  agencies,  as evidenced by a prior written confirmation.

         Following  the  purchase  of such  subsequent  home  loans by the trust,  the home  loans,  including  any subsequent home loans conveyed to such loan group, will have the following  characteristics  as of their respective
Cut off Dates:

        o        a weighted average mortgage rate of approximately [____]% per annum;

        o        a weighted average remaining term to stated maturity of approximately [___] months;

        o        a weighted average LTV ratio of not more than [____]%;

        o        no more than [____]% by aggregate Cut off Date  Principal  Balance of the home loans will be  concentrated in one state; and

        o        no more than  [____]% by  aggregate  Cut off Date  Principal  Balance of the home loans will relate to non owner occupied properties.]

Home Loan Pool Characteristics

     The home loans have the following characteristics:

o        The home loans will bear  interest at the loan rate stated in the related  mortgage  note which will be at least __% per annum but no more than __% per annum,  with a weighted  average  loan rate of  approximately
         __% per annum as of the cut-off date.

o        None of the home  loans  were  originated  prior to  _______  or will  have a  maturity  date  later  than
         __________.

o        No home loan will have a remaining  term from  __________ to the stated  maturity of the home loan of less than __ months.

o        The weighted  average  remaining  term of the home loans as of the cut-off date will be  approximately  __
         months.

o        The weighted  average  original  term to stated  maturity of the home loans as of the cut-off date will be approximately __ months.

o        __% of the home loans will have original terms to maturity of  approximately  five years,  with a weighted average remaining term of approximately __ months.

o        __% of the home loans will have original  terms to maturity of  approximately  ten years,  with a weighted average remaining term of approximately __ months.

o        __% of the home  loans will have  original  terms of  maturity  of  approximately  fifteen  years,  with a weighted average remaining term of approximately __ months.

o        __% of the home  loans  will have  original  terms of  maturity  of  approximately  twenty  years,  with a weighted average remaining term of approximately __ months.

o        __% of the home loans will have original  terms to maturity of  approximately  twenty-five  years,  with a weighted average remaining term of approximately __ months.

o        All of the home loans have  principal  and  interest  payable  monthly on each due date  specified  in the mortgage note.

o        __% of the home loans will be secured by  mortgages  or deeds of trust on property  in which the  borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

     As to each home loan,  the combined LTV ratio,  in most cases,  will be the ratio,  expressed as a percentage, of (1) the sum of (A) the original  principal balance of the home loan, and (B) any outstanding  principal balance, at origination of the home loan, of all other mortgage  loans,  if any,  secured by senior or subordinate  liens on the related mortgaged property,  to (2) the appraised value, or, if permitted by the origination  guidelines of the servicer,  a  statistical  valuation  or the  stated  value.  The  appraised  value  for any home  loan will be the appraised value of the related mortgaged  property  determined in the appraisal used in the origination of the home loan,  which may have been  obtained at an earlier  time. If the home loan was  originated  simultaneously  with or not more than 12 months after a senior lien on the related  mortgaged  property,  the appraised  value shall be the lesser  of the  appraised  value at the  origination  of the  senior  lien and the sales  price  for the  mortgaged property.  However,  for not more than __% of the home loans, the stated value will be the value of the property as stated by the related  mortgagor in his or her  application.  See  "Description of the Home Loan  Pool—Underwriting
Guidelines" in this prospectus supplement.

     In connection with each home loan that is secured by a leasehold  interest,  the seller will have  represented that, among other things:

     o  the use of  leasehold  estates for  residential  properties  is an accepted  practice in the area where the related mortgaged property is located;

     o  residential property in the area consisting of leasehold estates is readily marketable;

     o  the lease is recorded and no party is in any way in breach of any provision of the lease;

     o  the leasehold is in full force and effect and is not subject to any prior lien or  encumbrance by which the leasehold could be terminated; and

     o  the  remaining  term of the lease does not  terminate  less than five years after the maturity  date of the home loan.

     Approximately  _____% of the home loans  provide  for  payment of a  prepayment  charge,  if the loans  prepay within a specified time period.  The  prepayment  charge,  in most cases,  is the maximum  amount  permitted  under applicable  state law.  Or, if no maximum  prepayment  charge is  specified,  the  prepayment  charge  generally is calculated  in the  following  sentence.  __%,  __%, __% and __% of the home loans,  by cut-off date balance of the home loans,  with a prepayment  charge  provision  provide for payment of a prepayment  charge for full prepayments made within  approximately  one year, two years,  three years and five years,  respectively,  of the origination of the home  loan  calculated  in  accordance  with the terms of the  related  mortgage  note.  The  servicer  will be entitled to all prepayment  charges and late payment charges  received on the home loans and these amounts will not be available for payment on the notes.

     As of the  cut-off  date,  no home  loan  will be 30 days or more  delinquent  in  payment  of  principal  and interest.  As used in this  prospectus  supplement,  a home loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a  payment  due on any due date  remains  unpaid as of the  close of  business  on the next following  monthly due date.  However,  since the  determination as to whether a home loan falls into this category is made as of the close of  business  on the last  business  day of each  month,  a home loan with a payment due on
July 1 that  remained  unpaid as of the close of business on July 31 would still be  considered  current as of July
31. If that  payment  remained  unpaid as of the  close of  business  on August  31,  the home loan  would  then be considered to be 30 to 59 days delinquent.  Delinquency  information  presented in this prospectus supplement as of the cut-off  date is  determined  and  prepared as of the close of business on the last  business  day  immediately prior to the cut-off date.

     As of the cut-off date,  __% of the home loans were High Cost Loans.  Purchasers or assignees of any High Cost
Loan,  including  the trust,  could be liable for all claims and subject to all defenses  that the  borrower  could assert  against  the  originator  of the High Cost  Loan.  Remedies  available  to the  borrower  include  monetary penalties,  as well as  recission  rights  if  appropriate  disclosures  were not  given  as  required.  See  "Risk
Factors—Risks  Associated  with the Home Loans" in this  prospectus  supplement  and "Certain  Legal Aspects of the
Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

     As to __% of the home loans,  during a temporary period the monthly  payments  received on the home loans were applied  in a manner  that  reduced  the rate of  principal  amortization.  As a result,  the home loan may have an unpaid principal  amount on its scheduled  maturity date,  assuming no prepayments,  of greater than 1 time and not more than 6 times the related  monthly  payment.  It is not clear  whether the  related  mortgagor  will be legally obligated to pay the unpaid principal amount.

     All of the home loans were originated under full documentation programs.

     No home loan provides for deferred interest, negative amortization or future advances.

     All of the mortgaged properties underlying the home loans were owner-occupied.

     Below is a  description  of some  additional  characteristics  of the home loans as of the cut-off date unless otherwise  indicated.  All percentages of the home loans are approximate  percentages unless otherwise indicated by the cut-off date  balance.  Unless  otherwise  specified,  all  principal  balances of the home loans are as of the cut-off date and are rounded to the nearest dollar.

                                                    Loan Rates
                                                                                               Percentage of
                                                   Number of                                  Home Loan Pool
Range of                                             Home              Cut-off Date           by Cut-off Date
Loan Rates(%)                                        Loans           Principal Balance       Principal Balance

                                                                            $                     %

         Totals                                                             $                     %

     As of the cut-off date, the weighted average loan rate of the home loans will be approximately __% per annum.

                                   Original Home Loan Stated Principal Balances

                                                                                              Percentage of
                                                  Number of                                   Home Loan Pool
   Range of Original                                 Home             Cut-off Date              by Cut-off
   Stated Principal Balances                         Loans         Principal Balance        Principal Balance

                                                                  $                              %

         Total                                                    $                              %

     As of the cut-off date, the average cut-off date balance of the home loans will be approximately $_________.

                                           Original Combined LTV Ratios
                                                                                              Percentage of
                                                 Number of                                    Home Loan Pool
Range of Combined                                   Home             Cut-off Date            by Cut-off Date
LTV Ratios(%)                                       Loans         Principal Balance      Stated Principal Balance

                                                                $                               %

         Total                                                  $                               %

     The weighted  average  combined LTV ratio,  or LTV ratio,  as to the home loans  secured by first liens on the related mortgaged properties, at origination of the home loans will be approximately __%.

                                                  Junior Ratios
                                                                                              Percentage of
                                                                                             Home Loan Pool
Range of Junior                                  Number of           Cut-off Date            by Cut-off Date
Mortgage Ratios(%)                               Home Loans       Principal Balance         Principal Balance

                                                                $                               %

         Total                                                  $                               %

     The preceding  table  excludes home loans secured by first liens.  A Junior ratio is the ratio of the original amount of the home  loans  secured by the second  lien to the sum of (1) the  original  amount of the home loan and
(2) the unpaid principal balance of any senior lien balance at the time of the home loan.

     The weighted average junior ratio by original loan balance will be approximately __%.

                                       Remaining Term to Scheduled Maturity
                                                                                               Percentage of
                                                  Number of                                   Home Loan Pool
Range of Months Remaining                           Home             Cut-off Date             by Cut-off Date
to Scheduled Maturity                               Loans          Principal Balance         Principal Balance

                                                                $                                %

         Total                                                  $                                %

     The weighted average remaining term to maturity as of the cut-off date will be approximately __ months.

                                               Year of Origination
                                                                                              Percentage of
                                                                                              Home Loan Pool
                                                  Number of           Cut-off Date           by Cut-off Date
Year of Origination                               Home Loans       Principal Balance        Principal Balance

                                                                 $                               %

         Total                                                   $                               %

                                 Geographic Distribution of Mortgaged Properties

                                                                                              Percentage of
                                                                                              Home Loan Pool
                                                  Number of           Cut-off Date           by Cut-off Date
State                                             Home Loans       Principal Balance        Principal Balance

                                                                 $                               %

         Total                                                   $                               %

     The  reference to "Other" in the  preceding  table  includes  states and the District of Columbia that contain mortgaged properties for less than __% of the home loan pool.

                                             Mortgaged Property Types

                                                                                               Percentage of
                                                                                              Home Loan Pool
                                                   Number of          Cut-off Date            by Cut-off Date
Property Type                                     Home Loans        Principal Balance        Principal Balance
Single Family Residence                                          $                                %
PUD Detached
Condominium
PUD Attached
Townhouse/Rowhouse Attached
Multifamily (2-4 Units)
Townhouse/Rowhouse Detached
Manufactured Home
         Total                                                   $                                %

                                                   Loan Purpose
                                                                                                Percentage of
                                                                                               Home Loan Pool
                                                   Number of           Cut-off Date            by Cut-off Date
Purpose                                           Home Loans        Principal Balance         Principal Balance

Debt Consolidation                                                $                                %
Cash
         Home Improvement/Debt Consolidation
Other
Rate/Term Refinance
Home Improvement
Convenience
Education
Purchase Money
Medical
                  Total                                           $                                %

                                                   Lien Priority

                                                                                               Percentage of
                                                                                              Home Loan Pool
                                                  Number of           Cut-off Date            by Cut-off Date
Lien Property                                     Home Loans        Principal Balance        Principal Balance

First Lien                                                       $                                %
Second Lien
                           Total                                 $                                %

                         Debt-to-Income Ratios as of Date of Origination of the Home Loan

                                                                                               Percentage of
Range of Debt-to-Income                                                Cut-off Date            Home Loan Pool
Ratios as of Date of                               Number of               Principal             by Cut-off
Origination of the Home Loan (%)                   Home Loans            Balance           Date Principal Balance

                                                                  $                               %

                           Total                                  $                               %

     As of the cut-off date, the weighted  average  debt-to-income  ratio as of the date of origination of the home loans will be approximately __%.

Credit Scores

     "Credit  Scores" are  obtained by many  lenders in  connection  with home loan  applications  to help assess a borrower's  creditworthiness.  Credit Scores are obtained from credit reports  provided by various credit reporting organizations,  each of which  may  employ  differing  computer  models  and  methodologies.  The  Credit  Score is designed to assess a borrower's  credit history at a single point in time,  using objective  information  currently on file for the  borrower  at a  particular  credit  reporting  organization.  Information  used to create a Credit
Score may  include,  among  other  things,  payment  history,  delinquencies  on  accounts,  levels of  outstanding indebtedness,  length of credit  history,  types of credit,  and  bankruptcy  experience.  The Credit Scores of the home loans range from  approximately  350 to approximately  840, with higher scores indicating an individual with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement  of the relative  degree of risk a borrower  represents  to a lender,  that is, a borrower with a higher  score is  statistically  expected  to be less  likely to default in payment  than a borrower  with a lower  score.  In  addition,  investors  should be aware that Credit  Scores were  developed to indicate a level of default  probability  over  a  two-year  period,  which  does  not  correspond  to the  life  of a  mortgage  loan.
Furthermore,  Credit  Scores  were not  developed  specifically  for use in  connection  with home  loans,  but for consumer  loans in general,  and assess only the borrower's  past credit  history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  home loans and  consumer  loans  generally or the specific characteristics  of the related home loan for example,  the combined LTV ratio,  the  collateral for the home loan, or the debt to income  ratio.  There can be no  assurance  that the  Credit  Scores  of the  mortgagors  will be an accurate predictor of the likelihood of repayment of the related home loans.

     The following  table  provides  information  as to the Credit Scores of the related  mortgagors as used in the origination of the home loans.

                           Credit Scores as of the Date of Origination of the Home Loans
                                                                                               Percentage of
Range of Credit Scores                                                                         Home Loan Pool
as of the Date of                                   Number of          Cut-off Date           by Cut-off Date
Origination of the Home Loans                      Home Loans       Principal Balance        Principal Balance

                                                                  $                               %

                           Totals                                 $                               %

Underwriting Guidelines

         Generally,  the  servicer's  underwriting  guidelines are applied to evaluate the  prospective  borrower's credit  standing  and  repayment  ability and the value and  adequacy  of the  mortgaged  property  as  collateral.
Exceptions to the guidelines are permitted  where  compensating  factors are present.  The servicer's  underwriting guidelines  are  generally  not as strict as Fannie Mae or Freddie  Mac  guidelines.  The  servicer's  underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

         In assessing a prospective  borrower's  creditworthiness,  the servicer may use FICO® credit scores.  FICO credit scores are  statistical  credit scores  designed to assess a borrower's  creditworthiness  and likelihood to default on a consumer  obligation over a two-year period based on a borrower's  credit history.  FICO credit scores were not developed to predict the likelihood of default on mortgage loans and,  accordingly,  may not be indicative of the  ability of a borrower to repay its  mortgage  loan.  FICO credit  scores  range from  approximately  300 to approximately  850, with higher scores  indicating an individual with a more favorable  credit history  compared to an individual with a lower score.

         In  determining  whether a  prospective  borrower  has  sufficient  monthly  income  available to meet the borrower's  monthly  obligation on the proposed  mortgage  loan and monthly  housing  expenses and other  financial obligations,  the servicer generally  considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria,  including  loan-to-value ratios ("LTV"), and are  determined on a  loan-by-loan  basis.  The ratios  generally are limited to 40% but may be extended to 50%
with  adequate  compensating  factors,  such as disposable  income,  reserves,  higher FICO credit score,  or lower
LTV's.  Each  mortgage  loan has a required  amount of reserves,  with the minimum being three months of principal, interest,  taxes and insurance  for full  documentation  loans.  Depending on the LTV and  occupancy  types,  these reserve requirements may be increased to compensate for the additional risk.

         As part of its evaluation of potential  borrowers,  the servicer  generally  requires a description of the borrower's  income.  If required by its  underwriting  guidelines,  the servicer  obtains  employment  verification providing  current and  historical  income  information  and/or a telephonic  employment  confirmation.  Employment verification may be obtained through analysis of the prospective  borrower's  recent pay stubs and/or W-2 forms for the most recent two years or relevant  portions of the borrower's  most recent two years' tax returns,  or from the prospective  borrower's  employer,  wherein the employer  reports the  borrower's  length of employment and current salary with that  organization.  Self-employed  prospective  borrowers  generally  are required to submit  relevant portions of their federal tax returns for the past two years.

         The  servicer   acquires  or  originates  many  mortgage  loans  under  "limited   documentation"  or  "no
documentation"  programs.  Under limited documentation  programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral,  credit history and other assets of the borrower,  than on verified income of the borrower.  Mortgage loans  underwritten  under this type of program are generally  limited to borrowers with credit histories that  demonstrate an established  ability to repay  indebtedness in a timely fashion,  and certain credit  underwriting  documentation  concerning income or income  verification  and/or  employment  verification is waived.  Mortgage loans originated and acquired with limited  documentation  programs  include  cash-out  refinance loans,  super-jumbo  mortgage  loans and mortgage loans secured by  investor-owned  properties.  Permitted  maximum loan-to-value  ratios  (including  secondary  financing)  under limited  documentation  programs are generally more restrictive than mortgage loans originated with full documentation  requirements.  Under no documentation programs, income  ratios for the  prospective  borrower are not  calculated.  Emphasis is placed on the value and adequacy of the mortgaged  property as collateral and the credit history of the prospective  borrower,  rather than on verified
income  and  assets  of  the  borrower.   Documentation  concerning  income,   employment  verification  and  asset
verification  is not  required  and  income  ratios  are not  calculated.  Mortgage  loans  underwritten  under  no documentation  programs are generally  limited to borrowers with favorable  credit  histories and who satisfy other standards for limited documentation programs.

         Periodically,  the data used by the servicer to underwrite  mortgage  loans may be obtained by an approved loan correspondent.  In those instances,  the initial determination as to whether a mortgage loan complies with the servicer's  underwriting  guidelines may be made by such loan correspondent.  In addition, the servicer may acquire mortgage  loans from approved  correspondent  lenders under a program  pursuant to which the servicer  delegates to the  correspondent  the  obligation to  underwrite  the mortgage  loans to the  servicer's  standards.  Under these circumstances,  the  underwriting of a mortgage loan may not have been reviewed by the servicer before  acquisition of the mortgage loan, and the correspondent  represents to the servicer that its underwriting  guidelines have been met. After purchasing mortgage loans under those  circumstances,  the servicer conducts a quality control review of a sample of the mortgage  loans.  The number of loans  reviewed in the quality  control  process  varies based on a variety of factors,  including the servicer's  prior  experience with the  correspondent  lender and the results of the quality control review process itself.

         In determining the adequacy of the property as collateral,  an independent  appraisal is generally made of each  property  considered  for  financing.  All  appraisals  are  required  to conform the  Uniform  Standards  of
Professional  Appraisal  Practice  adopted  by the  Appraisal  Standard  Board of the  Appraisal  Foundation.  Each
appraisal  must meet the  requirements  of Fannie Mae and Freddie Mac. The  requirements  of Fannie Mae and Freddie
Mac require,  among other things, that the appraiser,  or its agent on its behalf,  personally inspect the property inside and out, verify whether the property is in a good condition and verify that  construction,  if new, has been substantially  completed.  The  appraisal  generally  will have been based on prices  obtained  on recent  sales of comparable  properties  determined in accordance with Fannie Mae and Freddie Mac  guidelines.  In certain cases, an analysis  based on income  generated by the property or a replacement  cost  analysis  based on the current cost of constructing  or purchasing a similar  property may be used. The servicer's  Underwriting  Guidelines  require that the  underwriters  be satisfied  that the value of the  property  being  financed  supports,  and will  continue to support,  the outstanding loan balance,  and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

         The servicer may provide  secondary  financing to a borrower  contemporaneously  with the origination of a mortgage  loan,  subject  to the  limitation  that the  combined  Loan-to-Value  Ratio  may not  exceed  100%.  The servicer's  underwriting  guidelines  do not prohibit or otherwise  restrict a borrower  from  obtaining  secondary financing from lenders other than the servicer, whether at origination of the mortgage loan or thereafter.

         Generally,  each mortgage with an LTV at origination of greater than 80% is covered by a primary  mortgage insurance  policy  issued by a mortgage  insurance  company  acceptable  to Fannie Mae or Freddie  Mac.  The policy provides coverage in the amount equal to a specified  percentage  multiplied by the sum of the remaining  principal balance of the related  mortgage  loan,  the  accrued  interest on it and the  related  foreclosure  expenses.  The specified  coverage  percentage  is,  generally,  12% for LTV's  between  80.01% and 85.00%,  25% for LTV's between
85.01% and 90% and 30% for LTV's  between  90.01% and 95%.  However,  under  certain  circumstances,  the specified coverage levels for these mortgage loans may vary from the foregoing.  No primary  mortgage  insurance  policy will be required with respect to any mortgage loan if  maintaining  the policy is  prohibited by applicable  law,  after the date on which the related LTV is 80% or less, or where,  based on a new  appraisal,  the  principal  balance of the mortgage loan represents 80% or less of the new appraised value.

         The  servicer  requires  title  insurance  on all of its  mortgage  loans  secured by first  liens on real property.  In addition,  the servicer requires that fire and extended coverage casualty  insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related  single-family  mortgage loan or the  replacement  cost of the mortgaged  property,  whichever is less.  The servicer  also  requires  flood insurance  to be  maintained  on the  mortgaged  property  if and to the  extent  such  insurance  is  required  by applicable law or regulation.

     Billing and Payment  Procedures.  All of the mortgage loans require monthly  payments to be made no later than either the [1st] or [15th] day of each month,  with a grace period of [15] days.  [The  applicable  servicer  sends monthly  invoices to  borrowers.]  [In some cases,  borrowers  are  provided  with coupon  books  annually,  and no invoices  are sent  separately.]  Borrowers  may elect for  monthly  payments  to be  deducted  automatically  from deposit  accounts and may make payments by various means,  including  online  transfers,  phone payment and Western
Union quick  check,  although an  additional  fee may be charged for these  payment  methods.  [Borrowers  may also elect to pay one half of each monthly  payment amount every other week, in order to accelerate the  amortization of their loans.]

Representations and Warranties

     Each person that sold home loans to depositor  made  limited  representations  and  warranties  regarding  the related  home loans,  as of the date they are  purchased  by the  depositor.  However,  those  representations  and warranties  will not be assigned to the owner  trustee or the  indenture  trustee for the benefit of the holders of the  securities,  so a breach of those  representations  and  warranties  will not be  enforceable on behalf of the trust.

Static Pool Information

         Current  static pool data with  respect to mortgage  loans  serviced by the  servicer is  available on the
internet  at  [www.__________]  (the  "Static  Pool  Data").   Information  presented  under  "[________]"  as  the
issuer/shelf and "[___]" as the series will include information  regarding prior  securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool,  based on  underwriting  criteria and credit quality.

         As used in the  Static  Pool  Data,  a loan  is  considered  to be "30 to 59  days"  or "30 or more  days"
delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day immediately  prior to the next following  monthly due date. The  determination as to whether a loan falls into this category is made as of the close of  business on the last  business  day of each month.  Grace  periods and partial payments do not affect these determinations.

         From time to time, the servicer or a subservicer will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the  modified  terms for a trial  period,  before  the  modifications  become  final.  During  any such trial period,  delinquencies  are reported  based on the mortgage  loan's  original  payment  terms.  The trial period is designed  to  evaluate  both a  borrower's  desire  to remain in the  mortgaged  property  and,  in some  cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the servicer has not modified a material  number of mortgage  loans in any pool.  Furthermore,  the rating  agencies  rating the notes impose  certain  limitations  on the ability of the servicer to modify loans.

         Charge offs are taken only when the  servicer  has  determined  that it has  received all payments or cash recoveries  which the servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

Additional Information

         The description in this prospectus  supplement of the mortgage pool and the mortgaged  properties is based upon the mortgage pool as  constituted  at the close of business on the cut-off date, as adjusted for the scheduled principal  payments  due during the month of the cut-off  date.  Prior to the  issuance of the offered  notes,  the depositor may remove  mortgage  loans from the mortgage pool as a result of incomplete or defective  documentation, or if it  determines  that the mortgage  loan does not satisfy the  characteristics  described  in this  prospectus supplement.  The  depositor  may also add a limited  number of other  mortgage  loans may be added to the  mortgage pool prior to the  issuance  of the offered  notes in  substitution  for removed  loans.  The  information  in this prospectus  supplement will be substantially  representative of the characteristics of the mortgage pool as it will be  constituted  at the time the offered notes are issued,  although the range of mortgage rates and maturities and some other  characteristics  of the mortgage  loans in the mortgage pool may vary. In the event  mortgage loans are removed  from or added to the  mortgage  pool after the date  hereof  prior to the closing  and any  material  pool characteristics  of the actual  mortgage  pool differ by 5% or more from the  description  of the mortgage  pool in this  prospectus  supplement,  a current  report on Form 8-K  describing the final mortgage pool will be filed with the Securities and Exchange Commission within four business days of the related closing.

         A current  report on Form 8-K will be available to  purchasers  of the offered  notes and will be filed by the issuing entity,  in its own name,  together with the pooling and servicing  agreement,  with the Securities and
Exchange Commission within fifteen days after the initial issuance of the offered notes.

                                          The Financial Guaranty Insurer

     The following  information has been supplied by _____________,  the financial guaranty insurer,  for inclusion in this prospectus  supplement.  No representation is made by the depositor,  the servicer,  the underwriter or any of their affiliates as to the accuracy or completeness of the information.

     [The  financial  guaranty  insurer is a  __________-domiciled  stock  insurance  corporation  regulated by the
Office of the  Commissioner  of Insurance of the State of _________  and licensed to do business in 50 states,  the
District of Columbia,  the Commonwealth of Puerto Rico and Guam. The financial  guaranty insurer  primarily insures newly issued  municipal  and  structured  finance  obligations.  The financial  guaranty  insurer is a wholly owned subsidiary  of  __________  (formerly,  _________) a 100%  publicly-held  company.  _______________________________
have each assigned a triple-A claims-paying ability rating to the financial guaranty insurer.

     The  consolidated  financial  statements  of  the  financial  guaranty  insurer  and  its  subsidiaries  as of
______________  and  ______________,  and for the three years ended  ______________,  prepared in  accordance  with generally accepted accounting  principles,  included in the Annual Report on Form 10-K of ______________ (which was filed  with  the  Commission  on  ______________;  Commission  File  Number  ______________)  and the  consolidated financial  statements of the financial  guaranty  insurer and its  subsidiaries  as of  ______________  and for the periods ending  ______________ and  ______________  included in the Quarterly Report on Form 10-Q of ______________
for the  period  ended  ______________  (which  was  filed  with the  Commission  on  ______________),  are  hereby incorporated  by reference  into this  prospectus  supplement  and shall be deemed to be a part of this  prospectus supplement.  Any statement  contained in a document  incorporated in this prospectus  supplement by reference shall be modified or superseded for the purposes of this prospectus  supplement to the extent that a statement  contained in this  prospectus  supplement  by  reference  in this  prospectus  supplement  also  modifies or  supersedes  the statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded,  to constitute a part of this prospectus supplement.

     All financial  statements of the financial  guaranty insurer and its subsidiaries  included in documents filed by ______________  with the Commission under Section 13(a),  13(c), 14 or 15(d) of the Exchange Act,  subsequent to the date of this  prospectus  supplement and prior to the  termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus  supplement and to be a part hereof from the respective  dates of filing the documents.

     The  following  table  sets  forth the  financial  guaranty  insurer's  capitalization  as of  ______________,
______________,  ______________ and ______________,  respectively, in conformity with generally accepted accounting principles.

                                         Consolidated Capitalization Table
                                               (Dollars in Millions)

                                                       [Date]          [Date]          [Date]          [Date]
 Unearned premiums................................
 Other liabilities................................
     Total liabilities............................
 Stockholder's equity:
     Common Stock.................................
     Additional paid-in capital...................
     Accumulated other comprehensive
         income...................................
     Retained earnings............................
     Total stockholder's equity...................
     Total liabilities and
         stockholder's equity.....................

     For  additional  financial  information  concerning  the  financial  guaranty  insurer,  see the  audited  and unaudited  financial  statements of the financial  guaranty  insurer  incorporated  by reference in this prospectus supplement.  Copies of the financial  statements of the financial guaranty insurer  incorporated in this prospectus supplement  by  reference  and copies of the  financial  guaranty  insurer's  annual  statement  for the year ended
___________  prepared in accordance with statutory  accounting  standards are available,  without charge,  from the financial  guaranty  insurer.  The  address of the  financial  guaranty  insurer's  administrative  offices and its telephone number are ____________.

     The financial  guaranty insurer makes no  representation  regarding the notes or the advisability of investing in the  notes  and  makes  no  representation  regarding,  nor has it  participated  in the  preparation  of,  this prospectus  supplement  other than the information  supplied by the financial  guaranty insurer and presented under the headings "The Financial  Guaranty Insurer" and "Description of the Financial  Guaranty Insurance Policy" and in
the financial statements incorporated in this prospectus supplement by reference.]

     THE POLICY IS NOT COVERED BY THE  PROPERTY/CASUALTY  INSURANCE  SECURITY  FUND  SPECIFIED IN ARTICLE 76 OF THE
NEW YORK INSURANCE LAW.

                                           Description of the Securities

General

     The  notes  will be  issued  pursuant  to the  indenture.  The  certificates  will be  issued  under the trust agreement.  The following summaries describe  provisions of the securities,  the indenture and the trust agreement.
The  summaries do not purport to be complete and are subject to, and  qualified in their  entirety by reference to, the provisions of the applicable agreement.

     The notes  will be secured by the assets of the trust  pledged by the issuer to the  indenture  trustee  under the indenture which will consist of:

     o  the home loans;

     o  all amounts on deposit in the Payment Account;

     o  the financial guaranty insurance policy; and

     o  proceeds of the foregoing.

Payments

     Payments  on the notes  will be made by the  indenture  trustee  or the  paying  agent on the 25th day of each month or, if not a business day, then the next  succeeding  business day,  commencing in  _______________,  each of which is  referred  to as a payment  date.  Payments  on the notes will be made to the  persons in whose  names the notes  are  registered  at the close of  business  on the day  prior to each  payment  date or, if the notes are no longer  book-entry  notes,  on the  record  date.  See  "Description  of the  Securities—Payments  on Loans" in the
prospectus.  Payments  will be made by check or money order,  mailed,  or upon the request of a holder owning notes having denominations  aggregating at least $1,000,000,  by wire transfer or otherwise, to the address of the person which,  in the case of  book-entry  notes,  will be DTC or its  nominee as it appears on the  security  register in amounts  calculated  as described in this  prospectus  supplement on the  determination  date.  However,  the final payment  relating to the notes will be made only upon  presentation and surrender of the notes at the office or the agency of the  indenture  trustee  specified in the notice to holders of the final  payment.  A business day is any day  other  than a  Saturday  or  Sunday  or a day on which  banking  institutions  in the  State  of  [California,
Minnesota, New York, Pennsylvania, Illinois or Delaware] are required or authorized by law to be closed.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the notes:

     Excess Loss Amount—As of any payment date, an amount will be equal to the sum of:

     o  any  Liquidation  Loss Amounts,  other than as described in clauses second  through  fourth below,  for the related  collection  period  which,  when added to the  aggregate of the  Liquidation  Loss Amounts for all preceding collection periods exceed $_________,

     o  any Special Hazard Losses in excess of the Special Hazard Amount,

     o  any Fraud Losses in excess of the Fraud Loss Amount, and

     o  some losses occasioned by war, civil  insurrection,  some governmental  actions,  nuclear reaction and some other risks as described in the indenture.

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the
Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the financial guaranty insurance policy, and in the event payments are not made as required under the financial guaranty insurance policy, the losses will be allocated to the notes.

     Fraud Loss  Amount—An  amount equal to  $_________.  As of any date of  determination  after the cut-off date, the Fraud Loss Amount shall equal:

     o  prior to the first  anniversary  of the cut-off  date, an amount equal to 5% of the aggregate of the Stated
        Principal  Balances of the home loans as of the cut-off date minus the  aggregate of any  Liquidation  Loss
        Amounts on the home loans due to Fraud Losses up to the date of determination;

     o  from the first to the second  anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the
        Fraud Loss Amount as of the most recent  anniversary of the cut-off date and (b) 3% of the aggregate of the
        Stated  Principal  Balances of the home loans as of the most recent  anniversary  of the cut-off date minus
        (2) the  aggregate  of any  Liquidation  Loss  Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination; and

     o  from the second to the fifth  anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the
        Fraud Loss Amount as of the most recent  anniversary of the cut-off date and (b) 2% of the aggregate of the
        Stated  Principal  Balances of the home loans as of the most recent  anniversary  of the cut-off date minus
        (2) the  aggregate  of any  Liquidation  Loss  Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination.  On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

     Liquidated  Home Loan—As to any payment date,  any home loan which the servicer has  determined,  based on the servicing procedures  specified in the servicing  agreement,  as of the end of the preceding collection period that all liquidation  proceeds which it expects to recover in connection  with the disposition of the related  mortgaged property  have been  recovered.  The  servicer  will  treat any home  loan that is 180 days or more  delinquent  as having been finally liquidated.

     Liquidation  Loss  Amount—As to any Liquidated  Home Loan, the  unrecovered  Stated  Principal  Balance of the
Liquidated Home Loan and any of its unpaid accrued  interest at the end of the related  collection  period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation  Proceeds  allocable to the
Stated  Principal  Balance.  Any  Liquidation  Loss  Amount  shall not be  required to be paid to the extent that a
Liquidation  Loss Amount was paid on the notes by means of a draw on the  financial  guaranty  insurance  policy or was reflected in the reduction of the Outstanding Reserve Amount.

     Liquidation  Loss  Distribution  Amount—As to any payment  date, an amount equal to the sum of (A) 100% of the
Liquidation  Loss Amounts,  other than any Excess Loss Amounts,  on the payment date, plus (B) any Liquidation Loss
Amounts,  other than any Excess Loss Amounts,  remaining  undistributed  from any preceding payment date,  together with its interest from the date initially distributable to the date paid.

     Net Liquidation  Proceeds—As to a home loan, the proceeds,  excluding amounts drawn on the financial  guaranty insurance  policy,  received in connection with the liquidation of any home loan,  whether through  trustee's sale, foreclosure sale or otherwise,  reduced by related expenses,  but not including the portion,  if any, of the amount that  exceeds  the  Stated  Principal  Balance  of the home loan at the end of the  collection  period  immediately preceding the collection period in which the home loan became a Liquidated Home Loan.

     Outstanding  Reserve  Amount—an  amount  initially be  approximately  _____% of the cut-off date balance.  The
Outstanding  Reserve  Amount will be increased by  distributions  of the Reserve  Increase  Amount,  if any, to the
notes. On each payment date, the Outstanding  Reserve Amount,  as in effect  immediately prior to the payment date, if any,  shall be deemed to be reduced by an amount equal to any  Liquidation  Loss Amounts,  other than any Excess
Loss  Amounts,  for the payment  date,  except to the extent that  Liquidation  Loss  Amounts  were  covered on the payment date by a Liquidation Loss Distribution  Amount, which amount would be so distributed,  if available,  from any excess  interest  collections  for that  payment  date.  Any  Liquidation  Loss  Amounts not so covered will be covered by draws on the financial guaranty  insurance policy to the extent provided in this prospectus  supplement.
However,  any Excess Loss Amounts are required to be covered by a draw on the financial  guaranty  insurance policy in all cases,  without regard to the availability of the Outstanding  Reserve Amount,  and the Outstanding  Reserve
Amount  will not be reduced by any Excess Loss Amount  under any  circumstances.  The  Outstanding  Reserve  Amount available on any payment date is the amount,  if any, by which the pool balance,  after applying  payments received in the related  collection  period,  exceeds the  aggregate  note balance of the notes on the payment  date,  after application of principal collections for that date.

     To the extent that the  Outstanding  Reserve  Amount is  insufficient  or not available to absorb  Liquidation
Loss Amounts that are not covered by the Liquidation Loss Distribution  Amount,  and if payments are not made under the financial guaranty insurance policy as required, a noteholder may incur a loss.

     Principal  Collection  Distribution  Amount—As to any payment date,  an amount equal to principal  collections for that payment  date;  provided  however,  on any payment date as to which the  Outstanding  Reserve  Amount that would  result  without  regard to this  proviso  exceeds  the  Reserve  Amount  Target,  the  Principal  Collection
Distribution  Amount will be reduced by the amount of the excess until the  Outstanding  Reserve  Amount equals the
Reserve  Amount Target.  To the extent the Reserve  Amount Target  decreases on any payment date, the amount of the
Principal  Collection  Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining  Outstanding  Reserve  Amount is in excess of the reduced  Reserve  Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

     Reserve  Amount  Target—As to any payment date prior to the  Stepdown  Date,  an amount equal to _____% of the cut-off date  balance.  On or after the Stepdown  Date,  the Reserve  Amount  Target will be equal to the lesser of
(a) the Reserve  Amount Target as of the cut-off date and (b) _____% of the pool balance before  applying  payments received in the related  collection  period,  but not lower than  $__________,  which is _____% of the cut-off date balance.  However,  any scheduled  reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless certain loss and delinquency tests set forth in the indenture are met.

     In  addition,  the  Reserve  Amount  Target may be reduced  with the prior  written  consent of the  financial guaranty insurer and notice to the rating agencies.

     Reserve Increase  Amount—As to any payment date, the amount necessary to bring the Outstanding  Reserve Amount up to the Reserve Amount Target.

     Special Hazard  Amount—An  amount equal to $________.  As of any date of  determination  following the cut-off date,  the Special  Hazard Amount shall equal the initial  Special  Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the home loans due to Special Hazard Losses and (B) the Adjustment  Amount.  The
Adjustment Amount will be equal to an amount calculated under the terms of the indenture.

     Stepdown Date—The later of:

     o  the payment date in ________________, and

     o  the payment date on which the pool balance  before  applying  payments  received in the related  collection period is less than 50% of the cut-off date balance.

Interest Payments on the Notes

     Interest  payments  will be made on the notes on each  payment  date at the note  rate.  The note rate for the notes will be _____% per annum.

     Interest  on the notes  relating to any payment  date will accrue for the related  accrual  period on the note balance.  The accrual  period for any payment  date will be the  calendar  month  preceding  the month in which the related  payment date  occurs,  or in the case of the first  payment date  beginning on the closing date and ending the last day of the  month in which  the  closing  date  occurs.  Interest  will be based on a 30-day  month  and a
360-day  year.  Interest  payments on the notes will be funded from  payments on the home loans and, if  necessary, from draws on the financial guaranty insurance policy.

Principal Payments on the Notes

     On each  payment  date,  other than the payment  date in  _____________,  principal  payments  will be due and payable  on the  notes in an  amount  equal to the  aggregate  of the  Principal  Collection  Distribution  Amount,
together with any Reserve Increase Amounts and Liquidation Loss  Distribution  Amounts for the payment date, as and to the extent described  below. On the payment date in ___________,  principal will be due and payable on the notes in amounts  equal to the note  balance,  if any.  In no event will  principal  payments on the notes on any payment date exceed the note balance on that date.

[Prefunding Account]

     [On the closing date, the depositor will deposit approximately  $[_________],  such amount referred to in this prospectus  supplement as the "prefunding  account deposit," into a segregated account maintained with the trustee, referred to in this  prospectus  supplement as the  prefunding  account.  The  prefunding  account  deposit will be available  for the  purchase of  subsequent  home loans.  The  prefunding  account  deposit may be  increased by an amount equal to the  aggregate of the  principal  balances of any proposed  initial home loans removed prior to the closing date.  During the  prefunding  period,  the amount on deposit in the  prefunding  account will be allocated for purchase of  subsequent  home loans from the  depositor in  accordance  with the  applicable  provisions of the pooling and servicing  agreement.  Subsequent  home loans purchased by the trust and added to the trust on any date during the prefunding  period (a "subsequent  transfer  date"),  must satisfy the criteria set forth in the pooling and servicing  agreement.  On the distribution date in [_______],  any remaining amounts in the prefunding  account will be applied to reduce the Class  Principal  Balance of certain  classes of the offered  notes that are entitled to payments of principal.  Although it is intended that the principal  amount of subsequent  home loans sold to the trust will require  application of  substantially  all of the prefunding  account deposit and it is not anticipated that  there will be any  material  principal  prepayments  from  amounts  remaining  on  deposit in the  prefunding account,  no  assurance  can be  given  that  such a  distribution  will  not  occur  on the  distribution  date in
[_______].  In any event,  it is unlikely that the  depositor  will be able to deliver  subsequent  home loans with aggregate  principal balances that exactly equal the amount of any prefunding  account deposit.  Amounts on deposit in the  prefunding  account  will be  invested in  permitted  investments  as defined in the pooling and  servicing agreement.  Such  permitted  investments  are  required  to  mature  no later  than  the  business  day  prior to a subsequent  transfer date and, in any case, no later than the [_________]  distribution  date. All interest and any other investment  earnings on amounts on deposit in the prefunding  account will be distributed to the depositor no later than the [______] distribution date.]

Allocation of Payments on the Home Loans

     The servicer on behalf of the trust will  establish a Payment  Account  into which the  servicer  will deposit principal  and interest  collections  for each payment  date on the  business day prior to that payment  date.  The
Payment  Account  will be an Eligible  Account and  amounts on deposit in the Payment  Account  will be invested in permitted investments.

     On each payment date,  principal and interest  collections  will be allocated from the Payment  Account in the following order of priority:

     o  first, to pay accrued interest due on the note balance of the notes;

     o  second,  to pay  principal  in an amount equal to the  Principal  Collection  Distribution  Amount for that payment date on the notes;

     o  third, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount;

     o  fourth, to pay the financial  guaranty insurer the premium for the financial  guaranty insurance policy and any previously unpaid premiums for the financial guaranty insurance policy, with its interest;

     o  fifth,  to  reimburse  the  financial  guaranty  insurer  for prior  draws made on the  financial  guaranty insurance policy, other than those attributable to Excess Loss Amounts, with its interest;

     o  sixth, to pay principal on the notes, the Reserve Increase Amount;

     o  seventh, to pay the financial guaranty insurer any other amounts owed under the insurance agreement; and

     o  eighth, any remaining amounts to the holders of the certificates.

The Paying Agent

     The paying agent shall initially be the indenture  trustee,  together with any successor  thereto.  The paying agent  shall  have the  revocable  power to  withdraw  funds from the  Payment  Account  for the  purpose of making payments to the noteholders.

Maturity and Optional Redemption

     The notes will be payable in full on the payment date in  __________,  to the extent of the  outstanding  note balance on that date,  if any. In addition,  a principal  payment may be made in partial or full  redemption of the notes after the aggregate  Stated  Principal  Balance after applying  payments  received in the related  collection period is reduced to an amount  less than or equal to  $_____________,  which is 10% of the cut-off  date  balance, upon the  exercise  by the  servicer  of its option to  purchase  all or a portion  of the home  loans and  related assets.  In the event that all of the home loans are  purchased by the servicer,  the purchase  price will be equal to the sum of the  outstanding  pool  balance and its accrued and unpaid  interest at the  weighted  average of the loan rates through the day preceding  the payment date on which the purchase  occurs  together with all amounts due and owing to the financial guaranty insurer.

     In the event  that a portion of the home loans are  purchased  by the  servicer,  the  purchase  price will be equal to the sum of the  aggregate  Stated  Principal  Balances of the home loans so purchased  and its accrued and unpaid  interest at the weighted  average of the related loan rates on the home loans through the day preceding the payment  date on which the  purchase  occurs,  together  with all amounts due and owing to the  financial  guaranty insurer in  connection  with the home loans so  purchased.  Any purchase  will be subject to  satisfaction  of some conditions specified in the servicing agreement, including:

     o  the servicer  shall have delivered to the indenture  trustee a home loan schedule  containing a list of all home loans remaining in the trust after removal;

     o  the home loans to be removed are selected at random and the servicer  shall  represent and warrant that the random  selection  procedures  were not adverse to the  interests of the  securityholders  or the financial guaranty insurer, and

     o  each rating  agency shall have been  notified of the proposed  retransfer  and shall not have  notified the servicer that the retransfer  would result in a reduction or withdrawal of the ratings of the notes without regard to the financial guaranty insurance policy.

                              Description of the Financial Guaranty Insurance Policy

     On the closing date, the financial  guaranty  insurer will issue the financial  guaranty  insurance  policy in favor  of  the  indenture  trustee  on  behalf  of  the  issuer.  The  financial  guaranty  insurance  policy  will unconditionally  and  irrevocably  guarantee most payments on the notes.  On each payment date, a draw will be made on the financial guaranty insurance policy equal to the sum of:

     o  the amount by which accrued  interest on the notes at the note rate on that payment date exceeds the amount on deposit in the Payment Account available for interest distributions on that payment date,

     o  any Liquidation  Loss Amount,  other than any Excess Loss Amount,  for that payment date, to the extent not currently  covered by a Liquidation  Loss  Distribution  Amount or a reduction in the  Outstanding  Reserve
        Amount and

     o  any Excess Loss Amount for that payment date.

     For purposes of the foregoing,  amounts in the Payment  Account  available for interest  distributions  on any payment date shall be deemed to include all amounts  available in the Payment Account for that payment date,  other than the Principal  Collection  Distribution Amount and the Liquidation Loss Distribution Amount, if any. Under the
terms of the indenture,  draws under the financial  guaranty  insurance  policy  relating to any  Liquidation  Loss
Amount will be paid to the notes by the paying agent,  as  principal,  to the extent the notes would have been paid that  amount.  In  addition,  a draw  will be  made on the  financial  guaranty  insurance  policy  to  cover  some shortfalls in amounts  allocable to the  noteholders  following the sale,  liquidation or other  disposition of the assets of the  trust in  connection  with the  liquidation  of the  trust  fund as  permitted  under the  indenture following an event of default under the  indenture.  In addition,  the  financial  guaranty  insurance  policy will guarantee  the payment of the  outstanding  note  balance of each note on the payment date in  ___________.  In the absence of payments  under the  financial  guaranty  insurance  policy,  noteholders  will directly bear the credit risks  associated with their  investment to the extent the risks are not covered by the Outstanding  Reserve Amount or otherwise.

                                    Certain Yield and Prepayment Considerations

General

         The yields to maturity on the offered notes will be primarily affected by the following factors:

        o     The rate and timing of  principal  payments on the mortgage  loans,  including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

        o     The pass-through rates on the offered notes; and

        o     The purchase price paid for the offered notes.

         For additional  considerations  relating to the yield on the offered notes, see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

     The yields to maturity and the  aggregate  amount of  distributions  on the notes will be affected by the rate and timing of  principal  payments on the home loans and the amount and timing of mortgagor  defaults  resulting in
Liquidation  Loss  Amounts.  The rate of default of home loans  secured by second liens may be greater than that of home  loans  secured by first  liens.  In  addition,  yields may be  adversely  affected  by a higher or lower than anticipated rate of principal  payments on the home loans in the trust fund. The rate of principal  payments on the home loans will in turn be affected by the  amortization  schedules  of the home loans,  the rate and timing of its principal  prepayments by the  mortgagors,  liquidations  of defaulted home loans and repurchases of home loans due to breaches of representations.

     The timing of changes in the rate of  prepayments,  liquidations  and  repurchases  of the home loans may, and the timing of Liquidation  Loss Amounts will,  significantly  affect the yield to an investor,  even if the average rate of principal payments experienced over time is consistent with an investor's  expectation.  Since the rate and timing of  principal  payments  on the home loans will  depend on future  events  and on a variety of  factors,  as described  more  fully in this  prospectus  supplement  and in the  prospectus  under  "Yield  Considerations"  and
"Maturity  and  Prepayment  Considerations"  no  assurance  can be given as to the rate or the timing of  principal payments on the notes.

     The home loans in most cases may be prepaid by the  mortgagors at any time.  However,  in some  circumstances, some of the home loans will be subject to a  prepayment  charge.  See  "Description  of the Home Loan Pool" in this prospectus  supplement.  In  addition,  as  described  under  "Description  of the Home  Loan  Pool—Home  Loan Pool
Characteristics,"  some of the home loans may be assumable  under the terms of the mortgage note, and the remainder are subject to customary  due-on-sale  provisions.  The servicer shall enforce any due-on-sale  clause contained in any  mortgage  note or  mortgage,  to the extent  permitted  under  applicable  law and  governmental  regulations.
However,  if the  servicer  determines  that it is  reasonably  likely that any  mortgagor  will  bring,  or if any mortgagor  does bring,  legal action to declare  invalid or otherwise  avoid  enforcement  of a due-on-sale  clause contained in any mortgage note or mortgage,  the servicer shall not be required to enforce the  due-on-sale  clause or to contest the action.  The extent to which some of the home loans are assumed by  purchasers  of the  mortgaged properties rather than prepaid by the related  mortgagors in connection with the sales of the mortgaged  properties will affect the  weighted  average life of the notes and may result in a  prepayment  experience  on the home loans that differs from that on other  conventional home loans. See "Yield  Considerations"  and "Maturity and Prepayment
Considerations" in the prospectus.

     Prepayments,  liquidations  and  purchases  of the home loans will result in  distributions  to holders of the notes of  principal  amounts  which would  otherwise be  distributed  over the  remaining  terms of the home loans.
Factors affecting  prepayment,  including  defaults and liquidations,  of home loans include changes in mortgagors'
housing needs,  job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market  interest rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage  rates fell  significantly  below the loan rates on the home loans,  the rate of prepayments,  including refinancings,  would be expected to increase. Conversely, if prevailing mortgage rates rose significantly  above the loan rates on the home loans,  the rate of prepayments on the home loans would be expected to  decrease.  Furthermore,  since home loans  secured by second  liens are not  generally  viewed by  borrowers as permanent  financing  and  generally  carry a high rate of  interest,  the home loans  secured by second  liens may experience a higher rate of  prepayment  than  traditional  first lien home loans.  Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

     The yield to maturity of the notes will  depend,  in part,  on whether,  to what  extent,  and the timing with respect to which,  any Reserve  Amount  Increase is used to  accelerate  payments of  principal on the notes or the
Reserve Amount Target is reduced.  See  "Description  of the  Securities—Allocation  of Payments on the Home Loans"
in this prospectus supplement.

     The rate of  defaults  on the home loans will also  affect the rate and timing of  principal  payments  on the home loans. In general,  defaults on home loans are expected to occur with greater  frequency in their early years.
The rate of default of home loans  secured by second liens is likely to be greater than that of home loans  secured by first liens on comparable  properties.  The rate of default on home loans which are refinance home loans, and on home loans with high combined LTV ratios, may be higher than for other types of home loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations  on the home loans will be affected by the general  economic condition  of the  region of the  country  in which the  related  mortgaged  properties  are  located.  The risk of delinquencies  and loss is  greater  and  prepayments  are less  likely in  regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.
See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Pass-Through Rates

     The yield to  maturity  on the notes will  depend on the note rate.  Because  the loan rates on the home loans and the note rate on the notes are fixed,  the rate will not  change in  response  to  changes  in market  interest rates.  Accordingly,  if market  interest rates or market yields for securities  similar to the notes were to rise, the market value of the notes may decline.

Purchase Price

     In  addition,  the yield to maturity on the notes will depend on,  among other  things,  the price paid by the holders  of the  notes.  The extent to which the yield to  maturity  of a note is  sensitive  to  prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In most cases,  if notes are purchased  at a premium and  principal  distributions  on the notes occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than that anticipated at the time of purchase.
Conversely,  if notes are purchased at a discount and principal  distributions  on the notes occur at a rate slower than that  assumed  at the time of  purchase,  the  investor's  actual  yield to  maturity  will be lower than that anticipated at the time of purchase. For additional  considerations  relating to the yield on the notes, see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Weighted  Average  Life:  Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security  to the date of  distribution  to the  investor  of each dollar  distributed  in reduction  of  principal  of the  security,  assuming no losses.  The  weighted  average  life of the notes will be influenced  by, among other  things,  the rate at which  principal  of the home loans is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

     [The prepayment  model used in this prospectus  supplement,  or prepayment  assumption,  represents an assumed rate of prepayment each month relative to the then  outstanding  principal  balance of a pool of home loans. A 100%
prepayment  assumption  assumes  a  constant  prepayment  rate of 2% per  annum of the then  outstanding  principal balance of the home loans in the first month of the life of the home loans and an  additional  0.9286% per annum in each month  thereafter  until the fifteenth  month.  Beginning in the fifteenth month and in each month  thereafter during the life of the home loans,  a 100%  prepayment  assumption  assumes a constant  prepayment  rate of 15% per annum each month.] As used in the table below, a 50% prepayment  assumption  assumes  prepayment rates equal to 50%
of the prepayment  assumption.  Correspondingly,  a 150% prepayment  assumption  assumes  prepayment rates equal to
150% of the prepayment  assumption,  and so forth.  The prepayment  assumption  does not purport to be a historical description  of prepayment  experience or a prediction  of the  anticipated  rate of prepayment of any pool of home loans, including the home loans.

     The table below has been prepared on the basis of assumptions as described  below in this paragraph  regarding the weighted average  characteristics  of the home loans that are expected to be included in the trust as described under  "Description  of the Home Loan Pool" in this  prospectus  supplement and the  performance of the home loans.
The table assumes, among other things, that:

     o  The home loan pool  consists  of ten groups of home  loans,  with the home  loans in each group  having the following aggregate characteristics as of the cut-off date:

                Aggregate
            Stated Principal                          Net Loan       Original Term      Remaining Term
   Group         Balance           Loan Rate             Rate          to Maturity       to Maturity

            $                           %                     %

     o  the tenth group above consists of balloon loans with a remaining term to stated maturity of [179] months;

     o  the scheduled monthly payment for each home loan has been based on its outstanding  balance,  interest rate and  remaining  term to  maturity,  so that the home loan  will  amortize  in  amounts  sufficient  for its repayment over its remaining term to maturity;

     o  none of the seller,  the servicer or the depositor will  repurchase any home loan, as described  under "The
        Trusts—Representations  Relating to Trust Assets", "The  Trusts – –Repurchases  of Loans" and "Description of
        the  Securities—Assignment  of Loans and Certain Insolvency and Bankruptcy  Issues" in the prospectus,  and the servicer does not exercise its option to purchase the home loans and, as a result,  cause a termination of the trust except as indicated in the table;

     o  there are no delinquencies  or Liquidation  Loss Amounts on the home loans,  and principal  payments on the home loans will be timely received together with  prepayments,  if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

     o  there is no prepayment interest shortfall or any other interest shortfall in any month;

     o  the home loans,  including the simple interest home loans, pay on the basis on a 30-day month and a 360-day year;

     o  payments on the notes will be received on the 25th day of each month, commencing in ______________;

     o  payments on the home loans earn no reinvestment return;

     o  there are no additional ongoing trust expenses payable out of the trust;

     o  the notes will be purchased on ______________; and

     o  the amount of interest  collected on the home loans during the collection period for the first payment date is $________.

     The foregoing list of assumptions are referred to as the structuring assumptions.

     The actual  characteristics  and  performance  of the home  loans will  differ  from the  assumptions  used in constructing  the table below,  which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying  prepayment  scenarios.  For example,  it is very unlikely that the home loans will  prepay at a constant  level of the  prepayment  assumption  until  maturity or that all of the home loans will prepay at the same level of the prepayment  assumption.  Moreover,  the diverse  remaining terms to maturity of the home loans could produce slower or faster  principal  distributions  than indicated in the table at the various constant  percentages of the prepayment  assumption  specified,  even if the weighted average remaining term to  maturity  of the  home  loans is as  assumed.  Any  difference  between  the  assumptions  and the  actual characteristics  and  performance  of the home loans,  or actual  prepayment  or loss  experience,  will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

     Subject to the foregoing  discussion and assumptions,  the following table indicates the weighted average life of the notes,  and lists the  percentage of the initial note balance of the notes that would be  outstanding  after each of the payment dates shown at various percentages of the prepayment assumption.

                          Percent of Initial Stated Principal Balance Outstanding at the
                                Following Percentages of the Prepayment Assumption
_________________________________________________________________________________________________________________
Payment Date                                   0%          50%         100%        150%           200%

Initial Percentage
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
Weighted Average Life to Maturity in Years
Weighted Average Life Assuming Optional
Repurchase in Years

     The weighted average life of a note is determined by:

     o  multiplying  the net  reduction,  if any,  of the note  balance  by the  number  of years  from the date of issuance of the note to the related payment date,

     o  adding the results, and

     o  dividing the sum by the aggregate of the net  reductions of the note balance  described in the first clause above.

     This table has been  prepared  based on the  assumptions  described  in the fourth  paragraph  preceding  this table,  including the assumptions  regarding the  characteristics  and performance of the home loans,  which differ from their actual characteristics and performance, and should be read in conjunction therewith.

                                  Description of the Home Loan Purchase Agreement

     The home loans to be deposited in the trust by the  depositor  will be  purchased  by the  depositor  from the seller under the home loan purchase  agreement  dated as of  ______________  between the seller and the  depositor.
The following  summary  describes  some terms of the home loan purchase  agreement and is qualified in its entirety by reference to the home loan purchase agreement.

Purchase of Home Loans

     Under the home loan  purchase  agreement,  the seller will  transfer  and assign to the  depositor  all of its right,  title and interest in and to the home loans and the mortgage notes,  mortgages and other related documents.
The purchase  prices for the home loans are  specified  percentages  of its face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

     The home loan  purchase  agreement  will require  that,  within the time period  specified in this  prospectus supplement,  the seller deliver to the indenture trustee,  or the custodian,  the home loans sold by the seller and the related  documents  described in the preceding  paragraph  for the home loans.  In lieu of delivery of original mortgages,  the seller may  deliver  true and  correct  copies of the  mortgages  which have been  certified  as to authenticity by the appropriate county recording office where the mortgage is recorded.

Representations and Warranties

     The seller will also represent and warrant with respect to the home loans that, among other things:

     o  the  information  with  respect  to the home  loans in the  schedule  attached  to the home  loan  purchase agreement is true and correct in all material respects, and

     o  immediately prior to the sale of the home loans to the depositor,  the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

     The seller will also represent and warrant that, among other things, as of the closing date:

     o  the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and

     o  the home loan purchase  agreement  constitutes  a valid  transfer and  assignment  of all right,  title and interest of the seller in and to the home loans and the proceeds of the home loans.

     The benefit of the  representations  and  warranties  made by the seller will be assigned by the  depositor to the indenture trustee.

     Within 90 days of the closing date,  _________________  the custodian  will review or cause to be reviewed the home loans and the related  documents,  and if any home loan or related  document is found to be  defective  in any material  respect,  which may materially and adversely  affect the value of the related home loan, or the interests of the indenture  trustee,  as pledgee of the home loans, the  securityholders or the financial guaranty insurer in the home loan and the defect is not cured  within 90 days  following  notification  of the defect to the seller and the trust by the  custodian,  the seller will be obligated  under the home loan  purchase  agreement to deposit the repurchase  price into the  Custodial  Account.  In lieu of any  deposit,  the seller may  substitute  an  eligible substitute loan;  provided that the substitution may be subject to the delivery of an opinion of counsel  regarding tax  matters.  Any  purchase or  substitution  will  result in the removal of the home loan  required to be removed from the trust.  The removed home loans are referred to as deleted  loans.  The  obligation of the seller to remove deleted  loans sold by it from the trust is the sole  remedy  regarding  any  defects in the home loans sold by the seller and related documents for the home loans available against the seller.

     As to any home loan,  the  repurchase  price  referred to in the  preceding  paragraph  is equal to the Stated
Principal  Balance  of the home loan at the time of any  removal  described  in the  preceding  paragraph  plus its accrued and unpaid interest to the date of removal.  In connection with the substitution of an eligible  substitute loan,  the seller will be required to deposit in the Custodial  Account a substitution  adjustment  amount equal to the excess of the  Stated  Principal  Balance of the  related  deleted  loan to be removed  from the trust over the
Stated Principal Balance of the eligible substitute loan.

     An eligible  substitute  loan is a home loan  substituted  by the seller for a deleted loan which must, on the date of the substitution:

     o  have an outstanding Stated Principal  Balance,  or in the case of a substitution of more than one home loan for a deleted loan, an aggregate Stated Principal  Balance,  not in excess of the Stated Principal  Balance relating to the deleted loan;

     o  have a mortgage and a Net Loan Rate not less than,  and not more than one  percentage  point  greater than, the mortgage rate and Net Loan Rate, respectively, of the deleted loan;

     o  have a combined LTV ratio at the time of  substitution  no higher than that of the deleted loan at the time of substitution;

     o  have, at the time of  substitution,  a remaining  term to maturity not greater than,  and not more than one year less than, that of the deleted loan;

     o  be secured by mortgaged property located in the United States;

     o  comply with each  representation  and  warranty as to the home loans in the home loan  purchase  agreement, deemed to be made as of the date of substitution;

     o  be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally,  because
        (a) the value of the real  property  securing the deleted loan was not at least equal to eighty  percent of the original principal balance of the deleted loan,  calculated by subtracting the amount of any liens that are  senior  to the loan and a  proportionate  amount of any lien of equal  priority  from the value of the property when the loan was  originated and (b)  substantially  all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan; and

     o  satisfy some other conditions specified in the indenture.

     In  addition,  the seller  will be  obligated  to deposit  the  repurchase  price or  substitute  an  eligible substitute  loan for a home loan as to which  there is a breach of a  representation  or  warranty in the home loan purchase  agreement  and the breach is not cured by the seller  within the time  provided in the home loan purchase agreement.

                                      Description of the Servicing Agreement

     The following summary describes terms of the servicing  agreement,  dated as of _____________ among the Trust, the  indenture  trustee  and the  servicer.  The summary  does not  purport to be  complete  and is subject to, and qualified in its entirety by reference to, the provisions of the servicing  agreement.  Whenever particular defined terms of the  servicing  agreement  are  referred  to,  the  defined  terms  are  incorporated  in this  prospectus supplement by reference. See "The Agreements" in the prospectus.

Custodial Arrangements

     The trustee will appoint  [________________],  to serve as custodian for the mortgage loans.  The custodian is not an affiliate of the depositor or the  servicer.  The servicer will not have  custodial  responsibility  for the mortgage loans.  The custodian will maintain  mortgage loan files that contain  originals of the notes,  mortgages, assignments and allonges in vaults located at [___________________].

The Servicer and Subservicers

         The servicer,  an affiliate of the depositor,  will be responsible for servicing the mortgage  loans.  The servicer may, from time to time,  outsource  certain of its servicing  functions,  such as foreclosure  management, although any such outsourcing  will not relieve the servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.  Servicing responsibilities include:

        o        reconciling servicing activity with respect to the mortgage loans,
        o        calculating remittance amounts to certificateholders,
        o        sending remittances to the trustee for distributions to certificateholders,
        o        investor and tax reporting,
        o        coordinating loan repurchases,
        o        oversight of all servicing activity, including subservicers,
        o        following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
        o        approval of loss mitigation strategies,
        o        management  and  liquidation  of  mortgaged  properties  acquired  by  foreclosure  or  deed  in  lieu  of foreclosure,
        o        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.
        o        communicating with borrowers;
        o        sending monthly remittance statements to borrowers;
        o        collecting payments from borrowers;
        o        recommending a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan, modification, foreclosure, etc.);
        o        accurate and timely  accounting,  reporting  and  remittance  of the  principal  and interest  portions of monthly  installment  payments to the servicer,  together with any other sums paid by borrowers  that are required to be remitted;
        o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
        o        accurate and timely reporting of negative amortization amounts, if any;
        o        paying escrows for borrowers, if applicable;
        o        calculating and reporting payoffs and liquidations;
        o        maintaining an individual file for each loan; and
        o        maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

For a general  description of the servicer and its activities,  see "Servicer" in this prospectus  supplement.  For a general  description of material terms relating to the servicer's  removal or  replacement,  see "The Pooling and
Servicing Agreement - - Rights Upon Event of Default" in the prospectus.

         [Specify any subservicers].  [________] will subservice  approximately  [___]% [this would be a percentage that is  greater  than 10% but less than  20%] by  principal  amount of the  mortgage  loans.  [____________]  is a
[Delaware]  corporation  that has been  servicing  mortgage  loans  secured  by first  liens on one-to  four-family residential properties since [________].

[__]  will  subservice  approximately  20% by  principal  amount  of  the  mortgage  loans.  [__]  is a  [Delaware]
corporation that has been servicing  mortgage loans secured by first liens on one-to-four  family  properties since
[___].  [______]'s  mortgage  servicing  portfolio includes mortgage loans secured by first and junior lines on the related  property,  mortgage  loans,  and  revolving  home  equity  lines of credit.  As of [___],  2000 [____] was servicing  approximately  [__] mortgage loans with an aggregate  principal  balance of approximately  $[___]. As of
[___],  [___],  [____] was servicing  approximately  [__]  mortgage  loans with an aggregate  principal  balance of approximately  $[___].  During the past three  years,  [___] has  implemented  additional  procedures  designed  to mitigate losses on delinquent mortgage loans, including  capitalizing  delinquent interest and taxes in conjunction with interest rate  reductions and payment plans,  where [___] has determined  that the overall amount of losses on the loan will be reduced.

         [The  following  are the  material  terms of the  subservicing  agreement  between  [Subservicer]  and the servicer.]

         See "The  Agreements—Events  of Default;  Rights Upon Event of Default" in the  prospectus  and  "—Certain
Other Matters  Regarding  Servicing" for a discussion of material  removal,  replacement,  resignation and transfer provisions relating to the servicer.

Servicing and Other Compensation and Payment of Expenses

     The  servicing  fees for each mortgage  loan are payable out of the interest  payments on that mortgage  loan.
The  servicing  fees  relating to each mortgage loan will be at least [___]% per annum and not more than [___]% per annum of the  outstanding  principal  balance of that  mortgage  loan,  with a weighted  average  servicing  fee of approximately  [___]% per annum.  Servicing fees are payable out of amounts  received from the mortgage loans prior to payments of interest and principal to the noteholders.

     The following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans, prior to payments of interest and principal to the noteholders:

                     Description                              Amount                          Receiving Party
                _________________________  ___________________________________________  ___________________________
                    Servicing Fee            At least [___]% but not exceeding [___]%             Servicer
                                             per annum of the outstanding principal
                                             balance of each mortgage loan, with a
                                             weighted average servicing fee of
                                             approximately [___]% per annum
                  [Subservicing Fee]         [[___]% per annum of the principal                [Subservicer]
                                             balance of each mortgage loan serviced
                                             by a subservicer, depending on the type
                                             of mortgage loan]

     In  addition,  the servicer may recover from  payments on the mortgage  loans or withdraw  from the  custodial account  the  amount of any  advances  previously  made,  interest  and  investment  income,  foreclosure  profits, indemnification  payments payable under the pooling and servicing agreement,  and certain other servicing expenses, including foreclosure expenses.

Owner Trustee

     [Name],  the  owner  trustee  under  the  trust  agreement  (as  described  below),  is  a  [national  banking association].  It has served as an owner trustee for  securities  backed by first liens and junior liens on one- to four-family  residential  properties  since  [_____].  At [date],  it was the  trustee for  $_______ of  securities backed by first liens on one- to four-family residential properties.

     Subject to certain qualifications  specified in the trust agreement,  the owner trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

     The  servicer  will pay to the owner  trustee  reasonable  compensation  for its services  and  reimburse  the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the trust  agreement,  except any such expense as may arise from the owner trustee's  negligence or bad faith.  The servicer  has also agreed to indemnify  the trustee for any losses and  expenses  incurred  without  negligence  or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

     The owner  trustee  may  resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  owner  trustee.  The  depositor  may also  remove the  trustee if the  trustee  ceases to be eligible to continue as owner  trustee  under the trust  agreement or if the owner  trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor  will be obligated to appoint a successor  owner  trustee.  The owner trustee  may also be  removed  at any  time by the  holders  of  securities  in  accordance  with the  terms of the indenture  and the trust  agreement.  Any  resignation  or removal of the  trustee and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing an owner trustee will be paid by the servicer.

Indenture Trustee

         [Name],  the  indenture  trustee  under  the  indenture  (as  described  below),  is a  [national  banking association].  It has served as a indenture  trustee for  securities  backed by first liens on one- to  four-family residential  properties since [_____].  At [date],  it was the indenture  trustee for $_______ of securities backed by first liens on one- to four-family residential properties.

         Unless an event of default has occurred and is  continuing  under the servicing  agreement,  the indenture trustee  will  perform  only such duties as are  specifically  set forth in the  indenture.  If an event of default occurs and is continuing  under the  indenture,  the  indenture  trustee is required to exercise such of the rights and  powers  vested in it by the  indenture,  such as either  acting as the  servicer  or  appointing  a  successor servicer,  and use the same degree of care and skill in their exercise as a prudent  investor would exercise or use under the  circumstances  in the  conduct  of such  investor's  own  affairs.  Subject  to  certain  qualifications specified in the indenture,  the indenture trustee will be liable for its own negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

         The indenture  trustee's duties and  responsibilities  under the indenture  include  collecting funds from the servicer to distribute to noteholders at the direction of the servicer [,  maintaining  custody of the mortgage loan files],  providing  noteholders  and  applicable  rating  agencies with monthly  distribution  statements  and notices  of the  occurrence  of a default  under  the  indenture,  removing  the  servicer  as a result of any such default, appointing a successor servicer, and effecting any optional termination of the trust.

         The servicer  will pay to the indenture  trustee  reasonable  compensation  for its services and reimburse the indenture  trustee for all reasonable  expenses  incurred or made by the indenture  trustee in accordance  with any of the  provisions  of the  indenture,  except  any such  expense  as may arise  from the  indenture  trustee's negligence  or bad faith.  The  servicer  has also agreed to  indemnify  the  indenture  trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the indenture  trustee's  part arising out of the acceptance and administration of the collateral described in the indenture.

         The indenture  trustee may resign at any time,  in which event the depositor  will be obligated to appoint a successor  indenture  trustee.  The  depositor may also remove the  indenture  trustee if the  indenture  trustee ceases to be eligible to continue as indenture  trustee  under the indenture or if the  indenture  trustee  becomes insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor indenture  trustee.  The indenture  trustee may also be removed at any time by the holders of notes  evidencing not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the indenture trustee and  appointment  of a successor  indenture  trustee  will not become  effective  until  acceptance  of the appointment by the successor indenture trustee.

     Any costs associated with removing and replacing a indenture trustee will be paid by the servicer.

Reports to Noteholders

     On each  distribution  date, a distribution  date  statement will be made available to each  certificateholder setting forth certain  information  with respect to the  composition  of the payment being made, the Note Principal
Balance of an individual  note  following the payment and certain other  information  relating to the  certificates and the mortgage loans.  The trustee will make the distribution  date statement and, at its option,  any additional files  containing the same information in an alternative  format,  available each month to  certificateholders  and other parties to the pooling and servicing  agreement via the trustee's internet website,  at  www._______________.
For purposes of any electronic version of this prospectus  supplement,  the preceding uniform resource locator,  or
URL, is an inactive  textual  reference  only.  We have taken steps to ensure that this URL  reference was inactive at the time the  electronic  version of this  prospectus  supplement was created.  In addition,  for so long as the issuing  entity is required to file reports with the  Commission  under the  Securities  Exchange Act of 1934,  the issuing  entity's annual report on Form 10-K,  distribution  reports on Form 10-D,  current reports on Form 8-K and amendments to those reports will be made  available on such website as soon as  reasonably  practicable  after such materials  are  electronically  filed  with,  or  furnished  to,  the  Commission.  See  also  "Description  of the
Securities—Reports  to  Securityholders"  in the  prospectus for a more detailed  description of  certificateholder reports.

Principal and Interest Collections

     The servicer  shall  establish and maintain a Custodial  Account in which the servicer  shall deposit or cause to be  deposited  any amounts  representing  payments on and any  collections  received  relating to the home loans received by it subsequent to the cut-off date.  The  Custodial  Account shall be an Eligible  Account.  On the 20th day of each month or if that day is not a business day, the next  succeeding  business day, which is referred to as the  determination  date,  the  servicer  will notify the paying agent and the  indenture  trustee of the amount of aggregate  amounts  required to be withdrawn  from the  Custodial  Account and deposited  into the Payment  Account prior to the close of business on the business day next succeeding each determination date.

     Permitted  investments are specified in the servicing  agreement and are limited to investments which meet the criteria  of the rating  agencies  from time to time as being  consistent  with their  then-current  ratings of the securities.

     The  servicer  will make the  following  withdrawals  from the  Custodial  Account  and deposit the amounts as follows:

     o  to the Payment  Account,  an amount equal to the  principal  and interest  collections  on the business day prior to each payment date; and

     o  to pay to itself or the subservicer the Servicing Fee, various  reimbursement  amounts and other amounts as provided in the servicing agreement.

     All  collections on the home loans will  generally be allocated in accordance  with the mortgage notes between amounts  collected  relating to interest  and amounts  collected  relating to  principal.  As to any payment  date, interest collections will be equal to the sum of:

     o  the portion  allocable to interest of all scheduled  monthly payments on the home loans received during the related  collection  period,  minus the  Servicing  Fees and the fees payable to the owner  trustee and the indenture trustee, which are collectively referred to as the administrative fees,

     o  the interest portion of all Net Liquidation  Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that collection period, and

     o  the interest  portion of the  repurchase  price for any deleted loans and the cash  purchase  price paid in connection with any optional purchase of the home loans by the servicer.

     However,  on the first payment date, an amount,  referred to as the excluded interest amount, will be excluded from the  interest  collections  equal to the sum of 70% of first and second  listed item above.  As to any payment date, principal collections will be equal to the sum of:

     o  the  principal  portion of all  scheduled  monthly  payments  on the home  loans  received  in the  related collection period; and

     o  some  unscheduled  collections,  including  full and  partial  mortgagor  prepayments  on the  home  loans,
        Insurance  Proceeds,  Liquidation  Proceeds and proceeds from  repurchases of, and some amounts received in connection  with any  substitutions  for, the home loans,  received or deemed  received  during the related collection period, to the extent the amounts are allocable to principal.

     As to  unscheduled  collections,  the  servicer  may  elect to treat  the  amounts  as  included  in  interest collections  and  principal  collections  for the payment date in the month of receipt,  but is not obligated to do
so. As described in this  prospectus  supplement  under  "Description of the  Securities—Principal  Payments on the
Notes," any amount for which the  election  is so made shall be treated as having been  received on the last day of the related  collection  period for the purposes of calculating the amount of principal and interest  distributions to the notes.

     As to any  payment  date other than the first  payment  date,  the  collection  period is the  calendar  month preceding the month of that payment date.

Release of Lien; Refinancing of Senior Lien

     The servicing  agreement  permits the servicer to release the lien on the mortgaged  property  securing a home loan under some  circumstances,  if the home loan is current in  payment.  A release  may be made in any case where the borrower  simultaneously  delivers a mortgage on a substitute mortgaged property,  if the combined LTV ratio is not  increased.  A release may also be made,  in  connection  with a  simultaneous  substitution  of the  mortgaged property,  if the  combined LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined LTV ratio previously in effect, if the servicer determines that appropriate  compensating  factors are present.  Furthermore,  a  release  may also be  permitted  in cases  where no  substitute  mortgaged  property  is provided,  causing the home loan to become unsecured,  subject to some limitations in the servicing  agreement.  At the time of the  release,  some  terms of the home  loan may be  modified,  including  a loan  rate  increase  or a maturity  extension,  and the  terms of the home  loan may be  further  modified  in the  event  that the  borrower subsequently delivers a mortgage on a substitute mortgaged property.

     The  servicer  may permit the  refinancing  of any  existing  lien  senior to a home loan,  provided  that the resulting  combined  LTV ratio may not exceed the greater of (a) the combined LTV ratio  previously  in effect,  or
(b) 70% or, if the borrower satisfies credit score criteria, 80%.

Collection and Liquidation Practices; Loss Mitigation

     The servicer is authorized to engage in a wide variety of loss  mitigation  practices with respect to the home loans,  including  waivers,  modifications,  payment  forbearances,  partial  forgiveness,  entering into repayment schedule  arrangements,  and capitalization of arrearages;  provided in any case that the servicer  determines that the action is not  materially  adverse to the interests of the indenture  trustee as pledgee of the mortgage  loans and the  securityholders  and is generally  consistent with the servicer's  policies with respect to similar loans;
and provided  further that some  modifications,  including  reductions in the loan rate,  partial  forgiveness or a maturity  extension,  may only be taken if the home loan is in default or if  default  is  reasonably  foreseeable.
For home loans  that come into and  continue  in  default,  the  servicer  may take a variety of actions  including foreclosure  upon the mortgaged  property,  writing off the balance of the home loan as bad debt,  taking a deed in lieu of  foreclosure,  accepting a short sale,  permitting a short  refinancing,  arranging  for a repayment  plan, modifications as described above, or taking an unsecured note. See  "Description of the  Securities – –Servicing  and
Administration of Loans" in the prospectus.

                                 Description of the Trust Agreement and Indenture

     The following summary  describes terms of the trust agreement and the indenture.  The summary does not purport to be complete  and is subject to, and  qualified  in its entirety by  reference  to, the  provisions  of the trust agreement  and the  indenture.  Whenever  particular  defined  terms of the  indenture are referred to, the defined terms are incorporated by reference in this prospectus supplement.  See "The Agreements" in the prospectus.

The Trust Fund

     Simultaneously  with the  issuance  of the notes,  the  issuer  will  pledge  the trust fund to the  indenture trustee as  collateral  for the notes.  As pledgee of the home loans,  the  indenture  trustee  will be entitled to direct the trust in the  exercise of all rights and  remedies of the trust  against the seller  under the home loan purchase agreement and against the servicer under the servicing agreement.

Reports To Holders

     The  indenture  trustee  will mail to each holder of notes,  at its address  listed on the  security  register maintained  with the indenture  trustee,  a report  setting  forth  amounts  relating to the notes for each payment date, among other things:

     o  the amount of principal payable on the payment date to the holders of securities;

     o  the amount of interest payable on the payment date to the holders of securities;

     o  the  aggregate  note  balance of the notes after  giving  effect to the payment of principal on the payment date;

     o  principal and interest collections for the related collection period;

     o  the aggregate Stated Principal Balance of the home loans as of the end of the preceding collection period;

     o  the Outstanding Reserve Amount as of the end of the related collection period; and

     o  the amount paid, if any, under the financial guaranty insurance policy for the payment date.

     In the case of information  furnished  under first and second listed clause above  relating to the notes,  the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

Certain Covenants

     The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

     o  the entity formed by or surviving  the  consolidation  or merger is organized  under the laws of the United
        States, any state or the District of Columbia;

     o  the entity expressly assumes,  by an indenture  supplemental to the indenture,  the issuer's  obligation to make due and punctual  payments  upon the notes and the  performance  or  observance  of any  agreement and covenant of the issuer under the indenture;

     o  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     o  the issuer has received consent of the financial  guaranty insurer and has been advised that the ratings of the securities,  without regard to the financial  guaranty  insurance  policy,  then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     o  any action that is necessary to maintain the lien and security interest created by the indenture is taken;

     o  the issuer has received an opinion of counsel to the effect that the  consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

     o  the issuer has delivered to the indenture  trustee an officer's  certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental  indenture comply with the indenture and that all conditions  precedent,  as provided in the indenture,  relating to the  transaction  have been complied with.

     The issuer will not, among other things;

     o  except as expressly  permitted by the indenture,  sell,  transfer,  exchange or otherwise dispose of any of the assets of the issuer;

     o  claim any credit on or make any deduction  from the principal and interest  payable  relating to the notes, other than amounts  withheld under the Internal  Revenue Code or applicable  state law, or assert any claim against any present or former  holder of notes  because of the payment of taxes levied or assessed upon the issuer;

     o  permit the validity or  effectiveness  of the  indenture to be impaired or permit any person to be released from any covenants or obligations  with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

     o  permit any lien, charge,  excise, claim, security interest,  mortgage or other encumbrance to be created on or extend to or otherwise  arise upon or burden the assets of the issuer or any part of its assets,  or any of its interest or the proceeds of its assets, other than under the indenture.

     The  issuer  may not  engage in any  activity  other than as  specified  under  "The  Issuing  Entity" in this prospectus supplement.

Modification of Indenture

     With the consent of the holders of a majority of the  outstanding  notes and the financial  guaranty  insurer, the issuer and the  indenture  trustee may execute a  supplemental  indenture to add  provisions  to, change in any manner or eliminate any  provisions  of, the  indenture,  or modify,  except as provided  below,  in any manner the rights  of the  noteholders.  Without  the  consent  of the  holder  of  each  outstanding  note  affected  by that modification and the financial guaranty insurer, however, no supplemental indenture will:

     o  change the due date of any  installment  of  principal  of or interest on any note or reduce its  principal amount,  its interest rate  specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

     o  impair the right to institute  suit for the  enforcement  of some  provisions  of the  indenture  regarding payment;

     o  reduce the  percentage  of the aggregate  amount of the  outstanding  notes,  the consent of the holders of which is required  for any  supplemental  indenture  or the consent of the holders of which is required for any waiver of compliance  with some  provisions of the indenture or of some defaults  thereunder  and their consequences as provided for in the indenture;

     o  modify or alter the  provisions  of the  indenture  regarding  the voting of notes held by the issuer,  the depositor or an affiliate of any of them;

     o  decrease the  percentage of the aggregate  principal  amount of notes required to amend the sections of the indenture which specify the applicable  percentage of aggregate  principal amount of the notes necessary to amend the indenture or some other related agreements;

     o  modify any of the  provisions  of the indenture in a manner as to affect the  calculation  of the amount of any payment of interest or principal due on any note,  including the  calculation  of any of the individual components of the calculation; or

     o  permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture,  on a parity with the lien of the indenture  with respect to any of the  collateral for the notes or, except as otherwise  permitted  or  contemplated  in the  indenture,  terminate  the  lien  of the  indenture  on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

     The issuer and the  indenture  trustee may also enter into  supplemental  indentures,  with the consent of the financial  guaranty insurer and without  obtaining the consent of the noteholders,  for the purpose of, among other things,  curing  any  ambiguity  or  correcting  or  supplementing  any  provision  in the  indenture  that  may be inconsistent with any other provision in this prospectus supplement.

Certain Matters Regarding the Indenture Trustee and the Issuing Entity

     Neither the  indenture  trustee nor any director,  officer or employee of the indenture  trustee will be under any liability to the issuer or the related  noteholders  for any action taken or for refraining  from the taking of any action in good faith under the  indenture  or for errors in  judgment.  None of the  indenture  trustee and any director,  officer or employee of the  indenture  trustee  will be  protected  against  any  liability  which would otherwise be imposed by reason of willful  malfeasance,  bad faith or negligence in the performance of duties or by reason of  reckless  disregard  of  obligations  and duties  under the  indenture.  Subject to  limitations  in the indenture,  the indenture  trustee and any director,  officer,  employee or agent of the indenture trustee shall be indemnified  by the issuer and held harmless  against any loss,  liability or expense  incurred in connection  with investigating,  preparing  to defend or  defending  any legal  action,  commenced  or  threatened,  relating to the indenture  other than any loss,  liability  or expense  incurred  by reason of  willful  malfeasance,  bad faith or negligence  in the  performance  of its  duties  under the  indenture  or by reason of  reckless  disregard  of its obligations  and duties under the  indenture.  All persons into which the  indenture  trustee may be merged or with which it may be consolidated or any person resulting from a merger or  consolidation  shall be the successor of the indenture trustee under the indenture.

                                                 Legal Proceedings

     There are no material pending legal or other  proceedings  involving the mortgage loans or the depositor,  the servicer,  the issuing entity,  or other parties  described in Item 1117 of Regulation AB that,  individually or in the aggregate, would have a material adverse impact on investors in these notes.

     The  servicer is  currently  parties to various  legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently available, it is the  opinion  of  the  servicer  that  the  eventual  outcome  of any  currently  pending  legal  proceeding, individually  or in the  aggregate,  will not have a material  adverse  effect on their  ability  to perform  their obligations  in relation to the mortgage  loans.  No  assurance,  however,  can be given that the final  outcome of these legal  proceedings,  if  unfavorable,  either  individually  or in the  aggregate,  would not have a material adverse impact on the servicer.  Any such unfavorable  outcome could adversely  affects the ability of the servicer to perform its servicing  duties with respect to the mortgage loans and potentially  lead to the replacement of the servicer with a successor servicer.

                                     Material Federal Income Tax Consequences

     General.  The  following is a discussion  of the material  federal  income tax  consequences  of the purchase, ownership and disposition of the notes.  The following  discussion is based on the advice of  [___________________]
as to the anticipated  material federal income tax  consequences of the purchase,  ownership and disposition of the notes offered hereunder.  This discussion is directed solely to  certificateholders  that hold the notes as capital assets  within  the  meaning of Section  1221 of the  Internal  Revenue  Code and does not  purport to discuss  all federal income tax consequences that may be applicable to particular individual  circumstances,  including those of banks,  insurance  companies,  foreign investors,  tax-exempt  organizations,  dealers in securities or currencies, mutual funds, real estate investment  trusts, S corporations,  estates and trusts,  noteholders that hold the notes as part of a hedge,  straddle,  integrated or conversion  transaction,  or noteholders whose functional currency is not the United  States  dollar.  Also, it does not address  alternative  minimum tax  consequences  or the indirect effects on the holders of equity interests in a noteholder..  For purposes of this tax discussion,  references to a noteholder or a holder are to the beneficial owner of a note.

     The following discussion is based in part upon the OID regulations.  The OID regulations,  which are effective with respect to debt instruments  issued on or after April 4, 1994, do not adequately  address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the notes.

     In addition,  the  authorities  on which this  discussion,  and the opinion  referred to below,  are based are subject to change or  differing  interpretations,  which  could apply  retroactively.  An opinion of counsel is not binding on the  Internal  Revenue  Service or the courts,  and no rulings  have been or will be sought from the IRS with respect to any of the federal  income tax  consequences  discussed  below,  and no assurance can be given that the IRS will not take contrary  positions.  Taxpayers and  preparers of tax returns,  including  those filed by the issuer,  should be aware that under applicable Treasury  regulations a provider of advice on specific issues of law is not  considered  an income tax return  preparer  unless the advice (i) is given with respect to events that have occurred at the time the advice is  rendered  and is not given with  respect to the  consequences  of  contemplated actions,  and (ii) is directly  relevant to the  determination  of an entry on a tax return.  This  summary and the opinions  contained  herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with  respect to the notes.  Accordingly,  it is suggested  that  taxpayers  are  encouraged  to consult  their tax advisors and tax return  preparers  regarding the  preparation  of any item on a tax return and the  application of
United States  federal income tax laws, as well as the laws of any state,  local or foreign  taxing  jurisdictions, to their particular  situations,  even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  See "State and Other Tax Consequences" in the Prospectus.

     Opinions:  Upon the issuance of each series of notes,  [___________________],  counsel to the depositor,  will provide its opinion generally to the effect that, assuming  compliance with all provisions of the indenture,  owner trust  agreement  and other  related  documents,  for federal  income tax purposes (1) the notes will be treated as indebtedness  and (2) the issuer,  as created  under the owner trust  agreement,  will not be  characterized  as an association  or  publicly  traded  partnership  within  the  meaning  of  Section  7704 of the  Code  taxable  as a corporation  or as a taxable  mortgage pool within the meaning of Section  7701(i) of the Code. In addition,  as to any securities  offered  pursuant hereto,  [___________________]  is of the opinion that the statements made in the following  discussion,  as  supplemented  by  the  discussion  under  the  heading  "Material  Federal  Income  Tax
Consequences"  in the prospectus with respect to those  securities,  to the extent that they constitute  matters of law or legal conclusions, are correct in all material respects as of the date of this prospectus supplement.

     [___________________]  has not been asked to opine on any other  federal  income tax  matter,  and the balance of this  summary  together  with the sections of the  prospectus  referred to therein does not purport to set forth any opinion of counsel  concerning  any other  particular  federal income tax matter.  For example,  the discussion under  "REMICs—Taxation  of  Owners of REMIC  Regular  Certificates—Excess  Inclusions"  below  contains  a general summary of federal income tax  consequences  relating to an investment in a REMIC regular  interest that has market discount,  which summary  counsel  opines is correct in all material  respects as described  above;  however,  that summary  does not set forth any opinion as to whether  any  particular  class of REMIC  regular  interests  will be treated as having market discount.

     [___________________]  has not been asked to,  and do not,  render any  opinion  regarding  the state or local income tax  consequences  of the purchase,  ownership and  disposition of a beneficial  interest in the notes.  See
"—State and Local Tax Consequences."

     For purposes of this tax discussion,  references to a noteholder or a holder are to the beneficial  owner of a note.

     Status as Real Property  Loans.  Notes held by a domestic  building and loan  association  will not constitute
"loans . . .  secured by an  interest  in real  property"  within the  meaning of Code  Section  7701(a)(19)(C)(v).
Notes held by a real estate  investment  trust will not  constitute  real estate  assets within the meaning of Code
Section  856(c)(5)(B).  Interest on notes will not be considered  "interest on obligations  secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

     Taxation of  Noteholders.  Notes  generally  will be subject to the same rules of  taxation  as REMIC  Regular
Certificates  issued by a REMIC,  except  that (1) income  reportable  on the notes is not  required to be reported under the accrual  method unless the holder  otherwise  uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular  Certificate as ordinary  income is  inapplicable to the notes.  See  "—Taxation of Owners of REMIC  Regular  Certificates"  and "—Matters  Relevant to Holders of All REMIC
Certificates—Sales  of REMIC  Certificates"  in the Prospectus  Also,  interest paid on a note to a noteholder that is not a United  States  Person  will  normally  qualify  for the  exception  from United  States  withholding  tax described in "—Matters Relevant to Holders of All REMIC  Certificates—Foreign  Investors in REMIC Certificates" in
the  Prospectus,  except,  in addition to the  exceptions  noted in that section,  where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

                                         State and Other Tax Consequences

     In addition to the federal income tax consequences  described in "Material  Federal Income Tax  Consequences,"
potential  investors  should  consider the state and local tax  consequences  of the  acquisition,  ownership,  and disposition  of  the  notes  offered  by  this  prospectus.  State  tax  law  may  differ  substantially  from  the corresponding  federal tax law,  and the  discussion  above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective  investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                                               ERISA Considerations

     Any  fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with  ERISA plan  assets of any ERISA  plan  should  consult  with its  counsel  with  respect to the  potential applicability  of the fiduciary  responsibility  provisions of ERISA and the prohibited  transaction  provisions of
ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.  See "ERISA  Considerations" in the prospectus.

     Each  purchaser  of a note,  by its  acceptance  of the note,  shall be deemed  to have  represented  that the acquisition  of the note by the  purchaser  does not  constitute  or give rise to a  prohibited  transaction  under
Section  406 of ERISA or  Section  4975 of the  Internal  Revenue  Code,  for  which no  statutory,  regulatory  or administrative  exemption is available.  See "ERISA  Considerations – –  Considerations for ERISA Plans Regarding the
Purchase of Notes" in the prospectus.

     The notes may not be purchased  with ERISA plan assets of any ERISA plan if the depositor,  the servicer,  the indenture trustee, the owner trustee or any of their affiliates:

     o  has investment or administrative discretion with respect to the ERISA plan assets;

     o  has authority or  responsibility  to give, or regularly gives,  investment  advice regarding the ERISA plan assets,  for a fee and under an agreement or  understanding  that the advice will serve as a primary  basis for investment  decisions  regarding the ERISA plan assets and will be based on the  particular  investment needs for the ERISA plan; or

     o  unless U.S.  Department of Labor, or DOL,  Prohibited  Transaction  Class  Exemption  90-1,  91-38 or 95-60
        applies, is an employer maintaining or contributing to the ERISA plan.

     On January 5, 2000,  the DOL  published  final  regulations  under Section  401(c) of ERISA.  The final 401(c)
Regulations took effect on July 5, 2001.

     The sale of any of the  notes to an ERISA  plan is in no  respect a  representation  by the  depositor  or the underwriter  that such an investment meets all relevant legal  requirements  relating to investments by ERISA plans generally or any  particular  ERISA plan, or that such an investment is  appropriate  for ERISA plans  generally or any particular ERISA plan.

                                                 Legal Investment

     The notes  will not  constitute  "mortgage  related  securities"  for  purposes  of SMMEA.  Accordingly,  many institutions  with legal  authority  to invest in mortgage  related  securities  may not be legally  authorized  to invest in the notes. No  representation  is made in this prospectus  supplement as to whether the notes  constitute legal  investments  for any entity under any  applicable  statute,  law,  rule,  regulation  or order.  Prospective purchasers  are urged to consult with their counsel  concerning  the status of the notes as legal  investments  for the purchasers prior to investing in notes.

                                                    Use of Proceeds

     The proceeds from the sale of the offered notes to the  underwriter,  after deducting  commissions  payable to the  underwriter,  will be paid to the  depositor.  The  depositor  will use the  proceeds to purchase the mortgage loans or for general corporate purposes.

                                              Method of Distribution

     Subject  to  the  terms  and  conditions  of  an  underwriting  agreement,   dated  _________________  between
____________________,  as the  underwriter,  has agreed to purchase and the depositor has agreed to sell the notes.
It is  expected  that  delivery  of the  notes  will be made only in  book-entry  form  through  the Same Day Funds
Settlement System of DTC on or about __________________ against payment therefor in immediately available funds.

     In  connection  with the  notes,  the  underwriter  has  agreed,  subject to the terms and  conditions  of the underwriting  agreement,  to  purchase  all of its  notes if any of its  notes are  purchased  by the  underwriting agreement.

     In addition,  the  underwriting  agreement  provides  that the  obligation of the  underwriter  to pay for and accept  delivery  of the notes is  subject  to,  among  other  things,  the  receipt of legal  opinions  and to the conditions,  among  others,  that no stop  order  suspending  the  effectiveness  of the  depositor's  Registration
Statement  shall be in effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Commission.

     The  distribution  of the notes by the underwriter may be effected from time to time in one or more negotiated transactions,  or otherwise,  at varying  prices to be  determined  at the time of sale.  Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor,  will be approximately  _______% of the aggregate Stated Principal Balance of the notes plus its accrued interest from the cut-off date.

     The underwriter may effect these  transactions by selling the notes to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts,  concessions or commissions  from the underwriter for whom they act as  agent.  In  connection  with the sale of the  notes,  the  underwriter  may be deemed to have received  compensation  from the  depositor  in the form of  underwriting  compensation.  The  underwriter  and any dealers that  participate  with the  underwriter  in the  distribution  of the related notes are also  underwriters under the  Securities  Act of 1933.  Any profit on the resale of the notes  positioned  by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The  depositor  has been advised by the  underwriter  that it presently  intends to make a market in the notes offered  hereby;  however,  it is not obligated to do so, any  market-making  may be  discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

     It is expected that delivery of the notes will be made only in book-entry  form through DTC,  Clearstream  and
Euroclear as discussed in this prospectus  supplement,  on or about _______________  against payment in immediately available funds.

     The underwriting  agreement  provides that the depositor will indemnify the underwriter and that under limited circumstances the underwriter will indemnify the depositor against some  liabilities,  including  liabilities under the  Securities  Act of 1933,  or  contribute  to  payments  the  underwriter  may be  required  to make for  these liabilities.

     There can be no assurance that a secondary  market for the notes will develop or, if it does develop,  that it will continue.  The primary source of information  available to investors  concerning the notes will be the monthly
statements   discussed  in  this   prospectus   supplement   under   "Description   of  the  Trust   Agreement  and
Indenture—Reports   to  Holders"  and  in  the  prospectus  under   "Description  of  the   Securities—Reports   to
Securityholders,"  which will include  information as to the outstanding  principal balance of the notes. There can be no assurance that any  additional  information  regarding the notes will be available  through any other source.
In addition  the  depositor  is not aware of any source  through  which price  information  about the notes will be generally  available on an ongoing basis.  The limited  nature of this type of information  regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                                      Experts

     The consolidated  financial statements of _____________,  as of December 31, [200_] and [200_ ]and for each of the years in the  three-year  period ended  December 31, [200_] are  incorporated  by reference in this  prospectus supplement and in the registration  statement in reliance upon the report of ______________,  independent certified public  accountants,  incorporated by reference in this prospectus  supplement,  and upon the authority of the firm as experts in accounting and auditing.

                                                 Legal Investment

     The offered notes will not constitute "mortgage related securities" for purposes of SMMEA.

     The depositor makes no  representations  as to the proper  characterization  of any class of the offered notes for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered notes under  applicable  legal  investment  restrictions.  These  uncertainties  may  adversely  affect the liquidity of any class of offered notes.  Accordingly,  all institutions  whose  investment  activities are subject to legal  investment laws and  regulations,  regulatory  capital  requirements or review by regulatory  authorities should consult with their legal  advisors in determining  whether and to what extent any class of the offered notes constitutes a legal investment or is subject to investment, capital or other restrictions.

     One or more classes of the offered notes may be viewed as "complex  securities"  under TB13a and TB73a,  which apply to thrift  institutions  regulated  by the OTS. In addition in case of  approximately  [__]% of the  mortgage loans,  a valuation of the mortgaged  property  obtained from a service that  provides an automated  valuation,  in lieu of an  appraisal,  which should be  considered by any  potential  investor,  including any potential  investor which is an institution  subject to the Financial  Institutions  Reform,  Recovery and  Enforcement Act of 1989 and
the  regulations  promulgated  pursuant  thereto by the Office of the  Comptroller  of the  Currency,  the  Federal
Reserve Board, the FDIC, the OTS and the NCUA.

     The depositor makes no  representations  as to the proper  characterization  of any class of the offered notes for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  notes under  applicable  investment,  capital or other  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of offered notes.  Accordingly,  all  institutions  whose  investment  activities are subject to authorities  should consult with their legal advisors in determining  whether and to what extent any class  of the  offered  notes  constitutes  a legal  investment  or is  subject  to  investment,  capital  or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                                                   Legal Matters

     Legal  matters  concerning  the  notes  will  be  passed  upon  for  the  depositor  by  _________,  ________,
____________________ and for the underwriter by _________________, __________________.

                                                      Ratings

     It is a  condition  to issuance  that the notes be rated "___" by  _________  and "____" by  ___________.  The depositor  has not  requested a rating on the notes by any rating agency other than  ___________  and  ___________.
However,  there can be no  assurance  as to whether any other  rating  agency will rate the notes,  or, if it does, what rating  would be assigned by any other  rating  agency.  A rating on the notes by another  rating  agency,  if assigned  at all,  may be lower  than the  ratings  assigned  to the  notes by  ____________  and  ____________.  A securities  rating  addresses the likelihood of the receipt by holders of notes of distributions on the home loans.
The rating takes into  consideration  the structural and legal aspects  associated  with the notes.  The ratings on the notes do not,  however,  constitute  statements  regarding the  possibility  that holders might realize a lower than  anticipated  yield. A securities  rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating  organization.  Each securities rating should be evaluated independently of similar ratings on different securities.

     The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance  by the  rating  agencies  for so long as any  notes  are  outstanding.  However,  the  rating  agencies  are  under no obligation to the depositor to continue to monitor or provide a rating on the notes.

                                                      ANNEX I

                           GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited  circumstances,  the globally offered GreenPoint  Mortgage  Securities LLC, Home
Loan Asset-Backed  Notes,  Series  [_____]____,  which are referred to as the global securities,  will be available only in  book-entry  form.  Investors  in the global  securities  may hold  interests  in these  global  securities through any of DTC,  Clearstream  or Euroclear.  Initial  settlement  and all secondary  trades will settle in same day funds.

         Secondary market trading between  investors holding  interests in global  securities  through  Clearstream and Euroclear  will be conducted in accordance  with their normal rules and operating  procedures and in accordance with  conventional  eurobond  practice.  Secondary  market trading between  investors  holding  interests in global securities  through DTC will be conducted  according to the rules and procedures  applicable to U.S. corporate debt obligations.

         Secondary   cross-market  trading  between  investors  holding  interests  in  global  securities  through
Clearstream or Euroclear and investors  holding  interests in global  securities  through DTC participants  will be effected on a  delivery-against-payment  basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and other DTC participants.

         Non-U.S.  holders of global  securities  will be subject to U.S.  withholding  taxes unless those  holders meet certain  requirements and deliver appropriate U.S. tax documents to the securities  clearing  organizations or their participants.

Initial Settlement

         The  global  securities  will be  registered  in the name of Cede & Co.,  as  nominee  of DTC.  Investors'
interests in the global  securities will be represented  through financial  institutions  acting on their behalf as direct  and  indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold  positions  on behalf of their participants  through  their  respective  depositories  which in turn will hold these  positions in accounts as DTC participants.

         Investors  electing to hold interests in global  securities  through DTC, rather than through  Clearstream or  Euroclear  accounts,  will be  subject  the  settlement  practices  applicable  to  similar  issues  of  notes.
Investors'  securities  custody  accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities  through  Clearstream or Euroclear accounts will follow the  settlement  procedures  applicable to  conventional  eurobonds,  except that there will be no temporary global  security and no "lock-up" or  restricted  period.  Interests in global  securities  will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of  delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that  settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary market trading between DTC  participants  will be settled using the DTC procedures applicable to similar issues of prior mortgage loan-backed notes in same-day funds.

         Transfers  between   Clearstream   and/or  Euroclear   Participants.   Secondary  market  trading  between
Clearstream  participants  or Euroclear  participants  and/or  investors  holding  interests  in global  securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream or Euroclear  purchaser.  When interests in global securities are to be transferred  on behalf of a seller from the account of a DTC  participant to the account of a Clearstream participant or a Euroclear  participant  for a purchaser,  the purchaser will send  instructions  to Clearstream or
Euroclear  through  a  Clearstream  participant  or  Euroclear  participant  at least  one  business  day  prior to settlement.  Clearstream or the Euroclear  operator will instruct its respective  depository to receive an interest in the global securities  against payment.  Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement  date.  Payment will then be made by the respective depository to the DTC participant's  account against delivery of an interest in the global  securities.  After this settlement  has been  completed,  the  interest  will be credited to the  respective  clearing  system,  and by the clearing  system,  in  accordance  with  its  usual  procedures,  to the  Clearstream  participant's  or  Euroclear participant's  account.  The credit of this  interest  will appear on the next business day and the cash debit will be back-valued to, and the interest on the global  securities will accrue from, the value date,  which would be the preceding day when  settlement  occurred in New York.  If  settlement is not completed  through DTC on the intended value date,  i.e.,  the trade  fails,  the  Clearstream  or Euroclear  cash debit will be valued  instead as of the actual settlement date.

         Clearstream  participants  and  Euroclear  participants  will  need to make  available  to the  respective clearing system the funds necessary to process same-day funds  settlement.  The most direct means of doing so is to pre-position  funds for  settlement  from cash on hand,  in which case the  Clearstream  participants  or Euroclear participants  will take on credit  exposure to Clearstream or the Euroclear  operator until interests in the global securities are credited to their accounts one day later.

         As an  alternative,  if  Clearstream  or the  Euroclear  operator  has  extended a line of credit to them,
Clearstream  participants or Euroclear  participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure,  Clearstream  participants or Euroclear participants receiving interests in global  securities  for  purchasers  would incur  overdraft  charges  for one day,  to the extent they  cleared the overdraft  when  interests in the global  securities  were  credited to their  accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the  interest in the global  securities  earned during that one-day period would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream  participant's or Euroclear  participant's  particular cost of funds.

         Since the settlement  through DTC will take place during New York business  hours,  DTC  participants  are subject to DTC  procedures  for  transferring  interests  in global  securities  to the  respective  depository  of
Clearstream or Euroclear for the benefit of Clearstream  participants or Euroclear participants.  The sale proceeds will be available to the DTC seller on the  settlement  date.  Thus, to the seller  settling the sale through a DTC participant,  a cross-market  transaction will settle no differently than a sale to a purchaser  settling through a
DTC participant.

         Finally,  intra-day  traders  that use  Clearstream  participants  or Euroclear  participants  to purchase interests in global  securities from DTC  participants or sellers settling through them for delivery to Clearstream participants  or  Euroclear  participants  should note that these trades will  automatically  fail on the sale side unless  affirmative  action is taken.  At least three  techniques  should be available to eliminate  this potential condition:

o        borrowing  interests  in  global  securities  through  Clearstream  or  Euroclear  for one day,  until the purchase  side of the  intra-day  trade is reflected in the relevant  Clearstream  or Euroclear  accounts,  in accordance with the clearing system's customary procedures;

o        borrowing  interests in global  securities in the United States from a DTC  participant  no later than one day prior to settlement,  which would give  sufficient time for such interests to be reflected in the relevant
     Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

o        staggering  the  value  dates  for the buy and sell  sides of the  trade  so that the  value  date for the purchase  from  the  DTC  participant  is at  least  one day  prior  to the  value  date  for the  sale to the
     Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or Euroclear  seller and DTC purchaser.  Due to time zone  differences in their favor,  Clearstream  participants  and  Euroclear  participants  may employ their  customary  procedures  for transactions  in which  interests in global  securities are to be transferred  by the respective  clearing  system, through the respective  depository,  to a DTC participant.  The seller will send instructions to Clearstream or the
Euroclear  operator through a Clearstream  participant or Euroclear  participant at least one business day prior to settlement.  Clearstream or Euroclear will instruct its respective depository,  to credit an interest in the global securities to the DTC  participant's  account against payment.  Payment will include interest accrued on the global securities  from and including the last payment date to but excluding the  settlement  date.  The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant  the following  business day, and receipt of the cash  proceeds in the  Clearstream  participant's  or Euroclear  participant's  account would be back-valued  to the value date,  which would be the preceding  day,  when  settlement  occurred  through DTC in New
York.  If  settlement  is not  completed on the intended  value date,  i.e.,  the trade fails,  receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  participant's  account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an  individual  or  corporation  holding the global  security on its own behalf through  Clearstream or Euroclear,  or through DTC if the holder has an address  outside the U.S.,  will be subject to the 30% U.S.  withholding  tax that  typically  applies  to  payments  of  interest,  including  original  issue discount, on registered debt issued by U.S. persons, unless:

                o     each  clearing  system,  bank or other  financial  institution  that holds  customers'  securities  in the ordinary  course  of its  trade or  business  in the  chain  of  intermediaries  between  the beneficial  owner and the U.S.  entity  required to withhold  tax  complies  with  applicable certification requirements; and

                o     the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                        o      Exemption for Non-U.S.  Persons—Form  W-8BEN.  Beneficial  holders of global  securities that are Non-U.S.
                               persons  can  obtain a  complete  exemption  from the  withholding  tax by  filing a signed  Form  W-8BEN,  or  Certificate  of Foreign  Status of  Beneficial  Owner for
                               United States Tax Withholding.  If the information  shown on Form W-8BEN changes,  a new Form W-8BEN must be filed within 30 days of the change.

                        o      Exemption  for  Non-U.S.  persons  with  effectively  connected  income—Form  W-8ECI.  A Non-U.S.  person, including  a  non-U.S.  corporation  or  bank  with a U.S.  branch,  for  which  the interest  income is  effectively  connected  with its conduct of a trade or business in the United  States,  can obtain an exemption from the  withholding  tax by filing
                               Form  W-8ECI,   or  Certificate  of  Foreign   Person's  Claim  for  Exemption  from
                               Withholding  on  Income  Effectively  Connected  with  the  Conduct  of a  Trade  or
                               Business in the United States.

                        o      Exemption  or reduced  rate for  Non-U.S.  persons  resident  in treaty  countries—Form  W-8BEN.  Non-U.S.
                               persons  residing  in a country  that has a tax treaty  with the  United  States can obtain an exemption or reduced tax rate,  depending on the treaty  terms,  by filing
                               Form W-8BEN.  Form W-8BEN may be filed by Bond Holders or their agent.

                        o      Exemption for U.S.  Persons—Form  W-9. U.S.  persons can obtain a complete  exemption from the withholding tax by filing Form W-9, or Payer's  Request for Taxpayer  Identification  Number and
                               Certification.

         U.S.  Federal Income Tax Reporting  Procedure.  The holder of a global  security or, in the case of a Form
W-8BEN or a Form W-8ECI filer,  his agent,  files by submitting the appropriate  form to the person through whom it holds the  security—the  clearing  agency,  in the case of persons  holding  directly on the books of the  clearing agency.  Form W-8BEN and Form W-8ECI are effective until the third succeeding  calendar year from the date the form is signed.  However,  the Form W-8BEN and Form W-8ECI with a taxpayer  identification  number will remain effective until a change in circumstances  makes any information on the form incorrect,  provided that the withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

                o     a citizen or resident of the United States;

                o     a corporation,  partnership  or other entity  treated as a corporation or a partnership  for United States federal  income tax  purposes,  organized  in or under the laws of the  United  States or any state thereof,  including for this purpose the District of Columbia,  unless,  in the case of a partnership, future Treasury regulations provide otherwise;

                o     an estate that is subject to U.S. federal income tax regardless of the source of its income; or

                o     a  trust  if  a  court  within  the  United  States  is  able  to  exercise  primary  supervision  of  the administration  of the trust and one or more United  States  persons  have the  authority  to control all substantial decisions of the trust.

Certain  trusts not  described in the final bullet of the  preceding  sentence in existence on August 20, 1996 that elect to be treated as a United  States Person will also be a U.S.  person.  The term  "Non-U.S.  person" means any person  who is not a U.S.  person.  This  summary  does not deal  with  all  aspects  of U.S.  Federal  income  tax withholding  that may be relevant to foreign  holders of the global  securities.  Investors  are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                   $___________

                                        GreenPoint Mortgage Securities LLC
                                               Depositor and Sponsor

                                             GreenPoint [_____] Trust
                                                  Issuing Entity

                                         GreenPoint Mortgage Funding, Inc.
                                                     Servicer

                                           Home Loan Asset-Backed Notes,
                                                 Series [_____]__

                                               Prospectus Supplement

                                               _____________________

                                                   [Underwriter]

You should rely only on the information  contained or  incorporated by reference in this prospectus  supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not  offering  the  notes  offered  in this  prospectus  supplement  in any  state  where  the  offer is not permitted.

Dealers will be required to deliver a prospectus  supplement  and  prospectus  when acting as  underwriters  of the notes offered hereby and with respect to their unsold  allotments or  subscriptions.  In addition,  for ninety days following  the  date of this  prospectus  supplement,  all  dealers  selling  the  offered  notes,  whether  or not participating in this offering,  may be required to deliver a prospectus  supplement and prospectus,  such delivery obligation  generally may be satisfied  through the filing of the prospectus  supplement  and  prospectus  with the
Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3).

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement	$ 656,372.76
Legal Fees and Expenses	$2,371,000.00
Accounting Fees and Expenses	$ 595,000.00
Trustee’s Fees and Expenses	$ 521,000.00
(including counsel fees)
Blue Sky Fees and Expenses	$ 0.00
Printing and Engraving Expenses	$ 446,000.00
Rating Agency Fees	$2,902,000.00
Insurance Fees and Expenses	$ 192,798.45
Miscellaneous	$1,191,000.00

Total	$8,875,171.21

Indemnification of Directors and Officers (Item 15 of Form S-3).

The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person’s own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements or the Trust Agreements, as applicable, and related Certificates other than such expenses related to particular Mortgage Loans or Contracts.

Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 or Exhibit 1.2 to this Registration Statement will agree to indemnify the Registrant’s directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Under the laws of the Limited Liability Company Act of the State of Delaware that govern the organization of the Registrant, the Registrant has the power to, and in some instances may be required to, provide an agent, including a member or its manager, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. The Registrant’s Certificate of Formation and Limited Liability Operating Agreement provide for indemnification permitted by the laws which govern its organization.

Exhibits (Item 16 of Form S-3).

*1.1	Form of Underwriting Agreement for Mortgage Asset-Backed Pass-Through Certificates (Iterative).
*1.2	Form of Underwriting Agreement for Mortgage Asset-Backed Pass-Through Certificates (Non-Iterative).
*1.3	Form of Underwriting Agreement for Asset-Backed Notes (Iterative).
*1.4	Form of Underwriting Agreement for Asset-Backed Notes (Non-Iterative).
*3.1	Certificate of Formation.
*3.2	Limited Liability Company Agreement.
*4.1	Form of Pooling and Servicing Agreement.
*4.2	Form of Trust Agreement.
*4.3	Form of Indenture.
*5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.
*8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.
*10.1	Form of Mortgage Loan Purchase Agreement.
*10.2	Form of Assignment and Assumption Agreement.
*10.3	Form of Servicing Agreement.
*23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 and Exhibit 8.1).
*24.1	Power of Attorney (included on the signature to this Form S-3).
24.2	Certified Copy of the Resolutions of the Registrant.

___________________

* As previously filed with this Registration Statement on May 23, 2006.

Undertakings (Item 17 of Form S-3).

(a) Rule 415 Offering.

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

(B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)          That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the Registrant is relying on Rule 430B:

(A)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)          Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Request for Acceleration of Effective Date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)          Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)           Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on June 29, 2006.

GREENPOINT MORTAGE SECURITIES LLC, acting solely in its capacity as depositor to each issuing entity in whose name securities registered hereby will be issued

By: GREENPOINT MORTGAGE SECURITIES INC., its Manager as attorney-in-fact

By:
Name: Steven M. Abreu
Title: President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on June 29, 2006, by the following persons in the capacities indicated.

Signature	Title
Steven M. Abreu	President and Director (Principal Executive Officer)
* David J. Petrini	Chief Financial Officer and Director (Principal Financial Officer, Principal Financial Accounting Officer)
* Becky S. Poisson	Director
* Kenneth Siprelle	Director
* John Edmunds	Director

*By:
Steven Abreu, as
attorney-in-fact pursuant
to a power of attorney filed
with the Registration Statement